                                  SCHEDULE 14A

                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


    Filed by the Registrant /X/

    Filed by a Party other than the
    Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional
         Materials
    / /  Soliciting Material Pursuant
         to Rule 14a-11(c) or Rule
         14a-12
                                           / /  Confidential, for Use of the
                                                Commission Only
                                                (as permitted by Rule
                                                14a-6(e)(2))



                                       MORGAN PRODUCTS LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/ /  No fee required.
/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
                         Common Stock, par value $.10 per share
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
                                       10,359,096
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                 $4.00 (cash merger consideration to be paid per share)
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
          $42,094,776 (includes $661,000 payable to holders of options to pur-
                      chase Common Stock, par value $.10 per share)
         -----------------------------------------------------------------------
     (5) Total fee paid:
                         $8,419.00 ( 1/50 of 1% of $42,094,776)
         -----------------------------------------------------------------------

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
                                        $8,419.00
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
                                Preliminary Schedule 14A
         -----------------------------------------------------------------------
     (3) Filing party:
                                  Morgan Products Ltd.
         -----------------------------------------------------------------------
     (4) Date filed:
                                     April 20, 1999
         -----------------------------------------------------------------------

                                     [LOGO]

                              MORGAN PRODUCTS LTD.
                               469 MCLAWS CIRCLE
                       WILLIAMSBURG, VIRGINIA 23185-5645
                                 (757) 564-1700



                                                                   June 28, 1999


Dear Stockholder:


    You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of Morgan Products Ltd., a Delaware corporation (the "Company"), which will be held on July 29, 1999, at 10:00 a.m. Eastern Standard Time at the Marriott Hotel, 50 Kingsmill Road, Williamsburg, Virginia 23185-5645.


    At the Special Meeting, you will be asked to adopt an Agreement of Merger dated as of March 10, 1999 (the "Merger Agreement"), by and among the Company, Andersen Windows, Inc., a Minnesota corporation ("Andersen Windows"), and Andersen Distribution, Inc., a Delaware corporation wholly-owned by Andersen Windows (the "Merger Subsidiary"), and to approve the merger (the "Merger") of Merger Subsidiary with and into the Company, with the Company as the surviving corporation, all as provided in the Merger Agreement. Pursuant to the Merger Agreement, each share of common stock, par value $.10 per share, of the Company (the "Common Stock") which is issued and outstanding immediately prior to the effective time of the Merger (other than shares of Common Stock owned by Andersen Windows or certain related entities of Andersen Windows, shares of Common Stock as to which dissenters' rights of appraisal have been duly asserted and perfected under Delaware law and shares of Common Stock held by the Company) will be converted into the right to receive $4.00 in cash, without interest.

    AFTER CAREFUL CONSIDERATION OF THE TERMS OF THE MERGER AGREEMENT AND THE PROPOSED MERGER, THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER. LARRY R. ROBINETTE, A MEMBER OF THE BOARD AND THE PRESIDENT AND CHIEF EXECUTIVE OFFICER, HAS CERTAIN INTERESTS THAT CONFLICT WITH A RECOMMENDATION THAT THE STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER. The accompanying Proxy Statement provides a description of the proposal to be presented at the Special Meeting and information concerning the Merger Agreement and the Merger. Please give this information your careful attention.

    Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Special Meeting, please be sure you are represented, by signing, dating and mailing the enclosed proxy card promptly. A postage-paid return envelope is enclosed for your convenience. You are welcome to attend the Special Meeting and to vote in person even if you have previously returned the proxy card.

    If you have any questions prior to the Special Meeting, or need further assistance, please call Mitchell J. Lahr, Vice President--Finance and Administration, Chief Financial Officer and Secretary of the Company, at (757) 564-1700.

                                          Sincerely yours,


                                          /s/ Frank J. Hawley, Jr.



                                          Frank J. Hawley, Jr.
                                          Chairman of the Board

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 29, 1999



    NOTICE IS HEREBY GIVEN that a special meeting (together with any adjournment(s) or postponement(s) thereof, the "Special Meeting") of stockholders (the "Stockholders") of Morgan Products Ltd., a Delaware corporation (the "Company"), will be held at 10:00 a.m. Eastern Standard Time at the Marriott Hotel, 50 Kingsmill Road, Williamsburg, Virginia 23185-5645 on July 29, 1999 for the following purposes:


    1. To consider and vote upon a proposal to adopt an Agreement of Merger dated as of March 10, 1999 (the "Merger Agreement"), by and among the Company, Andersen Windows, Inc. ("Andersen Windows"), and Andersen Distribution, Inc., a Delaware corporation wholly-owned by Andersen Windows (the "Merger Subsidiary"), and to approve the merger (the "Merger") of Merger Subsidiary with and into the Company, with the Company as the surviving corporation, all as provided in the Merger Agreement. Pursuant to the Merger Agreement, each share of common stock, par value $.10 per share, of the Company ("Common Stock") which is outstanding immediately prior to the effective time of the Merger (other than shares of Common Stock owned by Andersen Windows or certain related entities of Andersen Windows, shares of Common Stock as to which dissenters' rights of appraisal have been duly asserted and perfected under Delaware law and shares of Common Stock held by the Company) will be converted into the right to receive $4.00 in cash, without interest.

    2. To transact such other business as may properly come before the Special Meeting.

THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER. LARRY R. ROBINETTE, A MEMBER OF THE BOARD AND THE PRESIDENT AND CHIEF EXECUTIVE OFFICER, HAS CERTAIN INTERESTS THAT CONFLICT WITH A RECOMMENDATION THAT THE STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

    The accompanying Proxy Statement sets forth in more detail information concerning the Merger Agreement, the Merger and the actions to be taken in connection therewith.

    The Board of Directors has fixed the close of business on June 9, 1999 as the record date for determining the Stockholders entitled to notice of and to vote at the Special Meeting. Only Stockholders of record at the close of business on June 9, 1999 will be entitled to vote.

    Stockholders of the Company who do not vote in favor of the adoption of the Merger Agreement and approval of the Merger and who otherwise comply with the provisions of Section 262 of the Delaware General Corporation Law will have the right if the Merger is consummated to dissent and to seek appraisal of the fair market value of their shares. See "Special Factors--Appraisal Rights" in the accompanying Proxy Statement, and Annex IV thereto, for a description of the procedures required to be followed in order to properly exercise dissenters' rights.

    By Order of the Board of Directors,


                                          /s/ Mitchell J. Lahr



                                          Mitchell J. Lahr
                                          SECRETARY



Williamsburg, Virginia
June 28, 1999

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE EVEN IF YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING. RETURNING THE PROXY CARD WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON OR TO ATTEND THE SPECIAL MEETING, BUT WILL ENSURE YOUR REPRESENTATION IF YOU CANNOT ATTEND. IF YOU HOLD SHARES IN MORE THAN ONE NAME, OR IF YOUR STOCK IS REGISTERED IN MORE THAN ONE WAY, YOU MAY RECEIVE MORE THAN ONE COPY OF THE PROXY MATERIALS. IF SO, PLEASE SIGN AND RETURN EACH OF THE PROXY CARDS THAT YOU RECEIVE SO THAT ALL OF YOUR SHARES MAY BE VOTED.

                               TABLE OF CONTENTS


                                                                                                        PAGE
                                                                                                  ----------------
INTRODUCTION....................................................................................                 1

QUESTIONS AND ANSWERS ABOUT THE MERGER..........................................................                 2

AVAILABLE INFORMATION...........................................................................                 3

FORWARD LOOKING STATEMENTS......................................................................                 4

SUMMARY.........................................................................................                 5
    The Company.................................................................................                 5
    Andersen Windows and Merger Subsidiary......................................................                 5
    The Special Meeting.........................................................................                 5
    The Merger..................................................................................                 6
    Merger Agreement............................................................................                 7
    Special Factors.............................................................................                 9
    Market Price of the Company's Common Stock..................................................                10
    Selected Financial Data.....................................................................                10

THE SPECIAL MEETING.............................................................................                11
    Time; Place and Purpose.....................................................................                11
    Record Date; Stock Entitled to Vote; Quorum.................................................                11
    Required Votes..............................................................................                11
    Voting and Revocation of Proxies............................................................                12
    Solicitation of Proxies.....................................................................                13

THE MERGER......................................................................................                14
    Purpose and Structure of the Merger.........................................................                14
    Background of the Merger....................................................................                14
    Opinion of Financial Advisor................................................................                19
    Certain Financial Projections (Unaudited)...................................................                26
    Recommendation of the Board.................................................................                27

THE MERGER AGREEMENT............................................................................                30
    General; Merger Consideration...............................................................                30
    Effective Time of the Merger................................................................                30
    Treatment of Stock Options..................................................................                30
    Payment of Merger Consideration and Option Consideration....................................                31
    Conduct of Business of the Company Pending the Merger.......................................                31
    Voting Agreements...........................................................................                33
    Conditions; Waiver..........................................................................                34
    Amendment and Termination of the Merger Agreement...........................................                34
    Termination Fee.............................................................................                36
    Expenses and Fees...........................................................................                36
    Indemnification.............................................................................                37

SPECIAL FACTORS.................................................................................                38
    Interests of Certain Persons in the Merger..................................................                38
    Security Ownership of Certain Beneficial Owners and Management..............................                39
    Certain Consequences of the Merger..........................................................                41
    Accounting Treatment........................................................................                41
    Material Federal Income Tax Consequences....................................................                41
    Regulatory Approvals........................................................................                42

                                                                                                        PAGE
                                                                                                  ----------------
    Appraisal Rights............................................................................                43

INFORMATION REGARDING THE COMPANY, ANDERSEN WINDOWS AND MERGER SUBSIDIARY.......................                46
    Information Regarding the Company...........................................................                46
    Information Regarding Andersen Windows and Merger Subsidiary................................                47

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..................................................                48

MARKET PRICE AND DIVIDEND INFORMATION...........................................................                48

SELECTED FINANCIAL DATA.........................................................................                49

INDEPENDENT ACCOUNTANTS.........................................................................                50

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.................................................                50

OTHER BUSINESS..................................................................................                51

1999 ANNUAL MEETING OF STOCKHOLDERS.............................................................                51

Agreement of Merger.............................................................................           Annex I

Opinion of Bowles Hollowell Conner..............................................................          Annex II

Waiver Letter...................................................................................         Annex III

Appraisal Rights Statute........................................................................          Annex IV

Consent of Winthrop, Stimson, Putnam & Roberts..................................................           Annex V

Annual Report on Form 10-K for the fiscal year ended December 31, 1998..........................          Annex VI

Current Report on Form 8-K filed on March 3, 1999, the Amendment to the Current Report on Form
  8-K/A filed on April 5, 1999, the Amendment to the Current Report on Form 8-K/A-2 filed on
  June 3, 1999 and the Amendment to the Current Report on Form 8-K/A-3 filed on June 18, 1999...         Annex VII

Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 1999........................        Annex VIII

                              MORGAN PRODUCTS LTD.
                               469 McLaws Circle
                          Williamsburg, VA 23185-5645
                                 (757) 564-1700


             PROXY STATEMENT FOR A SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 29, 1999


                                  INTRODUCTION


    This Proxy Statement is furnished in connection with the solicitation of proxies ("Proxies") by the Board of Directors (the "Board") of Morgan Products Ltd. (the "Company") for use at a special meeting of stockholders of the Company ("Stockholders") to be held at the Marriott Hotel, 50 Kingsmill Road, Williamsburg, Virginia, on July 29, 1999 at 10:00 a.m. Eastern Standard Time, and at any adjournment(s) or postponement(s) thereof (such special meeting, together with any such adjournment(s) or postponement(s) thereof, the "Special Meeting"). This Proxy Statement and the enclosed proxy will first be mailed to Stockholders on or about June 28, 1999.


    The Board is soliciting the Proxies of the Stockholders who were shown on the Company's records as holders of issued and outstanding shares of common stock, par value $.10 per share (the "Common Stock"), of the Company as of the close of business on June 9, 1999 (the "Record Date") to consider and vote upon a proposal to adopt an Agreement of Merger, dated as of March 10, 1999 (the "Merger Agreement") by and among the Company, Andersen Windows, Inc. ("Andersen Windows"), and Andersen Distribution, Inc., a Delaware corporation wholly-owned by Andersen Windows (the "Merger Subsidiary"), and to approve the merger (the "Merger") of Merger Subsidiary with and into the Company, with the Company as the surviving corporation (the "Surviving Corporation"), all as provided in the Merger Agreement. A copy of the Merger Agreement is attached hereto as Annex I. The effect of the Merger will be to convert the Company from a publicly held corporation to a privately held corporation wholly-owned by Andersen Windows.

    Pursuant to the Merger Agreement, each share of Common Stock which is outstanding immediately prior to the effective time (the "Effective Time") of the Merger (other than shares of Common Stock owned by Andersen Windows or certain related entities of Andersen Windows, shares of Common Stock as to which dissenters' rights of appraisal have been duly asserted and perfected under Delaware law and shares of Common Stock held by the Company) will be converted into the right to receive $4.00 in cash, without interest (the "Merger Consideration").

    At the Effective Time, each option to acquire shares of Common Stock outstanding immediately prior to the Effective Time, including, without limitation, options issued under the Company's 1985 Incentive Stock Option Plan, as amended, the Company's Incentive Compensation Plan, the Company's 1992 Non-Employee Directors' Stock Option Plan, and all out of plan option arrangements, whether vested or unvested (each, an "Option," and collectively, the "Options"), shall automatically become immediately vested and exercisable and each holder of an Option shall have the right to receive from the Surviving Corporation a cash payment (less applicable withholding taxes) in an aggregate amount equal to the excess, if any, of the Merger Consideration over the exercise price per share applicable to such Option for all shares of Common Stock subject to such Option as expressly stated in the applicable stock option plan or other agreement, without any interest thereon.

    THE BOARD HAS DETERMINED THAT THE MERGER, AS SET FORTH IN THE MERGER AGREEMENT, IS ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND THE STOCKHOLDERS AND THAT IT IS FAIR TO THE STOCKHOLDERS; THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE MERGER. LARRY R. ROBINETTE, A MEMBER OF THE BOARD AND PRESIDENT AND CHIEF EXECUTIVE OFFICER, HAS CERTAIN INTERESTS THAT CONFLICT WITH A RECOMMENDATION THAT THE STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER. See "Special Factors--Interests of Certain Persons in the Merger." In making its recommendation, the Board relied upon, among other things, the opinion of Bowles Hollowell Conner to the effect that, as of March 10, 1999, the date of such opinion and the Merger Agreement, and based upon and subject to certain important qualifications, assumptions made, matters considered, areas of reliance on others, and limitations on the review undertaken in connection with such opinion, the per share cash Merger Consideration is fair to the Stockholders from a financial point of view. Bowles Hollowell Conner has consented in writing to the reference to, and inclusion of, its opinion in this Proxy Statement and related materials. See "The Merger--Recommendation of the Board" and "The Merger--Opinion of Financial Advisor."

    Consummation of the Merger is subject to certain conditions, including the affirmative vote of a majority of the outstanding shares of Common Stock held by the Stockholders of record on the Record Date.

    THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE AUTHORITY NOR HAS THE COMMISSION OR ANY STATE AUTHORITY PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


               The date of this Proxy Statement is June 24, 1999.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHEN IS THE SPECIAL MEETING?


    A: The Special Meeting of Stockholders of the Company will be held at 10:00 a.m. Eastern Standard Time at the Marriott Hotel, 50 Kingsmill Road, Williamsburg, Virginia 23185-5645 on July 29, 1999. At the Special Meeting, the Stockholders will be asked to adopt the Merger Agreement and to approve the Merger.


Q: WHAT IS THE PURPOSE OF THE MERGER?

    A: The purpose of the Merger is for Andersen Windows to acquire beneficial ownership of the entire equity interest in the Company.

Q: WHO IS ANDERSEN WINDOWS?

    A: Andersen Windows is a wholly-owned subsidiary of Andersen Corporation ("Andersen Parent"), an internationally known manufacturer of quality wood windows, patio doors, roof windows and accessories. Andersen Windows purchases Andersen-Registered Trademark- products from Andersen Parent and in turn sells the products under the Andersen-Registered Trademark- trademark to 86 independent wholesale distributor locations in 40 states. Andersen Windows has been a major supplier of the Company for many years. The Merger Subsidiary is a wholly-owned subsidiary of Andersen Windows and has been formed for the purpose of effecting the Merger.

Q: WHAT WILL I RECEIVE IN THE MERGER?

    A: If the Merger is completed, each share of Common Stock of the Company that you own will be converted into the right to receive $4.00 in cash, without interest.

Q: HOW MANY VOTES ARE REQUIRED TO ADOPT THE MERGER AGREEMENT AND APPROVE THE
  MERGER?

    A: The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to adopt the Merger Agreement and approve the Merger. The executive officers and directors of the Company have agreed to vote the shares of Common Stock that they own (representing approximately 1.44% of all outstanding shares) in favor of adoption of the Merger Agreement and approval of the Merger.

Q: HOW DO I CAST MY VOTE?

    A: If you are a Stockholder, you should simply indicate on your proxy card how you want to vote, and sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the Special Meeting. If you sign and send in your proxy card and do not indicate how you want to vote, your Proxy will be counted as a vote FOR the Merger Agreement and the Merger. If you fail to return your proxy card or to vote in person at the Special Meeting, the effect will be a vote against the Merger Agreement.

Q: IF MY SHARES ARE HELD IN A "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
  SHARES FOR ME?

    A: Your broker will vote your shares ONLY if you instruct your broker how to vote. Your broker should mail information to you that will explain how to give instructions to your broker. If you do not instruct your broker how to vote, your shares will be counted as votes against the Merger Agreement and the Merger.

Q: MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

    A: Yes. You may change your vote at any time before your Proxy is voted at the Special Meeting. You may do this in one of three ways. First, you may send a written notice stating that you would like to revoke your Proxy. Second, you may complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to the Company at the address on page 1 of this Proxy Statement. Third, you may attend the Special Meeting and vote in person. However, simply attending the Special Meeting, without affirmatively voting in person, will not revoke your Proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote in person at the Special Meeting.

Q: WHAT DO I NEED TO DO NOW? SHOULD I SEND IN MY STOCK CERTIFICATES NOW?


    A: The Company urges you to read this Proxy Statement carefully, including its eight Annexes, and to consider how the Merger affects you as a Stockholder. You may also want to review the documents referenced under the headings "Available Information" and "Incorporation of Certain Documents by Reference" on pages 3 and 50, respectively. Do not send in your stock certificates now. After the Merger is completed, you will receive written instructions for turning in your stock certificates.


Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER?

    A: In general, you will be taxed on your receipt of cash in exchange for your Common Stock to the extent that the amount you receive exceeds your basis in your Common Stock. Because tax matters are complicated and tax consequences of the Merger may vary widely depending on the particular circumstances of each Stockholder, the Company strongly urges you to consult your personal tax advisor concerning the federal (and any state, local and foreign) tax consequences of the Merger to you.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

    A: If you would like additional copies of the Proxy Statement or if you have questions about the Merger, including how to complete and return your proxy card, you should contact:

                                Morgan Products Ltd.
                               469 McLaws Circle
                       Williamsburg, Virginia 23185-5645
                              Attention: Secretary
                          Phone Number: (757) 564-1700
                                       OR
                           Beacon Hill Partners, Inc.
                          90 Broad Street, 20th Floor
                            New York, New York 10004
                          Phone Number: (212) 843-8500

Q: WHEN CAN I EXPECT THE MERGER TO BE COMPLETED?

    A: The Company and Andersen Windows are working toward completing the Merger as quickly as possible. The Company and Andersen Windows hope to complete the Merger as soon as possible after the Special Meeting.

                             AVAILABLE INFORMATION

    The Company is currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copies obtained from the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, the Common Stock is listed and traded on the New York Stock Exchange ("NYSE"). Reports, proxy statements and other information can also be inspected and copied at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                           FORWARD LOOKING STATEMENTS

    Certain statements contained or incorporated by reference in this Proxy Statement constitute "forward looking statements" for purposes of the Commission's "safe harbor" provisions under the Private Securities Litigation Reform Act of 1995 and under the Exchange Act. Forward looking statements include statements concerning objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are not statements of historical facts. The words "expect," "project," "estimate," "predict," "anticipate," "believes" and such similar expressions are also intended to identify forward looking statements. Such statements and the Company's results involve risks and uncertainties, including, but not limited to: those detailed in the Company's filings with the Commission; changes in relationships with important suppliers and key customers; the pace of acquisitions; and competitive and general economic conditions, such as housing starts. Accordingly, any forward looking statements contained or incorporated by reference herein do not purport to be predictions of future events or circumstances and may not be realized.

                                    SUMMARY

    The following is a summary of certain information contained elsewhere in this Proxy Statement. This summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information contained elsewhere or incorporated by reference in this Proxy Statement and the Annexes hereto. Stockholders are urged to read this Proxy Statement and the Annexes hereto carefully and in their entirety. Unless otherwise defined herein, capitalized terms used in this summary have the respective meanings ascribed to them elsewhere in this Proxy Statement.

THE COMPANY

    The Company, founded in 1855, is one of the largest wholesale distributors of millwork and other specialty building products in the United States, serving primarily the residential construction market. Such products include window, door and entrance systems, wood, steel and composite doors, moldings, stair parts, mantels, shutters and screens. The Company sells these products through 28 Company-operated distribution centers, primarily to lumber yards (which, in turn, supply the end-user), directly to builders or other end-users and to home center chains and other volume retailers. The Company's distribution centers warehouse, assemble, and ship products to customers, provide sales, service and marketing functions and maintain vehicles to deliver products to customers who are generally within a 150 mile radius of each center. The Company currently operates distribution centers in 19 states and primarily serves markets in the Northeast, Midwest and Southeast regions of the United States. The Company's executive offices are located at 469 McLaws Circle, Williamsburg, Virginia 23185-5645 and the telephone number is (757) 564-1700.

ANDERSEN WINDOWS AND MERGER SUBSIDIARY

    Andersen Parent is an internationally known manufacturer of quality wood windows, patio doors, roof windows and accessories. The business was founded in 1903 as the family-owned and operated Andersen Lumber Company. In 1937, the business incorporated under the laws of the State of Minnesota. The principal executive offices and U.S. manufacturing facilities of Andersen Parent are located at 100 Fourth Avenue North, Bayport, Minnesota 55003-1096, and its telephone number is (651) 439-5150.

    Andersen Windows was formed in December 1988 and is a subsidiary of Andersen Parent. Andersen Windows purchases Andersen-Registered Trademark- products from Andersen Parent and in turn sells the products under the Andersen-Registered Trademark- trademark to 86 independent wholesale distributor locations in 40 states. The principal executive offices of Andersen Windows are located at 100 Fourth Avenue North, Bayport, Minnesota 55003-1096, and its telephone number is (651) 439-5150.

    Merger Subsidiary is a wholly-owned subsidiary of Andersen Windows and has been formed for the purpose of effecting the Merger. The principal executive offices of Merger Subsidiary are located at 100 Fourth Avenue North, Bayport, Minnesota 55003-1096, and its telephone number is (651) 439-5150.

THE SPECIAL MEETING


    TIME; PLACE AND PURPOSE. The Special Meeting of the Stockholders will be held on July 29, 1999 at 10:00 a.m. Eastern Standard Time at the Marriott Hotel, 50 Kingsmill Road, Williamsburg, Virginia 23185-5645. At the Special Meeting, the Stockholders will consider and vote upon (i) a proposal to adopt the Merger Agreement and approve the Merger, all as provided in the Merger Agreement and
(ii) such other matters as may properly be brought before the Special Meeting. See "The Special Meeting--Time; Place and Purpose."


    RECORD DATE. Stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting. Holders of Common Stock are entitled to one vote per share of Common Stock. This Proxy Statement is first being mailed to Stockholders of the Company on or about June 28, 1999. At the close of business on June 1, 1999 there were 10,359,096 shares of Common Stock outstanding and entitled to vote, held by approximately 2,907 Stockholders of record.


    REQUIRED VOTES. The Merger Agreement and the Merger must be adopted and approved, respectively, by the affirmative vote of the holders of record of a majority of the outstanding shares of Common Stock, in accordance with the provisions of the Delaware General Corporation Law (the "DGCL") and the Merger Agreement.

    VOTING AND REVOCATION OF PROXIES; ADJOURNMENTS. This Proxy Statement is being furnished to Stockholders of record at the close of business on the Record Date in connection with the solicitation of Proxies by the Board for use at the Special Meeting. All shares of Common Stock which are represented at the Special Meeting by a properly executed Proxy received and not duly and timely revoked will be voted at the Special Meeting in accordance with the instructions contained therein. Proxies that do not contain any instruction to vote for or against or to abstain from voting on the Merger Agreement and the Merger will be voted in accordance with the recommendations of the Board. Stockholders that abstain from voting their shares of Common Stock on the proposal to adopt the Merger Agreement and approve the Merger will have the same effect as votes against adopting the Merger Agreement and approving the Merger. If a broker or nominee holding shares of record for a customer indicates that it does not have discretionary authority to vote as to a particular matter, those shares will not be entitled to vote on the proposal and will, therefore, have the same effect as shares voted against adoption of the Merger Agreement and approval of the Merger.

    If the Special Meeting is adjourned, for whatever reason, the approval of the Merger shall be considered and voted upon by the Stockholders of the Company at the subsequent reconvening of the Special Meeting, if any.

    Any Proxy signed and returned by a Stockholder may be revoked by such Stockholder at any time before it is voted by giving due notice of such revocation to the Secretary of the Company at 469 McLaws Circle, Williamsburg, Virginia 23185-5645, by signing and delivering a Proxy bearing a later date or by attending the Special Meeting and voting in person. Attendance at the Special Meeting without taking other affirmative action as aforementioned will not constitute a revocation of a Proxy. See "The Special Meeting--Voting and Revocation of Proxies."

    SOLICITATION OF PROXIES. The cost of soliciting Proxies will be borne by the Company. The Company may solicit Proxies and the Company's directors, officers and employees may also solicit Proxies by telephone, telegram or personal interview. In addition, the Company has retained Beacon Hill Partners, Inc. to assist in its solicitation of Proxies from brokers, nominees, institutions and individuals. Arrangements will be made to furnish copies of Proxy materials to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of Common Stock. See "The Special Meeting-- Solicitation of Proxies."

THE MERGER

    PURPOSE AND STRUCTURE OF THE MERGER. The purpose of the Merger is for Andersen Windows to acquire beneficial ownership of the entire equity interest in the Company. The Merger has been structured as a merger of Merger Subsidiary with and into the Company, with the Company being the Surviving Corporation. See "The Merger--Purpose and Structure of the Merger."

    BACKGROUND TO THE MERGER. For a description of the events leading up to the approval of the Merger Agreement and the Merger by the Board and the execution of the Merger Agreement by the Company, Andersen Windows and Merger Subsidiary, see "The Merger--Background of the Merger."

    OPINION OF FINANCIAL ADVISOR. On March 9, 1999, Bowles Hollowell Conner, a division of First Union Capital Markets Group, the Company's financial advisor ("BHC" or the "Financial Advisor"), delivered its oral opinion to the Board that, as of such date and based upon and subject to certain matters discussed with the Board, the per share cash Merger Consideration to be received by the holders of Common Stock pursuant to the Merger Agreement is fair to such holders from a financial point of view. This opinion was reiterated and confirmed in writing (the "BHC Opinion") on March 10, 1999. The full text of the BHC Opinion, which sets forth certain important qualifications, assumptions made, matters considered, areas of reliance on others, and limitations on the review undertaken in connection with the BHC Opinion, is attached as Annex II to this Proxy Statement and should be read carefully in its entirety. The BHC Opinion was directed to the Board for its consideration in connection with the proposed Merger and is not a recommendation to any holder of Common Stock as to whether the Merger is in such holder's best interests or as to whether any such holder should vote for or against the Merger Agreement and the Merger. BHC has consented in writing to the reference to, and the inclusion of, its opinion in this Proxy Statement and related materials. See "The Merger--Opinion of Financial Advisor."

    RECOMMENDATION OF THE BOARD. THE BOARD HAS DETERMINED THAT THE MERGER, AS SET FORTH IN THE MERGER AGREEMENT, IS ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND THE STOCKHOLDERS AND THAT IT IS FAIR TO THE STOCKHOLDERS; THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE MERGER. LARRY R. ROBINETTE, A MEMBER OF THE BOARD AND THE PRESIDENT AND CHIEF EXECUTIVE OFFICER, HAS CERTAIN INTERESTS THAT CONFLICT WITH A RECOMMENDATION THAT THE STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER. See "Special Factors--Interests of Certain Persons in the Merger." In making its recommendation, the Board considered a number of factors, as more fully described under "The Merger--Recommendation of the Board" and "The Merger--Opinion of Financial Advisor."

MERGER AGREEMENT

    GENERAL; MERGER CONSIDERATION. The Company, Andersen Windows and Merger Subsidiary have entered into the Merger Agreement, which provides that Merger Subsidiary will be merged with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Andersen Windows. In the Merger, the Company will change its name to "Andersen Distribution, Inc." and each outstanding share of Common Stock (other than shares of Common Stock owned by Andersen Windows or certain related entities of Andersen Windows, shares of Common Stock as to which dissenters' rights of appraisal have been duly asserted and perfected under Delaware law and shares of Common Stock held by the Company) ("Converted Shares") will be converted at the Effective Time of the Merger into the right to receive $4.00 in net cash per share, without any interest (the "Merger Consideration"). Pursuant to Section 1.10 of the Merger Agreement, Andersen Windows is entitled to require a downward, dollar-for-dollar adjustment to the total aggregate Merger Consideration in the event that the Tennessee Stadium Group ("TSG") and/or the Metropolitan Government of Nashville and Davidson County ("Metropolitan Government") makes any bona fide claim on or before the date upon which the closing of the Merger takes place in connection with a subcontract agreement between the Company and TSG or certain payment or performance bonds in connection therewith. However, pursuant to a letter dated June 2, 1999 attached hereto as Annex III, Andersen Windows, Merger Subsidiary and the Company have agreed that Andersen Windows and Merger Subsidiary have waived their rights, if any, to require an adjustment to the Merger Consideration in the event of such a claim by TSG and/or Metropolitan Government. Therefore, the Merger Consideration shall be four dollars ($4.00) in net cash per Converted Share, without any interest thereon or adjustment thereto pursuant to Section 1.10 of the Merger Agreement. See "The Merger Agreement--General; Merger Consideration."

    EFFECTIVE TIME OF THE MERGER. As soon as practicable after the conditions to consummation of the Merger have been satisfied or waived, and unless the Merger Agreement has been terminated as provided below, a certificate of merger (the "Certificate of Merger") will be filed with the Secretary of State of the State of Delaware, at which time the Merger will become effective, unless Andersen Windows and the Company agree that the Merger shall be effective at a later date or time set forth in the Certificate of Merger. The time at which the Merger becomes effective is referred to herein as the

"Effective Time." It is presently contemplated that the Effective Time will be as soon as practicable after approval of the Merger at the Special Meeting. See "The Merger Agreement--Effective Time of the Merger" and "--Conditions; Waiver."

    TREATMENT OF STOCK OPTIONS. Each Option shall automatically become immediately vested and exercisable and each holder of an Option shall have the right to receive a cash payment (less applicable withholding taxes) in an aggregate amount equal to the excess, if any, of the Merger Consideration over the exercise price per share for each Option held by the holder. This cash payment for Options is referred to herein as the "Option Consideration." See "The Merger Agreement--Treatment of Stock Options."

    PAYMENT OF MERGER CONSIDERATION AND OPTION CONSIDERATION. At the Effective Time of the Merger, Merger Subsidiary shall remit to an exchange agent for the Merger an amount equal to the aggregate Merger Consideration and Option Consideration necessary to pay the holders of the Converted Shares and Options. As soon as practicable following the Effective Time, holders of Converted Shares and Options will be instructed to deliver to the exchange agent a letter of transmittal, which will be sent to such Stockholders and Option holders as soon as practicable following the Effective Time, along with the certificates representing such Converted Shares and option agreements representing such Options, in exchange for the Merger Consideration and the Option Consideration, respectively. STOCKHOLDERS AND OPTION HOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES OR OPTION AGREEMENTS UNTIL THEY RECEIVE A LETTER OF TRANSMITTAL. See "The Merger Agreement--Payment of Merger Consideration and Option Consideration."

    "NO-SHOP" AGREEMENT. Subject to certain limited exceptions, the Company has agreed that neither it nor any of its officers, directors, employees, financial advisors, counsel, representatives, agents or affiliates will encourage, solicit, initiate or (except under certain prescribed conditions discussed later in this Proxy Statement) participate in any way in discussions or negotiations with, or provide any confidential information regarding the Company to, any Third Party (as defined in Section 5.2 of the Merger Agreement) concerning or in connection with an Acquisition Proposal. For these purposes, the term "Acquisition Proposal" means any tender offer (including a self-tender offer), exchange offer, merger, sale of substantial assets outside the ordinary course of business, sale of securities or similar transactions involving the Company or any subsidiary or division of the Company. The Company must promptly notify Andersen Windows of the receipt and the terms of any Acquisition Proposal it receives, including the identity of the offeror, and must keep Andersen Windows reasonably informed of the status of any such Acquisition Proposal. See "The Merger Agreement--Conduct of Business of the Company Pending the Merger" and "--Termination Fee" for a further discussion of such obligations of the Company and the limited exceptions to such obligations.

    VOTING AGREEMENTS. Pursuant to Agreements to Facilitate Merger between Andersen Windows and each of the executive officers and directors of the Company who own Common Stock, such individuals have agreed, in their capacities as Stockholders of the Company, to vote shares of Common Stock owned by them (i) in favor of the approval, consent and ratification of the Merger Agreement and the Merger, (ii) against any action that would impede, interfere with or discourage the Merger, (iii) against any action that would facilitate an acquisition of the Company, in any manner, by a party (other than Andersen Windows) and (iv) against any action that would result in any breach of a representation, warranty, covenant or agreement of the Company under the Merger Agreement. See "The Merger Agreement--Voting Agreements."

    CONDITIONS; WAIVER. The respective obligations of the Company, Andersen Windows and Merger Subsidiary to consummate the Merger are subject to the satisfaction or waiver at or prior to the Merger of certain conditions. See "The Merger Agreement--Conditions; Waiver."

    TERMINATION OF THE MERGER AGREEMENT; TERMINATION FEE. The Merger Agreement may be terminated prior to the Effective Time under specified circumstances. In recognition of the time, efforts and expenses expended and incurred by Andersen Windows with respect to the Company and the opportunity that the acquisition of the Company presents to Andersen Windows, the Company has agreed to pay a termination or "break-up" fee of $2,750,000 to Andersen Windows under certain circumstances. See "The Merger Agreement--Amendment and Termination of the Merger Agreement" and "--Termination Fee."

    EXPENSES AND FEES. All costs and expenses incurred in connection with the transactions contemplated by the Merger Agreement will be paid by the party incurring such costs and expenses. The Company has agreed that it will not incur costs and expenses (including, without limitation, fees and expenses of attorneys, accountants and investment bankers) in connection with the negotiation, execution and delivery of the Merger Agreement or in connection with the transactions contemplated thereby in excess of $925,000. See "The Merger Agreement--Expenses and Fees."

    INDEMNIFICATION. For a specified period of time following the Merger, the Surviving Corporation will provide to the current directors and officers of the Company indemnification to the fullest extent provided by its certificate of incorporation and bylaws with respect to matters occurring prior to the Effective Time. Subject to certain cost restraints, the Surviving Corporation shall also obtain and maintain in effect for not less than two years after the Effective Time, the current directors' and officers' liability insurance policies maintained by the Company or policies of at least the same coverage containing similar terms and conditions. See "The Merger Agreement--Indemnification."

SPECIAL FACTORS

    INTERESTS OF CERTAIN PERSONS IN THE MERGER. Certain directors and executive officers of the Company have interests that present them with potential conflicts of interest in connection with the Merger. In particular, pursuant to the Merger Agreement, at the Effective Time each Option to acquire Common Stock outstanding immediately prior to the Effective Time shall become immediately vested and exercisable and each holder of an Option shall have the right to receive from the Surviving Corporation, for each share of Common Stock subject to such Option, a cash payment equal to the excess, if any, of the Merger Consideration over the exercise price per share applicable to such Option for all shares of Common Stock subject to the Option as expressly stated in the applicable stock option plan or other agreement, without any interest thereon. Executive officers and directors of the Company will receive an aggregate of approximately $570,000 in respect of their Options. In addition, Messrs. Robinette, Braun and Olson have executed employment agreements with and will be employed by the Surviving Corporation following the Merger. The Financial Advisor and the Board were aware of these interests and potential conflicts and considered them in addition to the other matters described under "The Merger--Recommendation of the Board." For information concerning such benefits, see "Special Factors--Interests of Certain Persons in the Merger."

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. As of March 31, 1999, the directors and executive officers of the Company beneficially owned 149,300 shares of Common Stock (other than shares of Common Stock issuable upon exercise of Options), representing less than 2% of such shares outstanding. All directors and officers of the Company who own Common Stock have executed and delivered to Andersen Windows Agreements to Facilitate Merger, in which they have agreed to vote all of their shares of Common Stock in favor of the approval, consent and ratification of the Merger Agreement and the Merger.

    MATERIAL FEDERAL INCOME TAX CONSEQUENCES. The receipt of cash pursuant to the Merger by a Stockholder of the Company who is a U.S. Stockholder will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under applicable state, local and foreign income and other tax laws. In general, a U.S. Stockholder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the adjusted tax basis of his, her or its Common Stock and the amount of cash received in exchange therefor in the Merger. If the Common Stock is a capital asset in the hands of such U.S. Stockholder at the Effective Time, such gain or loss generally will be long-term capital gain or loss if the holding period is more than one year at the Effective Time. See "Special Factors--Material Federal Income Tax Consequences."

    BECAUSE TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING ON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER, IT IS RECOMMENDED THAT HOLDERS OF COMMON STOCK CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL (AND ANY STATE, LOCAL AND FOREIGN) TAX CONSEQUENCES OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.

    REGULATORY APPROVALS. A Certificate of Merger must be filed on behalf of the Company and Merger Subsidiary with the Secretary of State of the State of Delaware in order to effect the Merger. In addition, in order to consummate the transactions contemplated by the Merger Agreement, notifications must be filed with the Federal Trade Commission and the Antitrust Division of the Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). The Company and Andersen Windows filed their HSR Act notifications on March 26, 1999 and early termination of the waiting period thereunder was granted by the Federal Trade Commission on April 5, 1999. Other than as described in this Proxy Statement, the Company is not aware of any licenses or regulatory permits that are material to its business that might be adversely affected by the Merger or of any approval or other action by any governmental, administrative or regulatory agency or authority which would be required prior to the Effective Time. See "Special Factors--Regulatory Approvals."

    APPRAISAL RIGHTS. Holders of Common Stock on the Record Date who do not vote in favor of adopting and approving the Merger Agreement and the Merger and who otherwise comply with the applicable statutory procedures of Section 262 of the DGCL will be entitled to appraisal rights under Section 262 of the DGCL in connection with the Merger and will be entitled to receive, in lieu of the Merger Consideration, payment in cash of the "fair value" of their shares of Common Stock. The full text of Section 262 of the DGCL is attached as Annex IV to this Proxy Statement. See "Special Factors--Appraisal Rights" for a further discussion of such rights and legal consequences of voting shares of Common Stock in favor of the adoption of the Merger Agreement and approval of the Merger.

MARKET PRICE OF THE COMPANY'S COMMON STOCK


    The Common Stock is listed on the NYSE under the ticker symbol "MGN." On March 3, 1999, one week prior to the public announcement of Andersen Windows' proposal to the Company to acquire all of the shares of Common Stock held by the Company's stockholders, the high and low sales prices of the Common Stock were $2 5/8 and $2 13/16 per share, respectively. On March 9, 1999, the last trading date prior to the public announcement of Andersen Windows' proposal to the Company to acquire the shares of Common Stock of the Company's stockholders, the high and low sales prices of the Common Stock on the NYSE were $3 1/4 and $3 per share, respectively. On June 23, 1999, the last trading day before the printing of this Proxy Statement, the high and the low sales prices of the Common Stock, as quoted on the NYSE were $3 13/16 and $3 13/16 per share, respectively. See "Market Price and Dividend Information."


SELECTED FINANCIAL DATA

    Certain financial data of the Company is set forth herein. See "Selected Financial Data."

                              THE SPECIAL MEETING

TIME; PLACE AND PURPOSE


    This Proxy Statement is being furnished on behalf of the Company in connection with the solicitation of Proxies by the Board for use at the Special Meeting of Stockholders to be held on July 29, 1999 at 10:00 a.m. Eastern Standard Time at the Marriott Hotel, 50 Kingsmill Road, Williamsburg, Virginia 23185-5645. The purpose of the Special Meeting is to consider and vote on the proposal to adopt the Merger Agreement and approve the Merger. The Merger Agreement is attached to this Proxy Statement as Annex I. See "The Merger" and "The Merger Agreement."


    In arriving at its determination that the Merger is advisable and in the best interests of the Company and the Stockholders and that it is fair to the Stockholders, the Board relied upon, among other things, BHC's opinion that, as of March 9, 1999 and based upon and subject to certain matters discussed with the Board, the per share cash Merger Consideration to be received by the holders of Common Stock pursuant to the Merger is fair to such holders from a financial point of view. BHC's opinion was reiterated and confirmed in writing on March 10, 1999. The full text of the BHC Opinion, which sets forth certain important qualifications, assumptions made, matters considered, areas of reliance on others, and limitations on the review undertaken in connection with the BHC Opinion, is attached as Annex II to this Proxy Statement and should be read carefully in its entirety. The BHC Opinion was directed to the Board for its consideration in connection with the proposed Merger and is not a recommendation to any holder of Common Stock as to whether the Merger is in such holder's best interests or as to whether any such holder should vote for or against the Merger Agreement and the Merger. BHC has consented in writing to the reference to, and the inclusion of, its opinion in this Proxy Statement and related materials. See "The Merger--Opinion of Financial Advisor."

    At this time, the Company knows of no other matters that may be presented for action by the Stockholders at the Special Meeting. However, if any matters, other than those referred to above, should properly come before the Special Meeting, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

    The Board has fixed June 9, 1999 as the Record Date for the determination of the holders of Common Stock entitled to notice of and to vote at the Special Meeting. Only holders of Common Stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. At the close of business on June 1, 1999 there were 10,359,096 shares of Common Stock outstanding and entitled to vote, held by approximately 2,907 Stockholders of record. The presence, in person or by properly executed Proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Special Meeting. Holders of Common Stock on the Record Date are entitled to one vote per share of Common Stock, exercisable in person or by properly executed Proxy, upon each matter properly submitted for the vote of Stockholders at the Special Meeting.

REQUIRED VOTES

    The Merger Agreement and the Merger must be adopted and approved, respectively, by the affirmative vote of the holders of record of a majority of the outstanding shares of Common Stock, in accordance with the provisions of the DGCL and the Merger Agreement. All directors and officers of the Company who own Common Stock have executed and delivered to Andersen Windows Agreements to Facilitate Merger, in which they have agreed to vote all of their shares of Common Stock in favor of the approval, consent and ratification of the Merger Agreement and the Merger. If fewer shares of Common Stock are voted in favor of adoption and approval of the Merger Agreement and the Merger than the number required, it is expected that the Special Meeting will be adjourned for the purpose of allowing additional time for soliciting and obtaining additional Proxies or votes, and, at any subsequent reconvening of the Special Meeting, all Proxies will be voted in the same manner as such Proxies would have been voted at the original convening of the Special Meeting, except for any Proxies which have theretofore effectively been revoked or withdrawn.

VOTING AND REVOCATION OF PROXIES

    All shares of Common Stock which are represented at the Special Meeting by a properly executed Proxy received and not duly and timely revoked will be voted at the Special Meeting in accordance with the instructions contained therein. If a Proxy is signed and returned without indicating any voting instructions, shares of Common Stock represented by such Proxy will be voted FOR the adoption and approval of the Merger Agreement and the Merger. Stockholders that abstain from voting their shares of Common Stock on the proposal to adopt the Merger Agreement and approve the Merger will have the same effect as votes against adopting the Merger Agreement and approving the Merger. If a broker or nominee holding shares of record for a customer indicates that it does not have discretionary authority to vote as to a particular matter, those shares will not be entitled to vote on the proposal and will, therefore, have the same effect as shares voted against adoption of the Merger Agreement and approval of the Merger. The Board is not currently aware of any business to be acted upon at the Special Meeting other than as described herein. If, however, other matters are properly brought before the Special Meeting (including any adjournment(s) or postponement(s) thereof), the persons appointed as Proxies will have the discretion to vote or act thereon in accordance with their best judgment, unless authority to do so is withheld in the Proxy. The persons appointed as Proxies will not exercise their discretionary voting authority to vote any such Proxy in favor of any adjournment(s) or postponement(s) of the Special Meeting if instruction is given to vote against the Merger Agreement and the Merger.

    A Proxy signed and returned by a Stockholder may be revoked prior to its being voted by (i) delivering to the Company, at or before the Special Meeting, a written notice of revocation, (ii) duly executing a subsequent Proxy relating to the same shares at or before the Special Meeting or (iii) attending the Special Meeting and voting in person. Any written instrument revoking a Proxy must be received before the taking of the votes at the Special Meeting and should be sent to: Morgan Products Ltd., 469 McLaws Circle, Williamsburg, Virginia 23185-5645, Attention: Secretary.

    The delivery of this Proxy Statement shall not, under any circumstances, create any implication that the information contained herein is correct after the date hereof.

    THE BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER. LARRY R. ROBINETTE, A MEMBER OF THE BOARD AND THE PRESIDENT AND CHIEF EXECUTIVE OFFICER, HAS CERTAIN INTERESTS THAT CONFLICT WITH A RECOMMENDATION THAT THE STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER. SEE "SPECIAL FACTORS-- INTERESTS OF CERTAIN PERSONS IN THE MERGER." THE AFFIRMATIVE VOTE OF THE HOLDERS OF RECORD OF A MAJORITY OF THE OUTSTANDING SHARES OF COMPANY STOCK IS REQUIRED TO ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER. NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE COMPANY'S SOLICITATION OF PROXIES AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON.

SOLICITATION OF PROXIES

    The Company will bear the cost of solicitation of Proxies and the cost of printing and mailing this Proxy Statement. In addition to solicitation by mail, the Company's directors, officers and employees may also solicit Proxies from Stockholders by telephone, telegram or personal interview. Such directors, officers and employees will not be additionally compensated for any such solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection therewith. The Company has retained Beacon Hill Partners, Inc. at an estimated cost of $4,500, plus reimbursement of expenses (estimated to be approximately $10,000 and resulting in a total estimated cost of $14,500), to assist in its solicitation of Proxies from brokers, nominees, institutions and individuals. Arrangements will also be made with brokerage houses and other fiduciaries, custodians and nominees for the forwarding of solicitation material to the beneficial owners of shares of Common Stock held of record by such persons and the Company will reimburse such brokerage houses, fiduciaries, custodians and nominees for their reasonable out-of-pocket expenses in connection therewith.

    If you have any questions or require additional material, please call Mitchell J. Lahr, Vice President--Finance and Administration, Chief Financial Officer and Secretary of the Company, at (757) 564-1700.

    STOCKHOLDERS ARE REQUESTED PROMPTLY TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY TO THE COMPANY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. STOCKHOLDERS SHOULD NOT FORWARD ANY CERTIFICATES REPRESENTING COMMON STOCK WITH THEIR PROXIES. IN THE EVENT THE MERGER IS CONSUMMATED, CERTIFICATES SHOULD BE DELIVERED IN ACCORDANCE WITH INSTRUCTIONS SET FORTH IN A LETTER OF TRANSMITTAL WHICH WILL BE SENT TO STOCKHOLDERS PROMPTLY AFTER THE EFFECTIVE TIME. SEE "THE MERGER AGREEMENT--PAYMENT OF MERGER CONSIDERATION AND OPTION CONSIDERATION."

                                   THE MERGER

PURPOSE AND STRUCTURE OF THE MERGER

    The purpose of the Merger is for Andersen Windows to acquire beneficial ownership of the entire equity interest in the Company. The Company, Andersen Windows and Merger Subsidiary entered into the Merger Agreement and approved the Merger for the reasons described in "--Background of the Merger." The Company entered into the Merger Agreement for the additional reasons described in "--Recommendation of the Board."

    The Merger has been structured as a merger of Merger Subsidiary with and into the Company, with the Company being the Surviving Corporation. For additional information concerning the purpose of the Merger, see "--Background of the Merger" and "--Recommendation of the Board."

BACKGROUND OF THE MERGER

    The Company, founded in 1855, is one of the largest wholesale distributors of millwork and other specialty building products in the United States, serving primarily the residential construction market segment. The Company offers its customers a full range of products that are sold through 28 Company-operated distribution centers. The Company sells its distributed products primarily to lumber yards (which, in turn, supply the end-user), directly to builders or other end-users and to home center chains and other volume retailers. The Company currently operates distribution centers in 19 states and primarily serves the Northeast, Midwest and Southeast regions of the United States.

    Until February 1998, the Company also manufactured wood door systems and other specialty building products. The Company's manufactured products were sold through Company-operated distribution centers as well as through independent distributors, home improvement center chains and other retail stores. Faced in 1997 with continued disappointing performance of the Company's manufacturing business ("Morgan Manufacturing"), the Company decided in late 1997 to dispose of Morgan Manufacturing. On February 2, 1998, the Company completed the sale of substantially all of the assets of Morgan Manufacturing to JELD-WEN, inc., a privately-held manufacturer of doors, windows and other millwork products based in Klamath Falls, Oregon.

    The sale of Morgan Manufacturing was a major step in the Company's strategic plan, adopted in 1994, to respond aggressively to a downward trend in both the Company's sales and earnings. The Company believes that there are two primary factors that resulted in such downward trend. First, the Company, as well as other millwork distributors, had built what is commonly referred to as a two-step millwork distributor business model. In a two-step millwork distributor business model, the manufacturer produces, and then sells and ships its products to the distributor. The distributor, in turn, sells the products to either a retailer or a builder who, in turn, sells the product to the end-user. Most of the costs in the two-step distribution system are relatively fixed, both in the short run, and, often, in the long run as well. The earnings capability of any business, particularly a distribution business, with a relatively fixed cost structure, therefore, is dependent upon the volume of product the business distributes as well as the gross margins attained upon the distribution of that product. Increasingly, however, volume retailers and volume builders have required that their purchases of products from the distributor be shipped direct from the manufacturer to their location (thereby bypassing the distributor warehouse) in exchange for lower prices from the distributor. The lower prices on these sales results in a lower gross margin on such sales given the relatively fixed cost structure of the distribution business. Concurrently with this trend, volume retailers and volume builders have increased their market share of end-user business. Thus, the combination of a lower gross margin achieved on sales by distributors to volume retailers and volume builders together with the increased market share of volume sellers and volume builders of end-user business has resulted in lower profitability for distributors like the Company. Consistent with the industry trend, over the past ten years the Company has suffered lower gross margins on its sales to volume sellers and volume builders and has suffered a dramatic reduction in the volume of products distributed by the Company through its distribution centers. In addition, due to the low price point marketing strategies of the volume retailers, margin pressures have increased and in an attempt to effectively compete in the marketplace, the Company had been providing additional services to its customers without increasing product prices and had, in some cases, modified customer discount structures in favor of the customer.

    Second, the building products industry has increasingly begun to accept lower cost and lower quality products from competing window manufacturers. In addition, the volume tract builders, who tend to use windows in the lower price bands, have increased their market share. This has resulted not only in a reduced demand for high quality, premium-priced building products like Andersen-Registered Trademark- products, but also in decreased margins as price competition has dramatically increased. In turn, these two factors have resulted in a decrease in the volume of products flowing through the two-step distribution business model and further exacerbate the two-step distributor's excess warehouse capacity weakness.

    As part of the Company's strategic plan, the Company has initiated efforts designed to focus on improving the performance of its core business, distribution. Those efforts include reducing costs, expanding focus on financial analysis, increasing market penetration through acquisitions, establishing new distribution centers from scratch in areas where the Company does not currently have distribution operations (a "greenfield start-up operation"), improving operating performance at existing locations and improving management information systems. The Company also made a commitment to enhancing its relationship with Andersen Windows, which at the time was, and remains, the Company's largest supplier, in an attempt to gain distribution rights in additional territories and preserve its Andersen Windows business in existing territories, as well as aligning the Company's strategy with that of Andersen Windows. In pursuing its strategic plan, the Company completed the acquisition of Tennessee Building Products, Inc. in August 1996, entered Louisiana in a greenfield start-up operation in April 1997 (having been appointed as the sole distributor for Andersen Windows' products in Louisiana, most counties in Mississippi and some in Texas), and in July 1997, completed the acquisition of Wahlfeld Manufacturing Company in Illinois. As stated above, in February 1998, the Company also divested its Morgan Manufacturing operations, exiting completely from the wood stile and rail door manufacturing business.

    In the spring of 1998, the Company learned that Andersen Windows was reevaluating its business and strategic direction, including possible changes in the manner Andersen Windows distributes its products. As part of this initiative, Andersen Windows hired a strategic consulting firm. Given that the Company represents a significant portion of Andersen Windows' sales volume, Andersen Windows and the strategic consulting firm held several meetings with the Company in June and July of 1998 to obtain information with respect to the distribution business. Andersen Windows told the Company that the studies being conducted would not be completed until late 1998 and until such time no conclusions or determinations with respect to any changes in Andersen Windows' distribution system would be made.

    At meetings of the Board on May 13, 1998 and September 10, 1998, the directors discussed the implications to the Company of the evaluation by Andersen Windows of its business, including the Company's options in response to the various possible outcomes of Andersen Windows' evaluation. At the September meeting, the Board determined that any attempt to speculate about, and position the Company favorably for, any changes in Andersen Windows' chosen method of product distribution could be detrimental to the business and operations of the Company. On the other hand, the Board concluded that, to await a decision and announcement by Andersen Windows of what those changes would be, putting all other Company strategic plans on hold in anticipation thereof, would be equally detrimental. The Board determined that the Company could not afford to wait until Andersen Windows conclusively structured its future distribution operations and that the Company should continue to pursue fulfillment of its strategic plan. The Board determined that it was more necessary than ever to attempt to garner critical mass, through acquisitions or otherwise, so that it could become more important to its major suppliers, as well as to its customers. However, the Board also cautioned management not to disregard any other strategic alternatives that might be presented to the Company, including the possibility of selling the Company.

    Since 1995, the Company had investigated the possibility of selling the Company, primarily in response to inquiries from third parties. Two significant reasons why a sale never materialized included: first, the concentration of the Company's business with Andersen Windows would be a concern to any potential acquirer, particularly in light of Andersen Windows' contractual right to approve the transfer of distribution rights with respect to its products; second, potential acquirers were wary of the ability of the two-step distribution business model to continue to generate adequate returns.

    In October 1998, Larry Robinette approached the President (who also was a significant shareholder of Adam Wholesalers, Inc. (collectively with its subsidiaries, "Adam"), a distributor of windows, doors and other millwork products, including Andersen-Registered Trademark- products. Mr. Robinette and Adam's President discussed the various factors affecting the industry and acknowledged the inherent difficulties given the changing business climate. In November 1998, Mr. Robinette and Adam's President resumed their discussions at the Andersen Windows local distribution conference in Minneapolis, Minnesota. The result of those discussions was that the Company offered to purchase certain assets and assume certain liabilities of Adam. Adam indicated that it was willing to seriously discuss and proceed with such a sale of Adam to the Company. Andersen Windows announced at this distribution conference its intent to acquire at least one of its distributors during 1999 and thereby learn more about the distribution business.

    Management believed that with the acquisition of Adam (the "Adam Transaction"), the Company would almost double the volume of Andersen-Registered Trademark- products it distributes. The increase in volume would also represent a more efficient use of the two-step distribution model: an increase in volume would reduce excess capacity in the Company's warehouses and lower redundant costs by consolidating operations in the same geographic regions. The Company would also gain critical mass with Andersen Windows, as well as its other major suppliers, as acquiring the Adam operations would also significantly increase the Company's volume of door related products, thus fulfilling the Company's strategic goal.

    Pursuant to the terms of the distributor agreement between Adam and Andersen Windows, the Company needed Andersen Windows' approval of the Adam Transaction to continue to distribute Andersen-Registered Trademark- products at the former Adam locations following the consummation of the Adam Transaction. At the same distributor conference in November 1998, Mr. Robinette had a meeting with Mr. Chuck Schmid, an Executive Vice President of Andersen Windows, to discuss the Adam Transaction. Andersen Windows, consistent with its previously announced plan to acquire a distributor and realizing the large volume of its business that would be represented by the Company after the Adam Transaction, inquired as to the Company's interest in being acquired by Andersen Windows. Mr. Robinette, in accordance with the Board's directive, expressed an interest in pursuing Andersen Windows' proposal further. After the execution of a confidentiality agreement, Andersen Windows initiated a preliminary due diligence investigation of the Company in late November 1998.

    The Company and Andersen Windows had multiple conversations during November and December 1998 regarding a potential transaction between the two parties and obtaining Andersen Windows' consent with respect to the transfer of the Andersen Windows distribution rights in connection with the Adam Transaction. During those conversations, the Company requested an accelerated review by Andersen Windows of its decision with respect to such consent in light of the Company's deadlines to consummate the Adam Transaction. Andersen Windows, however, because of the large volume of its business that would be represented by the Company after the Adam Transaction, stated that it needed more time to evaluate the effects of the Adam Transaction on Andersen Windows' business. Accordingly, pursuant to a letter dated December 17, 1998 from Andersen Windows to the Company, Andersen Windows requested an exclusive period, from the date of such letter until 90 days after the Adam Transaction by the Company, to negotiate for the acquisition of the Company. The Company agreed and executed the letter agreement. At that time, Andersen Windows gave its consent to the Adam Transaction.

    The Company contacted BHC in December 1998 to inform them of the Adam Transaction and of the preliminary discussions regarding a possible business combination between the Company and Andersen Windows. On January 8, 1999, the Company engaged BHC as the Company's financial advisor to counsel the Company on the Company's strategic alternatives going forward, including a possible sale of the Company.

    On January 19, 1999, representatives from the Company and Andersen Windows and their respective advisors met in Williamsburg, Virginia to discuss a potential transaction. Andersen Windows representatives gave a presentation which, among other things, outlined Andersen Windows' plans with respect to changes in its distribution system. These plans emphasized a more market-focused system designed to eliminate excess capacity and redundant costs and a model using a combination of company-owned and independent distribution. Andersen Windows stated that an acquisition of the Company, after the Adam Transaction, would, therefore, correspond with Andersen Windows' plans. Andersen Windows then made a preliminary indicative offer of $4.00 per share for the Company, subject to further due diligence investigation. The Company indicated that it would need time to evaluate the offer.

    On January 21, 1999, representatives of the Company and Andersen Windows and their respective advisors met in Minneapolis to discuss the Company's plans to integrate Adam into the Company, Andersen Windows' valuation of the Company and the specific terms of the proposed transaction. Andersen Windows presented to the Company its methodology in arriving at its indicative $4.00 per share offer price. On January 23, 1999, Mr. Robinette met with Mr. Schmid at the Company's annual sales conference in Orlando, Florida to discuss Andersen Windows' offer, but no firm conclusions were reached.

    On January 26, 1999, at a Company Board meeting, the Financial Advisor presented a preliminary analysis of the value of the Company and discussed with the Board the strategic alternatives available to the Company. In addition to the Andersen Windows' transaction, the Board considered pursuing a strategic alliance with a partner other than Andersen Windows as well as remaining independent. The Board discussed the difficulties inherent in remaining independent because of (i) the manner in which the millwork distribution business was evolving and (ii) Andersen Windows' strategic plan to distribute its products through a combination of company-owned and independent distributors, including the possibility that after the Adam Transaction, Andersen Windows might establish new distributors in the territories where, prior to the Adam Transaction, Adam and the Company had been the only Andersen-Registered Trademark- product distributors. The Board also reviewed in detail the reasons, as set forth above, why the Company had been unsuccessful in the past in seriously pursuing a sale transaction with other merger partners.

    On January 26, 1999, the Board, however, did evaluate a preliminary expression of interest, pursuant to a letter dated January 25, 1999, that had been received by Mr. Robinette from a third party. Such third party informed the Company that it was willing to either (i) acquire between 5-7 million shares of newly issued Common Stock at book value and enter into certain contractual arrangements with the Company or, (ii) make an all-cash offer for the Common Stock that would be greater by $.20 per share than any bona fide offer the Company had received or may have received by February 9, 1999. Such third party indicated that an all-cash offer for the Common Stock, as described in (ii) above, was the less preferred alternative, in such third party's view. After extensive discussion, the Board determined to inform such third party that the Company was unable to discuss an acquisition by such third party of the Company at that time. In arriving at this decision, the Board discussed and took into consideration, among other things, the fact that the third party's expression of interest was not a firm offer and was subject to a 120 day due diligence period and that Andersen Windows' due diligence efforts were, after almost two months, nearly complete; the possibility that such due diligence by the third party would result in a decrease in any proposed price by the third party; the provisions of the December 17, 1998 Andersen Windows consent letter and whether discussions with the third party would violate the terms of such letter; the detrimental effect on the Company's business (including, without limitation, costs associated with the continued diversion of management's attention away from the day-to-day operation of the business) of a delay in the sale process; whether a transaction with such third party was as likely to be consummated as a transaction with Andersen Windows, when the strategic and synergistic fit of the Company with Andersen Windows, as opposed to the strategic and synergistic fit of the Company with the third party, were compared. The Board also considered the possibility of whether the third party's expression of interest might have been a technique used by such third party to slow down an in-process sale that the third party suspected was underway, rather than a bona fide offer, in an attempt by such third party to have more time to develop a strategic response to a sale of the Company. The Board also considered the fact that under applicable law it would be required, in the exercise if its fiduciary duty, to consider bona fide offers from serious third parties once an agreement had been executed with Andersen Windows, although the Board recognized that such consideration could lead to the required payment by the Company of a substantial "break-up" or termination fee. See "The Merger Agreement--Termination Fee."

    At the conclusion of the January 26 Board meeting, the Board determined that it needed additional information in order to fully evaluate Andersen Windows' preliminary offer in the context of all of the Company's strategic alternatives. Specifically, the Board determined to request that Andersen Windows prepare a draft merger agreement containing all the terms and conditions of Andersen Windows' offer, provide a list of additional due diligence that it needed to complete and provide a timetable outlining the steps necessary to reach a definitive agreement. The Board also authorized BHC to attempt to negotiate a higher price per share offer from Andersen Windows.

    On February 9, 1999, the Board reviewed and discussed Andersen Windows' initial draft of the Merger Agreement. The Board authorized the Company's management, the Financial Advisor and the Company's legal counsel to further negotiate the terms and conditions of the Merger Agreement with Andersen Windows. While the parties conducted extensive further negotiations during the period February 9 through February 15, a number of issues, primarily regarding the number and scope of the representations and warranties in the draft Merger Agreement, the amount of the break-up fee payable in the event that the proposed transaction was not consummated and the amount of the consideration being offered to the Stockholders, remained unresolved.

    On February 15, 1999, representatives of BHC had discussions with representatives of U.S. Bancorp Piper Jaffray Inc. ("Piper Jaffray"), Andersen Windows' financial advisor, concerning Andersen Windows' offer price and the bases therefor. At such meeting, BHC, in accordance with the Board's directive, proposed a counteroffer of $5.00 per share and reiterated to Andersen Windows the significant modifications to the draft merger agreement it believed were necessary in order to consummate a merger transaction, including a narrowing of the number and scope of the representations and warranties, the amount of the break-up fee potentially payable and the circumstances under which such fee would be payable. Piper Jaffray indicated that, based on the results of Andersen Windows' and its advisors' continuing due diligence efforts, Andersen Windows was lowering its offer price to $3.50 per share. BHC rejected such $3.50 offer and informed Andersen Windows that the Board would not consider any offer below $4.00 per share. On behalf of the Company, BHC terminated negotiations at the end of such meeting upon Andersen Windows' refusal at such time to increase its $3.50 per share offer price. The Company's management also disclosed to Andersen Windows that it had received a preliminary expression of interest from an undisclosed third party with a preliminary offer price of $.20 higher than any other bona fide offer that had been received by the Company. On February 25, 1999, after extensive discussions between the Company and Andersen Windows regarding the Company's financial performance and the potential benefits to both companies arising from the potential merger, Andersen Windows reinstated its $4.00 per share offer. At such time, the Board reviewed the terms and conditions of Andersen Windows' latest draft of the

Merger Agreement and considered Andersen Windows' reinstated offer price of $4.00 per share. At such time, the Company felt that it had made progress regarding the unresolved issues, including certain revisions to the representations and warranties in the draft Merger Agreement in favor of the Company, as well as a reinstatement of the $4.00 per Converted Share Merger Consideration being offered to the Stockholders. While the terms and conditions of the draft Merger Agreement were closer to being acceptable to the Board, discussions continued, primarily with respect to the amount of the break-up fee and the number and scope of representations and warranties. The Board directed the Company's management, the Financial Advisor and the Company's legal counsel to continue negotiations with Andersen Windows with respect to such issues.

    At a meeting of the Board on March 9, 1999, BHC and the Company's legal counsel presented the negotiated terms of the Merger Agreement to the Board. BHC also delivered to the Board an oral opinion to the effect that, based upon the assumptions made, matters considered and the limitations on the review undertaken in connection therewith, the Merger Consideration, as of such date, was fair to the Company's Stockholders from a financial point of view. BHC's presentation included a discussion of its valuation methodologies and analyses used in arriving at its opinion.

    After discussion and deliberation, the Board determined that the Merger is advisable and in the best interests of the Company and the Stockholders and that it is fair to the Stockholders, and unanimously approved the Merger and authorized the execution of the Merger Agreement, as conclusively negotiated by the Company's management, the Financial Advisor and the Company's legal counsel, subject to the receipt by the Company of the final, written and executed opinion of the Financial Advisor. On March 10, 1999, BHC delivered its final, written and executed opinion to the Board. The Company, Andersen Windows and the Merger Subsidiary executed the Merger Agreement on March 10, 1999. On that same day, the Company and Andersen Windows announced the execution of the Merger Agreement to the public.

OPINION OF FINANCIAL ADVISOR

    Pursuant to an engagement letter dated January 8, 1999 (the "Engagement Letter"), the Company retained BHC to act as its financial advisor in considering the Company's strategic and financial alternatives for maximizing Stockholder value, including the possible sale of all or a portion of the Company. On March 9, 1999, BHC delivered its oral opinion to the Board that, as of such date and based upon and subject to certain matters discussed with the Board as set forth in BHC's written opinion and described in the summary description below, the per share cash Merger Consideration to be received by the holders of Common Stock pursuant to the Merger was fair to such holders from a financial point of view. Such oral opinion was reiterated and confirmed in writing in the form of the BHC Opinion on March 10, 1999.

    THE FULL TEXT OF THE BHC OPINION IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX II AND SETS FORTH CERTAIN IMPORTANT QUALIFICATIONS, ASSUMPTIONS MADE, MATTERS CONSIDERED, AREAS OF RELIANCE ON OTHERS, AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH SUCH OPINION. THE BHC OPINION WAS DIRECTED TO THE BOARD FOR ITS CONSIDERATION IN CONNECTION WITH THE PROPOSED MERGER AND IS NOT A RECOMMENDATION TO ANY HOLDER OF COMMON STOCK AS TO WHETHER THE MERGER IS IN SUCH HOLDER'S BEST INTERESTS OR AS TO WHETHER ANY SUCH HOLDER SHOULD VOTE FOR OR AGAINST THE MERGER AGREEMENT OR MERGER. THE SUMMARY DESCRIPTION SET FORTH BELOW OF THE BHC OPINION AND THE MATERIAL ANALYSES PERFORMED BY BHC IN CONNECTION THEREWITH ARE QUALIFIED IN THEIR ENTIRETY BY THE FULL TEXT OF THE BHC OPINION ATTACHED HERETO AS ANNEX II AND INCORPORATED HEREIN BY REFERENCE. THE BHC OPINION SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONNECTION WITH THIS PROXY STATEMENT. BHC HAS CONSENTED IN WRITING TO THE REFERENCE TO, AND THE INCLUSION OF, ITS OPINION IN THIS PROXY STATEMENT AND RELATED MATERIALS. THE SUMMARY DESCRIPTION OF ALL MATERIAL ANALYSES PERFORMED BY BHC AND PRESENTED BY BHC TO THE BOARD IN CONNECTION WITH THE PROPOSED MERGER ARE SET FORTH BELOW.

    In arriving at the BHC Opinion, BHC, among other things: (i) reviewed the financial terms of the Merger, as set forth in the Merger Agreement; (ii) reviewed certain historical business, financial and other information regarding the Company that was publicly available or furnished by members of the Company's management; (iii) reviewed certain financial forecasts and other data provided by members of the Company's management relating to its business; (iv) conducted discussions with members of the Company's management with respect to the Company's business, financial and other information, including its business prospects and financial forecasts; (v) conducted discussions with members of the Company's and Andersen Windows' management with respect to various strategic and operating benefits anticipated from the Merger; (vi) reviewed certain financial terms of the Merger in relation to the current and historical market prices and trading volumes of the Common Stock; (vii) compared the financial position and operating results of the Company with those of publicly traded companies BHC deemed relevant; (viii) compared the financial terms of the Merger with certain of the financial terms of other similar transactions BHC deemed relevant; and
(ix) conducted such other financial studies, analyses and investigations as BHC deemed appropriate.

    In connection with its review, BHC did not assume any obligation for independent verification of financial and other information reviewed by it and relied on such information being accurate and complete in all material respects. The Company provided BHC with financial forecasts for the period from 1999 to 2001 (the "Company Projections") See "--Certain Financial Projections (Unaudited)." The Company did not provide BHC with any financial forecasts for periods beyond 2001. BHC assumed that the Company Projections had been reasonably prepared on bases reflecting the best available estimates and judgments of the Company's management as to the future financial performance of the Company and that such projections provided a reasonable basis upon which BHC could form its opinion. BHC did not assume responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of the Company, nor was BHC furnished with any such appraisals. In addition, the Company did not authorize BHC to solicit, and BHC did not solicit, any indications of interest from any third party with respect to a purchase of all or any part of the Company's business. The Company imposed no other limitations on BHC with respect to the investigations made or procedures followed by BHC.

    The BHC Opinion was based on economic, monetary, market and other conditions as in effect on, and the information made available to BHC as of, the date of the BHC Opinion. Accordingly, although subsequent developments may affect the BHC Opinion, BHC did not assume and does not have any obligation to update, revise or reaffirm the BHC Opinion. BHC also assumed that the Merger would be consummated in accordance with the terms described in the Merger Agreement, without any amendments thereto, and without waiver by the Company of any of the conditions to its obligations thereunder. The Merger Agreement attached as Annex I hereto and the terms of the Merger Agreement and the conditions to the Company's obligations thereunder should be reviewed and understood by holders of Common Stock in connection with their consideration of whether to adopt the Merger Agreement and approve the Merger.

    Set forth below is a brief summary of all material analyses performed by BHC and presented by BHC to the Board on March 9, 1999 in connection with the BHC Opinion.

    HISTORICAL STOCK PRICE ANALYSIS. BHC reviewed the trading performance of the Common Stock for the period from January 1, 1997, to March 3, 1999, relative to the performance of the Standard & Poor's 500 Index, the Russell 2000 Index and a group of publicly traded building products companies that BHC deemed to be similar to the Company. The comparable companies selected by BHC were Cameron Ashley Building Products, Inc., Building Materials Holding Corp., Wickes, Inc., Wolohan Lumber Company and Hughes Supply, Inc. (collectively, the "Comparable Companies"). Such Comparable Companies were selected, among other reasons, for the comparable nature of their business segments, operating characteristics, size and/or customer base. BHC noted that during this period the price of the Company's Common Stock declined 62.7%, while the Standard & Poor's 500

Index increased 65.7%, the Russell 2000 Index increased 8.1% and the Comparable Companies declined 23.7%.

    COMPARABLE COMPANY ANALYSIS. Using publicly available information and information provided by the Company, BHC compared the historical financial and operating performance of the Company with the corresponding performance of the Comparable Companies. In comparing the Company's financial performance to that of the Comparable Companies, BHC made the following observations, among others:
(i) the Company had a latest twelve months' ("LTM") gross profit margin ("Gross Margin") of 16.0%, compared to mean and median LTM Gross Margins of 22.7% and 23.6%, respectively, for the Comparable Companies, (ii) the Company had a LTM earnings (loss) before interest, taxes, depreciation and amortization ("EBITDA") margin of 1.7%, compared to mean and median LTM EBITDA margins of 4.9% and 5.1%, respectively, for the Comparable Companies, and (iii) the Company had a LTM earnings (loss) before interest and taxes ("EBIT") margin of (1.3%) compared to mean and median LTM EBIT margins of 3.7% and 3.6%, respectively, for the Comparable Companies.

                                                                                                LATEST TWELVE MONTHS
                                                                                       ---------------------------------------
                                                                                          GROSS        EBITDA         EBIT
                                                                                         MARGIN        MARGIN        MARGIN
                                                                                       -----------  -------------  -----------
Company..............................................................................        16.0%          1.7%         (1.3%)
Median for Comparable Companies......................................................        23.6%           5.1%         3.6 %
Mean for Comparable Companies........................................................        22.7%           4.9%         3.7 %

    In order to arrive at an implied valuation for the Company, BHC calculated the adjusted market value, defined as aggregate equity value plus debt less cash and cash equivalents ("Adjusted Market Value"), of the Comparable Companies as a multiple of (i) LTM sales, (ii) LTM EBITDA, and (iii) LTM EBIT. An analysis of the multiples of Adjusted Market Value to LTM sales yielded a range of multiples from 0.2x to 0.4x, with a mean multiple of 0.3x and a median multiple of 0.3x for the Comparable Companies. An analysis of the multiples of Adjusted Market Value to LTM EBITDA yielded a range of multiples from 4.6x to 6.6x, with a mean multiple of 5.7x and a median multiple of 5.7x for the Comparable Companies. An analysis of the multiples of Adjusted Market Value to LTM EBIT yielded a range of multiples from 6.7x to 7.9x, with a mean multiple of 7.5x and a median multiple of 7.6x for the Comparable Companies. BHC noted that these multiples could be compared to LTM sales, LTM EBITDA and LTM EBIT multiples implied by the Merger Consideration of 0.2x, 10.9x and 14.4x, respectively, for the Company. BHC applied the mean and median LTM sales, LTM EBIT and LTM EBITDA multiples for the Comparable Companies to the corresponding historical results of the Company and applied a control premium of 31.4% to calculate the implied Adjusted Market Value and an implied equity value of Common Stock ("Equity Value"). This analysis indicated an Adjusted Market Value of the Company in the range of $116.8 million to $120.9 million and a corresponding per share Equity Value in the range of $2.37 to $2.77.

                                                                                                 ADJUSTED MARKET VALUE
                                                                                                    AS MULTIPLE OF:
                                                                                          -----------------------------------
                                                                                              LTM          LTM         LTM
                                                                                             SALES       EBITDA       EBIT
                                                                                             -----     -----------  ---------
Implied by the Merger Consideration.....................................................        0.2x        10.9x       14.4x
Median for Comparable Companies.........................................................        0.3x         5.7x        7.6x
Mean for Comparable Companies...........................................................        0.3x         5.7x        7.5x

    COMPARABLE TRANSACTIONS ANALYSIS. Using publicly available information, BHC reviewed selected recent merger and acquisition transactions in the building products industry. These transactions included: ABC Supply Inc.'s acquisition of Champ Industries Inc., Cameron Ashley Building Products' acquisition of Washington Roofing Products Company, Builders Supply & Lumber Co.'s acquisition of The Pelican Companies, Inc., Hope Lumber & Supply Co.'s acquisition of Moore's Lumber and

Building Supplies, Inc., Hamilton Acquisition LLC's acquisition of Strober Organization, Inc., Anicom, Inc.'s acquisition of Energy Electric Cable, Rexel SA's acquisition of Rexel, Inc., Anicom, Inc.'s acquisition of TW Communications Corp., The Cypress Group's acquisition of WESCO Distribution, Inc., White Cap Industries, Inc.'s acquisition of A-Y Supply, Inc. and White Cap Industries, Inc.'s acquisition of Viking Distributing Co. (collectively, the "Comparable Transactions"). BHC compared the Adjusted Market Value of the acquired companies as implied by the consideration paid in each such transaction to the corresponding LTM EBITDA and LTM EBIT for the acquired companies. The LTM EBITDA and LTM EBIT of the acquired companies were available for each Comparable Transaction with the following exceptions: LTM EBITDA was not available for Washington Roofing Products Company; LTM EBIT was not available for Champ Industries Inc. and The Pelican Companies, Inc.; and LTM EBITDA and LTM EBIT were not available for Moore's Lumber and Building Supplies, Inc. This analysis indicated that for the Comparable Transactions, Adjusted Market Value as a multiple of (i) LTM EBITDA ranged from 4.8x to 11.4x with a mean value of 8.1x and a median value of 9.3x, and (ii) LTM EBIT ranged from 5.3x to 13.3x with a mean value of 9.9x and a median value of 10.8x. BHC noted that these multiples could be compared to LTM EBITDA and LTM EBIT multiples implied by the Merger Consideration of 10.9x and 14.4x, respectively, for the Company. BHC applied the mean and median LTM EBITDA and LTM EBIT multiples for the Comparable Transactions to the corresponding historical results of the Company, yielding an Adjusted Market Value of the Company in the range of $95.7 million to $107.2 million and a corresponding per share Equity Value in the range of $0.34 to $1.45.

                                                                                                ADJUSTED MARKET VALUE
                                                                                                   AS MULTIPLE OF:
                                                                                                ----------------------
                                                                                                    LTM         LTM
                                                                                                  EBITDA       EBIT
                                                                                                -----------  ---------
Implied by the Merger Consideration...........................................................       10.9x       14.4x
Median for Comparable Transactions............................................................        9.3x       10.8x
Mean for Comparable Transactions..............................................................        8.1x        9.9x

    PREMIUMS PAID ANALYSIS. BHC reviewed the consideration paid in mergers and acquisitions announced between January 1, 1996 and March 1, 1999 in which the target company had an Equity Value of between $25 million and $100 million and in which the acquiror was seeking to purchase 100% of the target company's outstanding shares of common stock. BHC calculated the premiums paid in those transactions over the applicable stock prices of the target companies one day, one week and four weeks prior to the announcement of the acquisition offer. This analysis indicated (i) mean and median one day premiums of 31.4% and 23.8%, respectively, (ii) mean and median one week premiums of 35.4% and 27.5%, respectively, and (iii) mean and median four week premiums of 40.4% and 32.3%, respectively. BHC applied the mean and median premiums so derived to the Company's closing share prices on March 4, 1999 (the last closing price available prior to the preparation of BHC's analysis for the Board meeting on March 8, 1999), February 25, 1999 and February 4, 1999. This analysis indicated one day, one week, and four week premiums implied by the per share cash Merger Consideration of 48.8%, 39.1% and 45.5%, respectively, and yielded an Adjusted Market Value of the Company in the range of $126.7 million to $132.5 million and a corresponding per share Equity Value in the range of $3.33 to $3.89.

                                                                                                    PREMIUM PAID TO STOCK
                                                                                                 PRICE PRIOR TO ANNOUNCEMENT
                                                                                             -----------------------------------
                                                                                                 1           1            4
                                                                                                DAY        WEEK         WEEKS
                                                                                             ---------     -----     -----------
Implied by the Merger Consideration........................................................       48.8%       39.1%        45.5%
Median for Comparable Companies............................................................       23.8%       27.5%        32.3%
Mean for Comparable Companies..............................................................       31.4%       35.4%        40.4%

    No company or transaction used in the Comparable Company analysis, the Comparable Transactions analysis or the premiums paid analysis is identical or directly comparable to the Company or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which the Company and the Merger are being compared.

    EARNINGS IMPACT ANALYSIS. Based on the Company Projections for fiscal year 1999, BHC analyzed the potential pro-forma earnings impact of an acquisition of the Company by a potential acquiror assuming an all cash purchase. BHC calculated the maximum cash purchase price that an acquiror could pay which would result in no earnings dilution for fiscal year 1999. This analysis indicated an Adjusted Market Value of the Company in the range of $137.7 million to $141.0 million and a corresponding per share Equity Value in the range of $4.39 to $4.71.

    DISCOUNTED CASH FLOW ANALYSIS. BHC performed a discounted cash flow analysis to estimate the present value of the projected unlevered free cash flows of the Company based on the Company Projections. BHC calculated the estimated future free cash flows that the Company would produce for the fiscal years 1999 through 2001, as well as the estimated terminal value of the Company at the end of the forecasting period. The terminal value was computed by multiplying the Company's estimated year 2001 EBITDA by a range of multiples from 7.0x to 9.0x, chosen to reflect the Company's potential acquisition multiple at the end of year 2001. The projected free cash flows and terminal values were discounted using a range of discount rates from 14% to 18%, chosen to reflect assumptions regarding the Company's cost of capital. This analysis indicated an Adjusted Market Value of the Company in the range of $136.7 million to $143.2 million and a corresponding per share Equity Value in the range of $4.29 to $4.92.

    SENSITIVITY OF EARNINGS IMPACT AND DISCOUNTED CASH FLOW ANALYSES. BHC relied on the Company Projections to perform the earnings impact analysis and the discounted cash flow analysis. BHC assumed that these projections reflect the best judgments of the Company's management as to the future financial performance of the Company at the time the projections were prepared in December of 1998. As discussed more fully below in " --Certain Financial Projections (Unaudited)," the Company Projections include assumptions regarding the impact of the integration of operations and assets acquired as a result of the Adam Transaction and assumed that the Company's relationship with Andersen Windows would essentially remain unchanged with the exception of certain reductions in revenues as a result of Andersen Windows' possible establishment of competing distributors in certain areas in which the Company and Adam have historically served as the primary Andersen distributors. The Company Projections do not reflect any potential impact of Andersen Windows' plans with respect to changes in its distribution system. Andersen Windows outlined such changes in a presentation to the Company on January 19, 1999. The Company did not prepare updated financial projections subsequent to this presentation nor did it revise the Company Projections. Given the differences between the projections of the Company and Andersen Windows in cost savings from the integration of the Adam operations with that of the Company, the uncertainty of the impact on the Company's business as a result of Andersen Windows' possible establishment of competing distributors, and the changes contemplated by Andersen Windows in its distribution system and their potential impact on the Company's future financial performance in the absence of the Merger or another similar transaction between the Company and Andersen Windows, the Company and BHC believe the earnings impact and discounted cash flow analyses based solely on the Company Projections are of limited value in assessing the fairness, from a financial point of view, of the per share cash Merger Consideration . For purposes of comparison and to test the sensitivity of the earnings impact analysis and discounted cash flow analysis to changes in the assumed financial projections, BHC performed both of these analyses substituting projections developed by BHC after review and consideration of the Company's discussions with Andersen Windows (the "Reduced Projections") for the Company Projections. See "--Certain Financial Projections (Unaudited)." The earnings impact analysis based on the Reduced Projections indicated an Adjusted Market Value of the Company in the range of $125.8 million to $129.7 million and a corresponding per share Equity Value in the range of $3.24 to $3.62, compared to a per share Equity Value in the range of $4.39 to $4.71 based on the Company Projections. The discounted cash flow analysis based on the Reduced Projections indicated an Adjusted Market Value of the Company in the range of $117.9 million to $123.6 million and a corresponding per share Equity Value in the range of $2.48 to $3.03, compared to a per share Equity Value in the range of $4.29 to $4.92 based on the Company Projections.

                                                                                       IMPLIED
                                                                                      ADJUSTED        IMPLIED
                                                                                    MARKET VALUE    EQUITY VALUE
                                                                                    (IN MILLIONS)   (PER SHARE)
                                                                                    -------------  --------------
Earnings Impact Analysis (based on the Company Projections).......................  $   138--$141  $  4.39--$4.71
Discounted Cash Flow Analysis (based on the Company Projections)..................  $   137--$143  $  4.29--$4.92
Earnings Impact Analysis (based on the Reduced Projections).......................  $   126--$130  $  3.24--$3.62
Discounted Cash Flow Analysis (based on the Reduced Projections)..................  $   118--$124  $  2.48--$3.03

    BHC noted that the earnings impact analysis and the discounted cash flow analysis assuming the Company Projections resulted in ranges of implied per share Equity Value that exceeded the per share cash Merger Consideration. BHC also noted that the comparable company analysis, the comparable transactions analysis and the premiums paid analysis, as well as the earnings impact analysis and the discounted cash flow analysis assuming the Reduced Projections resulted in ranges of implied per share Equity Value that were lower than the per share cash Merger Consideration. As described above, BHC believes that the earnings impact and the discounted cash flow analyses it performed based on the Company Projections alone must be assessed in the context of the high degree of uncertainty of the Company Projections and that such analyses, taken together with the earnings impact and the discounted cash flow analyses based on the Reduced Projections and all the other analyses BHC performed, supported its conclusion that the per share cash Merger Consideration to be received by the holders of Common Stock was fair to such holders from a financial point of view.

    While the foregoing summary describes the analyses and examinations that BHC deemed material to the preparation of the BHC Opinion, it does not purport to be a comprehensive description of all analyses and examinations actually conducted by BHC. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description; and selecting portions of the analyses and of the factors considered by BHC, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in the presentation of BHC to the Board on March 9, 1999. In addition, BHC may have given some analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be BHC's view of the actual value of the Company or the Common Stock. To the contrary, BHC expressed no opinion on the actual value of the Company or the Common

Stock, and the BHC Opinion that is addressed and limited to the Board extends only to the belief expressed by BHC that from a financial point of view the per share cash Merger Consideration that holders of Common Stock will receive under the Merger is within the range of values that might fairly be ascribed to the Common Stock as of the date of the BHC Opinion. BHC has consented in writing to the reference to, and inclusion of the BHC Opinion in this Proxy Statement and related materials.

    In performing its analyses, BHC made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The analyses performed by BHC are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared as part of BHC's analysis for the Board of the fairness of the Merger to the holders of Common Stock from a financial point of view and were provided to the Board in connection with the Board's consideration of the Merger. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future. BHC used in its analyses various projections of future performance prepared by the management of the Company. The projections are based on numerous variables and assumptions which are inherently unpredictable and must not be considered certain or accurate as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

    As described above, the BHC Opinion and its presentation to the Board summarized above were among a number of factors taken into consideration by the Board in making its determination to approve the Merger Agreement and the Merger, and to recommend that the Stockholders adopt the Merger Agreement and approve the Merger. BHC does not, however, make any recommendation to holders of shares of Common Stock (or to any other person or entity) as to whether such Stockholders should vote for or against the Merger Agreement and the Merger. BHC has consented to the reference to, and the inclusion of, its opinion in this Proxy Statement and related materials.

    Pursuant to the Engagement Letter, the Company agreed to pay BHC a fee of $75,000 (the "Advisory Fee") upon the Company's signing of the Engagement Letter and a fee of $150,000 (the "Opinion Fee") upon the delivery of the written BHC Opinion to the Board that is described above. The Opinion Fee was not conditioned on the outcome of the BHC Opinion or whether the Company or its Board deemed such opinion favorable or unfavorable. In addition, if the Merger is effected on the terms set forth in the Merger Agreement, the Engagement Letter provides for the Company to pay BHC a fee of $500,000 (the "Transaction Fee"), with the Advisory Fee and the Opinion Fee credited against the Transaction Fee. The Company will be obligated to pay the Transaction Fee only if the Merger (or another transaction) is consummated. Accordingly, the payment of a substantial majority of BHC's total fee is subject to the consummation of the Merger. The Engagement Letter also calls for the Company to reimburse BHC for its reasonable out-of-pocket expenses and for the Company to indemnify BHC, its affiliates, and their respective directors, agents, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of BHC's engagement. BHC and its affiliates may maintain business relationships with the Company, Andersen Windows and their affiliates.


    BHC, a division of First Union Capital Markets Corp., is a nationally recognized investment banking firm and an affiliate of First Union Corporation. BHC and its affiliates, as part of their investment banking activities, are regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Company selected BHC as its financial advisor on the basis of BHC's experience and expertise in transactions similar to the Merger and its reputation in the building products industry. In the past BHC or its affiliates have performed certain investment banking services for the Company (including, in March 1998, engagements in connection with a potential disposition and a potential acquisition) and received customary fees for such services; however, during the two year period immediately preceeding the date of this Proxy Statement (including in connection with the March 1998 engagements), neither BHC nor its affiliates has received any compensation nor has been reimbursed for any expenses in connection with any representation other than the Advisory Fee, Opinion Fee and the Transaction Fee received or to be received by BHC in connection with the Merger. In the ordinary course of business, BHC or its affiliates may actively trade the equity securities of the Company for its or any such affiliate's own account or for the account of customers and, accordingly, may hold a long or short position in such securities.


CERTAIN FINANCIAL PROJECTIONS (UNAUDITED)

    The Company does not, as a matter of course, disclose publicly or make available to third parties its internal forecasts or projections as to future sales, earnings or other income statement data. However, in connection with the Adam Transaction, Andersen Windows' approval of the Adam Transaction and the Merger Agreement, the Company provided Andersen Windows with certain information and analyses that included the Company Projections following consummation of the Adam Transaction. The Company prepared the Company Projections in December of 1998 in connection with its efforts to obtain financing for the Adam Transaction. The Company Projections reflect the best judgments of the Company's management at that time as to the future financial performance of the Company following consummation of the Adam Transaction and include assumptions regarding the impact of the integration of operations and assets acquired as a result of the Adam Transaction. The Company projected it would realize certain cost savings from this integration by consolidating operations, eliminating overlapping facilities and reducing overhead. The Company also assumed that the Company's relationship with Andersen Windows would essentially remain unchanged with the exception of a reduction in revenues which would reduce the Company's EBITDA and EBIT by approximately $2million in each of the forecasted years as a result of Andersen Windows' possible establishment of competing distributors in certain areas in which the Company and Adam have historically served as the primary Andersen distributors. Subsequent to the preparation of the Company Projections, Andersen Windows outlined to the Company certain changes it planned to make in its distribution system. Andersen Windows' plans contemplated a number of changes to its distribution channels, including a model using a combination of company-owned and independent distribution. These planned changes in Andersen Windows' distribution system could have a material impact on the Company's future financial performance (irrespective of whether the proposed Merger is actually consummated) and significantly increased the uncertainty inherent in the Company Projections. The Company did not prepare updated financial projections subsequent to the presentation by Andersen Windows nor did it revise the Company Projections to reflect the potential impact of the planned changes discussed in the presentation.

    During the course of the negotiations between Andersen Windows and the Company regarding the Merger, Andersen Windows and its advisors presented their analysis of the estimated cost savings from the integration of Adam into the Company, which analysis projected that the Company would realize a significantly lower level of cost savings and a greater reduction in revenues than that assumed in the Company Projections. BHC, after review and consideration of the cost savings and revenue reduction assumptions from this analysis, revised the corresponding assumptions the Company used in the Company Projections to develop the Reduced Projections.

    The projected financial information set forth below necessarily reflects numerous assumptions with respect to general business economic conditions and other matters, many of which are inherently uncertain or beyond the Company's control. The Company cannot predict whether the assumptions made in preparing the projected financial information will be valid. The actual future financial performance of the Company may prove to be materially higher or lower than that contained in the Company Projections and the Reduced Projections. The inclusion of this information should not be regarded as an indication that the Company, Andersen Windows or anyone else who received this information considered it a reliable predictor of future events, and this information should not be relied on as such. See also "Forward Looking Statements."

COMPANY PROJECTIONS:

                                                                                  1999        2000        2001
                                                                               ----------  ----------  ----------
Net Sales....................................................................  $  730,406  $  730,406  $  730,406
Operating Income.............................................................      10,796      10,796      10,796
Base EBITDA..................................................................      13,776      13,796      13,796
Plus: Total Cost Savings.....................................................       2,911       6,720       8,846
      Impact of Revenue Reduction............................................      (1,950)     (2,000)     (2,000)
                                                                               ----------  ----------  ----------
Revised EBITDA...............................................................  $   14,737  $   18,516  $   20,642

Net Income...................................................................  $    4,397  $    9,769  $   12,991

REDUCED PROJECTIONS:

                                                                                  1999        2000        2001
                                                                               ----------  ----------  ----------
Net Sales....................................................................  $  730,406  $  730,406  $  730,406
Operating Income.............................................................      10,796      10,796      10,796
Base EBITDA..................................................................      13,776      13,796      13,796
Plus: Total Cost Savings.....................................................       2,621       5,653       7,400
      Impact of Revenue Reduction............................................      (3,023)     (3,100)     (3,100)
                                                                               ----------  ----------  ----------
Revised EBITDA...............................................................  $   13,374  $   16,349  $   18,096

Net Income...................................................................  $    3,034  $    7,602  $   10,446

RECOMMENDATION OF THE BOARD

    THE BOARD HAS DETERMINED THAT THE MERGER, AS SET FORTH IN THE MERGER AGREEMENT, IS ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND THE STOCKHOLDERS AND THAT IT IS FAIR TO THE STOCKHOLDERS; THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE MERGER. LARRY R. ROBINETTE, A MEMBER OF THE BOARD AND THE PRESIDENT AND CHIEF EXECUTIVE OFFICER, HAS CERTAIN INTERESTS THAT CONFLICT WITH A RECOMMENDATION THAT THE STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER. See "Special Factors--Interests of Certain Persons in the Merger." In reaching its determination, the Board considered a number of factors, including, among other things, the BHC Opinion which states that, as of the date of the BHC Opinion, the per share cash Merger Consideration is fair to the Stockholders from a financial point of view. The full text of the BHC Opinion, which sets forth, among other things, the opinion expressed, procedures followed, matters considered and limitations on review undertaken in connection with such BHC Opinion, is attached as Annex II to this Proxy Statement. BHC has consented in writing to the reference to, and the inclusion of, its opinion in this Proxy Statement and related materials. Stockholders are urged to read the BHC Opinion in its entirety.

    In reaching its recommendation, the Board considered the following material factors:

        (a) The terms of the proposed Merger, including, among other things, the per share Merger Consideration to be paid to holders of Common Stock, which represents a 47% premium to the closing price of the Common Stock one week prior to the announcement of the Merger. The Board determined that these terms, which were the product of intensive arm's-length negotiations, provide Stockholders with a transaction that, taking into account the risks and potential rewards of continued investment in the Company, is more attractive to the Stockholders than retaining their shares of Common Stock.

        (b) The potential alternatives available to the Company and the conclusion of the Board that a merger could not be structured with another purchaser that would offer greater value to the Stockholders. In particular, the Board considered its historical experiences in connection with the possible sale of the Company and the fact that it had received a preliminary expression of interest from a third party. After extensive discussion regarding such third party expression of interest, the Board determined to inform, and did in fact inform, such third party only that the Company was unable to discuss an acquisition by such third party of the Company at such time. The Board made the decision to so inform the third party primarily based upon the preliminary nature of the expression (including amount of consideration) and that it was subject to due diligence; the obligations of the Company to negotiate solely with Andersen Windows pursuant to the December 17, 1998 Andersen Windows consent letter; the likelihood of consummating such a transaction and the length of time associated therewith; and doubt as to whether such third party offer was bona fide, as opposed to a technique used by such third party to slow down an in-process sale that the third party suspected was under way, in an attempt by such third party to have more time to develop a strategic response to a sale of the Company. The Board did not inform such third party of the reasons for its decision. See "--Background of the Merger" for a more detailed discussion of such historical experiences and such third party's preliminary expression of interest.


        (c) The presentation of BHC and the BHC Opinion, which included, among other things, analyses of the value of the Company and comparisons with similar companies and which indicated that the consideration to be received by the Stockholders was fair to such holders from a financial point of view. The BHC Opinion was given subject to certain limitations, qualifications and assumptions specified therein. BHC has consented to the reference to, and the inclusion of, its opinion in this Proxy Statement and related materials. In connection with the BHC Opinion, the Board considered and discussed the fact that the earnings impact analysis and the discounted cash flow analysis, assuming the Company Projections, resulted in ranges of implied per share Equity Value that exceeded the per share cash Merger Consideration. However, the Board also considered and discussed the fact that the comparable company analysis, the comparable transactions analysis, and the premiums paid analysis, as well as the earnings impact analysis and the discounted cash flow analysis, assuming the Reduced Projections, resulted in ranges of implied per share Equity Value that were lower than the per share cash Merger Consideration. The Board determined that all analyses performed by BHC and presented to the Board, taken in their totality, supported its recommendation to the Stockholders. See "--Opinion of Financial Advisor."

        (d) The Company's business, condition and prospects. The continuing decline in the market for the Company's products, the continuing decline in the Company's revenues and profit margins and the Company's dependency on Andersen Windows as its predominant supplier led the Board to determine that, in order to maximize stockholder value, the Company should explore its strategic alternatives. Based on its assessment, the Board concluded that a sale of the Company at the present time is advisable, in the best interest of and fair to the Stockholders.

        (e) The current and historical trading prices for the Company's shares. In this respect the Board considered that the Company's shares were trading at a fifty-two week low in October 1998.

        (f) The risks to Stockholders associated with the Common Stock, including, without limitation, the continuing pressure from competition, which recently has caused erosion of the Company's operating margins, Andersen Windows' shift in business strategy and the possibility that Andersen Windows could terminate the Company's distribution rights to Andersen-Registered Trademark- products within sixty (60) days. The Board believed that the uncertainty relating to these risks might be an obstacle to realizing stockholder value, and the Board recognized that these risks to Stockholders would be eliminated by the Merger.

        (g) The fact that the Merger Agreement provides that the Merger will be subject to the approval of a majority of the Stockholders voting at the Special Meeting.

    The foregoing discussion of the information and factors considered and given weight by the Board is not intended to be exhaustive. In view of the wide variety of the factors considered in connection with its evaluation of the proposed Merger, the Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the foregoing factors or determine that any factor was of particular importance. Rather, the Board viewed its position and recommendation as being based on the totality of the information presented to and considered by it.

    The Board believes that the Merger is advisable, in the best interests of and fair to the Stockholders based upon the totality of the information presented to and considered by it. The Merger Consideration was the highest price obtained following intensive arm's-length negotiations between representatives of the Company and the representatives of Andersen Windows. The BHC Opinion considered the fairness of the consideration to be received by the Stockholders pursuant to the Merger Agreement.

                              THE MERGER AGREEMENT

    SET FORTH BELOW IS A BRIEF DESCRIPTION OF THE MATERIAL TERMS OF THE MERGER AGREEMENT AND RELATED MATTERS. THIS DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, WHICH IS ATTACHED HERETO AS ANNEX I AND IS INCORPORATED HEREIN BY REFERENCE.

GENERAL; MERGER CONSIDERATION

    The Company, Andersen Windows and Merger Subsidiary have entered into the Merger Agreement, which provides that Merger Subsidiary will be merged with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Andersen Windows. In the Merger, the Company will change its name to "Andersen Distribution, Inc." Each Converted Share will be converted at the Effective Time into the right to receive the Merger Consideration of $4.00 per Converted Share. Pursuant to Section 1.10 of the Merger Agreement, Andersen Windows is entitled to require a downward, dollar-for-dollar adjustment to the total aggregate Merger Consideration in the event that TSG and/or Metropolitan Government makes any bona fide claim on or before the date upon which the closing of the Merger takes place in connection with a subcontract agreement between the Company and TSG or certain payment or performance bonds in connection therewith. However, pursuant to a letter dated June 2, 1999 attached hereto as Annex III Andersen Windows, Merger Subsidiary and the Company have agreed that Andersen Windows and Merger Subsidiary have waived their rights, if any, to require an adjustment to the Merger Consideration in the event of such a claim by TSG and/or Metropolitan Government. Therefore, the Merger Consideration shall be four dollars ($4.00) in net cash per Converted Share, without any interest thereon or adjustment thereto pursuant to Section 1.10 of the Merger Agreement. See "--Payment of Merger Consideration and Option Consideration."

EFFECTIVE TIME OF THE MERGER

    As soon as practicable after the conditions to consummation of the Merger described below have been satisfied or waived, and unless the Merger Agreement has been terminated as provided below, a Certificate of Merger will be filed with the Secretary of State of the State of Delaware, at which time the Merger will become effective, unless Andersen Windows and the Company agree that the Merger shall be effective at a later date or time set forth in the Certificate of Merger. The time at which the Merger becomes effective is referred to in this Proxy Statement as the "Effective Time." It is presently contemplated that the Effective Time will be as soon as practicable after approval of the Merger at the Special Meeting. See "--Conditions; Waiver."

TREATMENT OF STOCK OPTIONS

    The Merger Agreement provides that at the Effective Time each Option shall automatically become immediately vested and exercisable and each holder of an Option shall have the right to receive a cash payment (less applicable withholding taxes) in an aggregate amount equal to the excess, if any, of the Merger Consideration over the exercise price per share for each Option held by the holder. This cash payment for Options is referred to in this Proxy Statement as the "Option Consideration."

    The Merger Agreement provides that at least thirty (30) days prior to the Effective Time, the Company will take such other actions (including, without limitation, giving requisite notices to holders of Options advising them of such accelerated vesting and rights pursuant to the Merger Agreement and obtaining any requisite consents from holders of Options) as are necessary to fully advise holders of Options of their rights under the Merger Agreement and the agreements or other instruments setting forth the terms of the Options (the "Option Agreements") and to facilitate their timely exercise of such rights. The Company has also agreed to take all necessary actions to terminate, effective as of the Effective Time, its stock option plans, agreements and similar arrangements.

PAYMENT OF MERGER CONSIDERATION AND OPTION CONSIDERATION

    Prior to the Effective Time, Merger Subsidiary will designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of Converted Shares and the Options (the "Exchange Agent") for the purpose of exchanging stock certificates representing shares of Common Stock (the "Certificates") for the Merger Consideration and Option Agreements for the Option Consideration. These exchanges will be made pursuant to an agreement, reasonably satisfactory to the Company, between Merger Subsidiary and the Exchange Agent. The fees and expenses of the Exchange Agent will be paid by Merger Subsidiary.

    At the Effective Time of the Merger, Merger Subsidiary shall remit to the Exchange Agent an amount equal to the aggregate Merger Consideration and Option Consideration necessary to pay the holders of the Converted Shares and Options. This aggregate amount is referred to as the "Payment Fund." If, for any reason during the six-month period immediately following the Effective Time the Payment Fund is inadequate to pay the amounts to the holders of Common Stock as required under the Merger Agreement, Andersen Windows is obligated during such six-month period to deposit additional cash with the Exchange Agent sufficient to make all payments required under the Merger Agreement. The Payment Fund will not be used for any purpose except as expressly set forth in the Merger Agreement.

    As soon as practicable following (and in no event later than five business days after) the Effective Time, holders of the Certificates and Option Agreements will be sent a form of letter of transmittal and other appropriate materials and instructions for use in effecting (i) the surrender of the Certificates for payment of the Merger Consideration and (ii) the surrender of the Option Agreements for payment of the Option Consideration. Upon the surrender of each Certificate representing Converted Shares, together with a duly completed and validly executed letter of transmittal, the Exchange Agent will pay to holders of such Certificates out of the Payment Fund a sum equal to
(x) the Merger Consideration multiplied by (y) the number of Converted Shares represented by such Certificates (less any amounts required to be withheld pursuant to applicable tax laws). Upon the surrender of such Option Agreements formerly representing Options, together with a completed and executed letter of transmittal, the Exchange Agent will pay to holders of such Options the Option Consideration (less applicable withholding).

CONDUCT OF BUSINESS OF THE COMPANY PENDING THE MERGER

    The Company has agreed that, except as contemplated by the Merger Agreement, during the period from March 10, 1999 to the Effective Time, the Company will:
(a) conduct its operations according to its ordinary and usual course of business and consistent with past practice; (b) in all material respects, use its reasonable best efforts to preserve intact its business organizations, to maintain its present and planned business, to keep available the services of its officers and employees and to maintain satisfactory relationships with parties having business relationships with it; and (c) promptly advise Andersen Windows in writing of any material change in the management, present or planned business, properties, liabilities, results of operations or condition of the Company.

    The Company has also agreed that, except as otherwise expressly provided in or contemplated by the Merger Agreement, prior to the Effective Time, it will not, without the prior written consent of Andersen Windows: (a) amend its Certificate of Incorporation or Bylaws; (b) authorize for issuance, issue, sell, pledge or deliver any capital stock; (c) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution in respect of its capital stock; redeem or otherwise acquire any shares of its capital stock or other securities; or amend or alter any material term of any of its outstanding securities; (d) incur or assume any indebtedness for borrowed money (other than defined draws under any existing lines); become liable for the obligations of any other person; make any loans (other than advances of business expenses to employees in the ordinary course) or capital contributions to, or investments in, any other person; or incur or assume any Lien (as defined in the Merger Agreement), other than as excepted under (a) through (e) of Section 3.16 of the Merger Agreement, on any material asset; (e)
(i) increase or accelerate the payment of the compensation of any of its directors, officers, employees, stockholders or consultants, unless such increase is in the ordinary course of business and consistent with past practice or consistent with existing contractual commitments; or (ii) pay or accelerate or otherwise modify the payment, vesting, exercisability, the Company's matching amount or other feature or requirement of any pension, retirement allowance, severance, change of control, stock option or other employee benefit not required by any existing plan, agreement or arrangement to any such director, officer, employee, stockholder or consultant, whether past or present; or (iii) except for normal increases in the ordinary course of business in accordance with its customary past practices or consistent with existing contractual commitments, in each case to the extent disclosed in writing to Andersen Windows prior to the date of the Merger Agreement, commit itself to any additional or increased benefits or obligations under any pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance, change of control, retirement or other benefit, plan, agreement or arrangement, or to any employment or consulting agreement, with or for the benefit of any person, or amend any of such plans or any of such agreements in existence on the date of the Merger Agreement; (f) except in the ordinary course of business and consistent with past practice or pursuant to contractual obligations existing on the date of the Merger Agreement, (i) sell, transfer or otherwise dispose of any real or personal property, (ii) pay, discharge or satisfy claims, liabilities or obligations, or (iii) cancel any debts or waive any claims or rights; (g) except with respect to the Adam Purchase Agreement (as defined in the Merger Agreement), acquire or agree to acquire (i) any business organization or division thereof or (ii) any assets that are material to the Company, except as provided in clause (h) below in this paragraph and except purchases of inventory in the ordinary course of business consistent with past practice; (h) make or agree to make any new capital expenditure or expenditures that, individually, is in excess of $50,000 or, in the aggregate, are in excess of $100,000; (i) enter into, amend or terminate any joint ventures or any other agreements that, individually or in the aggregate, are material to the Company, or otherwise make any material change in the conduct of the business or operations of the Company;
(j) enter into or modify any distribution, OEM, independent sales representative, noncompetition, licensing, franchise, research and development, supply or similar contract; (k) change its credit policy as to sales of inventories or collection of receivables or its inventory consignment practices;
(l) remove or knowingly permit to be removed from any building, facility or real property any personal property, except in the ordinary course of business; (m) alter its accounting principles, procedures, methods or practices, except as required by a change in GAAP and concurred with by the Company's independent public accountants; (n) institute, settle or compromise any claim, action, suit, or proceeding pending or threatened by or against it involving amounts in excess of $10,000, at law or in equity or before any governmental instrumentality; (o) subject to the provisions of Section 8.10 of the Merger Agreement (regarding the limits on public communications regarding the Merger Agreement), distribute any communications directed to customers, vendors, employees, distributors or others associated with its business relating to the transactions contemplated by the Merger Agreement or to the operation of business after completion of the Merger;
(p) knowingly take any action that would knowingly render any representation, warranty, covenant or agreement of the Company in the Merger Agreement inaccurate or breached as of the Closing Date; (q) close the operations of any distribution facilities, effect any general layoffs, or hire any employees at the branch manager level or above; or (r) agree to do any of the foregoing.

    Subject to certain limited exceptions, the Company has also agreed that neither it, its Subsidiaries (as defined in the Merger Agreement), nor any of their respective officers, directors, employees, financial advisors, counsel, representatives, agents or affiliates will encourage, solicit, initiate or (except to the extent discussed below) participate in any way in discussions or negotiations with, or provide any confidential information regarding the Company or any Subsidiary to, any Third Party (as defined in the Merger Agreement) concerning or in connection with an Acquisition Proposal. For these purposes, the term "Acquisition Proposal" means any tender offer (including a self-tender offer), exchange offer, merger, sale of substantial assets outside the ordinary course of business, sale of securities or similar transactions involving the Company or any Subsidiary or division of the Company. The Company must promptly notify Andersen Windows of the receipt and the terms of any Acquisition Proposal it receives, including the identity of the offeror, and must keep Andersen Windows reasonably informed of the status of any such Acquisition Proposal.

    The Merger Agreement also provides that the Company may furnish confidential information regarding the Company to and enter into discussions or negotiations with any Third Party only if: (i) such Third Party has submitted an unsolicited, bona fide written Acquisition Proposal; (ii) the Board determines in good faith, based upon the legal advice of the Company's outside counsel, that its fiduciary duties require the Board to take such action; and (iii) the Company and such Third Party enter into a confidentiality agreement with standard terms and provisions. The Company may approve, accept and recommend an Acquisition Proposal if and only if: (i) the Board determines in good faith, based on, among other things, advice of its legal counsel that its fiduciary duties require the Board to take such action; (ii) the Board determines, after consultation with its financial advisors, that the Acquisition Proposal would result in a transaction more financially favorable to the Stockholders than the transaction with Andersen Windows contemplated by the Merger Agreement (such Acquisition Proposal satisfying clauses (i) and (ii)) is referred to as an "Approved Offer"); (iii) the Company promptly notifies Andersen Windows of the Board's determination that an Approved Offer exists); and (iv) Andersen Windows does not make, within three business days of receiving such notice, an offer which the Board, after consultation with its financial advisors, determines is superior to such Approved Offer. However, in such event, the Company would be required to pay Andersen Windows a termination fee in the amount of $2,750,000. See "--Termination Fee."

    However, nothing contained in the Merger Agreement prohibits the Company or its Board from taking and disclosing to the Stockholders a position contemplated by Rules 14d-9 and 14e-2 of the Exchange Act. Likewise, the Company and its Board may make such disclosure to the Stockholders as, in the judgment of the Board with the advice of outside counsel, is required under applicable law. Under certain circumstances, however, the taking by the Company or its Board of such actions described in the preceding two sentences would result in the Company being required to pay a termination fee in the amount of $2,750,000. See "--Termination Fee."

VOTING AGREEMENTS

    Pursuant to Agreements to Facilitate Merger between Andersen Windows and each of the executive officers and directors of the Company who own Common Stock (Messrs. Lahr, Olson, Robinette, Haas, Hawley, and Tokar), such individuals have agreed, consistent with or subject to the fiduciary duty of each director in his capacity as such to the Company, to vote shares of Common Stock owned by them
(i) in favor of the approval, consent and ratification of the Merger Agreement and the Merger, (ii) against any action that would impede, interfere with or discourage the Merger, (iii) against any action that would facilitate an acquisition of the Company, in any manner, by a party (other than Andersen Windows) and (iv) against any action that would result in any breach of a representation, warranty, covenant or agreement of the Company under the Merger Agreement. These voting agreements terminate upon termination of the Merger Agreement. As of March 31, 1999, the Stockholders who executed the voting agreements owned an aggregate of 149,300 shares of Common Stock, representing approximately 1.44% of the Common Stock outstanding on the Record Date.

CONDITIONS; WAIVER

    The respective obligations of the Company, Andersen Windows and Merger Subsidiary to consummate the Merger are subject to the satisfaction of certain conditions, including among others the following: (a) the approval by the Stockholders of the Merger; (b) the expiration or termination of the waiting periods applicable to the consummation of the Merger under the HSR Act; and (c) the absence of any final order, decree, or injunction of a court that (i) prevents or materially delays the consummation of the Merger or (ii) would impose any material limitation on the ability of Andersen Windows effectively to exercise full rights of ownership of the Company or the assets or business of the Company. See "Special Factors--Regulatory Approvals."

    In addition, the obligations of Andersen Windows and Merger Subsidiary to consummate the Merger are subject to certain conditions, including that: (a) each representation and warranty of the Company contained in the Merger Agreement is true as of the Effective Time, except for any inaccuracies that have not had, and would not have, a material adverse effect on the Company; (b) the Company has performed in all material respects its obligations under the Merger Agreement; (c) all necessary consents have been received; (d) Andersen Windows and Merger Subsidiary have received an opinion of counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to Andersen Windows; (e) Andersen Windows has received written resignations (effective as of the Effective Time) from such directors and officers of the Company specified by Andersen Windows; (f) the Company shall (i) not have amended the Adam Purchase Agreement, or (ii) waived any of its rights under the Adam Purchase Agreement; and (g) the employment agreements, executed and delivered at the time the Merger Agreement was signed, between the Company and Messrs. Robinette, Braun and Olson shall not have been rescinded, revoked or otherwise terminated by any of the individuals subject to such employment agreements.

    In addition, the obligations of the Company to consummate the Merger are subject to certain conditions, including that: (a) each representation and warranty of Andersen Windows contained in the Merger Agreement is true as of the Effective Time, except for any inaccuracies that have not had, and would not have, a material adverse effect on Andersen Windows; (b) Andersen Windows and Merger Subsidiary have performed in all material respects their obligations under the Merger Agreement; (c) all necessary consents have been received; and
(d) the Company has received an opinion of counsel to Andersen Windows, dated the Closing Date, in form and substance reasonably satisfactory to the Company. The opinion will be rendered in the form of a letter addressed to the Company from counsel to Andersen Windows, and will include counsel's conclusions, subject to certain qualifications and limitations, that: (a) each of Andersen Windows and Merger Subsidiary has the corporate power to execute, deliver and perform the Merger Agreement; (b) the consummation by Andersen Windows and Merger Subsidiary of the transactions contemplated in the Merger Agreement have been duly authorized by the Board of Directors of Andersen Windows and the stockholder and the Board of Directors of Merger Subsidiary; (c) the Merger Agreement has been duly and validly executed and delivered by Andersen Windows and Merger Subsidiary and constitutes a valid and binding obligation of them, enforceable against them; and (d) the execution, delivery and performance by Andersen Windows and Merger Subsidiary of the Merger Agreement will not: (i) violate any provision of the Articles of Incorporation or Bylaws of Andersen Windows or the Certificate of Incorporation or Bylaws of Merger Subsidiary; (ii) violate any applicable statute, rule, regulation, order or decree of any public body or authority; or (iii) require any filing with or permit, consent or approval of any public body or authority.

AMENDMENT AND TERMINATION OF THE MERGER AGREEMENT

    Subject to applicable law, the Merger Agreement may be amended, modified or supplemented only by written agreement of Andersen Windows, Merger Subsidiary and the Company.

    The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval of the Merger by the Stockholders, only as follows:

        (a) by mutual written consent of the Boards of Directors of Andersen Windows, the Company and Merger Subsidiary;

        (b) by either Andersen Windows or the Company if the Merger has not been consummated on or before September 10, 1999, except that a party cannot terminate the Merger Agreement if that party has breached in any material respect its obligations under the Merger Agreement and such breach has been the proximate cause of, or results in the failure to consummate the Merger, and except that if a request for additional information is received from applicable government authorities, such date shall be extended to the 90th day following acknowledgment by the applicable government authorities that Andersen Windows and the Company have complied with such request, but in any event no later than December 10, 1999;

        (c) by either Andersen Windows or the Company if a court or an administrative, governmental, or regulatory body has issued a final nonappealable order, decree or ruling, or taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

        (d) by either Andersen Windows or the Company if the Stockholders do not vote to approve the Merger, except that a party cannot terminate the Merger Agreement if its own failure to perform any material obligation under the Merger Agreement has been the proximate cause of, or resulted in, the failure of the Stockholders to approve the Merger;

        (e) by Andersen Windows if Andersen Windows has not willfully and intentionally materially breached any of its material obligations under the Merger Agreement in any material respect and either (i) the Company has breached its obligations under Section 5.2 of the Merger Agreement (i.e., the so-called no-shop provisions) in any material respect, (ii) the Board has recommended, approved, accepted or entered into an agreement (other than a confidentiality agreement) regarding an Acquisition Proposal or an Approved Offer, (iii) the Board has withdrawn or modified, in a manner adverse to Andersen Windows, its recommendation that the Stockholders approve the Merger, or (iv) a tender offer or exchange offer for 15% or more of the outstanding shares of Common Stock is commenced and the Board, within 10 business days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender offer or exchange offer by its Stockholders or takes no position with respect to the acceptance of such tender offer or exchange offer by the Stockholders;

        (f) by the Company if (i) it is not in material breach of its obligations under the Merger Agreement, (ii) the Board has approved, accepted or recommended an Approved Offer in accordance with the Merger Agreement and (iii) the Company has paid to Andersen Windows the termination fee described in "--Termination Fee" below;

        (g) by Andersen Windows if (i) Andersen Windows is not in material breach of its obligations under the Merger Agreement and (ii) there occurs a material breach by the Company of any of its representations, warranties or obligations under the Merger Agreement or by an affiliate of the Company under such person's Agreement to Facilitate Merger such that the closing conditions described in "--Conditions; Waiver" above will not be satisfied, and the breach is not curable or, if curable, is not cured by the Company within 10 calendar days after receipt by the Company of written notice from Andersen Windows of such breach, except that the Company will only be allowed to cure any such breaches twice; or

        (h) by the Company if (i) the Company is not in material breach of its obligations under the Merger Agreement and (ii) there has been a material breach by Andersen Windows or Merger Subsidiary of any of their respective representations, warranties or obligations under the Merger

    Agreement such that the closing conditions described in "--Conditions; Waiver" above will not be satisfied, and the breach is not curable or, if curable, is not cured by Andersen Windows within 10 calendar days after receipt by Andersen Windows of written notice from the Company of such breach, except that Andersen Windows will only be allowed to cure any such breaches twice.

TERMINATION FEE

    In recognition of the time, efforts and expenses expended and incurred by Andersen Windows with respect to the Company and the opportunity that the acquisition of the Company presents to Andersen Windows, the Company has agreed to pay a termination or "break-up" fee to Andersen Windows under certain circumstances. Specifically, if:

    1.  the Merger Agreement is terminated pursuant to paragraph (e)(i),
       (e)(ii), (e)(iii), or (f) as described above in "--Amendment and Termination of the Merger Agreement," then the Company shall pay to Andersen Windows a fee in the amount of $2.75 million (the "Fee"), payable upon such date of termination;

    2. the Merger Agreement is terminated pursuant to paragraph (e)(iv) as described above in "--Amendment and Termination of the Merger Agreement," then the Company shall pay to Andersen Windows the Fee upon, and only upon: (A) the entering into of an agreement (except for a confidentiality agreement) providing for an Acquisition Proposal or an Approved Offer, or
       (B) the date a Third Party acquires 50% or more of the Company's outstanding shares of Common Stock in a tender or exchange offer, if such agreement is entered into or if such acquisition occurs within 12 months of the termination of the Merger Agreement;

    3. (A) the Merger Agreement is terminated pursuant to paragraph (d) as described above in "--Amendment and Termination of the Merger Agreement," or if the Stockholders do not vote to approve the Merger, and (B) any Third Party makes an Acquisition Proposal to which the Company has made a response or such Third Party acquires more than 15% of the outstanding Common Stock prior to the Special Meeting, then the Company shall pay to Andersen Windows the Fee upon, and only upon: (x) the entering into of an agreement (except for a confidentiality agreement) providing for an Acquisition Proposal or an Approved Offer or (y) the date a Third Party acquires 50% or more of the Company's outstanding shares of Common Stock in a tender or exchange offer, if such agreement is entered into or if such acquisition occurs within 12 months of the termination of the Merger Agreement or within 12 months of the date that the Company shall have failed to obtain the requisite vote of the Stockholders to approve the Merger; or

    4. (A) the Merger Agreement is terminated pursuant to paragraph (g) as described above in "--Amendment and Termination of the Merger Agreement," (where the Company's breach is willful and intentional), and (B) any Third Party makes an Acquisition Proposal to which the Company has made a response or such Third Party acquires more than 15% of the outstanding Common Stock prior to the Special Meeting, then the Company shall pay to Andersen Windows the Fee upon, and only upon: (x) the entering into of an agreement (except for a confidentiality agreement) providing for an Acquisition Proposal or an Approved Offer, or (y) the date a Third Party acquires 50% or more of the Company's outstanding shares of Common Stock in a tender or exchange offer, if such agreement is entered into or if such acquisition occurs within 12 months of the termination of the Merger Agreement.

EXPENSES AND FEES

    All costs and expenses incurred in connection with the transactions contemplated by the Merger Agreement will be paid by the party incurring such costs and expenses. The Company has agreed that it will not incur costs and expenses (including, without limitation, fees and expenses of attorneys, accountants and investment bankers) in connection with the negotiation, execution and delivery of the Merger Agreement or in connection with the transactions contemplated thereby in excess of $925,000.

INDEMNIFICATION

    Following the Merger, the Surviving Corporation will provide to the current directors and officers of the Company indemnification to the fullest extent provided by its certificate of incorporation and bylaws with respect to matters occurring prior to the Effective Time, until the six year anniversary date of the Effective Time (or, in case of matters occurring prior to the Effective Time giving rise to claims that are made prior to but which have not been resolved by the sixth anniversary of the Effective Time, until such matters are finally resolved). The Surviving Corporation shall also obtain and maintain in effect for not less than two years after the Effective Time, the current directors' and officers' liability insurance policies maintained by the Company, except that the Surviving Corporation may instead provide a policy or policies of at least the same coverage containing similar terms and conditions so long as no lapse in coverage occurs as a result of such substitution, and, except that the Surviving Company is not required to expend more than 110% of the current annual premiums paid by the Company for such coverage. See "Special Factors--Interests of Certain Persons in the Merger."

                                SPECIAL FACTORS

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    GENERAL. Certain members of the Board and of the Company's management have interests in the Merger, described herein, in conflict with the interests of the Stockholders. The Board is aware of the conflicts summarized below and considered them along with the other matters described under "The
Merger--Recommendation of the Board."

    INTERESTS IN COMMON STOCK AND OPTIONS. At the Effective Time, each Option to acquire shares of Common Stock outstanding immediately prior to the Effective Time including, without limitation, those issued under the 1985 Incentive Stock Option Plan, as amended, the Company's Incentive Compensation Plan, the Company's 1992 Non-Employee Directors' Stock Option Plan, and all out of plan option arrangements, whether vested or unvested shall automatically become immediately vested and exercisable and each holder of an Option shall have the right to receive from the Surviving Corporation their proportionate share of the Option Consideration. Executive officers of the Company (certain of whom are also members of the Board) will receive an aggregate of approximately $570,000 in respect of their Options.

    The executive officers and directors of the Company who hold Options to purchase, at a price less than $4.00 per share, Common Stock are set forth below, with the aggregate number of shares each such person holds an Option to purchase, set forth opposite each such person's name. Such executive officers and directors will receive, as a result of the Merger and the exercise of Options under their respective Option Agreements, the amounts of cash set forth below opposite each such person's name.

                                                                                                CASH AMOUNT TO BE
NAME OF EXECUTIVE OFFICER OR DIRECTOR                                       NUMBER OF OPTIONS        RECEIVED
--------------------------------------------------------------------------  ------------------  ------------------
Larry R. Robinette........................................................         295,000         $    295,000
Mitchell J. Lahr..........................................................         100,000         $    100,000
Darrell Olson.............................................................          75,000         $     75,000
David Braun...............................................................         100,000         $    100,000

    INDEMNIFICATION AND INSURANCE. Following the Merger, the Surviving Corporation will continue to provide to the current directors and officers of the Company indemnification to the fullest extent provided by its certificate of incorporation and bylaws with respect to matters occurring prior to the Effective Time. The Surviving Corporation will provide this indemnification until the six year anniversary date of the Effective Time (or, in case of matters occurring prior to the Effective Time giving rise to claims that are made prior to but which have not been resolved by the sixth anniversary of the Effective Time, until such matters are finally resolved). The Surviving Corporation has also agreed to obtain and maintain in effect for not less than two years after the Effective Time, the current directors' and officers' liability insurance policies maintained by the Company, except that the Surviving Corporation may instead provide a policy or policies of at least the same coverage containing similar terms and conditions so long as no lapse in coverage occurs as a result of such substitution, and, except that the Surviving Corporation is not required to expend more than 110% of the current annual premiums paid by the Company for such coverage.

    DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. The directors and officers of the Merger Subsidiary immediately before the Effective Time shall be the initial directors and officers of the Surviving Corporation, in each case until their successors are elected or appointed and qualified.

    CERTAIN EMPLOYMENT ARRANGEMENTS. Messrs. Robinette, Braun and Olson have executed employment agreements with and will be employed by the Surviving Corporation following the Merger. Under the terms of the employment agreements, which are effective only upon the Effective Time of the Merger and expire upon December 31, 2001, Mr. Robinette will be the President, Mr. Braun will be the Vice President and General Manager and Mr. Olson will be the Vice President-Human Resources, of the Surviving Corporation. Mr. Robinette will earn an annual base salary of $400,010, Mr. Braun will earn an annual base salary of $222,500 (resulting in an increase of $22,500 from Mr. Braun's existing annual base salary) , and Mr. Olson will earn an annual base salary of $140,000. Pursuant to such employment agreements, each such executive will also be eligible to participate in the Surviving Corporation's incentive plans, will be furnished with the use of a company automobile, and will be eligible to participate in group health, term life insurance and other employee benefit plans available to other executive personnel. Pursuant to such employment agreements, the Surviving Corporation will also pay each of Mr. Robinette, Mr. Braun and Mr. Olson a retention bonus of $2,229,124, $667,500 and $446,551, respectively. The amounts paid in respect of such retention bonuses are approximately equivalent to the cash amounts the executives would have otherwise been entitled to receive under the Company's Chief Executive Officer Severance Plan and the Executive Severance Plan, as applicable, upon consummation of the Merger. Each executive will be entitled to be paid 40% of the applicable retention amount upon the Effective Time of the Merger. The balance of such retention amount, in each case, will vest one third per year on December 31 of each of 1999, 2000 and 2001. If an executive's employment is terminated by the Surviving Corporation for Cause or by the executive other than for Good Reason (each as defined in the applicable employment agreement), the portion of the balance of the retention amount that is vested at such time shall become immediately payable. Otherwise, the entire balance of the retention amount shall become immediately payable on the earlier of December 31, 2001 or the date of the termination of the executive's employment by the Company without Cause or by the executive for Good Reason. Each new employment agreement also contains a covenant that prevents the executive, for a period of two years following termination of employment, from: competing with the Surviving Corporation or its affiliates; soliciting employees to leave the Surviving Corporation; and interfering with the Surviving Corporation's business relationships.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of March 31, 1999, the number of shares of Common Stock owned beneficially, to the knowledge of the Company, by each beneficial owner of more than 5% of the Common Stock, by each director, by each named executive officer, and by all executive officers and directors of the Company as a group. Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting and investment power with respect to the shares indicated.

NAME AND ADDRESS OF                                                                     NUMBER      PERCENTAGE OF
BENEFICIAL OWNER                                                                      OF SHARES     COMMON STOCK
------------------------------------------------------------------------------------  ----------  -----------------
Heartland Advisors, Inc.............................................................   2,059,900(1)          19.9
790 North Milwaukee Street
Milwaukee, WI 53202
The Parnassus Fund..................................................................   1,000,000            9.7
One Market
Steuart Tower--Suite #1600
San Francisco, CA 94105
Franklin Resources, Inc.............................................................     749,800(2)           7.2
Franklin Advisory Services, Inc.
901 Mariners Island Blvd., 6(th) Floor
San Mateo, CA 94404
James J. Cramer.....................................................................     725,500(3)           7.0
J.J. Cramer & Co.
100 Wall Street
New York, NY 10005
Dimensional Fund Advisors Inc.......................................................     719,900(4)           7.0
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401
Frank J. Hawley, Jr.................................................................     127,000            1.2
Howard G. Haas......................................................................       9,500(5)             *
Larry R. Robinette..................................................................       8,800              *
John S. Crowley.....................................................................       5,000(6)             *
Edward T. Tokar.....................................................................       4,000(7)             *
Darrell J. Olson....................................................................       5,000              *
Mitchell J. Lahr....................................................................       2,000              *
All Directors and Executive Officers as a group (9 persons).........................     161,300(8)           1.6

------------------------

*   Number equals less than one percent (1%) of outstanding shares of Common
    Stock.

(1) Based on information filed with the Commission, Heartland Advisors, Inc. has sole voting power with respect to 1,167,900 shares and dispositive power with respect to 2,059,000 shares.

(2) Based on information filed with the Commission, Franklin Advisory Services, Inc. has sole voting power with respect to 220,000 shares and sole dispositive power with respect to 749,800 shares.

(3) Based on information filed with the Commission, J.J. Cramer & Co. has sole voting power with respect to 725,500 shares and sole dispositive power with respect to 725,500 shares.

(4) Based on information filed with the Commission, Dimensional Fund Advisors Inc. has sole voting power with respect to 719,900 shares and sole dispositive power with respect to 719,900 shares.

(5) This amount includes 5,000 shares of Common Stock as to which Mr. Haas has options to purchase which were granted pursuant to the 1992 Non-Employee Directors' Stock Option Plan (the "Director Plan") and which are currently exercisable or exercisable within 60 days, as well as 4,500 shares owned individually.

(6) This amount consists of 5,000 shares of Common Stock as to which Mr. Crowley has options to purchase which were granted pursuant to the Director Plan and which are currently exercisable or exercisable within 60 days.

(7) This amount represents 2,000 shares of Common Stock as to which Mr. Tokar has options to purchase which were granted pursuant to the Director Plan and which are currently exercisable or exercisable within 60 days, as well as 2,000 shares owned individually.

(8) This amount represents the aggregate amount of 161,300 shares of Common Stock as to which all executive officers and directors as a group have options to purchase and which are currently exercisable or exercisable within 60 days, as well as shares owned or beneficially owned individually.

CERTAIN CONSEQUENCES OF THE MERGER

    Upon consummation of the Merger, Merger Subsidiary will be merged with and into the Company, the separate corporate existence of Merger Subsidiary will cease, and the Company will continue its existence as the Surviving Corporation. Andersen Windows and its shareholders will own directly or indirectly all of the outstanding shares of common stock of the Surviving Corporation and will be entitled to all of the benefits and detriments resulting from that interest, including all income or losses generated by the Surviving Corporation's operations and any future increase or decrease in the Surviving Corporation's value. After the Effective Time, the present holders of the Common Stock will no longer have any equity interest in the Company, will not share in the future earnings or growth of the Surviving Corporation and will no longer have rights to vote on corporate matters.

    The Company is currently subject to the information filing requirements of the Exchange Act, and, in accordance therewith, is required to file reports and other information with the Commission relating to the Company's business, financial statements and other matters. As a result of the Merger, there will cease to be any public market for the Common Stock, and, after the Effective Time, the Common Stock will be delisted from the NYSE. Upon delisting from the NYSE, the Surviving Corporation will apply to the Commission for the deregistration of the Common Stock under the Exchange Act. The termination of the registration of the Common Stock under the Exchange Act would make certain provisions of the Exchange Act (including the proxy solicitation provisions of Section 14(a), and the short swing trading provisions of Section 16(b)), no longer applicable to the Surviving Corporation.

ACCOUNTING TREATMENT

    The Merger will be accounted for under the purchase method of accounting.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of Winthrop, Stimson, Putnam & Roberts, the following are, under currently applicable law, the material U.S. federal income tax consequences generally applicable to Stockholders who participate in the Merger.

    This discussion addresses such consequences only as they apply to a beneficial owner of shares of Common Stock that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created in or under the laws of the United States or any political subdivision thereof or therein, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States persons have the authority to control all substantial decisions (any such beneficial owner described in (i)-(iv) above, a "U.S. Stockholder").

    The tax treatment described herein may vary depending upon each U.S. Stockholder's particular circumstances and tax position. Certain U.S. Stockholders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, U.S. Stockholders that do not hold their shares as capital assets and U.S. Stockholders that have acquired their existing stock upon the exercise of Options or otherwise as compensation) may be subject to special rules not discussed below. No ruling from the Internal Revenue Service (the "IRS") will be applied for with respect to the U.S. federal income tax consequences discussed herein and, accordingly, there can be no assurance that the IRS will agree with the conclusions stated herein. The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in U.S. federal income tax consequences different from those discussed below. In addition, this discussion does not consider the effects of any applicable state, local, foreign or other tax laws. Each U.S. Stockholder should consult his, her or its own tax advisor as to the particular tax consequences to such Stockholder of the Merger, including the applicability and effect of any state, local, foreign or other tax laws.

    The receipt by a U.S. Stockholder of cash in exchange for Common Stock pursuant to the Merger Agreement and the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign income and other tax laws. The tax consequences of such receipt by a U.S. Stockholder may vary depending upon, among other things, the particular circumstances of the U.S. Stockholder. In general, a U.S. Stockholder will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the adjusted tax basis of his, her or its Common Stock and the amount of cash received in exchange therefor in the Merger. If the Common Stock is a capital asset in the hands of such U.S. Stockholder, such gain or loss generally will be capital gain or loss for U.S. federal income tax purposes and generally will be long-term capital gain or loss if the holding period for the Common Stock is more than one year at the Effective Time. Generally, for U.S. Stockholders who are individuals, long-term capital gain will be subject to a maximum rate for U.S. federal income tax purposes of 20%.

    The receipt of cash by a U.S. Stockholder of the Company pursuant to the Merger Agreement and the Merger may be subject to a 31% "backup withholding" tax under U.S. federal income tax law unless the Stockholder (i) is a corporation or comes within certain other exempt categories, or (ii) provides a certified taxpayer identification number on Form W-9 and otherwise complies with the backup withholding rules. Backup withholding tax is not an additional tax so any amounts withheld may be credited against the U.S. federal income tax liability of the Stockholder subject to the withholding.

    For U.S. federal income tax purposes, the Merger will be treated as a purchase for cash of the Company's stock from the Stockholders directly or indirectly by Andersen Windows and Merger Subsidiary and will not result in the termination of the existence of the Company.

REGULATORY APPROVALS

    A Certificate of Merger must be filed on behalf of the Company and Merger Subsidiary with the Secretary of State of the State of Delaware in order to effect the Merger. In order to consummate the transactions contemplated by the Merger Agreement, notifications must be filed with the Federal Trade Commission and the Antitrust Division of the Department of Justice pursuant to the HSR Act. The Company and Andersen Windows filed their HSR Act notifications on March 26, 1999 and early termination of the waiting period thereunder was granted by the Federal Trade Commission on April 5, 1999.

    Other than as described herein, the Company is not aware of any licenses or regulatory permits that are material to its business that might be adversely affected by the Merger or of any approval or other action by any governmental, administrative or regulatory agency or authority which would be required prior to the Effective Time.

APPRAISAL RIGHTS

    Under the DGCL, any Stockholder that does not wish to accept the Merger Consideration of $4.00 per share for such Stockholder's shares of Common Stock as provided in the Merger Agreement has the right to dissent from the Merger and to seek an appraisal of, and to be paid the fair value (exclusive of any element of value arising from the accomplishment or expectation of the Merger) for, the shares of Common Stock held by such Stockholder, provided that such Stockholder complies with the provisions of Section 262 of the DGCL.

    Holders of record of Common Stock who do not vote in favor of the Merger Agreement and who otherwise comply with the applicable statutory procedures will be entitled to appraisal rights under Section 262 of the DGCL. A person having a beneficial interest in shares of Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

    The following discussion is a summary of the material provisions of Section 262 of the DGCL. The following summary is qualified in its entirety by the full text of Section 262 of the DGCL that is reprinted in its entirety as Annex IV. All references in Section 262 of the DGCL and in this summary to a "Stockholder" or "holder" are to the record holder of the shares of Common Stock as to which appraisal rights are asserted.

    Under Section 262 of the DGCL, holders of shares of Common Stock ("Appraisal Shares") who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their Appraisal Shares appraised by the Delaware Chancery Court and to receive payment in cash of the "fair value" of such Appraisal Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, as determined by such court.

    Under Section 262 of the DGCL, where a proposed merger is to be submitted for approval at a meeting of Stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its Stockholders who was a Stockholder on the record date for such meeting with respect to shares for which appraisal rights are available, that appraisal rights are so available, and must include in such notice a copy of Section 262 of the DGCL.

    This Proxy Statement constitutes such notice to the holders of Appraisal Shares and the applicable statutory provisions of the DGCL are attached to this Proxy Statement as Annex IV. Any Stockholder who wishes to exercise such appraisal rights or that wishes to preserve his, her or its right to do so should review the following discussion and Annex IV carefully, because failure to timely and properly comply with the procedures therein specified will result in the loss of appraisal rights under the DGCL.

    A holder of Appraisal Shares wishing to exercise such holder's appraisal rights (i) must not vote in favor of the Merger Agreement or consent thereto in writing (including by returning a signed Proxy without indicating any voting instructions as to the proposal) and (ii) must deliver to the Company prior to the vote on the Merger Agreement at the Special Meeting, a written demand for appraisal of such holder's Appraisal Shares. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or against the Merger. This demand must reasonably inform the Company of the identity of the Stockholder and of the Stockholder's intent thereby to demand appraisal of his, her or its shares. A holder of Appraisal Shares wishing to exercise such holder's appraisal rights must be the record holder of such Appraisal Shares on the date the written demand for appraisal is made and must continue to hold such Appraisal Shares until the consummation of the Merger. Accordingly, a holder of Appraisal Shares who is the record holder of Appraisal Shares on the date the written demand for appraisal is made, but who thereafter transfers such Appraisal Shares prior to consummation of the Merger, will lose any right to appraisal in respect of such Appraisal Shares.

    Only a holder of record of Appraisal Shares is entitled to assert appraisal rights for the Appraisal Shares registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as such holder's name appears on such holder's stock certificates. If the Appraisal Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the Appraisal Shares are owned of record by more than one owner as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or officers. A record holder such as a broker who holds Appraisal Shares as nominee for several beneficial owners may exercise appraisal rights with respect to the Appraisal Shares held for one or more beneficial owners while not exercising such rights with respect to the Appraisal Shares held for other beneficial owners; in such case, the written demand should set forth the number of Appraisal Shares as to which appraisal is sought. When no number of Appraisal Shares is expressly mentioned, the demand will be presumed to cover all Appraisal Shares in brokerage accounts or other nominee forms and those who wish to exercise Appraisal Rights under Section 262 of the DGCL are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

    All written demands for appraisal should be sent or delivered to Mitchell J. Lahr, Vice President-Finance and Administration, Chief Financial Officer and Secretary of the Company at 469 McLaws Circle, Williamsburg, Virginia 23185-5645.

    Within ten days after the consummation of the Merger, the Company will notify each Stockholder that has properly asserted appraisal rights under
Section 262 of the DGCL and that has not voted in favor of the Merger Agreement of the date the Merger became effective.

    Within 120 days after the consummation of the Merger, but not thereafter, the Company or any Stockholder who has complied with the statutory requirements summarized above may file a petition in the Delaware Chancery Court demanding a determination of the fair value of the Appraisal Shares that are entitled to appraisal rights. The Company is under no obligation to and has no present intention to file a petition with respect to the appraisal of the fair value of the Appraisal Shares that are entitled to appraisal rights. Accordingly, it will be the obligation of Stockholders wishing to assert appraisal rights to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262 of the DGCL.

    Within 120 days after the consummation of the Merger, any Stockholder that has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Company a statement setting forth the aggregate number of Appraisal Shares not voted in favor of adoption of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such Appraisal Shares. Such statements must be mailed within 10 days after a written request therefor has been received by the Company, or within 10 days after expiration of the period for delivery of demands for appraisal under Section 262 of the DGCL, whichever is later.

    If a petition for an appraisal is filed on a timely basis, after a hearing on such petition, of which the Register in Chancery (if so ordered by the Delaware Chancery Court) shall give notice to Stockholders, the Delaware Chancery Court will determine the Stockholders entitled to appraisal rights and will appraise the "fair value" of their Appraisal Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Stockholders considering seeking appraisal should be aware that the fair value of their Appraisal Shares as determined under Section 262 of the DGCL could be more than, the same as or less than the value of the consideration they would receive pursuant to the Merger Agreement if they did not seek appraisal of their Appraisal Shares and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262 of the DGCL. The Delaware Supreme Court has stated, however, that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings.

    The Delaware Chancery Court will determine the amount of interest, if any, to be paid upon the amounts to be received by Stockholders whose Appraisal Shares have been appraised. The costs of the action may be determined by the Delaware Chancery Court and taxed upon the parties as the Delaware Chancery Court deems equitable. The Delaware Chancery Court may also order that all or a portion of the expenses incurred by any Stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the Appraisal Shares entitled to appraisal.

    Any holder of Appraisal Shares that has duly demanded an appraisal in compliance with Section 262 of the DGCL will not, after the consummation of the Merger, be entitled to vote the Appraisal Shares subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those Appraisal Shares (except dividends or other distributions payable to holders of record of Appraisal Shares as of a record date prior to the consummation of the Merger).

    If any Stockholder that properly demands appraisal of his, her or its Appraisal Shares under Section 262 of the DGCL fails to perfect, or effectively withdraws or loses, his, her or its right to appraisal, as provided in Section 262 of the DGCL, the Appraisal Shares of such Stockholder will be converted into the right to receive the consideration receivable with respect to such Appraisal Shares in accordance with the Merger Agreement. A Stockholder will fail to perfect, or effectively lose or withdraw, his, her or its right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the consummation of the Merger, or if such Stockholder delivers to the Company a written withdrawal of his, her or its demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the consummation of the Merger will require the written approval of the Company.

    Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of such rights (in which event a Stockholder will be entitled to receive the consideration receivable with respect to his, her or its Appraisal Shares in accordance with the Merger Agreement).

              INFORMATION REGARDING THE COMPANY, ANDERSEN WINDOWS
                             AND MERGER SUBSIDIARY

INFORMATION REGARDING THE COMPANY

    The Company, founded in 1855, is one of the largest wholesale distributors of millwork and other specialty building products in the United States, serving primarily the residential construction market. The Company offers its customers a full range of products that are sold through 28 Company-operated distribution centers. The Company sells its distributed products primarily to lumber yards (which, in turn, supply the end-user), directly to builders or other end-users and to home center chains and other volume retailers. The Company currently operates distribution centers in 19 states and primarily serves markets in the Northeast, Midwest and Southeast regions of the United States.

    The Company's distribution centers warehouse, assemble and ship products to customers, provide sales, service and marketing functions and maintain vehicles to deliver products to customers who are generally within a 150 mile radius of each center. The distribution centers are operated as stand-alone profit centers. Major supplier purchasing negotiations are controlled centrally in order to obtain the best prices for total volume purchased and to minimize inventory levels.

    The Company distributes a full range of millwork and other specialty building products, including window, door and entrance systems, wood, steel and composite doors, moldings, stair parts, mantels, shutters and screens, which are distributed to dealers, contractors and builders in the residential construction industry. The Company's major millwork lines include
Andersen-Registered Trademark- premium window systems; JELD-WEN, Woodgrain, and Simpson wood stile and rail doors; ThermaTru steel and composite doors; and Premdor and JELD-WEN flush and molded doors. Virtually all of the products distributed by the Company are part of the millwork (fabricated wood products) industry, which includes wood (including vinyl-clad wood) windows, wood doors, moldings, stairways and mantels.

    Many of the products distributed by the Company, including Andersen-Registered Trademark- products, are modified and assembled at the Company's distribution centers before shipping. Such products include pre-hung doors and door systems; bay and bow window systems; and half-round, octagon and specialty-shaped windows. The Company's assembly operations allow the builder, contractor or consumer to install pre-assembled units at a lower cost than modifying and assembling component parts at the job site. The Company has also developed the capability to provide complete job site installation for repair and remodeling projects.

    On February 19, 1999, the Company purchased certain of the assets and assumed certain of the liabilities of Adam used in Adam's business of distributing windows, doors and other millwork products, headquartered in Cincinnati, Ohio. Adam, which had annual sales of approximately $345 million in 1998, operated 13 distribution centers in 11 states, primarily in the Midwest, Northeast and Western regions of the United States. The purpose of the acquisition was to create the critical mass necessary to enable the Company to develop strategic alliances with both its suppliers and its customers.

    Competition in the residential specialty building products market is substantial, both from within the United States and from foreign manufacturers and importers of building products. The Company's distribution centers compete principally with other distributors of window and door systems and other manufacturers of specialty building products that sell directly to the Company's target customers. For example, the Company may compete with up to three other distributors of Andersen-Registered Trademark- products in each territory in which the Company distributes, as well as manufacturers and distributors of premium wood window products that compete with Andersen-Registered Trademark-products. In some areas, the Company has sole distributor rights to Andersen-Registered Trademark- products. The Company believes that it competes in the distribution industry primarily on the basis of the breadth of its product lines, the quality and speed of its service and the quality and design of the products it sells.

    As of December 31, 1998, the Company employed 1,161 persons, of whom 1,145 were employed at the Company's distribution centers and 16 were employed at the corporate headquarters. As of February 20, 1999, after the Adam Transaction, such number of total employees increased to approximately 2,041 employees. As of February 20, 1999, approximately 608 of the total employees employed at the Company's distribution centers were covered by collective bargaining agreements with various labor unions. Satisfactory relations have generally prevailed between the Company and its employees.

    As of December 31, 1998, the Company employed approximately 138 salespersons who sold directly to independent distributors, building supply dealers, builders and remodelers, home improvement centers and factory home manufacturers. As of February 20, 1999, after the Adam Transaction such number increased to 252 salespersons. The majority of outside sales representatives are compensated through a commission system in which pay is directly related to sales performance.

    The Company's executive offices are located at 469 McLaws Circle, Williamsburg, Virginia 23185-5645 and the telephone number is (757) 564-1700.

INFORMATION REGARDING ANDERSEN WINDOWS AND MERGER SUBSIDIARY

    Andersen Parent is an internationally known manufacturer of quality wood windows, patio doors, roof windows and accessories. The business was founded in 1903 as the family-owned and operated Andersen Lumber Company. In 1937, the business incorporated under the laws of the State of Minnesota. The principal executive offices and U.S. manufacturing facilities of Andersen Parent are located at 100 Fourth Avenue North, Bayport, Minnesota 55003-1096, and its telephone number is (651) 439-5150.

    Andersen Windows was formed in December 1988 and is a subsidiary of Andersen Parent. Andersen Windows purchases Andersen-Registered Trademark- products from Andersen Parent and in turn sells the products under the Andersen-Registered Trademark- trademark to 86 independent wholesale distributor locations in 40 states. The principal executive offices of Andersen Windows are located at 100 Fourth Avenue North, Bayport, Minnesota 55003-1096, and its telephone number is (651) 439-5150.

    The Merger Subsidiary is a wholly-owned subsidiary of Andersen Windows and has been formed for the purpose of effecting the Merger. The principal executive offices of Merger Subsidiary are located at 100 Fourth Avenue North, Bayport, Minnesota 55003-1096, and its telephone number is (651) 439-5150.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company sells Andersen-Registered Trademark- products through 28 Company-operated distribution centers. The Company's distribution agreement with Andersen Windows, entered into in December 1994, governs the Company's right to distribute Andersen-Registered Trademark- products.
Andersen-Registered Trademark- products, which are sold under the "Andersen" trademark, accounted for approximately 53.4%, 41.6% and 40.6% of the Company's total sales in 1998, 1997 and 1996 of $383.2 million, $412.2 million and $373.3 million, respectively. Andersen Windows has informed the Company that it sells exclusively through distributors such as the Company. The Company's distribution agreement with Andersen Windows provides that Andersen Windows can terminate the Company's distributorship at any time upon sixty (60) days' notice. A termination or significant modification of the distribution relationship with Andersen Windows could have a material adverse effect on revenues and earnings of the Company. The Company believes that such a termination provision is Andersen Windows standard arrangement with its distributors.

    In late 1996, the Company opened a Renewal by Andersen-Registered Trademark-retail operation in the Kansas City area. The Renewal by Andersen-Registered Trademark- operation (the target market for which is the replacement window buyer) sells Fibrex-Registered Trademark- window systems. Fibrex-Registered Trademark- is a proprietary material developed by Andersen Windows that is made of a composite of wood fibers and vinyl and is considered to be superior in certain characteristics to pure vinyl core window systems. In 1996, Andersen Windows determined to sell its Fibrex-Registered Trademark-window systems through Renewal by Andersen-Registered Trademark- retail stores. The Renewal by Andersen-Registered Trademark- store is devoted exclusively to the promotion and sale of such systems, with such stores being planned for in various areas throughout the country and principally owned and operated by independent distributors. The Company opened one of the first such stores in Overland Park, Kansas which has performed at lower than expected levels. As of the date hereof, the Company has not opened any additional Renewal by Anderson-Registered Trademark- retail stores.

                     MARKET PRICE AND DIVIDEND INFORMATION

    The Common Stock (NYSE symbol: MGN) commenced trading on the NYSE on March 7, 1988. The following table sets forth the range of high and low sale prices of the Common Stock on the NYSE for the current period and during each fiscal quarter within the two most recent fiscal years:


First Quarter Fiscal Year 1997...............................................  $       9  5/8        $       7
Second Quarter Fiscal Year 1997..............................................  $       9             $       6  1/4
Third Quarter Fiscal Year 1997...............................................  $       8  11/16      $       6
Fourth Quarter Fiscal Year 1997..............................................  $       6  15/16      $       6  7/8
First Quarter Fiscal Year 1998...............................................  $       5  7/8        $       4  3/4
Second Quarter Fiscal Year 1998..............................................  $       6  3/8        $       4  1/2
Third Quarter Fiscal Year 1998...............................................  $       4  7/8        $       2  1/16
Fourth Quarter Fiscal Year 1998..............................................  $       3  1/2        $       2
First Quarter Fiscal Year 1999...............................................  $       3  7/8        $       2
Second Quarter Fiscal Year 1999 (through June 15, 1999)......................  $       3  7/8        $       3  3/8



    On March 9, 1999, the last trading date prior to the public announcement of Andersen Windows' proposal to the Company to acquire the shares of Common Stock of Stockholders, the high and low sales prices of the Common Stock on the NYSE were $3 1/4 and $3 per share, respectively. On June 23, 1999 the last trading day before the printing of this Proxy Statement, the high and the low sales prices of the Common Stock, as quoted on the NYSE were $3 13/16 and $3 13/16 per share, respectively.


    As of June 1, 1999 there were 10,359,096 shares of Common Stock outstanding and approximately 2,907 record holders of Common Stock.

    The Company currently does not pay cash dividends on its Common Stock. Any payment of future dividends, and the amounts thereof, will be dependent upon the Company's earnings, financial instruments, cash flow, and other factors deemed relevant by the Board. The Company is restricted in its ability to pay dividends through January 1, 2004 by its bank agreement.

                            SELECTED FINANCIAL DATA

    The following table sets forth selected consolidated financial data for the Company for each of the five years ended December 31, 1994 through 1998. The selected operating results and balance sheet data have been derived from the Company's audited financial statements. The information contained herein should be read in conjunction with and is qualified in its entirety by "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited consolidated financial statement of the Company (including the notes thereto) for each of the five years ended December 31, 1994 through December 31, 1998, included in the Company's Annual Reports on Form 10-K for such years. See "Incorporation of Certain Documents by Reference" and "Available Information."

                                                                        YEAR ENDED DECEMBER 31,
                  OPERATING RESULTS                    ----------------------------------------------------------
        (IN THOUSANDS, EXCEPT PER SHARE DATA)             1998        1997        1996        1995        1994
-----------------------------------------------------  ----------  ----------  ----------  ----------  ----------
Net sales............................................  $  383,151  $  412,249  $  373,345  $  338,026  $  358,357
                                                       ----------  ----------  ----------  ----------  ----------
Gross profit.........................................      54,582      58,340      55,428      47,463      52,398
Operating expenses(1)(2).............................      51,636      74,570      52,192      46,736      58,292
                                                       ----------  ----------  ----------  ----------  ----------
Operating income (loss)..............................       2,946     (16,230)      3,236         727      (5,894)
Other expense........................................      (2,049)     (4,667)     (3,265)     (3,313)     (3,307)
                                                       ----------  ----------  ----------  ----------  ----------
Income (loss) before income taxes....................         897     (20,897)        (29)     (2,586)     (9,201)
Net income (loss)....................................  $    1,001  $  (20,897) $      298  $   (2,628) $   (9,401)
                                                       ----------  ----------  ----------  ----------  ----------
Basic earnings per common share......................  $     0.10  $    (2.03) $     0.03  $    (0.30) $    (1.10)
                                                       ----------  ----------  ----------  ----------  ----------
Diluted earnings per common share....................  $     0.10  $    (2.03) $     0.03  $    (0.30) $    (1.10)
                                                       ----------  ----------  ----------  ----------  ----------
Basic shares outstanding.............................  $   10,359  $   10,280  $    8,830  $    8,644  $    8,549
Diluted shares outstanding...........................  $   10,389  $   10,280  $    8,882  $    8,644  $    8,549

                                                                                AT DECEMBER 31,
                   BALANCE SHEET DATA(3)                     -----------------------------------------------------
                      (IN THOUSANDS)                           1998       1997       1996       1995       1994
-----------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
Working capital............................................  $  44,653  $  77,324  $  77,088  $  58,674  $  61,639
Total assets...............................................     92,463    128,776    142,116    109,515    113,308
Long-term debt, net of cash................................     19,982     53,156     47,413     30,439     27,050
Stockholders' equity.......................................     43,443     42,431     61,983     52,835     55,192
Long-term debt, net of cash to total capitalization........       31.5%      55.6%      43.3%      36.6%      32.9%
Return on stockholders' equity.............................        2.3%     (40.0)%       0.5%      (4.9)%     (15.7)%

------------------------

(1) The year 1997 includes a $12.4 million provision for the sale of manufacturing operations.

(2) The years 1997, 1996, 1995 and 1994 include restructuring and reorganization expenses of $5.8, $4.7, $.1 and $11.3 million, respectively.

(3) The decrease in working capital, total assets and long-term debt (net of cash) at December 31, 1998 was the result of the sale of Morgan Manufacturing on February 2, 1998.

                            INDEPENDENT ACCOUNTANTS

    Representatives of PricewaterhouseCoopers LLP, the Company's present independent accountants, are expected to be present at the Special Meeting, where they will be available to respond to appropriate questions and have the opportunity to make a statement if they so desire.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents heretofore filed by the Company with the Commission (Commission file number 1-9843) pursuant to the Exchange Act are incorporated herein by reference:

    (a) Current Report on Form 8-K filed pursuant to Section 13 of the Exchange Act on March 3, 1999; and

    (b) Annual Report on Form 10-K of the Company for its fiscal year ended December 31, 1998, filed pursuant to Section 13 of the Exchange Act on March 30, 1999; and

    (c) Amendment to Current Report on Form 8-K/A filed pursuant to Section 13 of the Exchange Act on April 5, 1999;

    (d) Quarterly Report on Form 10-Q of the Company for its fiscal quarter ended April 3, 1999, filed pursuant to Section 13 of the Exchange Act on May 18, 1999;

    (e) Amendment to Current Report on Form 8-K/A-2 filed pursuant to Section 13 of the Exchange Act on June 3, 1999; and

    (f) Amendment to Current Report on Form 8-K/A-3 filed pursuant to Section 13 of the Exchange Act on June 18, 1999.

    All statements contained herein relating to the Company are qualified in their entirety by reference to the more detailed information set forth in the Incorporated Documents. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (other than exhibits), is attached to this Proxy Statement as Annex VI, copies of the Company's Current Report on Form 8-K filed on March 3, 1999 (other than exhibits), the Amendment to Current Report on Form 8-K/A filed on April 5, 1999 (other than exhibits), the Amendment to Current Report on Form 8-K/A-2 filed June 3, 1999 (other than exhibits) and the Amendment to Current Report on Form 8-K/A-3 filed June 18, 1999 (other than exhibits), are attached to this Proxy Statement as Annex VII and a copy of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 1999 (other than exhibits) is attached to this Proxy Statement as Annex VIII.

    NO PERSON IS AUTHORIZED TO PROVIDE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROXY STATEMENT OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ANY INFORMATION OR REPRESENTATIONS WITH RESPECT TO SUCH MATTERS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF, AS THE CASE MAY BE.

    The Company hereby undertakes to provide without charge to each person to whom a copy of this Proxy Statement has been delivered, upon the written or oral request of such person, by first-class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the Incorporated Documents, other than exhibits to such Incorporated Documents, unless such exhibits are specifically incorporated by reference into the information that this Proxy Statement incorporates. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, the Company's Current Report on Form 8-K filed on March 3, 1999, the Amendment to the Current Report on Form 8-K/A filed on April 5, 1999, the Amendment to the Current Report on Form 8-K/A-2 filed on June 3, 1999, the Amendment to the Current Report on Form 8-K/A-3 filed June 18, 1999, and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 1999 attached hereto contain lists briefly describing all the exhibits not contained therein. The Company will furnish any exhibit upon the payment of a specified reasonable fee, which fee will be limited to the Company's reasonable expenses in furnishing such exhibit. Written or oral requests for such copies should be directed to: Mitchell J. Lahr, Vice President-Finance and Administration, Chief Financial Officer and Secretary of the Company at 469 McLaws Circle, Williamsburg, Virginia 23185-5645, telephone number (757) 564-1700.

                                 OTHER BUSINESS

    The Company knows of no other matter to be presented at the Special Meeting. However, if other matters should properly come before the Special Meeting, it is the intention of the persons named in the enclosed Proxy to vote the Proxy with respect to such matters in accordance with their best judgment.

                      1999 ANNUAL MEETING OF STOCKHOLDERS

    The Company does not plan to hold an annual meeting of Stockholders during 1999 unless the Merger is not consummated. If the Merger is not consummated, Stockholder proposals must have been received by the Secretary of the Company sixty days before the Company begins to print and mail its annual proxy materials in order to be considered for inclusion in the proxy materials for the Company's 1999 Annual Meeting of Stockholders.

                                                                         ANNEX I

                              AGREEMENT OF MERGER

                                  BY AND AMONG

                             ANDERSEN WINDOWS, INC.

                          ANDERSEN DISTRIBUTION, INC.

                                      AND

                              MORGAN PRODUCTS LTD.

                                 MARCH 10, 1999

                               TABLE OF CONTENTS


                                                                                                                  PAGE
                                                                                                                  -----
ARTICLE 1--THE MERGER; CONVERSION OF SHARES..................................................................           5

1.1        The Merger........................................................................................           5
1.2        Effective Time....................................................................................           5
1.3        Effect of The Merger..............................................................................           5
1.4        Cancellation and Conversion of Securities.........................................................           5
1.5        Dissenting Shares.................................................................................           6
1.6        Certain Equity-Based Plans........................................................................           6
1.7        Surrender of Securities; Funding of Payments; Stock Transfer Books................................           7
1.8        Exchange of Merger Subsidiary Common Stock........................................................           8
1.9        Certificate of Incorporation; Bylaws; Directors and Officers......................................           8
1.10       Adjustment to Unadjusted Consideration............................................................           9

ARTICLE 2--CLOSING...........................................................................................           9

2.1        Time and Place....................................................................................           9
2.2        Filings at the Closing............................................................................           9

ARTICLE 3--REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................................................           9

3.1        Disclosure Schedule; Disclaimer of Additional Representations and Warranties......................           9
3.2        Organization......................................................................................          11
3.3        Authorization and Enforceability..................................................................          11
3.4        Capitalization....................................................................................          12
3.5        Reports and Financial Statements..................................................................          12
3.6        Absence of Undisclosed Liabilities................................................................          13
3.7        Consents and Approvals............................................................................          13
3.8        Compliance With Laws..............................................................................          14
3.9        Litigation........................................................................................          14
3.10       Absence of Material Adverse Changes...............................................................          14
3.11       Environmental and Safety Matters..................................................................          15
3.12       Officers, Directors and Employees.................................................................          16
3.13       Taxes.............................................................................................          17
3.14       Contracts.........................................................................................          18
3.15       Title to Properties; Liens........................................................................          19
3.16       Permits, Licenses, Etc............................................................................          19
3.17       Intellectual Property Rights......................................................................          20
3.18       Benefit Plans.....................................................................................          20
3.19       Insurance Policies................................................................................          22
3.20       Warranties........................................................................................          22
3.21       Relations with Suppliers and Customers............................................................          22
3.22       No Finders........................................................................................          23
3.23       Proxy Statement...................................................................................          23
3.24       Merger Filings....................................................................................          23
3.25       Fairness Opinion..................................................................................          23
3.26       Termination of Rights Agreement...................................................................          23
3.27       Negotiations......................................................................................          23
3.28       Disclosure........................................................................................          23
3.29       Year 2000 Issue...................................................................................          24

                                                                                                                  PAGE
                                                                                                                  -----
ARTICLE 4--REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY....................................
                                                                                                                       24

4.1        Organization......................................................................................          24
4.2        Authorization and Enforceability..................................................................          25
4.3        Proxy Statement...................................................................................          25
4.4        Consents and Approvals............................................................................          25
4.5        Merger Filings....................................................................................          25
4.6        No Finders........................................................................................          26
4.7        Financial Ability to Perform......................................................................          26

ARTICLE 5--COVENANTS.........................................................................................          26

5.1        Conduct of Business of The Company................................................................          26
5.2        No Solicitation...................................................................................          28
5.3        Access and Information............................................................................          29
5.4        Company Stockholders Meeting; Proxy Statement.....................................................          29
5.5        Consents..........................................................................................          30
5.6        Expenses..........................................................................................          30
5.7        Further Actions...................................................................................          30
5.8        Regulatory Approvals..............................................................................          30
5.9        Certain Notifications.............................................................................          30
5.10       Voting of Shares..................................................................................          31
5.11       [Intentionally Omitted]...........................................................................          31
5.12       Indemnification; Directors' and Officers' Insurance...............................................          31
5.13       Section 203.......................................................................................          31
5.14       Tax Matters.......................................................................................          31
5.15       Purchase Plan.....................................................................................          32

ARTICLE 6--CLOSING CONDITIONS................................................................................          32

6.1        Conditions to Obligations of Parent, Merger Subsidiary and The Company............................          32
6.2        Conditions to Obligations of Parent and Merger Subsidiary.........................................          32
6.3        Conditions to Obligations of The Company..........................................................          33

ARTICLE 7--TERMINATION AND ABANDONMENT.......................................................................          34

7.1        Termination.......................................................................................          34
7.2        Effect of Termination.............................................................................          35

ARTICLE 8--MISCELLANEOUS.....................................................................................          36

8.1        Amendment and Modification........................................................................          36
8.2        Waiver of Compliance; Consents....................................................................          36
8.3        Investigation; Survival of Representations and Warranties.........................................          36
8.4        Notices...........................................................................................          36
8.5        Assignment........................................................................................          37
8.6        Governing Law; Submission to Jurisdiction.........................................................          37
8.7        Counterparts......................................................................................          38
8.8        Knowledge.........................................................................................          38
8.9        Interpretation....................................................................................          38
8.10       Publicity.........................................................................................          38
8.11       Entire Agreement..................................................................................          38

                                   EXHIBITS:

    Exhibit A--Certificate of Merger

    Exhibit B--Disclosure Schedule

    Exhibit C--Agreement to Facilitate Merger

    Exhibit D--Form of Opinion of Company's Counsel

    Exhibit E--Form of Opinion of Parent's Counsel

                              AGREEMENT OF MERGER

    THIS AGREEMENT is dated as of March 10, 1999, by and among Andersen Windows, Inc., a Minnesota corporation ("Parent"), Andersen Distribution, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary"), and Morgan Products Ltd., a Delaware corporation (the "Company").

    WHEREAS, Merger Subsidiary, Parent and the Company desire to effect a business combination by means of a merger of Merger Subsidiary with and into the Company; and

    WHEREAS, the Boards of Directors of Parent, Merger Subsidiary, and the Company have approved the merger of Merger Subsidiary with and into the Company upon the terms and subject to the conditions set forth herein; and

    WHEREAS, the officers and directors of the Company have executed and delivered to Parent the Agreements to Facilitate Merger described in Section 5.10, in which they have agreed, among other things, to vote all of their shares of Company stock in favor of the merger; and

    WHEREAS, the parties hereto desire to make certain representations, warranties, and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants, and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE 1

                        THE MERGER; CONVERSION OF SHARES

    1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2, below), Merger Subsidiary will merge with and into the Company (the "Merger") in accordance with the provisions of the Delaware General Corporation Law ("DGCL").

    1.2 EFFECTIVE TIME. Pursuant to Section 2.2, the Company and Merger Subsidiary will file, or cause to be filed, with the Secretary of State of the State of Delaware a Certificate of Merger for the Merger, which Certificate will be in the form required by, and executed in accordance with, the applicable provisions of the DGCL (the "Certificate of Merger"), and will be substantially in the form attached hereto as Exhibit A. The Merger will become effective at the date and time that the Certificate of Merger is filed or, if agreed to by Parent and the Company, such later date or time set forth in the Certificate of Merger (the "Effective Time" or the "Effective Date").

    1.3 EFFECT OF THE MERGER. At the Effective Time, the separate corporate existence of Merger Subsidiary will cease, and the Company will continue as the surviving corporation (the "Surviving Corporation"). From and after the Effective Time, the Surviving Corporation will possess all the rights, privileges, powers, and franchises, and will be subject to all the restrictions, disabilities, and duties, of the Company and Merger Subsidiary, all as more fully described in Section 259 of the DGCL.

    1.4 CANCELLATION AND CONVERSION OF SECURITIES. At the Effective Time, automatically by virtue of the Merger and without any further action on the part of Merger Subsidiary, the Company, the Surviving Corporation or the holders of any of the following securities:

    (a) Each share of the Company's common stock, par value $.10 per share ("Company Common Stock"), issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 1.4(b) and Dissenting Shares (as defined in Section 1.5) ("Converted Shares"), shall be canceled, extinguished and converted into and become a right to receive $4.00 in net cash per share without any interest thereon (the "Unadjusted Consideration") subject to adjustment as set forth in Section 1.10 (such Unadjusted Consideration after giving effect to the adjustment, if any, described in Section 1.10 is referred to herein as the "Merger Consideration"), subject to appropriate further adjustment for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange with respect to the Company Common Stock occurring before the Effective Time.

    (b) Each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time that is held in treasury of the Company or is then owned by Parent, Merger Subsidiary or any direct or indirect wholly owned subsidiary of Parent or the Company shall be canceled, extinguished and retired without payment of any consideration therefor and without any conversion thereof.

    (c) Each share of any class of capital stock of the Company other than Company Common Stock will be canceled without payment of any consideration therefor and without any conversion thereof.

    (d) Each share of Merger Subsidiary's common stock, par value $.01 per share ("Merger Subsidiary Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

    (e) Each certificate previously evidencing Converted Shares (a "Certificate") shall thereafter solely represent the right to receive the Merger Consideration pursuant to Section 1.4(a) and the holders of Certificates shall cease to have any rights with respect to the Converted Shares represented by such Certificates except as otherwise provided herein or by law.

    1.5 DISSENTING SHARES. Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder of Company Common Stock who has not voted in favor of the Merger and has properly exercised and perfected such holder's demand for appraisal rights in accordance with
Section 262 of the DGCL (the "Dissenting Shares") and as of the Effective Time has neither effectively withdrawn nor lost his, her or its right to such appraisal will not be converted into the right to receive the Merger Consideration, but will become entitled to the right to receive such consideration as may be determined to be due to the holder of such Dissenting Shares pursuant to the DGCL; provided, however, that any holder of Dissenting Shares who will have failed to perfect or who effectively will have withdrawn or lost such rights of appraisal under the DGCL will forfeit the right to appraisal of such shares, and such shares of Company Common Stock will no longer be Dissenting Shares and will be deemed to have been converted into the right to receive, at the Effective Time, the Merger Consideration set forth in Section 1.4(a). The Company will give Parent and Merger Subsidiary prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other related instruments received by the Company and, prior to the Effective Time, Parent will have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company will not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands. Notwithstanding anything to the contrary in this Section 1.5, if (i) the Merger is rescinded or abandoned or (ii) if the stockholders of the Company revoke the authority to effect the Merger, then the right of any stockholder to be paid the fair value of such stockholder's Company Common Stock will cease. The Surviving Corporation will comply with all obligations of the DGCL with respect to dissenting stockholders.

    1.6 CERTAIN EQUITY-BASED PLANS. At the Effective Time each option to acquire shares of Company Common Stock outstanding immediately prior to the Effective Time including, without limitation, those issued under the Company's 1985 Incentive Stock Option Plan, as amended (the "ISO Plan"), the Company's Incentive Compensation Plan, the Company's 1992 Non-Employee Directors' Stock Option Plan (the "Directors Plan"), and all out of plan option arrangements, whether vested or unvested (each, an "Option," collectively, the "Options"), shall automatically become immediately vested and exercisable and each holder of an Option shall have the right to receive from the Surviving Corporation a cash payment (less applicable withholding taxes) in an aggregate amount equal to the excess, if any, of the Merger Consideration over the exercise price per share applicable to such Option for all shares of Company Common Stock subject to the Option as expressly stated in the applicable stock option agreement or other agreement, without any interest thereon (the "Option Consideration"). At least thirty (30) days prior to the Effective Date, the Company shall take such other actions (including, without limitation, giving requisite notices to holders of Options advising them of such accelerated vesting and rights pursuant to this Section 1.6 and obtaining any requisite consents from holders of Options) as are necessary to fully advise holders of Options of their rights under this Agreement and the Options, to facilitate their timely exercise of such rights and to effectuate the provisions of this Section 1.6. From and after the Effective Time, other than as expressly set forth in this Section 1.6, no holder of an Option shall have any other rights in respect thereof other than to receive payment for his or her Options equal to the Option Consideration, and the Company shall take all necessary actions to terminate effective as of the Effective Time the Company's stock option plans, agreements and similar arrangements.

    1.7 SURRENDER OF SECURITIES; FUNDING OF PAYMENTS; STOCK TRANSFER BOOKS.

    (a) Prior to the Effective Time, Merger Subsidiary shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of the Converted Shares and Options (the "Exchange Agent") for the purpose of exchanging Certificates for the Merger Consideration and documents representing Options (the "Option Agreements") for the Option Consideration pursuant to an agreement between Merger Subsidiary and the Exchange Agent reasonably satisfactory to Company. The fees and expenses of the Exchange Agent shall be paid by Merger Subsidiary and Merger Subsidiary shall indemnify the Exchange Agent and the Company against actions taken by the Exchange Agent pursuant hereto other than for acts or omissions which constitute willful misconduct or gross negligence, pursuant to the agreement with the Exchange Agent.

    (b) At the Effective Time, Merger Subsidiary shall remit to the Exchange Agent an amount equal to the aggregate Merger Consideration and Option Consideration necessary to pay the holders of the Converted Shares and Options (collectively, the "Payment Fund"). If, for any reason (including losses) during the six-month period immediately following the Effective Date the Payment Fund is inadequate to pay the amounts to the holders of Company Common Stock that are entitled thereto under this Section 1.7, Parent shall during such six-month period deposit additional cash with the Exchange Agent sufficient to make all payments required under this Agreement that have not at such time been paid, and Parent shall in any event be liable for the payment thereof. The Payment Fund shall not be used for any purpose except as expressly set forth in this Agreement.

    (c) As soon as practicable after the Effective Time and in no event later than five business days thereafter, the Surviving Corporation shall cause the distribution to holders of record of the Certificates and Option Agreements (as of the Effective Time) of a form of letter of transmittal and other appropriate materials and instructions for use in effecting the surrender of the Certificates for payment of the Merger Consideration therefor and in effecting the surrender of the Option Agreements for payment of the Option Consideration therefor. In the event any Certificate or Option Agreement shall have been lost or destroyed, the Exchange Agent, subject to such other conditions as the Surviving Corporation may reasonably impose (including the posting of an indemnity bond or other surety in favor of the Surviving Corporation with respect to the Certificate alleged to be lost or destroyed), shall be authorized to accept an affidavit from the record holder of such Certificate or Option Agreement in a form reasonably satisfactory to the Surviving Corporation. Upon the surrender of each Certificate representing Converted Shares, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Exchange Agent shall pay to holders of such Certificates out of the Payment Fund the Merger Consideration multiplied by the number of Converted Shares represented by such Certificates, less any amounts required to be withheld pursuant to applicable tax laws. Upon the surrender of each such Option Agreement formerly representing Options, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Exchange Agent shall pay to holders of such Options the Option Consideration (less applicable withholding).

    (d) If any portion of the Merger Consideration or Option Consideration is to be paid to a person other than the person in whose name a Certificate or Option Agreement is registered, it shall be a condition to such payment that such Certificate or Option Agreement shall be surrendered and shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment or shall have established to the satisfaction of the Surviving Corporation and the Exchange Agent that such tax either has been paid or is not payable.

    (e) At the Effective Time, the stock transfer books of the Company shall be closed and there shall not be any further registration of transfers of shares of Company Common Stock thereafter on the records of the Company.

    (f) To the extent not immediately required for payment on surrendered Converted Shares and Options, proceeds in the Payment Fund shall be invested by the Exchange Agent, as directed by the Surviving Corporation (as long as such directions do not impair the rights of holders of Converted Shares or Options), in direct obligations of the United States of America, obligations for which the faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest investment quality by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, or certificates of deposit issued by a commercial bank having at least $5 billion in assets, and any net earnings with respect thereto shall be paid to the Surviving Corporation as and when requested by the Surviving Corporation.

    (g) After the Effective Time, no dividends, interest or other distributions shall be paid to the holder of any unsurrendered Certificates.

    (h) Promptly following the six-month anniversary date of the Effective Date, the Exchange Agent shall return to the Surviving Corporation all of the remaining Payment Fund, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate or an Option Agreement may surrender the same to the Surviving Corporation and upon such surrender (subject to applicable abandoned property, escheat or similar laws) shall receive the applicable aggregate Merger Consideration and/or Option Consideration, as applicable (less applicable withholding). Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Converted Shares or Options for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar law.

    1.8 EXCHANGE OF MERGER SUBSIDIARY COMMON STOCK. From and after the Effective Time, each outstanding certificate previously representing shares of Merger Subsidiary Common Stock will be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation Common Stock into which such shares of Merger Subsidiary Common Stock will have been converted. Promptly after the Effective Time, the Surviving Corporation will issue to Parent a stock certificate or certificates representing such shares of Surviving Corporation Common Stock in exchange for the certificate or certificates that formerly represented shares of Merger Subsidiary Common Stock, which will be canceled.

    1.9 CERTIFICATE OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS.

    (a) At the Effective Time, the Certificate of Incorporation of Merger Subsidiary as in effect immediately before the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and the provisions of such Certificate of Incorporation.

    (b) The Bylaws of Merger Subsidiary as in effect immediately before the Effective Time shall become the Bylaws of the Surviving Corporation until thereafter amended as provided by the DGCL, the provisions of the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

    (c) The directors and officers of Merger Subsidiary immediately before the Effective Time shall be the initial directors and officers of the Surviving Corporation in each case until their successors are elected or appointed and qualified.

    1.10 ADJUSTMENT TO UNADJUSTED CONSIDERATION. In the event Tennessee Stadium Group ("TSG") and/or Metropolitan Government of Nashville and Davidson County ("MGNDC") makes any bona fide claim on or before the Closing Date in connection with a subcontract agreement between the Company (acting under the name Tennessee Glass Company) and TSG, the Performance Bond dated June 11, 1998 with Tennessee Glass Company as principal, Travelers Casualty & Surety Company of America as surety and TSG and MGNDC as dual obligees in the sum of $3,407,934, as affected by the Addendum (the "Performance Bond") or the Payment Bond dated June 11, 1998 with Tennessee Glass Company as principal, Travelers Casualty & Surety Company of America as surety and TSG and MGNDC as dual obligees, in the sum of $3,407,934, as affected by the Addendum (the "Payment Bond"), then the Unadjusted Consideration shall be reduced by an amount equal to the quotient of the amount of such claim or claims divided by 10,358,154, with the result being rounded to the nearest cent.

                                   ARTICLE 2

                                    CLOSING

    2.1 TIME AND PLACE. Subject to the satisfaction or waiver of the provisions of Article 6 hereof, the closing of the Merger (the "Closing") will take place at 10:00 a.m., local time, on the day the Merger is approved by the stockholders of the Company at the Company Stockholders Meeting (as defined in Section 5.4 hereof), or as soon thereafter as all conditions to Closing have been satisfied or waived, or on such other date and/or at such other time as Parent and the Company may mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date." The Closing will take place at the corporate headquarters offices of Parent, or at such other place or in such other manner (e.g., by telecopy exchange of signature pages with originals to follow by overnight delivery) as the parties hereto may agree.

    2.2 FILINGS AT THE CLOSING. At the Closing, the Company and Merger Subsidiary will file or cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware in accordance with the provisions of
Section 103 of the DGCL, and Parent, Merger Subsidiary and the Company will take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Parent and Merger Subsidiary as of the date hereof as follows:

    3.1 DISCLOSURE SCHEDULE; DISCLAIMER OF ADDITIONAL REPRESENTATIONS AND WARRANTIES.

    (a) The Company does not make, and has not made, any representations or warranties relating to the Company or the business of the Company or otherwise in connection with the transactions contemplated hereby other than those expressly set forth in this Agreement which are made by the Company. Without limiting the generality of the foregoing, the Company has not made, and shall not be deemed to have made, any representations or warranties in any presentation of the businesses of the Company in connection with the transactions contemplated hereby, and accordingly, no statement made in any such presentation shall be deemed a representation or warranty hereunder or otherwise. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations are not and shall not be deemed to be or to include representations or warranties of the Company. No Person has been authorized by the Company to make any representation or warranty relating to the Company, the business of the Company or otherwise in connection with the transactions contemplated hereby and, if made, such representation or warranty must not be relied upon as having been authorized by the Company.

    (b) The disclosure schedule dated the date hereof and delivered by the Company to Parent prior to execution of this Agreement, as attached hereto as Exhibit B (the "Disclosure Schedule"), is divided into sections which correspond to the sections of this Article 3. The Disclosure Schedule is true, accurate and complete in all material respects. Any item, information or facts set forth in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation and warranty unless a reasonable person would not understand the exception taken from the item, information or facts provided; provided, however, the mere listing (or inclusion of a copy) of a document or other item will not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). In addition, any item, information or facts disclosed in one subsection of the Disclosure Schedule shall be deemed to be disclosed in all other applicable subsections of the Disclosure Schedule; provided, that such item, information or fact has been initially disclosed in such a manner that a reasonable person could infer that the inclusion of such information in such additional subsection would be warranted. Certain information set forth in the Disclosure Schedule is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Company in this Agreement or that it is material. The Company acknowledges that Parent and Merger Subsidiary are relying on each and every representation and warranty contained in this Article 3 and that any representation and warranty as to a specific matter shall not be interpreted to limit the scope of any other representation and warranty.

    3.2 ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company has no subsidiaries. The Company is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to qualify would have a Company Material Adverse Effect. "Company Material Adverse Effect" means any condition, effect, change or event that, individually or in the aggregate with all similar conditions, effects, changes or events, and when aggregated with all similar positive conditions, effects, changes and events of a substantial like nature, is or would reasonably be expected to be material and adverse: (i) either before or immediately after the Effective Time, to the business, assets, properties, liabilities, results of operation, cash flows or financial condition of the Company; (ii) to the ability of Parent or the Surviving Corporation to conduct such businesses, as presently conducted, immediately following the Effective Time; or (iii) to the Company's ability to perform any of its material obligations under this Agreement or which threatens materially or is or would reasonably be expected to impede the Company's ability to consummate the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing: (i) in no event shall any condition, effect, change or event that is caused by Parent or Merger Subsidiary be deemed to have a Company Material Adverse Effect; (ii), nor shall retaliatory, industry or competitive reactions by any Person (including, without limitation, any of the Company's suppliers and customers and other distributors) to the public announcement of the Merger be deemed to have a Company Material Adverse Effect; nor (iii) shall any such condition effect, change or event described in the immediately preceding clauses
(i) and (ii) be aggregated with any other conditions effects, changes or events in determining whether a Company Material Adverse Effect has occurred. The jurisdictions in which the Company is qualified are listed on Schedule 3.2 to the Disclosure Schedule. The Company has previously delivered to Parent complete and accurate copies of its Restated Certificate of Incorporation, as amended (the "Company Certificate of Incorporation"), and its Bylaws as currently in effect (the "Company Bylaws"). Except to the extent disclosed on Schedule 3.2 to the Disclosure Schedule, the Company does not directly or indirectly, own or control or have any capital, equity, partnership, limited liability company, participation, or other ownership interest in any corporation, partnership, joint venture, trust, or other business association or entity.

    3.3 AUTHORIZATION AND ENFORCEABILITY. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the necessary approval of its stockholders, the requisite corporate power and authority to consummate the transactions contemplated hereby, and to file and distribute the Proxy Statement (as defined in Section 5.4 hereof). The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Company's Board of Directors, no other corporate proceedings on the part of the Company (other than stockholder approval) are necessary to authorize this Agreement, and, subject to obtaining the approval of the Company's stockholders, no other corporate proceedings on the part of the Company is necessary to consummate the transactions contemplated hereby. The stockholder vote or consent required for approval of this Agreement and the Merger will be no greater than the affirmative vote of the holders of record of a majority of the outstanding shares of Company Common Stock. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and rules of law governing specific performance, injunctive relief or other equitable remedies. Each Agreement to Facilitate Merger (as described in Section 5.10) has been duly and validly executed and delivered by the person who is a party thereto and, to the Company's knowledge, constitutes the valid and binding obligation of such person, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and rules of law governing specific performance, injunctive relief or other equitable remedies.

    3.4 CAPITALIZATION.  The authorized capital stock of the Company consists of
(i) 20,000,000 shares of Company Common Stock, of which 10,358,154 shares are issued and outstanding as of the day immediately preceding the date of this Agreement, and (ii) 5,000,000 shares of preferred stock, par value $.10 per share, none of which is issued or outstanding. All issued and outstanding shares of Company Common Stock have been validly issued, are fully paid and nonassessable, and have not been issued in violation of and are not currently subject to any preemptive rights. Except as set forth on Schedule 3.4 to the Disclosure Schedule and except for options to purchase an aggregate of 698,000 shares of Company Common Stock at an aggregate exercise price of $2,209,249.25 granted pursuant to the Director Plan, the ISO Plan, the Incentive Compensation Plan and non-plan options (collectively, the "Company Options") listed, together with their respective exercise prices, on Schedule 3.4 to the Disclosure Schedule, and except for the rights to purchase shares of Company Common Stock under the Purchase Plan (estimated to be approximately 500 shares, based on an assumed purchase price of $3.25 per share and assuming that the current contribution rates of the participants, as listed on Schedule 3.4 to the Disclosure Schedule continue, and assuming the Purchase Plan is terminated as of the date hereof for this purpose), there are not any outstanding or authorized subscriptions, options, warrants, calls, rights, convertible securities, commitments, restrictions, arrangements, or any other agreements of any character to which the Company is a party that, directly or indirectly, (i) obligate the Company to issue any shares of capital stock or any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any shares of capital stock, (ii) call for or relate to the sale, pledge, transfer, or other disposition or encumbrance by the Company of any shares of its capital stock, or (iii) to the knowledge of the Company, relate to the voting or control of such capital stock. The Disclosure Schedule sets forth a complete and accurate list of all stock options, warrants and other rights to acquire shares of Company Common Stock or any other shares of capital stock of the Company, including the name of the holder, the date of grant, acquisition price, expiration date, number of shares, exercisability schedule, and, in the case of options, the type of option under the Internal Revenue Code of 1986, as amended and any corresponding provisions of foreign, state and local laws (the "Code"). The Disclosure Schedule also sets forth the contractual restrictions to which any shares of Company Common Stock issued pursuant to the Company Option Plans or other option arrangements are currently subject and also sets forth the restrictions to which such shares will be subject immediately after the Effective Time, other than as set forth in the Company Option Plans or stock option agreements thereunder and except for any restrictions under federal or state securities laws. No consent of holders or participants under the Company Option Plans or the Purchase Plan is required to carry out the provisions of
Section 1.6 hereof. All actions, if any, required on the part of the Company under the Company Option Plans or the Purchase Plan to allow for the treatment of Options and the Purchase Plan as provided in Section 1.6 hereof have been, or prior to the Closing will be, validly taken by the Company, and the Company will not from and after the date hereof allow any increase in the rate of a participant's contributions to the Purchase Plan, any new enrollments or re-enrollments in the current offering period in process as of the date of this Agreement under the Purchase Plan or the commencement of any offering periods under the Purchase Plan subsequent to the offering period in process as of the date of this Agreement.

    3.5 REPORTS AND FINANCIAL STATEMENTS. The Company has filed all forms, reports, registration statements and documents required to be filed by it with the Securities and Exchange Commission ("SEC") since January 1, 1996 (such forms, reports, registration statements, and documents, together with any amendments thereto, are referred to as the "Company SEC Filings"). As of their respective dates, the Company SEC Filings (i) complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "1933 Act") and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "1934 Act"), as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements included or incorporated by reference in the Company SEC Filings, and the Company's audited financial statements at and for the year ended December 31, 1998 (the "Company 1998 Financials"), (i) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), (ii) complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and (iii) fairly presented the financial position of the Company as of the dates thereof and the income, cash flows and changes in stockholders' equity for the periods involved. The statements of earnings included in the audited or unaudited interim financial statements in the Company SEC Filings do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business, except as expressly specified in the applicable statement of operations or notes thereto. Prior to the date hereof, the Company has delivered to Parent complete and accurate copies of all Company SEC Filings. The Company has also previously delivered to Parent complete and accurate copies of all statements on Schedule 13D and
Schedule 13G known to the Company to have been filed with the SEC since January 1, 1996, with respect to capital stock of the Company. Except as set forth on
Schedule 3.5 to the Disclosure Schedule, since January 1, 1996, the Company has filed in a timely manner all reports required to be filed by it pursuant to Sections 13, 14, or 15(d) of the 1934 Act.

    3.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent specifically disclosed on Schedule 3.6 to the Disclosure Schedule, the Company has no liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) which would have a Company Material Adverse Effect except (a) liabilities or obligations that are accrued or reserved against in the audited consolidated balance sheet as of December 31, 1998 contained in the Company 1998 Financials (the "Company Audited Balance Sheet") and (b) liabilities or obligations arising since December 31, 1998 in the ordinary course of business and consistent with past practice that would not have a Company Material Adverse Effect.

    3.7 CONSENTS AND APPROVALS. Except for (i) any applicable requirements of the 1933 Act, the 1934 Act, and state securities laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder (the "HSR Act"), (ii) approval by the Company's stockholders, (iii) the filing and recordation of appropriate merger documents as required by the DGCL, (iv) compliance with Section 262 of the DGCL regarding appraisal rights, and (v) any items disclosed on Schedule 3.8 to the Disclosure Schedule, the execution and delivery of this Agreement by the Company, and, to the Company's knowledge, the execution and delivery of the Agreements to Facilitate Merger by the parties thereto, and the consummation of the transactions contemplated hereby and thereby will not: (a) violate any provision of the Company Certificate of Incorporation or Company Bylaws; (b) violate any statute, rule, regulation, order or decree of any federal, state, local or foreign body or authority (including, but not limited to, any non-governmental self-regulatory agency) by which the Company or any Subsidiary or any of its properties or assets may be bound; (c) require any filing with or permit, consent, or approval of any federal, state, local, or foreign public body or authority (including, but not limited to, any non-governmental self-regulatory agency); or (d) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Lien (as defined in Section
3.15 hereof) on any of the properties or assets of the Company under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, authorization, agreement or other instrument or obligation to which the Company is a party, or by which it or any of its properties or assets may be bound, except, (x) in the cases of clauses (b) or (c), where such violation, failure to make any such filing or failure to obtain such permit, consent or approval, would not prevent or delay (for a period of more than seven days) consummation of the Merger or otherwise prevent the Company from performing its obligations under this Agreement and would not have a Company Material Adverse Effect, and (y) in the case of clause (d), for any such violations, breaches, defaults or other occurrences that would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and would not have a Company Material Adverse Effect.

    3.8 COMPLIANCE WITH LAWS. Except to the extent disclosed on Schedule 3.8 to the Disclosure Schedule, all activities of the Company have been, and are currently being, conducted in compliance with all applicable federal, state, local and foreign laws, ordinances, regulations, interpretations, judgments, decrees, injunctions, permits, licenses, certificates, governmental requirements, orders and other similar items of any court or other governmental entity (including, but not limited to, those of any non-governmental self-regulatory agency), the failure to comply with which would have a Company Material Adverse Effect.

    3.9 LITIGATION.

    (a) Except to the extent disclosed on Schedule 3.9 to the Disclosure Schedule, to the Company's knowledge, as of the date hereof there is no investigation or review by any federal, state, local or foreign body or authority (including, but not limited to, any non-governmental self-regulatory agency) with respect to the Company is pending or threatened, nor has any such body or authority (including, but not limited to, any non-governmental self-regulatory agency) indicated in writing to the Company an intention to conduct the same. Except to the extent disclosed on Schedule 3.9 to the Disclosure Schedule, as of the date hereof there are no claims, actions, suits or proceedings (i) by any private party that could reasonably be expected to involve individually an amount in excess of $5,000 or collectively an aggregate amount in excess of $10,000, or (ii) by any governmental body or authority (including, but not limited to, any non-governmental self-regulatory agency), against the Company, pending or, to the knowledge of the Company, threatened at law or in equity, or before any federal, state, local, foreign, or other governmental department, commission, board, bureau, agency, or instrumentality (including, but not limited to, any non-governmental self-regulatory agency), and, to the knowledge of the Company as of the date hereof, there is no basis for any such investigation, review, claim, action, suit or proceedings.

    (b) Except to the extent disclosed on Schedule 3.9 to the Disclosure Schedule, to the Company's knowledge, as of the Effective Time there is no investigation or review by any federal, state, local or foreign body or authority (including, but not limited to, any non-governmental self-regulatory agency) with respect to the Company pending or threatened, nor as of the Effective Time has any such body or authority (including, but not limited to, any non-governmental self-regulatory agency) indicated in writing to the Company an intention to conduct the same. Except to the extent disclosed on Schedule 3.9 to the Disclosure Schedule, as of the Effective Time, there are no claims, actions, suits or proceedings by any private party that would have a Company Material Adverse Effect or by any governmental body or authority (including, but not limited to, any non-governmental self-regulatory agency), against the Company pending or, to the knowledge of the Company, threatened at law or in equity, or before any federal, state, local, foreign, or other governmental department, commission, board, bureau, agency, or instrumentality (including, but not limited to, any non-governmental self-regulatory agency), that would have a Company Material Adverse Effect.

    3.10 ABSENCE OF MATERIAL ADVERSE CHANGES.  Except to the extent disclosed on
Schedule 3.10 to the Disclosure Schedule, since December 31, 1998 there has not been any (a) change or circumstance that would have a Company Material Adverse Effect; (b) action by the Company that, if taken on or after the date of this Agreement, would require the consent or approval of Parent pursuant to Sections

5.1(a)-(o) and (q) and (r) hereof, except for actions as to which consent or approval has been given as provided therein; (c) damage, destruction, or loss, whether or not covered by insurance, that would have a Company Material Adverse Effect; (d) change by the Company in accounting methods or principles used for financial reporting purposes, except as required by a change in GAAP and concurred with by the Company's independent public accountants; or (e) agreement, whether in writing or otherwise, to take any action described or referenced in this Section 3.10.

    3.11 ENVIRONMENTAL AND SAFETY MATTERS. Except as set forth in the Disclosure Schedule:

    (a) Neither the Company, any subsidiary or former subsidiaries of the Company engaged in or permitted operations or activities upon, or any use or occupancy of any property owned or leased by or to the Company or by or to any subsidiary or former subsidiary of the Company (the "Properties"), or any portion thereof, for the handling, manufacture, treatment, storage, use, generation, emission, release, discharge, refining, dumping or disposal of any Environmentally Regulated Materials (as hereinafter defined) (whether legal or illegal, accidental or intentional, direct or indirect) on, under, in or about the Properties except in material compliance with applicable law, or transported any Environmentally Regulated Materials to, from or across the Properties except in material compliance with applicable law, nor are any Environmentally Regulated Materials presently deposited, stored, placed or otherwise located on, under, in or about the Properties except in compliance with applicable law, nor have any Environmentally Regulated Materials migrated from the Properties upon or beneath other properties, nor have any Environmentally Regulated Materials migrated or threatened to migrate from other properties upon, about or beneath the Properties. The Properties do not contain any: (i) underground or aboveground storage tanks; (ii) asbestos; (iii) equipment using PCBs; (iv) underground injection wells; or (v) septic tanks in which process waste water or any Environmentally Regulated Materials have been disposed.

    (i) no violation or noncompliance with Environmental and Occupational Safety and Health Laws has occurred with respect to the Properties or operations conducted thereon; the Company and its Subsidiaries have obtained all permits, licenses and authorizations required by, and the Company, its Subsidiaries and the Properties are in compliance with, all Environmental and Occupational Safety and Health Laws including, without limitation, all applicable restrictions, conditions, standards, limitations, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental and Occupational Safety and Health Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder;

    (ii) no enforcement, investigation, cleanup, removal, remediation or response or other governmental or regulatory actions have been asserted or threatened with respect to operations conducted on the Properties or the Properties themselves or against the Company or any subsidiary, or former subsidiary of the Company with respect to or in any way regarding the Properties pursuant to any Environmental and Occupational Safety and Health Laws; and

    (iii) no claims or settlements with respect to the Properties or the operations thereon, or against the Company or any subsidiary or former subsidiary of the Company with respect to the Properties or operations conducted thereon, relating to or arising out of Environmental and Occupational Safety and Health Laws or Environmentally Regulated Materials have been made or been threatened by any third party, including any governmental entity, agency or representative, nor does there exist any basis for any such claim (any such enforcement, investigation, cleanup, removal, remediation or response, or other governmental or regulatory action, claim or settlement is herein referred to as an "ENVIRONMENTAL CLAIM").

    (b) The term "ENVIRONMENTAL AND OCCUPATIONAL SAFETY AND HEALTH LAW" as used in this Agreement means any common law or duty, caselaw or ruling, statue, rule, regulation, law, ordinance or code, whether local, state, federal, international or otherwise in effect, that (i) regulates, creates standards for or imposes liability or standards or conduct concerning any element, compound, pollutant, contaminant, or toxic or hazardous substance, material or waste, or any mixture thereof, or relates in any way to emissions or releases into the environment or ambient environmental conditions, or conduct affecting such matters or (ii) is designed to provide safe and healthful working conditions or reduce occupational safety and health hazards. Such laws include, but are not limited to, the National Environmental Policy Act, 42 U.S.C. SectionSection 4321 ET SEQ., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. SectionSection 9601 ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C. SectionSection 6901 ET SEQ., the Federal Water Pollution Control Act, 33 U.S.C. SectionSection 1251 ET SEQ., the Federal Clean Air Act, 42 U.S.C. SectionSection 7401 ET SEQ., the Toxic Substances Control Act), 15 U.S.C. SectionSection 2601 ET SEQ., the Emergency Planning and Community Right to Know Act, 42 U.S.C. PARA 11001, the Hazard Communication Act, 29 U.S.C. SectionSection 651 ET SEQ., the Occupational Safety and Health Act, 29 U.S.C. SectionSection 651 ET SEQ., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136, and any caselaw interpretations, amendments or restatements thereof or similar enactment thereof, as is now in effect, as well as their international, state and local counterparts.

    (c) The term "ENVIRONMENTALLY REGULATED MATERIALS" as used in this Agreement means any element, compound, pollutant, contaminant, substance, material or waste, or any mixture thereof, designated, listed, referenced, regulated or identified pursuant to any Environmental and Occupational Safety and Health Law.

    (d) Notwithstanding anything in this Section 3.11 to the contrary, (i) the Company shall not be deemed to have breached the representations and warranties contained in this Section 3.11 unless the effect of such breach would have a Company Material Adverse Effect and (ii) the representations and warranties contained in this Section 3.11 shall be deemed to apply only for the periods during which the Company (or its Subsidiaries) owned, operated or leased the Properties.

    3.12 OFFICERS, DIRECTORS AND EMPLOYEES. Prior to the date hereof, the Company has provided to Parent a list that completely and accurately sets forth the name and current annual salary rate of each officer or exempt employee of the Company or any Subsidiary whose total remuneration for the last fiscal year was, or for the current fiscal year has been set at, in excess of $75,000, together with a summary of the bonuses, commissions, additional compensation, and other like benefits, if any, paid or payable to such persons for the last fiscal year and proposed for the current fiscal year other than as set forth in
Schedule 3.14 or Schedule 3.18(e). Schedule 3.12 to the Disclosure Schedule completely and accurately sets forth (i) the names and positions of all former officers whose employment with the Company has terminated either voluntarily or involuntarily during the preceding 24-month period; and (ii) the names of the officers (with all positions and titles indicated) and directors of the Company. No unfair labor practice complaint against the Company is pending before the National Labor Relations Board, and there is no labor strike, slowdown or stoppage pending or, to the knowledge of the Company, threatened against or involving the Company, except for any unfair labor practice, labor strike, slowdown or stoppage which would not have a Company Material Adverse Effect. Except as set forth on Schedule 3.12 to the Disclosure Schedule, no unionizing efforts have, to the knowledge of the Company, been made by employees of the Company, the Company is not a party to or subject to any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by the Company. The Company has performed all obligations required to be performed by it under any collective bargaining agreement to which it is a party (except for any failure to perform obligations which would not have a Company Material Adverse Effect); there has not been any event of default (or any event or condition which, with notice or the lapse of time, both or otherwise, would constitute an event of default) thereunder on the part of Company (except for any defaults which would not have a Company Material Adverse Effect), or, to the Company's knowledge, any other party thereto; and the same are in full force and effect and valid and enforceable by the Company in accordance with their respective terms subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and rules of law governing specific performance, injunctive relief or other equitable remedies. There is no labor dispute pending or, to the knowledge of the Company, threatened between the Company and its employees (except for any labor disputes which would not have a Company Material Adverse Effect). During the 24-month period preceding the date of this Agreement, there has not been any material increase of the rate of turnover of employees of the Company over historical rates.

    3.13 TAXES. The Company has previously made available to Parent complete and accurate copies of all tax or assessment reports and tax returns (including any applicable information returns) required by any law or regulation (whether United States, foreign, state, local or other jurisdiction) (sometimes, collectively, "Returns") and filed by the Company for each of the three fiscal years ended December 31, 1995, 1996 and 1997. The Company, each Subsidiary and all members of any consolidated, affiliated, combined or unitary group of which the Company or any Subsidiary is or has been a member, has filed, or has obtained extensions to file (which extensions have not expired without filing), all Returns required to be filed by any of them. The Company and each Subsidiary has duly paid, or accrued on its books of account, in a manner consistent with GAAP and past practices all taxes (including estimated taxes) shown as due on such Returns (or such extension requests), or assessed against it, or that it is obligated to withhold from amounts owed by it to any person. The liabilities and reserves for taxes reflected in the Company Audited Balance Sheet are adequate to cover all taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof ending on or before the dates thereof. There are no Liens (as defined in Section 3.15 hereof) for taxes upon any property or asset of the Company or any Subsidiary, other than Liens for taxes not yet due or being diligently contested in good faith and by appropriate proceedings. Neither the Company nor any Subsidiary is delinquent in the payment of any tax (including, but not limited to, any applicable withholding taxes and estimated taxes). None of the Returns or reports for the tax periods ending on or before December 31, 1998 have been audited by the Internal Revenue Service (the "IRS") or by any other taxing authority. Except to the extent disclosed on Schedule
3.13 to the Disclosure Schedule, neither the Company nor any Subsidiary has (i) received notification of any pending or proposed examination by either the IRS or any state, local, foreign or other taxing authority, (ii) received notification of any pending or proposed deficiency by either the IRS or any state, local, foreign or other taxing authority, (iii) granted any extension or waiver of the limitations period applicable to any claim for taxes, or (iv) received any claim or demand by taxing authorities or other persons arising out of membership or participation in any consolidated, affiliated, combined or unitary group. Except as set forth in Schedule 3.13 to the Disclosure Schedule, neither the Company nor any Subsidiary is or has been a party to any tax allocation, tax sharing, tax indemnity or similar agreement.

    For the purposes of this Section 3.13, "tax" will mean and include taxes, additions to tax, penalties, interest, fines, duties, withholdings, assessments and charges assessed or imposed by any governmental authority, including, but not limited to, all federal, state, county, local and foreign income, profits, gross receipts, import, ad valorem, real and personal property, premium franchise, transfer, windfall profits, environmental, minimum or alternative, accumulated profits, license, occupation, sales, use, value added, stamp, capital stock, net worth, transfer, withholding, payroll, employment, excise, custom, duty and any other taxes, obligations and assessments of any kind whatsoever; "tax" will also include any liability arising as a result of being (or ceasing to be) a member of any affiliated, consolidated, combined or unitary group as well as any liability under any tax allocation, tax sharing, tax indemnity or similar agreement. Neither the Company nor any Subsidiary: (i) is a party to any safe harbor lease within the meaning of former section 168(f)(8) of the Code; (ii) is or has been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code, and Parent is not required to withhold tax on the purchase of the stock of Company by reason of section 1445 of the Code; (iii) is a "consenting corporation" under section 341(f) of the Code; (iv) has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense pursuant to section 162(m) of the Code; (v) has made or will make a deemed dividend election under Treasury Regulations section 1.1502-32(f)(2) or a consent dividend under section 565 of the Code; (vi) has participated in an international boycott as defined in Code section 999; (vii) has agreed, or is required to make, any adjustment under Code section 481(a) by reason of a change in accounting method or otherwise; (viii) has or had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States of America and such foreign country; (ix) has any assets directly or indirectly securing any debt the interest on which is tax exempt under section 103(a) of the Code; or (x) has any assets that are "tax-exempt use property" within the meaning of section 168(h) of the Code.

    Section 3.13 of the Disclosure Schedule sets forth the amounts and expiration dates of any carryforwards of the Company's and each Subsidiary's net operating losses, net capital losses, foreign tax credits, and business credits and, except as set forth in Section 3.13 of the Disclosure Schedule, none of such tax attributes is as of the date hereof subject to limitation under Code sections 382, 383, or 384, or the federal consolidated return regulations (except as a result of the transactions contemplated by this Agreement).

    3.14 CONTRACTS. Except as set forth on Schedule 3.14 to the Disclosure Schedule, the Company (i) is not a party to any written or oral contract for the employment of any officer, individual employee or other person on a full-time or consulting basis, or relating to severance pay for any such person, (ii) is not a party to any (A) written or oral agreement or understanding to repurchase assets previously sold (or to expressly indemnify or otherwise compensate the purchaser in respect of such assets) or (B) agreement for the sale of any capital asset with a fair market value in excess of $50,000, (iii) is not a party to any contract, arrangement, commitment or understanding (whether written or oral) which provides for future payments by the Company in excess of $100,000 and is not terminable by the Company nor any Subsidiary within 60 days without payment of a penalty or premium, other than purchase orders given in the ordinary course of business, employment contracts, benefit plans and leases otherwise disclosed in the Disclosure Schedule or listed as an exhibit in the Company SEC Filings, (iv) is not a party to any independent sales representative, OEM, supply, distribution, manufacturers' representative, dealer, licensing (except for immaterial licenses, which include without limitation, licenses for off-the-shelf software) joint development, joint venture, research and development, or similar contract, (v) is not a party to any contract, arrangement, commitment or understanding which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Company SEC Filings, (vi) is not a party to any confidentiality agreement or any agreement which prohibits the Company from freely engaging in any business anywhere in the world,

(vii) is not a party to any agreement or indenture relating to the borrowing of money of more than $100,000, (viii) has not guaranteed any obligation for borrowed money of more than $100,000, or (ix) is not a party to any agreement or contract that expressly obligates the Company to pay consequential or punitive damages.

    The Company has performed all obligations required to be performed by it under any contract, plan, agreement, understanding or arrangement made or obligation owed by or to the Company listed on the Disclosure Schedule, except where the failure would not have a Company Material Adverse Effect; there has not been any event of default (or any event or condition which with notice or the lapse of time, both or otherwise, would constitute an event of default) thereunder on the part of the Company, any Subsidiary or, to the Company's knowledge, any other party thereto that would have a Company Material Adverse Effect; the same are in full force and effect and valid and enforceable by the Company or its Subsidiaries in accordance with their respective terms subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and rules of law governing specific performance, injunctive relief or other equitable remedies; and the performance of any such contracts, plans, agreements, understandings, arrangements, or obligations would not have a Company Material Adverse Effect. As of the date hereof, the Company has no knowledge of any basis for a claim by the Company for indemnification from Adam (as hereinafter defined) (without regard to any baskets) pursuant to the Asset Purchase Agreement dated as of December 22, 1998, as amended, by and among the Company, Adam Wholesalers, Inc. ("Adam") and certain subsidiaries of Adam (the "Adam Purchase Agreement"). The Company has not waived any of its rights under the Adam Purchase Agreement or further amended the Adam Purchase Agreement in any respect. As of the date hereof, there are no claims against the Company, and the Company has no knowledge of any basis for a claim against the Company, pursuant to or in connection with the asset purchase agreement between the Company and JELD-WEN, Inc. or any agreement executed in connection therewith, except for any claim, the effect of which would not have a Company Material Adverse Effect.

    3.15 TITLE TO PROPERTIES; LIENS. The Company has good and marketable title to all of its material properties and assets reflected on the Company Audited Balance Sheet or acquired after the date thereof (except for properties and assets sold or otherwise disposed of in the ordinary course of business since the dates thereof) subject only to (a) statutory Liens arising or incurred in the ordinary course of business with respect to which the underlying obligations are not delinquent, (b) with respect to personal property, the rights of customers of the Company with respect to inventory or work in progress under orders or contracts entered into by the Company in the ordinary course of business, (c) Liens reflected on the Company Audited Balance Sheet, (d) Liens for taxes not yet due or being diligently contested in good faith and by appropriate proceedings, and (e) any defects in title that would not have a Company Material Adverse Effect. The term "Lien" as used in this Agreement means any mortgage, pledge, security interest, encumbrance, lien, claim, or charge of any kind. All properties and assets purported to be leased by the Company are subject to valid and effective leases that are in full force and effect, and there does not exist, and the Merger will not result in, any default or event that with notice or lapse of time, or both or otherwise, would constitute a default under any such leases which would have a Company Material Adverse Effect. The properties and assets of the Company are in good condition and repair (taking into account the age of the assets) in the ordinary course of business, except for the effect of any properties and assets which are not in good condition and repair that would not have a Company Material Adverse Effect.

    3.16 PERMITS, LICENSES, ETC. Except as disclosed on Schedule 3.16 to the Disclosure Schedule, the Company has all rights, permits, certificates, licenses, consents, franchises, approvals, registrations, and other authorizations (collectively, "Permits") necessary to sell its products and services and otherwise carry on and conduct its business and to own, lease, use, and operate its properties and assets at the places and in the manner now conducted and operated, except those the absence of which would not have a Company Material Adverse Effect. The Company has not received any written notice or claim from any federal, state, local or foreign body or authority (including, but not limited to, any non-governmental self-regulatory agency) pertaining to the failure to obtain any such Permits.

    3.17 INTELLECTUAL PROPERTY RIGHTS. Schedule 3.17 to the Disclosure Schedule contains a complete and accurate list of all material patents, trademarks, trade names, service marks copyrights, and all applications for or registrations of any of the foregoing that the Company uses in any material respect in its businesses, or as to which the Company is the owner or a licensee (indicating whether such license is exclusive or nonexclusive) that are not listed or described to such extent in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997. The Company exclusively owns, free and clear of any Lien, or is exclusively (unless otherwise indicated in Schedule
3.17 to the Disclosure Schedule) licensed to use, all patents, trademarks, trade names, service marks, copyrights, applications for or registrations of any of the foregoing, processes, inventions, designs, technology, formulas, computer software programs, know-how and trade secrets used in or necessary for the conduct of its business as currently conducted or proposed to be conducted (the "Company Intellectual Property"), except where the failure of which to exclusively own or exclusively license such Company Intellectual Property would not have a Company Material Adverse Effect. Except to the extent disclosed on
Schedule 3.17 to the Disclosure Schedule, and except for claims which would not have a Company Material Adverse Effect, no claim has been asserted or, to the knowledge of the Company, threatened by any person, and, to the Company's knowledge, its patent counsel has not concluded that any claim exists, with respect to the use of the Company Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement to which the Company is a party with respect thereto. To the knowledge of the Company, neither the use of the Company Intellectual Property by the Company in the present or planned conduct of its business nor any product or service of the Company infringes on the intellectual property rights of any person. No current or former stockholder, employee or consultant of the Company has any material rights in or to any of the Company Intellectual Property. All Company Intellectual Property listed on Schedule 3.17 to the Disclosure Schedule has the status indicated therein and all applications are still pending in good standing and have not been abandoned. Except to the extent disclosed on Schedule 3.17 to the Disclosure Schedule: (i) to the Company's knowledge, the Company Intellectual Property is valid and has not been challenged in any judicial or administrative proceeding; (ii) the Company has made all statutorily required filings, if any, to record their interests, and taken reasonable actions to protect their rights, in the Company Intellectual Property, where the failure to make any such filing, record such interest or take such other actions would have a Company Material Adverse Effect; (iii) to the knowledge of the Company, no person or entity nor such person's or entity's business or products has infringed or misappropriated any Company Intellectual Property or currently is infringing or misappropriating any Company Intellectual Property; and (iv) no other person or entity has any right to receive or any obligation to pay a royalty with respect to any Company Intellectual Property or any product or service of the Company.

    3.18 BENEFIT PLANS.

    (a) Except to the extent disclosed on Schedule 3.18(a) to the Disclosure Schedule, neither the Company nor any Subsidiary sponsors, maintains, contributes to, or, at any time during the three-year period preceding the date of this Agreement, has sponsored, maintained, or contributed to or been required to contribute to, any "employee pension benefit plan" ("Pension Plan"), as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, solely for the purpose of this subsection, a plan excluded from coverage by Section 4(b)(5) of ERISA. Each such Pension Plan presently maintained by the Company or any Subsidiary is, in all material respects, in compliance with applicable provisions of ERISA the Code, and other applicable laws.

    (b) Except to the extent disclosed on Schedule 3.18(b) to the Disclosure Schedule, neither the Company nor any Subsidiary sponsors, maintains, contributes to, or, at any time during the three-year period preceding the date of this Agreement, has sponsored, maintained, or contributed to or been required to contribute to, any Pension Plan that is a "Multiemployer Plan" within the meaning of Section 4001(a)(3) of ERISA.

    (c) Except to the extent disclosed on Schedule 3.18(c) to the Disclosure Schedule, neither the Company nor any Subsidiary sponsors, maintains, contributes to, or, at any time during the three-year period preceding the date of this Agreement, has sponsored, maintained, contributed to or been required to contribute to, any "employee welfare benefit plan" ("Welfare Plan"), as such term is defined in Section 3(1) of ERISA, whether insured or otherwise and any such Welfare Plan presently maintained by the Company or any Subsidiary is, in all material respects, in compliance with the provisions of ERISA, the Code and all other applicable laws, including, but not limited to, Section 4980B of the Code and the regulations thereunder, and Part 6 of Title I of ERISA. Neither the Company nor any Subsidiary has established or contributed to any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code.

    (d) Except to the extent disclosed on Schedule 3.18(d) to the Disclosure Schedule, neither the Company nor any Subsidiary sponsors, maintains, contributes to, or, at any time during the three-year period preceding the date of this Agreement, has sponsored, maintained or contributed to, a "self-insured medical reimbursement plan" within the meaning of Section 105(h) of the Code and the regulations thereunder.

    (e) Except to the extent disclosed on Schedule 3.18(e) to the Disclosure Schedule, neither the Company nor any Subsidiary currently maintains or contributes to any oral or written bonus, profit-sharing, compensation (incentive or otherwise), commission, stock option or other stock-based compensation, retirement, severance, change of control, vacation, sick or parental leave, dependent care, deferred compensation, cafeteria, disability, hospitalization, medical, death, retiree, insurance or other benefit or welfare or other similar plan, policy, agreement, trust, fund or arrangement providing for the remuneration or benefit of all or any employees or stockholders or any other person, that is neither a Pension Plan nor a Welfare Plan (collectively, the "Compensation Plans"). Schedule 3.18(e) also contains a list of all deferred compensation account balances.

    (f) To the knowledge of the Company, neither any Pension Plans or Welfare Plans nor any trust created or insurance contract issued thereunder nor any trustee, fiduciary or administrator thereto, nor any officer, director, or employee of the Company or any Subsidiary, custodian, or any other "disqualified person" within the meaning of Section 4975(e)(2) of the Code or "party in interest" within the meaning of Section 3(14) of ERISA with respect to any such plan, has engaged in any act or omission that could reasonably be expected to subject the Company or any Subsidiary either directly or indirectly to a liability for breach of fiduciary duties under ERISA or a material tax or penalty imposed by Section 502 of ERISA.

    (g) Full and timely payment has been made of all amounts that the Company or any Subsidiary is required, under applicable law, with respect to any Pension Plan, Welfare Plan, or Compensation Plan, or any agreement relating to any Pension Plan, Welfare Plan, or Compensation Plan, to have paid as a contribution to each Pension Plan, Welfare Plan, or Compensation Plan. To the extent required by GAAP, the Company has made adequate provisions for reserves to meet contributions that have not been made because they are not yet due under the terms of any Pension Plan, Welfare Plan, Compensation Plan or related agreements. Except as set forth on the Disclosure Schedule, there will be no change on or before the Effective Time in the operation of any Pension Plan, Welfare Plan, Compensation Plan or documents under which any such plan is maintained that will result in an increase in the benefit liabilities under such plan, except as may be required by law or as provided by the terms of the Pension Plan, Welfare Plan, Compensation Plan or document in effect on the date of this Agreement. The IRS has issued favorable determination letters with respect to all the Company and Subsidiary Pension Plans that are intended to be qualified under Section 401(a) of the Code. The Company has provided to Parent complete and accurate copies of all Pension Plans, Welfare Plans,

Compensation Plans, and related agreements, the most recent three years' annual reports (Form 5500), favorable determination letters and current summary plan descriptions, and all current employee handbooks or manuals.

    (h) Except to the extent disclosed on Schedule 3.18(h) to the Disclosure Schedule, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Pension Plan, Welfare Plan, Compensation Plan or other arrangement that will or may result in any new, increased or accelerated payment (whether of severance pay or otherwise), forgiveness of indebtedness, vesting, increase in benefits, or any new, increased or accelerated obligation to fund benefits. Schedule 3.18(h) of the Disclosure Schedule lists each Pension Plan, Welfare Plan and Compensation Plan currently in effect under which there could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement separately or in conjunction with the occurrence of any other event(s) (including, without limitation, a person's termination of employment) by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) an amount under any Pension Plan, Welfare Plan or Compensation Plan currently in effect that would be or could reasonably be expected to be a "parachute payment" (as such term is defined in Section 280G(b)(2) of the Code).

    (i) Except to the extent disclosed on Schedule 3.18(i) to the Disclosure Schedule, no Pension Plan that is a defined benefit pension plan or subject to the funding standards of Section 302 of ERISA maintained, sponsored or contributed to by the Company nor any subsidiary has been amended since December 31, 1988, to reduce the rate of accrual for any participant. Each amendment effecting a reduction in the benefit accrual rate for any participant has been adopted in compliance with Section 204(h) of ERISA.

    (j) Except to the extent disclosed on Schedule 3.18(j) to the Disclosure Schedule, the Company and each subsidiary has fully complied in all material respects with the notice and continuation coverage requirements of Code section 4980B and sections 601 et seq. of ERISA. Except to the extent disclosed on
Schedule 3.18(j) to the Disclosure Schedule, the Company is not aware of any circumstance that may reasonably give rise to any material liability for tax under Code section 4980B or to any material civil penalty under section 502(c) of ERISA.

    3.19 INSURANCE POLICIES. Schedule 3.19 to the Disclosure Schedule sets forth a complete and accurate list of all insurance policies and programs (other than welfare benefit insurance policies and programs disclosed in Schedule 3.19), including self-insurance programs, maintained by the Company. All such policies of insurance are in full force and effect and have been issued for the benefit of the Company, and/or their respective directors, officers and employees. Schedule 3.19 also lists all pending insurance claims involving amounts in excess of $50,000.

    3.20 WARRANTIES. The Company does not provide any warranties (express or implied) other than pass-through warranties of the manufacturers.

    3.21 RELATIONS WITH SUPPLIERS AND CUSTOMERS. No "material current supplier" of the Company has canceled any contract or order for provision of, and, to the knowledge of the Company, there has been no threat by or basis for any such supplier not to provide, raw materials, products, supplies or services to the business of the Company either prior to or following the Merger. For purposes of the preceding sentence, a "material current supplier" shall mean a supplier (other than the Parent) whom the Company paid $10,000,000 or more in the 12-month period immediately preceding the date of this Agreement. Except as specifically set forth on Schedule 3.21 to the Disclosure Schedule, the Company has not, to the knowledge of the Company, received any information from any customer that accounted for more than 5% of the revenues of the Company during the last full fiscal year to the effect that such customer intends to materially decrease the amount of business it does with the business of the

Company either prior to or following the Merger. Schedule 3.21 to the Disclosure Schedule lists each supplier to the Company that is the sole source of a particular raw material, product, supply or service.

    3.22 NO FINDERS. No act of the Company has given or will give rise to any claim against any of the parties hereto for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated herein, except payments in the amounts specified on Schedule 3.22 to the Disclosure Schedule to those parties identified thereon who have acted as a finder for the Company or have been retained by the Company as financial advisors pursuant to the agreements or other documents described in Schedule 3.22 to the Disclosure Schedule, copies of which have been provided to Parent prior to the date of this Agreement.

    3.23 PROXY STATEMENT. The Proxy Statement (as defined in Section 5.4 hereof) and any amendments or supplements thereto will comply in all material respects with all applicable laws, regulations and requirements, including the requirements of the 1934 Act and the rules and regulations thereunder and none of the information relating to the Company or its affiliates included or incorporated therein or in any amendments or supplements thereto, or any schedules required to be filed with the SEC in connection therewith, will, at the time the Proxy Statement is mailed or at the time of the vote taken at the Company Stockholders Meeting (as defined in Section 5.4 hereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by the Company with respect to information relating to Parent or any affiliate of Parent supplied by Parent in writing specifically for inclusion in the Proxy Statement.

    3.24 MERGER FILINGS. The information as to the Company or any of their affiliates or shareholders included in the Company's filing, or submitted to Parent for inclusion in its filing, if any, required to be submitted under the HSR Act shall be true, correct and complete in all material respects, and shall comply in all material respects with the applicable requirements of the HSR Act and the rules and regulations of the Federal Trade Commission thereunder.

    3.25 FAIRNESS OPINION. The Company has received a written opinion from Bowles, Hollowell Conner to the effect that, as of the date hereof, the consideration to be received by the holders of Company Common Stock in the Merger is fair to such holders from a financial point of view, and the Company has delivered a true and correct copy of such opinion to Parent concurrent with the execution of this Agreement.

    3.26 TERMINATION OF RIGHTS AGREEMENT. The Company has taken all action necessary and appropriate to terminate the Rights Agreement, dated as of March 15, 1989, between the Company and Manufacturers Hanover Trust Company, as Rights Agent and no rights to acquire any shares of capital stock or assets of the Company thereunder remain outstanding or exercisable. The Company has not adopted or taken any other action to implement any other so called "poison pill" or rights plan.

    3.27 NEGOTIATIONS. Except for the discussions contemplated by this Agreement, no discussions or negotiations are pending with any person or entity concerning a merger, consolidation, sale of all or substantially all of the assets, liquidation, dissolution or similar transactions involving the Company.

    3.28 DISCLOSURE. The representations and warranties of the Company contained in this Agreement are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

    3.29 YEAR 2000 ISSUE.

    (a) The system of internal accounting controls used by the Company is sufficient to provide reasonable assurances that: (i) financial statements are prepared in accordance with the books and records of the Company and generally accepted accounting principles and to maintain accountability for assets; and
(ii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    (b) Except as provided on Schedule 3.29, the software and systems used by the Company are in all material respects Year 2000 Compliant. Year 2000 Compliant means that the software and systems used by the Company are able to provide the following functions without any additional processing:

     (i) effectively process date information before, during and after January 1, 2000;

     (ii) function accurately and without interruption before, during and after January 1, 2000, without any change in operation associated with the advent of the year 2000, the new century or the leap year in the year 2000;

    (iii) respond to two-digit year input in a way that resolves the ambiguity as to the century in a disclosed, defined and predetermined manner;

     (iv) process two-digit year information in ways that are similarly unambiguous as to century; and

     (v) store and provide output of date information that is similarly unambiguous as to century.

                                   ARTICLE 4

                       REPRESENTATIONS AND WARRANTIES OF
                          PARENT AND MERGER SUBSIDIARY

    Each of Parent and Merger Subsidiary represent and warrant to the Company as of the date hereof as follows:

    4.1 ORGANIZATION. Each of Parent and Merger Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the States of Minnesota and Delaware, respectively, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Parent and Merger Subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to qualify would have a Parent Material Adverse Effect. "Parent Material Adverse Effect" means any conditions, effect, change or event that, individually or in the aggregate with all similar conditions, effects, changes or events, when aggregated with all similar positive conditions, effects, changes and events of a substantial like nature, is or would reasonably be expected to be material and adverse: (i) to the business, properties, liabilities, results of operation, cash flows or financial condition of Parent and its subsidiaries, considered as a whole, or
(ii) to Parent's ability to perform any of its material obligations under this Agreement or to consummate the Merger. Notwithstanding the foregoing: (i) in no event shall any condition, effect, change or event that is caused by the Company be deemed a Parent Material Adverse Effect; (ii) nor shall retaliatory, industry or competitive reactions by any Person (including, without limitation, any of the Parent's suppliers and customers and other distributors) to the public announcement of the Merger be deemed to have a Parent Material Adverse Effect; and (iii) nor shall any such condition effect, change or event described in the immediately preceding clauses (i) and (ii) be aggregated with any other conditions effects, changes or events in determining whether a Parent Material Adverse Effect has occurred.

    4.2 AUTHORIZATION AND ENFORCEABILITY. Each of Parent and Merger Subsidiary has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Subsidiary and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Boards of Directors of Parent and Merger Subsidiary and by Parent as the sole stockholder of Merger Subsidiary, and no other corporate proceedings on the part of Parent and Merger Subsidiary are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Subsidiary and constitutes the valid and binding obligation of Parent and Merger Subsidiary, enforceable against each of them in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and rules of law governing specific performance, injunctive relief or other equitable remedies.

    4.3 PROXY STATEMENT. None of the information supplied or to be supplied by Parent, Merger Subsidiary or their respective affiliates in writing specifically for inclusion in the Proxy Statement (as defined in Section 5.4 hereof) or in any amendments or supplements thereto, or any schedules required to be filed with the SEC in connection therewith, will, at the time the Proxy Statement is mailed or at the time of the vote taken at the Company Stockholders Meeting (as defined in Section 5.4 hereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    4.4 CONSENTS AND APPROVALS. Except for (i) any applicable requirements of the HSR Act, (ii) the filing and recordation of appropriate merger documents as required by the DGCL, and (iii) compliance with Section 262 of the DGCL regarding appraisal rights of the Company's stockholders, the execution and delivery of this Agreement by Parent and Merger Subsidiary and the consummation of the transactions contemplated hereby will not: (a) violate any provision of the Articles of Incorporation, as amended, or Bylaws, as amended, of Parent or the Certificate of Incorporation or Bylaws of Merger Subsidiary; (b) violate any statute, rule, regulation, order or decree of any public body or authority (including, but not limited to, any non-governmental self-regulatory agency) by which Parent or any of its subsidiaries or any of their respective properties or assets may be bound; (c) require any filing with or permit, consent or approval of any public body or authority (including, but not limited to, any non-governmental self-regulatory agency); or (d) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments or acceleration under, or result in the creation of any Lien on any of the properties or assets of Parent or its subsidiaries under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party, or by which any of them or any of their respective properties or assets may be bound, except (x) in the cases of clauses (b) or (c), where such violation, failure to make any such filing or failure to obtain such permit, consent or approval, would not prevent or delay consummation of this Merger or otherwise prevent Parent from performing its obligations under the Agreement and would not have a Parent Material Adverse Effect, and (y) in the case of clause
(d), for any such violations, breaches, defaults or other occurrences that would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent Parent from performing its obligations under this Agreement in any material respect, and would not have a Parent Material Adverse Effect.

    4.5 MERGER FILINGS. The information as to Parent and Merger Subsidiary or any of their affiliates or shareholders included in Parent's filing, or submitted to the Company for inclusion in its filing, if any, required to be submitted under the HSR Act shall be true, correct, and complete in all material respects and shall comply in all material respects with the applicable requirements of the HSR Act and the rules and regulations issued by the Federal Trade Commission thereunder.

    4.6 NO FINDERS. Except for Piper Jaffray Inc., no act of Parent or Merger Subsidiary has given or will give rise to any claim against any of the parties hereto for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated herein.

    4.7 FINANCIAL ABILITY TO PERFORM. Parent has or has access to sufficient funds to pay the Merger Consideration and the Option Consideration on the terms and conditions contemplated by this Agreement. Parent acknowledges and agrees that Parent's performance of its obligations under this Agreement is not in any way contingent upon the availability of financing to Parent.

                                   ARTICLE 5

                                   COVENANTS

    5.1 CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company will conduct its respective operations according to its ordinary and usual course of business and consistent with past practice, and the Company will, in all material respects, use its reasonable best efforts to preserve intact its respective business organizations, to maintain its present and planned business, to keep available the services of its respective officers and employees and to maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, consultants, customers and others having business relationships with it. The Company will promptly advise Parent in writing of any material change in the management, present or planned business, properties, liabilities, results of operations or condition (financial or otherwise) of the Company. Without limiting the generality of the foregoing, and except as otherwise expressly provided in or contemplated by this Agreement or the Disclosure Schedule, prior to the Effective Time, the Company will not, without the prior written consent of Parent:

    (a) amend its Certificate of Incorporation (or other charter documents), or Bylaws;

    (b) authorize for issuance, issue, sell, pledge or deliver (whether through the issuance or granting of additional options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any securities convertible into shares of stock of any class (other than the issuance of the number of shares of Company Common Stock upon the exercise of Options outstanding listed in Schedule 3.1 of the Disclosure Schedule and the actual number of shares issuable for the current offering period under the Purchase Plan in accordance with Section 1.8 hereof);

    (c) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of its capital stock; redeem or otherwise acquire any shares of its capital stock or other securities; or amend or alter any material term of any of its outstanding securities;

    (d) create, incur or assume any indebtedness for borrowed money (other than defined draws under any existing lines); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; make any loans, advances (other than advances of business expenses to employees in the ordinary course) or capital contributions to, or investments in, any other person; or create, incur or assume any Lien (other than those excepted under (a) through (e) of Section 3.16 hereof) on any material asset;

    (e) (i) increase in any manner the compensation of any of its directors, officers, employees, stockholders or consultants, unless such increase is in the ordinary course of business and consistent with past practice (provided, however, any general "across the board" increase in compensation for employees shall not be deemed in the ordinary course of business) or consistent with existing contractual commitments or accelerate the payment of any such compensation (whether or not any such acceleration is consistent with past practice), other than as required by existing contractual commitments to the extent disclosed in the Disclosure Schedule; (ii) pay or accelerate or otherwise modify the payment, vesting, exercisability, the Company's matching amount or other feature or requirement of any pension, retirement allowance, severance, change of control, stock option or other employee benefit not required by any existing plan, agreement or arrangement to any such director, officer, employee, stockholder or consultant, whether past or present; or (iii) except for normal increases in the ordinary course of business in accordance with its customary past practices or consistent with existing contractual commitments, in each case to the extent disclosed in writing to Parent prior to the date hereof, commit itself to any additional or increased benefits or obligations under any pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance, change of control, retirement or other benefit, plan, agreement or arrangement, or to any employment or consulting agreement, with or for the benefit of any person, or amend any of such plans or any of such agreements in existence on the date hereof;

    (f) except in the ordinary course of business and consistent with past practice or pursuant to contractual obligations existing on the date hereof, (i) sell, transfer or otherwise dispose of any real or personal property, (ii) pay, discharge or satisfy claims, liabilities or obligations (absolute, accrued, contingent or otherwise), or (iii) cancel any debts or waive any claims or rights;

    (g) Except with respect to the Adam Purchase Agreement, acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any portion of the assets of, or by any other manner, any business of any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) any assets that are material, individually or in the aggregate, to the Company, except as provided in subsection (h) below and except purchases of inventory in the ordinary course of business consistent with past practice;

    (h) make or agree to make any new capital expenditure or expenditures that, individually, is in excess of $50,000 or, in the aggregate, are in excess of $100,000;

    (i) enter into, amend or terminate any joint ventures or any other agreements, commitments or contracts that, individually or in the aggregate, are material to the Company (except agreements, commitments or contracts expressly provided for or contemplated by this Agreement or for the purchase, sale or lease of goods, services or properties in the ordinary course of business and consistent with past practice or agreements, commitments or contracts that terminate in accordance with their terms due to the lapse of time), or otherwise make any material change in the conduct of the business or operations of the Company;

    (j) enter into or terminate, or amend, extend, renew or otherwise modify (including, but not limited to, by default or by failure to act) any distribution, OEM, independent sales representative, noncompetition, licensing, franchise, research and development, supply or similar contract, agreement or understanding (except agreements, commitments or contracts expressly provided for or contemplated by this Agreement or for the purchase, sale, lease or license of goods, services or properties in the ordinary course of business and consistent with past practice);

    (k) change its credit policy as to sales of inventories or collection of receivables or its inventory consignment practices;

    (l) remove or knowingly permit to be removed from any building, facility or real property any machinery, equipment, fixture, vehicle or other personal property or parts thereof, except in the ordinary course of business;

    (m) alter or revise its accounting principles, procedures, methods or practices, except as required by a change in GAAP and concurred with by the Company's independent public accountants;

    (n) institute, settle or compromise any claim, action, suit, or proceeding pending or threatened by or against it involving amounts in excess of $10,000, at law or in equity or before any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality (including, but not limited to, any non-governmental self-regulatory agency);

    (o) subject to the provisions of Section 8.10, distribute or otherwise circulate any notices, directives or other communications directed to all or groups of customers, vendors, employees, distributors or others associated with its business relating to the transactions contemplated hereby or to the operation of business after completion of the Merger;

    (p) knowingly take any action that would knowingly render any representation, warranty, covenant or agreement of the Company in this Agreement inaccurate or breached as of the Closing Date;

    (q) close the operations of any distribution facilities, effect any general layoffs, or hire any employees at the branch manager level or above; or

    (r) agree, whether in writing or otherwise, to do any of the foregoing;

provided, however, that in the event that the Company would be prohibited from taking any action by reason of this Section 5.1 without the prior written consent of Parent, such action may nevertheless be taken if the Company is expressly required to do so by law (or by the rules of the New York Stock Exchange, if applicable) and the Company prior to taking such action informs Parent in writing of such requirement.

    5.2 NO SOLICITATION. Neither the Company, its Subsidiaries, nor any of their respective officers, directors, employees, financial advisors, counsel, representatives, agents or affiliates will, directly or indirectly, encourage, solicit, initiate or, except to the extent provided below, participate in any way in discussions or negotiations with, or provide any confidential information regarding Company or any Subsidiary to, any Third Party (as defined below) concerning or in connection with any tender offer (including a self-tender offer), exchange offer, merger, sale of substantial assets outside the ordinary course of business, sale of securities or similar transactions involving the Company or any Subsidiary or division of the Company (each, an "Acquisition Proposal"); except that nothing contained in this Section 5.2 or in any other provision of this Agreement will prohibit the Company or its Board of Directors from: (i) taking and disclosing to the Company's stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the 1934 Act; or (ii) making such disclosure to the Company's stockholders as, in the judgment of its Board of Directors with the advice of outside counsel, is required under applicable law. For purposes of this Agreement, "Third Party" will mean any corporation, partnership, person or other entity or "group" (as defined in Section 13(d)(3) of the 1934 Act) other than Parent or any affiliate of Parent or Merger Subsidiary and their respective directors, officers, employees, representatives and agents. Notwithstanding the foregoing, the Company may furnish confidential information regarding the Company to and enter into discussions or negotiations with any Third Party if and only if: (x) such Third Party, has on an unsolicited basis, submitted a bona fide written Acquisition Proposal; (y) the Company's Board of Directors determines in good faith, based upon the legal advice of the Company's outside counsel (with a copy provided to Parent), that its fiduciary duties require the Board of Directors to take such action; and (z) the Company and such Third Party enter into a confidentiality agreement with standard terms and provisions. Subject to the provisions of
Section 7.1 hereof, the Company may approve, accept and recommend an Acquisition Proposal if and only if: (1) the Board of Directors determines in good faith, based on, among other things, advice of its legal counsel that its fiduciary duties require the Board of Directors to take such action; (2) the Board of Directors determines, after consultation with its financial advisors, that the Acquisition Proposal would result in a transaction more favorable to the Company's stockholders from a financial point of view than the transaction contemplated by this Agreement (such Acquisition Proposal satisfying the immediately preceding clauses (1) and (2)) is referred to hereinafter as an "Approved Offer"); (3) the Company promptly notifies Parent of the Board's determination that an

Acquisition Proposal constitutes an Approved Offer; and (4) Parent does not make, within three (3) business days of Parent's receiving such notice, an offer which the Board of Directors, after consultation with its financial advisors, determines is superior to such Approved Offer. The Company will promptly notify Parent of the receipt and the terms of any Acquisition Proposal which it may receive, including the identity of the offeror, and will keep Parent reasonably informed of the status of any such Acquisition Proposal. The Board of Directors of the Company acknowledges that the agreements contained in this Section 5.2 are derived from and based upon its opinion that the Merger is fair and in the best interests of the Company and its stockholders. Nothing contained in this
Section 5.2 shall relieve any party from fulfilling its obligations under
Article 7.

    5.3 ACCESS AND INFORMATION. The Company will afford to Parent, and to Parent's accountants, officers, directors, employees, counsel and other representatives, full access, from the date hereof through the Effective Time, to all of its and its Subsidiaries' properties, books, contracts, commitments and records, and, during such period, the Company will furnish promptly to Parent all information concerning the Company's and its Subsidiaries' businesses, prospects, properties, products, services, processes, liabilities, results of operations, financial condition, officers, employees, investigators, distributors, customers, suppliers and others having dealings with the Company as Parent may reasonably request and reasonable opportunity to contact and obtain information from such officers, employees, investigators, distributors, customers, suppliers, and others having dealings with the Company as Parent may reasonably request. During the period from the date hereof to the Effective Time, the parties will in good faith meet and correspond on a regular basis for mutual consultation concerning the conduct of the Company's and the Subsidiaries' businesses and, in connection therewith, Parent will be entitled to have employees or other representatives present at the offices of the Company and its Subsidiaries to observe, and be kept informed concerning, the Company's and the Subsidiaries' operations and business planning.

    5.4 COMPANY STOCKHOLDERS MEETING; PROXY STATEMENT.

    (a) The Company will take all action necessary in accordance with Delaware law and the Company Certificate of Incorporation and Bylaws to cause a special meeting of the Company's stockholders (the "Company Stockholders Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting upon this Agreement and the Merger. The Company will, through its Board of Directors, recommend that its stockholders approve this Agreement and the Merger at the Company Stockholders Meeting.

    (b) As soon as practicable after the date hereof, the Company shall use its best efforts to prepare and file with the SEC a proxy statement and a form of proxy in connection with the Company Stockholders Meeting (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's stockholders, being the "Proxy Statement"), respond promptly to any comments of the SEC or its staff regarding the Proxy Statement and cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the staff of the SEC. Parent and Merger Subsidiary shall furnish such information concerning Parent and Merger Subsidiary as is necessary to cause the Proxy Statement, insofar as it relates to Parent and Merger Subsidiary, to be prepared in accordance with the rules and regulations of the SEC. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. Prior to filing the Proxy Statement with the SEC, the Company shall provide reasonable opportunity for Parent to review and comment upon the contents of the Proxy Statement and shall not include therein or omit therefrom any information to which counsel to Parent shall reasonably object.

The Proxy Statement shall include the recommendation of the Company's Board of Directors in favor of approval of this Agreement and the Merger.

    (c) If at any time prior to the Company Stockholders Meeting any event should occur relating to the Company or the Company's officers or directors that is required to be described in an amendment or supplement to the Proxy Statement the Company will promptly inform Parent, and the Company shall promptly prepare, file with the SEC and mail such amendment or supplement to the Company's stockholders as soon as practicable after it is cleared by the SEC in accordance with the procedures (including review and comment by Parent set forth in subsection (b), above.

    5.5 CONSENTS. The Company will, at its cost and expense, use its reasonable best efforts to obtain all approvals and consents of all third parties necessary on the part of the Company to consummate the transactions contemplated hereby. Parent agrees to cooperate with the Company in connection with obtaining such approvals and consents. Parent will, at its cost and expense, use its reasonable best efforts to obtain all approvals and consents of all third parties necessary on the part of Parent to consummate the transactions contemplated hereby. The Company agrees to cooperate with Parent in connection with obtaining such approvals and consents.

    5.6 EXPENSES. Subject to Section 7.2 hereof, all costs and expenses incurred in connection with the transactions contemplated by this Agreement will be paid by the party incurring such expenses. The Company and its Subsidiaries will not incur costs and expenses (including, without limitation, fees and expenses of attorneys, accountants and investment bankers) in connection with the negotiation, execution and delivery of this Agreement or in connection with the transactions contemplated hereby in excess of $925,000.

    5.7 FURTHER ACTIONS. Subject to the terms and conditions herein provided and without being required to waive any conditions herein (whether absolute, discretionary or otherwise), each of the parties hereto agrees to use all commercially reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement will take all such necessary action as is commercially reasonable.

    5.8 REGULATORY APPROVALS. The Company and Parent will take all reasonable action as may be necessary under federal or state securities laws or the HSR Act applicable to or necessary for, and will file as soon as reasonably practicable and, if appropriate, use all reasonable efforts to have declared effective or approved all documents and notifications with the SEC and other governmental or regulatory bodies (including, without limitation, any foreign labor councils or bodies as may be required) that they deem necessary or appropriate for, the consummation of the Merger and the transactions contemplated hereby, and each party will give the other information reasonably requested by such other party pertaining to it and its subsidiaries and affiliates to enable such other party to take such actions. Notwithstanding the foregoing or anything herein to the contrary, neither Parent nor Merger Subsidiary will be required to make arrangements for or to effect the cessation, sale or other disposition of particular assets or categories of assets or businesses of Parent, Merger Subsidiary, the Company or any of their affiliates.

    5.9 CERTAIN NOTIFICATIONS. From time to time prior to the Effective Time within (5) days of the end of each calendar month, the Company will provide written notice to the Parent of any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule which has been rendered inaccurate thereby, or (b) would constitute a breach of any covenant contained in this Agreement. For purposes of determining the accuracy of the representations and warranties of the Company contained in Article 3 of this Agreement in order to determine the fulfillment of the conditions set forth in
Section 6.2(a) and to determine whether a breach has occurred for purposes of
Section 6.2(b) or pursuant to Section 7.1(g) hereof, the Disclosure Schedule delivered by Company in accordance with Section 3.1 shall be deemed to include only the information contained therein when delivered in accordance with Section
3.1 and shall be deemed to exclude any information contained in any subsequent notifications hereunder.

    5.10 VOTING OF SHARES. To induce Parent to execute this Agreement, all of the officers and directors of the Company who are stockholders of the Company have executed and delivered as of the date hereof Agreements to Facilitate Merger in the form attached hereto as Exhibit C, pursuant to which each such person has agreed to vote his or her shares of Company Common Stock in favor of the Merger at the Company Stockholders Meeting.

    5.11 [INTENTIONALLY OMITTED.]

    5.12 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. The Surviving Corporation agrees that it will provide to the directors and officers of the Company indemnification to the fullest extent provided by its Certificate of Incorporation and Bylaws with respect to matters occurring prior to the Effective Time, including, without limitation, the authorization of this Agreement and the transactions contemplated hereby until the six (6) year anniversary date of the Effective Time (or, in case of matters occurring prior to the Effective Time giving rise to claims that are made prior to but which have not been resolved by the sixth (6th) anniversary of the Effective Time, until such matters are finally resolved). Surviving Corporation shall obtain and maintain in effect for not less than two (2) years after the Effective Date, the current directors' and officers' liability insurance policies maintained by the Company (provided that the Surviving Corporation may substitute therefore a policy or policies of at least the same coverage containing similar terms and conditions so long as no lapse in coverage occurs as a result of such substitution); provided that in no event shall Surviving Company be required to expend more than 110% of the current annual premiums paid by the Company for such coverage (the "Maximum Premium"); and provided further that if the Surviving Corporation is unable to obtain the amount of insurance required by this Section 5.12 for such aggregate premium, the Surviving Corporation shall obtain as much insurance as can be obtained for an annual premium not in excess of the Maximum Premium.

    5.13 SECTION 203. From and after the date hereof, the Company will not, except as otherwise provided for in this Agreement, approve any acquisition of shares of Company Common Stock by any person which would result in such person becoming an interested stockholder (as such term is defined in Section 203 of the DGCL) or otherwise take any action rendering it subject to Section 203 of the DGCL.

    5.14 TAX MATTERS. The Company shall file (or cause to be filed) at its own expense, on or prior to the due date, all Returns, including all Plan returns and reports, for all tax periods ending on or before the Effective Time where the due date for such Returns (taking into account valid extensions of the respective due dates) falls on or before the Effective Time; provided, however, that the Company shall not consent to any material adjustment or otherwise compromise or settle any material matters with respect to taxes, without prior consultation with Parent; provided, further, that the Company shall not make any material election or take any other material discretionary position with respect to taxes, in a manner inconsistent with past practices, without the prior written approval of Parent, which approval shall not be unreasonably withheld. In the event the granting or withholding of such approval by Parent results in additional taxes owing for any tax period ending on or before the Effective Time, liability for such additional taxes shall not cause any representation of Company relating to taxes to be untrue.

    5.15 PURCHASE PLAN. The Company will terminate the 1988 Stock Purchase Plan, as amended (the "Purchase Plan"), effective as of the date of this Agreement. The Company will at least thirty (30) days prior to Closing cause the custodian to promptly distribute any cash account balances to participants as provided under, and subject to, the terms and conditions of the Purchase Plan. The Company will at least ten (10) days prior to record date for the Company Stockholders Meeting take such actions as are necessary (including, without limitation, amendment of the Purchase Plan) to require the custodian to hold (rather than distribute) shares for the benefit of participants, except for any participants who specifically request a distribution of shares.

                                   ARTICLE 6

                               CLOSING CONDITIONS

    6.1 CONDITIONS TO OBLIGATIONS OF PARENT, MERGER SUBSIDIARY AND THE COMPANY.

    The respective obligations of each party to consummate the Merger will be subject to the fulfillment at or prior to the Closing of the following conditions:

    (a) NO INJUNCTION. None of Parent, Merger Subsidiary, or the Company will be subject to any final order, decree, or injunction of a court of competent jurisdiction within the United States that (i) prevents or materially delays the consummation of the Merger, or (ii) would impose any material limitation on the ability of Parent effectively to exercise full rights of ownership of the Company or the assets or business of the Company.

    (b) STOCKHOLDER APPROVAL. The approval of the stockholders of the Company referred to in Section 5.4 hereof will have been obtained, in accordance with the DGCL and the Company Certificate of Incorporation and Company Bylaws.

    (c) WAITING PERIODS. The waiting periods applicable to the consummation of the Merger under the HSR Act shall have expired or terminated.

    6.2 CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUBSIDIARY. The respective obligations of Parent and Merger Subsidiary to consummate the Merger will be subject to the fulfillment at or prior to the Closing of the following additional conditions:

    (A) REPRESENTATIONS AND WARRANTIES TRUE. Each representation and warranty of the Company contained in this Agreement will be true and correct on the date hereof and on the Closing Date as though such representations and warranties were made on such date (except those representations and warranties that address matters only as of a particular date will remain true and correct as of such date), except for any inaccuracies that have not had, and would not have, a Company Material Adverse Effect. For purposes of this Section 6.2(a), all representations and warranties contained in Article 3 qualified by Company Material Adverse Effect shall not be deemed so qualified.

    (B) PERFORMANCE. The Company will have performed and complied in all material respects with all agreements, obligations, and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

    (C) CONSENTS. The Company will have obtained all permits, authorizations, consents, and approvals required on its part to perform its obligations under, and consummate the transactions contemplated by, this Agreement, in form and substance reasonably satisfactory to Parent, and Parent and Merger Subsidiary will have received evidence reasonably satisfactory to them of the receipt of such permits, authorizations, consents and approvals.

    (D) OPINION OF COUNSEL FOR THE COMPANY. Parent and Merger Subsidiary will have received an opinion of Winthrop, Stimson, Putnam & Roberts counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to Parent, to the effect set forth in Exhibit E hereto.

    (E) RESIGNATIONS. Such officers and directors of the Company as will have been specified by Parent will have tendered their respective resignations effective as of the Closing; provided, that, no such resignation by any such officer shall be deemed in and of itself to have been a voluntary resignation or termination of employment by any such officer for purposes of any right of or benefit due to such officer under any employment agreement, stock option plan or arrangement, severance plan or any other employee benefit arrangement or plan in effect with respect to such officer.

    (F) CERTIFICATES. The Company will have furnished certificates of its officers to evidence compliance with its respective conditions set forth in Sections 6.1 and 6.2 hereof as may reasonably be requested by Parent.

    (G) ADAM TRANSACTION. The Company shall not have: (i) amended the Adam Purchase Agreement; or (ii) waived any of its rights under the Adam Purchase Agreement. In addition, the Company shall have consummated the transactions contemplated by the Adam Purchase Agreement.

    (H) CERTAIN EMPLOYMENT ARRANGEMENTS. The Employment Agreements executed and delivered as of the date hereof between the Company and Larry R. Robinette, David A. Braun and Darrell J. Olson have not been rescinded, revoked or otherwise terminated by any of the individuals subject to such employment agreements as of the Effective Time.

    6.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the Merger will be subject to the fulfillment at or prior to the Closing of the following additional conditions:

    (A) REPRESENTATIONS AND WARRANTIES TRUE. Each representation and warranty of Parent and Merger Subsidiary contained in this Agreement will be true and correct on the date of this Agreement and on the Closing Date as though such representations and warranties were made on such date (except those representations and warranties that address matters only as of a particular date will remain true and correct as of such date), except for any inaccuracies that have not had, and would not have, a Parent Material Adverse Effect. For purposes of this Section 6.3(a), all representations and warranties contained in Article 4 qualified by Parent Material Adverse Effect shall not be deemed so qualified.

    (B) PERFORMANCE. Parent and Merger Subsidiary will have performed and complied in all material respects with all agreements, obligations, and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing.

    (C) CONSENTS. Parent and Merger Subsidiary will have obtained all permits, authorizations, consents, and approvals required on their part to perform their obligations under, and consummate the transactions contemplated by, this Agreement, in form and substance satisfactory to the Company, and the Company will have received evidence satisfactory to it of the receipt of such permits, authorizations, consents and approvals.

    (D) OPINION OF COUNSEL FOR PARENT. The Company will have received an opinion of Oppenheimer Wolff & Donnelly LLP, counsel to Parent, dated the Closing Date, in form and substance reasonably satisfactory to the Company, to the effect set forth in Exhibit F hereto.

    (E) CERTIFICATES. Parent and Merger Subsidiary will have furnished such certificates of their respective officers to evidence compliance with the conditions set forth in Sections 6.1 and 6.3 hereof as may reasonably be requested by the Company.

                                   ARTICLE 7

                          TERMINATION AND ABANDONMENT

    7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company, only:

    (a) by mutual written consent duly authorized by the Board of Directors of Parent and the respective Boards of Directors of the Company and Merger Subsidiary;

    (b) by either Parent or the Company if the Merger will not have been consummated on or before the date that is six months after the date hereof; provided, however, that the terminating party will not have breached in any material respect its obligations under this Agreement in any manner that will have been the proximate cause of, or resulted in, the failure to consummate the Merger by such date and provided further, however, that, if a request for additional information is received from the U.S. Federal Trade Commission (the "FTC") or Department of Justice ("DOJ") pursuant to the HSR Act, such date shall be extended to the 90th day following acknowledgment by the FTC, or DOJ, as applicable, that Parent and the Company have complied with such request, but in any event not later than nine months from the date hereof;

    (c) by either Parent or the Company if a court of competent jurisdiction or an administrative, governmental, or regulatory body has issued a final nonappealable order, decree or ruling, or taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

    (d) by either Parent or the Company if, at the Company Stockholders Meeting, the requisite vote of the stockholders of the Company is not obtained, except that the right to terminate this Agreement under this Section 7.1(d) will not be available to any party whose failure to perform any material obligation under this Agreement has been the proximate cause of, or resulted in, the failure to obtain the requisite vote of the stockholders of the Company;

    (e) by Parent if Parent has not willfully and intentionally materially breached any of its material obligations under this Agreement in any material respect and either (i) the Company has breached its obligations under Section
5.2 hereof in any material respect, (ii) the Board of Directors of the Company has recommended, approved, accepted or entered into an agreement (other than a confidentiality agreement) regarding an Acquisition Proposal or an Approved Offer, (iii) the Board of Directors of the Company has withdrawn or modified in a manner adverse to Parent its recommendation of the Merger, or (iv) a tender offer or exchange offer for 15% or more of the outstanding shares of Company Common Stock is commenced, and the Board of Directors of the Company, within 10 business days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender offer or exchange offer by its stockholders or takes no position with respect to the acceptance of such tender offer or exchange offer by its stockholders;

    (f) by the Company if (i) it is not in material breach of its obligations under this Agreement, (ii) the Board of Directors of the Company has approved, accepted or recommended an Approved Offer in accordance with Section 5.2 hereof and (iii) the Company has paid to Parent the fee required by Section 7.2 hereof to be paid to Parent in the manner provided therein;

    (g) by Parent if (i) Parent is not in material breach of its obligations under this Agreement and (ii) there has been a material breach by the Company of any of its representations, warranties or obligations under this Agreement or by an affiliate of the Company under such person's Agreement to Facilitate Merger described in Section 5.10 hereof such that the conditions in Article 6 hereof will not be satisfied, and the breach is not curable or, if curable, is not cured by the Company within 10 calendar days after receipt by the Company of written notice from Parent of such breach; provided, however, that the Company will only be allowed to cure any such breaches of this Agreement twice, and thereafter, Parent or Merger Subsidiary will be allowed to terminate this Agreement; or

    (h) by the Company if (i) the Company is not in material breach of its obligations under this Agreement and (ii) there has been a material breach by Parent or Merger Subsidiary of any of their respective representations, warranties or obligations under this Agreement such that the conditions in
Article 6 hereof will not be satisfied, and the breach is not curable or, if curable, is not cured by Parent within 10 calendar days after receipt by Parent of written notice from the Company of such breach; provided, however, that the Parent will only be allowed to cure any such breaches of this Agreement twice and, thereafter, the Company will be allowed to terminate this Agreement.

    7.2 EFFECT OF TERMINATION.

    (a) In recognition of the time, efforts and expenses expended and incurred by Parent with respect to the Company and the opportunity that the acquisition of the Company presents to Parent, if:

        (i) this Agreement is terminated pursuant to Sections 7.1(e)(i), (ii) or
    (iii) above, then the Company shall pay to Parent a fee in the amount of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) (the "Fee"), payable upon such date of termination;

        (ii) this Agreement is terminated pursuant to Section 7.1(e)(iv) above, then the Company shall pay to Parent the Fee upon, and only upon: (A) the entering into of an agreement (except for a confidentiality agreement) providing for an Acquisition Proposal or an Approved Offer, or (B) the date a Third Party acquires 50% or more of the Company's outstanding shares of Company Common Stock in a tender or exchange offer, if such agreement is entered into or if such acquisition occurs within 12 months of the termination of this Agreement;

        (iii) this Agreement is terminated pursuant to Section 7.1(f) above, then the Company shall pay to Parent the Fee, payable upon such date of termination;

        (iv) (A) this Agreement is terminated pursuant to Section 7.1(d) above or if the requisite vote of the stockholders of the Company to approve the Merger is not obtained; and (B) any Third Party makes an Acquisition Proposal to which the Company has made a response or such Third Party acquires more than 15% of the outstanding Company Common Stock prior to the Company Stockholders Meeting, then the Company shall pay to Parent the Fee upon, and only upon: (x) the entering into of an agreement (except for a confidentiality agreement) providing for an Acquisition Proposal or an Approved Offer, or (y) the date a Third Party acquires 50% or more of the Company's outstanding shares of Company Common Stock in a tender or exchange offer, if such agreement is entered into or if such acquisition occurs within 12 months of the termination of this Agreement or within 12 months of the date that the Company shall have failed to obtain the requisite vote of the stockholders to approve the Merger; or

        (v) (A) this Agreement is terminated pursuant to Section 7.1(g) above where the Company's breach is willful and intentional; and (B) any Third Party makes an Acquisition Proposal to which the Company has made a response or such Third Party acquires more than 15% of the outstanding Company Common Stock prior to the Company Stockholders Meeting, then the Company shall pay to Parent the Fee upon, and only upon: (x) the entering into of an agreement (except for a confidentiality agreement) providing for an Acquisition Proposal or an Approved Offer, or (y) the date a Third Party acquires 50% or more of the Company's outstanding shares of Company Common Stock in a tender or exchange offer, if such agreement is entered into or if such acquisition occurs within 12 months of the termination of this Agreement.

    The Fee, if payable pursuant to subsections (i), (ii), (iii), (iv) or (v) above, shall be paid by wire transfer of immediately available funds to an account designated by Parent for such purpose. The Company acknowledges that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement and are not a penalty, and that, without these agreements, Parent would not enter into this Agreement. If the Company fails to pay promptly, the Fee due pursuant to this Section 7.2, the Company will also pay to Parent Parent's costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of the unpaid Fee under this section, accruing from its due date, at an interest rate per annum equal to five percentage points in excess of the prime commercial lending rate quoted by Norwest Bank Minnesota, N.A. Any change in the interest rate hereunder resulting from a change in such prime rate will be effective at the beginning of the day of such change in such prime rate.

    (b) Except as provided in the next sentence of this paragraph, in the event of the termination of this Agreement pursuant to any paragraph of Section 7.1 hereof, the obligations of the parties to consummate the Merger will expire, and none of the parties will have any further obligations under this Agreement except pursuant to Sections 5.3, 5.6, and 7.2(a) hereof, which sections will survive termination of this Agreement. In the event of the termination of this Agreement pursuant to any paragraph of Section 7.1 hereof that is caused by a breach of a party, the party whose breach was the basis for the termination will not be relieved from any liability for its breach or its obligations pursuant to this Section 7.2, and the other party will have no further obligations under this Agreement except as provided in Sections 5.3 and 5.6 and Article 8 hereof.

                                   ARTICLE 8

                                 MISCELLANEOUS

    8.1 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Parent, Merger Subsidiary and the Company at any time prior to the Effective Time with respect to any of the terms contained herein. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    8.2 WAIVER OF COMPLIANCE; CONSENTS. Any failure of Parent or Merger Subsidiary on the one hand, or the Company on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Company or Parent, respectively, only by a written instrument signed by an officer of the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in writing. Any consent or waiver of compliance given by Parent hereunder will be conclusively binding upon Merger Subsidiary, whether or not given expressly on its behalf.

    8.3 INVESTIGATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of Parent and Merger Subsidiary on the one hand and the Company on the other hand contained herein or in any certificates or other documents delivered prior to or at the Closing will not be deemed waived or otherwise affected by any investigation made by any party hereto. The representations and warranties contained herein will be deemed to be conditions to the Merger and will not survive the Merger. This Section 8.3 will have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Closing.

    8.4 NOTICES. All notices and other communications hereunder will be in writing and will be deemed given when delivered personally by commercial courier service or otherwise, or by telecopier, or three days after such notice is mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

(a) if to Parent or Merger Subsidiary, to it at:

    100 Fourth Avenue North
    Bayport, MN 55003-1096
    Fax: (651) 351-3257
    Attention: Charles Schmid and Michael Johnson

with a copy to:

Oppenheimer Wolff & Donnelly LLP

First National Bank Building
    332 Minnesota Street, Suite 1700
    St. Paul, MN 55101-1313
    Fax: (651) 605-2100
    Attention: Charles M. Levenberg

(b) If to the Company, to it at:

    469 McLaws Circle
    Williamsburg, VA 23185-5645
    Fax: (757) 564-1714
    Attention: Larry R. Robinette

with a copy to:

Winthrop, Stimson, Putnam & Roberts
    Financial Centre
    695 East Main Street
    P.O. Box 6760
    Stamford, CT 06904-6760
    Fax: 203-965-8266
    Attention: Frode Jensen

    8.5 ASSIGNMENT. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto without the prior written consent of the other parties, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder, except that Section 5.12 hereof will inure to the benefit of the persons identified therein.

    8.6 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement will be governed by, and construed and enforced in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law). The parties to this Agreement, acting for themselves and for their respective successors and assigns, hereby irrevocably and unconditionally consent to submit to the jurisdiction of the federal courts located in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement (and none of such persons shall commence any action, suit or proceeding relating thereto except in such courts). Each such person hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the federal courts located in the State of New York.

    8.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

    8.8 KNOWLEDGE. As used in this Agreement or the instruments, certificates or other documents required hereunder, the term "knowledge" will mean actual knowledge of a fact or the knowledge that such person or, if such person is a corporation, its directors or officers could reasonably be expected to have based on such person's director's or officer's position and duties. The knowledge of an entity will be deemed to include the knowledge of its subsidiaries.

    8.9 INTERPRETATION. The Table of Contents, article and section headings contained in this Agreement are inserted for reference purposes only and will not affect the meaning or interpretation of this Agreement. This Agreement will be construed without regard to any presumption or other rule requiring the resolution of any ambiguity regarding the interpretation or construction hereof against the party causing this Agreement to be drafted.

    8.10 PUBLICITY. Neither party will, without the prior consent of the other, issue any statement or communication to the public or the press regarding this Agreement, or any of the terms, conditions or other matters with respect to this Agreement, except as required by law or the rules of the New York Stock Exchange (the "NYSE") and then only (a) upon the advice of such party's legal counsel;
(b) to the extent required by law or the rules of the NYSE; and (c) following prior notice to, and consultation with, the other party (which notice will include a copy of the proposed statement or communication to be issued to the press or public). The foregoing will not, however, restrict Parent's communications with distributors, retailers, suppliers, dealers, employees or customers concerning this Agreement or any of the terms, conditions or other matters with respect to this Agreement, provided Parent, to the extent practicable, provides prior notice to and consults with, the Company (which notice will include a copy of any proposed written statement). In addition, the first sentence of this Section 8.10 will not restrict the Company's communications with its employees in the ordinary course of business, provided the Company, to the extent practicable, provides prior notice to and consults with Parent (which notice will include a copy of any proposed written statement).

    8.11 ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules hereto, and that certain letter agreement dated as of the date hereof between Parent and Company embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. No discussions regarding or exchange of drafts or comments in connection with the transactions contemplated herein will constitute an agreement among the parties hereto. Any agreement among the parties will exist only when the parties have fully executed and delivered this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                ANDERSON WINDOWS, INC.

                                By:  /s/ DONALD L. GAROFALO
                                     -----------------------------------------
                                     Its: PRESIDENT AND CEO

                                By:  /s/ CHARLES W. SCHMID
                                     -----------------------------------------
                                     Its: EXECUTIVE VICE PRESIDENT

                                ANDERSEN DISTRIBUTION, INC.

                                By:  /s/ DONALD L. GAROFALO
                                     -----------------------------------------
                                     Its: CHAIRMAN AND PRESIDENT

                                MORGAN PRODUCTS LTD.

                                By:  /s/ LARRY ROBINETTE
                                     -----------------------------------------
                                     Its: PRESIDENT AND CEO

                                                                       EXHIBIT C

                         AGREEMENT TO FACILITATE MERGER

DATE:             , 1999

PARTIES:

           Andersen Windows, Inc.              (hereinafter "Parent")
           a Minnesota corporation

                     and
          ------------------------,
    an individual officer and/or director
           of Morgan Products Ltd.             (hereinafter "Stockholder")

RECITALS:

    A. Stockholder is the legal or beneficial owner of shares of Common Stock of Morgan Products Ltd., a Delaware corporation (the "Company"), and/or the holder of options, warrants or other rights to acquire shares of Company Common Stock.

    B. Parent, the Company, and a wholly-owned subsidiary of Parent are entering into an Agreement of Merger (the "Merger Agreement") pursuant to which it is proposed that Parent's subsidiary will merge with and into the Company (the "Merger").

    C. Stockholder deems it to be in Stockholder's best interest and in the best interests of the Company and all other stockholders of the Company that the Merger Agreement be approved, ratified and confirmed by the stockholder of the Company, and it is a condition to Parent's obligations under the Merger Agreement that Stockholder enter into this Agreement.

    D. It is understood and acknowledged by Stockholder that Parent's execution of the Merger Agreement is being done in reliance upon the prior execution and delivery of this Agreement, that Parent will incur substantial expenses proceeding toward consummation of the Merger as contemplated by the Merger Agreement, and that such expenses will be undertaken in reliance upon and as a result of the agreements and undertakings of Stockholder set forth herein.

    NOW, THEREFORE, in consideration of the foregoing, and in order to induce Parent to execute the Merger Agreement and to proceed as contemplated by the Merger Agreement toward the consummation of the Merger, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS:

    1. VOTE IN FAVOR OF MERGER. Stockholder, in his or her capacity as a stockholder of the Company or as a representative with the authority to vote shares of Company Common Stock, agrees to vote (or caused to be voted) all shares of Company Common Stock with respect to which Stockholder presently owns or controls voting power, and all shares of Company Common Stock with respect to which Stockholder in the future acquires ownership or voting power, at any meeting of the stockholders of the Company, and in any action by written consent of the stockholders of the Company, (i) in favor of the approval, consent and ratification of the Merger Agreement and the Merger, and (ii) against any action that would impede, interfere or discourage the Merger, would facilitate an acquisition of the Company, in any manner, by a party (other than Parent), or would result in any breach of representation, warranty, covenant or agreement of the Company under the Merger Agreement. To the extent inconsistent with the foregoing provisions of this
Section 1, Stockholder hereby revokes any and all previous proxies with respect to any shares of Company Common Stock that Stockholder owns or has the right to vote. Nothing in this Agreement will be deemed to restrict or limit Stockholder's right to act in his or her capacity as an officer or director of the Company consistent with his or her fiduciary obligations in such capacity.

    2. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder represents and warrants to Parent that Stockholder has the legal capacity to enter into and perform all of Stockholder's obligations under this Agreement. The execution, delivery, and performance of this Agreement by Stockholder will not violate any other agreement to which Stockholder is a party, including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding agreement of Stockholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws, now or hereafter in effect.

    3. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon any permitted purchasers, donees, pledgees and other transferees of Company Common Stock legally or beneficially owned by Stockholder. Stockholder agrees not to make any sales, gifts, transfers, pledges or other dispositions of Company Common Stock without first making any such transferee or pledgee fully aware of the obligations under this Agreement and obtaining such transferee's or pledgee's written agreement to comply with the terms hereof.

    4. INJUNCTIVE RELIEF. Stockholder agrees that in the event of Stockholder's breach of any provision of this Agreement, Parent may be without an adequate remedy at law. Stockholder therefore agrees that in the event of Stockholder's breach of any provision of this Agreement, Parent may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief; Parent will not be precluded from seeking or obtaining any other relief to which it may be entitled.

    5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute one and the same document.

    6. FURTHER ASSURANCES. Consistent with or subject to the fiduciary duty of Stockholder in his or her capacity as a director of the Company, Stockholder will execute and deliver such additional documents and take such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

    7. THIRD-PARTY BENEFICIARIES. Nothing in this Agreement, expressed or implied, will be construed to give any person other than the parties hereto any legal or equitable right, remedy, or claim under or by reason of this Agreement or any provision contained herein.

    8. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws).

    9. EFFECTIVENESS. If this Agreement is executed by Stockholder prior to the approval of the Merger Agreement by the Company's Board of Directors, then this Agreement will be subject to, and will become effective only upon, the approval of the Merger Agreement by the Company's Board of Directors. This Agreement will terminate upon termination of the Merger Agreement in accordance with its terms.

    10. SUBMISSION TO JURISDICTION. The parties to this Agreement, acting for themselves and for their respective successors and assigns, hereby irrevocably and unconditionally consent to submit to the jurisdiction of the federal courts located in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement (and none of such persons shall commence any action, suit or proceeding relating thereto except in such courts). Each such person hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, in the federal courts located in the State of New York.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, Parent has caused this Agreement to Facilitate Merger to be executed by its duly authorized officer, and Stockholder has executed this Agreement, as of the date and year first above written.

                                ANDERSEN WINDOWS, INC.

                                By:
                                     -----------------------------------------

                                Its:
                                     -----------------------------------------

                                STOCKHOLDER:

                                ------------------------------------------
                                               [Signature]

                                ------------------------------------------
                                               [Print name]

                                                                       EXHIBIT D

                                FORM OF OPINION
                            OF THE COMPANY'S COUNSEL

    1. The Company has the requisite corporate power to execute, deliver and perform the Merger Agreement and to consummate the transactions contemplated thereby.

    2. The execution, delivery and performance by the Company of the Merger Agreement and the consummation by the Company of the transactions contemplated thereby have been duly authorized by the stockholders and the Board of Directors of the Company, and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of the Merger Agreement and the consummation by the Company of the transactions contemplated thereby.

    3. The Merger Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

    4. Except as specifically disclosed in Section 3.7 of the Merger Agreement or Schedule 3.7 of the Company Disclosure Schedule, the execution, delivery and performance by the Company of the Merger Agreement, the compliance by the Company with the provisions thereof, and the consummation by the Company of the transactions contemplated thereby will not: (i) violate any provision of the Company Certificate of Incorporation or Company Bylaws; (ii) violate any statute, rule, regulation, order or decree of any federal, state, local or foreign public body or authority (including, but not limited to, any non-governmental self-regulatory agency) by which the Company or any of its properties or assets may be bound; (iii) require any filing with or permit, consent, or approval of any federal, state, local or foreign public body or authority (including, but not limited to, any non-governmental self-regulatory agency); or (iv) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Lien on any of the properties or assets of the Company under any of the terms, conditions or provisions of any document listed or disclosed in
Section 3.14 of the Disclosure Schedule, except (x) in the case of clauses (ii) or (iii), where such violation, failure to make any such filing or failure to obtain such permit, consent or approval would not prevent or delay (for a period of more than seven days) consummation of the Merger or otherwise prevent the Company from performing its obligations under the Merger Agreement and would not have a Company Material Adverse Effect, and (y) in the case of clause (iv), for any such violations, breaches, defaults or other occurrences that would not prevent or delay consummation of any of the transactions contemplated by the Merger Agreement in any material respect, or otherwise prevent the Company from performing its obligations under the Merger Agreement in any material respect, and would not have a Company Material Adverse Effect.

                                                                       EXHIBIT E

                                FORM OF OPINION
                              OF PARENT'S COUNSEL

    1. Each of Parent and Merger Subsidiary has the requisite corporate power to execute, deliver and perform the Merger Agreement and to consummate the transactions contemplated thereby.

    2. The execution, delivery and performance by Parent and Merger Subsidiary of the Merger Agreement and the consummation by them of the transactions contemplated thereby have been duly authorized by the Board of Directors of Parent and the stockholder and the Board of Directors of Merger Subsidiary, and no other corporate action on the part of Parent or Merger Subsidiary is necessary to authorize the execution, delivery and performance by Parent and Merger Subsidiary of the Merger Agreement and the consummation by them of the transactions contemplated thereby.

    3. The Merger Agreement has been duly and validly executed and delivered by Parent and Merger Subsidiary and constitutes a valid and binding obligation of them, enforceable against them in accordance with its terms.

    4. Except as specifically disclosed in Section 4.4 of the Merger Agreement, the execution, delivery and performance by Parent and Merger Subsidiary of the Merger Agreement, the compliance by them with the provisions thereof and the consummation by them of the transactions contemplated thereby will not: (i) violate any provision of the Articles of Incorporation, as amended, or Bylaws, as amended, of Parent or the Certificate of Incorporation or Bylaws of Merger Subsidiary; (ii) violate any statute, rule, regulation, order or decree of any public body or authority (including, but not limited to, any non-governmental self-regulatory agency) by which Parent or any of its subsidiaries or any of their respective properties or assets may be bound; or (iii) require any filing with or permit, consent or approval of any public body or authority (including, but not limited to, any non-governmental self-regulatory agency), except, in the case of clauses (ii) or (iii), where such violation, failure to make any such filing or failure to obtain such permit, consent or approval, would not prevent or delay consummation of the Merger or otherwise prevent Parent from performing its obligations under the Merger Agreement and would not have a Parent Material Adverse Effect.

                                                                        ANNEX II

                            BOWLES HOLLOWELL CONNER
                       FIRST UNION CAPITAL MARKETS CORP.

CONFIDENTIAL

March 10, 1999

The Board of Directors
Morgan Products Ltd.
469 McLaws Circle
Williamsburg, VA 23185
Members of the Board:

You have asked us to advise you with respect to the fairness, from a financial point of view, to the stockholders of Morgan Products Ltd. ("Morgan") of the consideration to be received by such stockholders pursuant to the terms of the Agreement of Merger, dated as of March 10, 1999 (the "Merger Agreement"), among Morgan, Andersen Windows, Inc. ("Andersen"), and Andersen Distribution, Inc., a wholly-owned subsidiary of Andersen ("Merger Sub"). As more fully described in the Merger Agreement, (i) Merger Sub will be merged with and into Morgan (the "Merger") and (ii) each outstanding share of the Common Stock, par value $.10 per share, of Morgan ("Morgan Common Stock") will be converted into the right to receive $4.00 per share in cash (the "Merger Consideration"), subject to certain potential adjustments described in the Merger Agreement.

In arriving at our opinion, we have, among other things:

    - Reviewed the financial terms of the Merger, as set forth in the Merger Agreement;

    - Reviewed certain historical business, financial and other information regarding Morgan that was publicly available or furnished to us by members of Morgan management:

    - Reviewed certain financial forecasts and other data provided to us by members of Morgan management relating to its business;

    - Conducted discussions with members of Morgan management with respect to its business, financial and other information, including its business prospects and financial forecasts;

    - Conducted discussions with members of Morgan and Andersen management with respect to various strategic and operating benefits anticipated from the Merger;

    - Reviewed certain financial terms of the Merger in relation to the current and historical market prices and trading volumes of Morgan Common stock;

    - Compared the financial position and operating results of Morgan with those of publicly traded companies we deemed relevant;

    - Compared the financial terms of the Merger with certain of the financial terms of other similar transactions we deemed relevant; and

    - Conducted such other financial studies, analyses and investigations as we deemed appropriate.

The Board of Directors
Morgan Products Ltd.
March 10, 1999
Page 2

In connection with our review, we have relied upon the accuracy and completeness of the foregoing financial and other information, and we have not assumed any responsibility for any independent verification of such information. With respect to Morgan's financial projections, we have assumed that they have been reasonably prepared and reflect the best current estimates and judgment of Morgan's management as to the future financial performance of Morgan. We have discussed Morgan's financial projections with management of Morgan, but we assume no responsibility for and express no view as to Morgan's financial projections or the assumptions upon which they are based. In arriving at our opinion, we have not conducted any physical inspection of the properties or facilities of Morgan and have not made or been provided with any evaluations or appraisals of the assets or liabilities of Morgan.

Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion.

In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Merger Agreement that we reviewed, without any waiver of any material terms or conditions. Our opinion does not address the relative merits of the Merger and the other business strategies considered by Morgan's Board of Directors, nor does it address Morgan's Board of Directors' decision to proceed with the Merger.

Bowles Hollowell Conner, a division of First Union Capital Markets Corp., is an investment banking firm and an affiliate of First Union Corporation. We have been engaged to render financial advisory services to Morgan in connection with the Merger and will receive a fee upon the delivery of this opinion. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Morgan for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We or our affiliates have in the past provided investment banking and financial advisory services to Morgan unrelated to the proposed merger, for which services we have received compensation. In addition, Bowles Hollowell Connor and its affiliates (including First Union Corporation and its affiliates) may maintain relationships with Morgan.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Morgan in its evaluation of the proposed Merger and do not constitute a recommendation to any holder of Morgan Common Stock as to how such holder should vote with respect to the Merger. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Bowles Hollowell Conner, First Union Capital Markets Corp. or First Union Corporation be made, without our prior written consent.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Morgan Common Stock.

Very truly yours,

/s/ BOWLES HOLLOWELL CONNER
-----------------------------------
 BOWLES HOLLOWELL CONNER

                                                                       ANNEX III

                             ANDERSEN WINDOWS, INC.
                          ANDERSEN DISTRIBUTION, INC.
                            100 FOURTH AVENUE NORTH
                               BAYPORT, MINNESOTA
                                   55033-1096
                                  JUNE 2, 1999

VIA FACSIMILE AND FEDERAL EXPRESS

MORGAN PRODUCTS LTD.
469 MCLAWS CIRCLE
WILLIAMSBURG, VA 23185-5645
ATTN: MR. LARRY R. ROBINETTE

    Re: Agreement of Merger by and among Andersen Windows, Inc., Andersen
        Distribution, Inc. and Morgan Products Ltd. dated March 10, 1999 (the "Merger Agreement").

Ladies and Gentlemen:

Capitalized terms used in this letter have the meanings ascribed to them in the Merger Agreement.

This letter confirms the decision of Parent and Merger Subsidiary to hereby waive their rights, if any, to require an adjustment to the Unadjusted Consideration per Section 1.10 of the Merger Agreement. Therefore, the Merger Consideration is four dollars ($4.00) in net cash per share without any interest thereon.


The foregoing waiver of rights is subject to the Closing Date occurring on or prior to July 30, 1999. In the event, however, the Closing Date does not occur on or prior to July 30, 1999, the foregoing waiver of rights shall automatically be deemed withdrawn effective as of the date of this letter and Parent and Merger Subsidiary shall have all of their rights under Section 1.10 of the Merger Agreement. The parties agree that if the Closing Date does not in fact occur on or prior to July 30, 1999, the Company will recirculate the proxy materials and resolicit proxies in the event that the ultimate Merger Consideration is less than $4.00 per share.


Very truly yours,

Andersen Windows, Inc.                               Andersen Distribution, Inc.

By: /s/ Charles W. Schmid                            By: /s/ Charles W. Schmid
   Charles W. Schmid                                    Charles W. Schmid
Its: Vice President                                  Its: Vice President

Accepted and agreed to this 2nd day of June 1999.

Morgan Products Ltd.

By: /s/ Larry R. Robinette
   Larry R. Robinette
Its: President and Chief Executive Officer

                                     III-1

                                                                        ANNEX IV

                        DELAWARE GENERAL CORPORATION LAW
                          SECTION 262 APPRAISAL RIGHTS

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. Or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Section
    Section 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

           c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. And b. of this paragraph; or

           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or Consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or Consolidation, the surviving or resulting corporation shall notify each Stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify Stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general Circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest that the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal fights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                      WINTHROP, STIMSON, PUTNAM & ROBERTS
                             ONE BATTERY PARK PLAZA
                         NEW YORK, NEW YORK 10004-1490


                                                                         ANNEX V


                                             June 24, 1999


Morgan Products Ltd.
469 McLaws Circle
Williamsburg, Virginia 23185-5645

    Re: Morgan Products Ltd. Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (the "Proxy Statement")

Ladies and Gentlemen:


    We have acted as counsel to Morgan Products Ltd. (the "Company") in connection with the Agreement of Merger dated as of March 10, 1999 (the "Merger Agreement") among the Company, Andersen Windows, Inc., and Andersen Distribution, Inc., and the merger described therein. In connection with the Merger, the Company has filed the Proxy Statement dated June 24, 1999 with the United States Securities and Exchange Commission (the "Commission"). (All terms used herein but not defined herein shall have the meanings set forth in the Proxy Statement.)


    On the basis of the foregoing and upon consideration of applicable law, subject to the qualifications stated therein, the discussion of United States federal income tax consequences set forth under the caption "Special Factors--Material Federal Income Tax Consequences," in the Proxy Statement constitutes our opinion as to the material United States federal income tax consequences generally applicable to Stockholders who participate in the Merger.

    Our opinion set forth in the Proxy Statement is based upon and subject to:
(i) the Merger being effected in the manner described in the Proxy Statement and in accordance with the provisions of the Merger Agreement and (ii) the accuracy and completeness of the statements concerning the Merger set forth in the Proxy Statement.

    Our opinion set forth in the Proxy Statement does not address state, local or foreign tax consequences that may result from the Merger and, except as specifically set forth in the Proxy Statement, no opinion is expressed as to any United States federal income tax consequence of the Merger. Our opinion may not be relied upon except as to the consequences specifically discussed in the Proxy Statement. Our opinion is based on the Code, the Treasury Regulations thereunder, Internal Revenue Service rulings interpreting the foregoing, and pertinent judicial authority, all as in effect on the date hereof, and presumes that no substantial changes in such authorities will be promulgated or occur between the date hereof and the Effective Time that would affect the opinion we have rendered.

    We hereby consent to (i) the inclusion of our opinion under the heading "Special Factors-- Material Federal Income Tax Consequences" and (ii) the references to our firm in the Proxy Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,


                                          /s/ Winthrop, Stimson, Putnam &
                                          Roberts

                                                                        ANNEX VI

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                   FORM 10-K

  /X/          ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998
                                       OR

  / /    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934

        FOR THE TRANSITION PERIOD FROM ______________ TO ______________

                         COMMISSION FILE NUMBER 1-9843

                              MORGAN PRODUCTS LTD.

             (Exact name of registrant as specified in its charter)

                  DELAWARE                                      06-1095650
          (State of incorporation)                   (IRS Employer Identification No.)

  469 McLaws Circle, Williamsburg, Virginia                        23185
  (Address of principal executive offices)                      (zip code)

                                 (757) 564-1700
              (Registrant's telephone number, including area code)
                            ------------------------

          Securities registered pursuant to Section 12(b) of the Act:

            Title of each class              Name of each exchange on which
                                                       registered
        Common Stock $.10 par value              New York Stock Exchange

          Securities registered pursuant to Section 12(g) of the Act:

                                      None
                            ------------------------

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

    Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.

    Aggregate market value of voting stock of the Registrant held by non-affiliates as of February 19, 1999: $26,805,508.

    Number of shares of Common Stock outstanding as of February 19, 1999:
10,360,830 shares; 2,386 shares are held in treasury.

    Documents incorporated by reference--None.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                                                                   PAGE
                                                                                                                 ---------
PART I
           ITEM 1.       Business..............................................................................          3
           ITEM 2.       Properties............................................................................          9
           ITEM 3.       Legal Proceedings.....................................................................         10
           ITEM 4.       Submission of Matters to a Vote of Security Holders...................................         10

PART II........................................................................................................         10
           ITEM 5.       Market for Morgan's Common Equity and Related Stockholder Matters.....................         10
           ITEM 6.       Selected Financial Data...............................................................         11
           ITEM 7.       Management's Discussion and Analysis of Financial Condition
                           and Results of Operations...........................................................         11
           ITEM 7A.      Quantitative and Qualitative Disclosures About Market Risk............................         18
           ITEM 8.       Financial Statements and Supplementary Data...........................................         18
           ITEM 9.       Changes in and Disagreements with Accountants on Accounting and Financial
                         Disclosure............................................................................         18

PART III.......................................................................................................         19
           ITEM 10.      Directors and Executive Officers of Morgan............................................         19
           ITEM 11.      Executive Compensation................................................................         21
           ITEM 12.      Security Ownership of Certain Beneficial Owners and Management........................         27
           ITEM 13.      Certain Relationships and Related Transactions........................................         29

PART IV........................................................................................................         30
           ITEM 14.      Exhibits, Financial Statement Schedules, and Reports on Form 8-K......................         30

                                     PART I

ITEM 1. BUSINESS

THE COMPANY

    Morgan Products Ltd. ("Morgan" or the "Company"), founded in 1855, is one of the largest wholesale distributors of millwork and other specialty building products in the United States, serving primarily the residential construction market. Morgan offers its customers a full range of products that are sold through 28 Company-operated distribution centers. Morgan sells its distributed products primarily to lumber yards (which, in turn, supply the end-user), directly to builders or other end-users and to home center chains and other volume retailers. Morgan currently operates distribution centers in 19 states and primarily serves markets in the Northeast, Midwest and Southeast regions of the United States.

    After determining that Morgan had better opportunities for growth in millwork distribution, Morgan sold its manufacturing operation ("Manufacturing") on February 2, 1998. With the sale of Manufacturing, Morgan exited completely from the wood stile and rail door manufacturing business. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations-Strategic Initiatives."

    On February 19, 1999, Morgan purchased certain of the assets and assumed certain of the liabilities of Adam Wholesalers, Inc. and certain of its subsidiaries (collectively, "Adam") in their business of distributing windows, doors and other millwork products, headquartered in Cincinnati, Ohio. Adam, which had annual sales of approximately $345 million in 1998, operated 13 distribution centers in 11 states, primarily in the Midwest, Northeast and Western regions of the United States. The purpose of the acquisition was to create the critical mass necessary to enable Morgan to develop strategic alliances with both its suppliers and its customers. Management believes that the acquisition will enable Morgan to coordinate the actions required to take costs out of the distribution channel and make it more efficient by combining product and geographic synergies, best practices and technologies of Morgan and Adam into one of the largest wholesale distributors of building products in the United States. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Strategic Initiatives."

    On March 10, 1999, Morgan entered into an Agreement of Merger with Andersen Windows, Inc. ("Andersen Windows"), a subsidiary of Andersen Corporation ("Andersen"), and its wholly-owned subsidiary, Andersen Distribution, Inc. ("Andersen Sub"), pursuant to which Andersen Sub and Morgan will be merged (the "Merger"), resulting in Morgan, as the surviving corporation, becoming a wholly-owned subsidiary of Andersen Windows. The consideration to be received by Morgan's stockholders in the Merger will be $4.00 per share of Morgan common stock, subject to adjustment until the effective date of closing, under certain limited circumstances. The Merger is subject to, among other things, approval of the stockholders of Morgan and the applicable regulatory agencies.

    Morgan is headquartered in Williamsburg, Virginia. Management believes that Morgan's business now and for all prior periods constitutes a single industry segment.

BUSINESS

    Morgan sells specialty building products, including Andersen window systems, through 28 Company-operated distribution centers.

    The following is a list of Company-operated distribution centers as of February 20, 1999:

                           Baton Rouge, Louisiana
                           Birch Run, Michigan
                           Carlisle, Pennsylvania

                           Charlotte, North Carolina
                           Chattanooga, Tennessee
                           Cincinnati, Ohio
                           Dayton, Ohio
                           Decatur, Illinois
                           Denver, Colorado (2 Centers)
                           Gainesville, Virginia
                           Greenville, South Carolina
                           Harrisburg (Mechanicsburg), Pennsylvania
                           Indianapolis, Indiana
                           Kansas City (Shawnee), Kansas
                           Louisville, Kentucky
                           Lynchburg, Virginia
                           Kirkwood, New York
                           Nashville, Tennessee (2 centers)
                           Nitro, West Virginia
                           Phoenix, Arizona
                           St. Louis, Missouri
                           Toledo, Ohio
                           West Chicago, Illinois
                           West Columbia (Cayce), South Carolina
                           Wilmington (Newark), Delaware
                           Woodbury Heights, New Jersey

    Morgan's distribution centers warehouse, assemble, and ship products to customers, provide sales, service and marketing functions and maintain vehicles to deliver products to customers who are generally within a 150 mile radius of each center. The distribution centers are operated as stand-alone profit centers. Major supplier purchasing negotiations are controlled centrally in order to obtain the best prices for total volume purchased and to minimize inventory levels.

    Many of the products distributed by Morgan, including Andersen products, are modified and assembled at Morgan's distribution centers before shipping. Such products include pre-hung doors and door systems; bay and bow window systems; and half-round, octagon, and specialty-shaped windows. Morgan's assembly operations allow the builder, contractor or consumer to install pre-assembled units at a lower cost than modifying and assembling component parts at the job site. Morgan has also developed the capability to provide complete job site installation for repair and remodeling projects.

STRATEGIC INITIATIVES

    Morgan believes that it is well-positioned in the millwork industry to continue to establish a leading distribution network through its ability to add value to its products and services. Morgan intends to capitalize on the well-known brand names for the quality products it distributes, its outstanding reputation for customer service, its multi-channel distribution capabilities and access to financial resources, which Morgan believes are substantial competitive advantages. In recent years, however, Morgan was hurt by operational and financial difficulties at Manufacturing relating to the consolidation of manufacturing operations and the late delivery of the high-speed door assembly line, rising raw materials prices, Morgan's customer base shifting its requirements to a less profitable product mix, and poor financial results.

    Since 1994, Morgan has adopted and continued to implement a comprehensive strategic plan to respond aggressively to industry consolidation, to restore profitability and to regain industry leadership. As part of this plan, Morgan has initiated efforts designed to focus on its core business and outperform the competition. Those efforts include reducing costs, expanding focus on financial analysis, increasing market penetration through acquisitions and so-called "greenfield distribution start-up operations," improving operating performance at existing distribution centers and improving its information management systems.

    One major step in executing Morgan's strategic plan was the sale of Manufacturing on February 2, 1998 to JELD-WEN, inc. ("JELD-WEN") Although Manufacturing had made significant progress operationally by the middle of 1997, the disappointing financial performance of the Manufacturing continued and Morgan made the decision to divest. With the sale of Manufacturing, Morgan has exited completely from the wood stile and rail door manufacturing business. Morgan's management, who were devoting a significant amount of time and energy to a business that was not a strategic fit with Morgan's long-term growth plans, are now able to focus their efforts solely on Morgan's distribution operations.

    An important part of Morgan's strategic plan is to expand its distribution capabilities. Morgan believes that there is significant opportunity for growth through acquisitions which capitalize on industry consolidation. Morgan is focused on regions with high population growth. In addition, Morgan is evaluating opportunities that may enable it to take costs out of the distribution channel by consolidating acquisitions through Morgan's existing facilities. Other opportunities for growth are in the further penetration of its existing markets, the establishment of new Company-operated distributorships and the addition of new product lines for distribution through Company-operated distribution centers.

    In implementing its plan to expand, in August 1996, Morgan acquired substantially all of the business and assets of Tennessee Building Products, Inc. ("TBP"), a regional millwork and specialty building products distributor headquartered in Nashville, Tennessee. With the TBP acquisition, Morgan expanded its operations to include Nashville and Chattanooga, Tennessee; Charlotte, North Carolina; Greenville, South Carolina; and Huntsville, Alabama.

    In April 1997, Morgan entered the Louisiana market in a joint effort with Andersen to increase market share in the region. Morgan was awarded sole distribution rights for Andersen's products in Louisiana, as well as in most counties in Mississippi and some in Texas. This was a "greenfield" distribution start-up operation, which allows Morgan to serve the Baton Rouge market on a one-step basis (selling directly to the end-user) and serving the rest of the region primarily through two-step operations (selling to lumberyard dealers who in turn sell to the end-user).

    In July 1997, Morgan acquired Wahlfeld Manufacturing Company ("Wahlfeld"), a distributor of millwork and other building products, located in Peoria and Aurora, Illinois. Acquiring this two-step distributor enabled Morgan to substantially reduce the basic cost structure of its business in this market by consolidating inventories and operating functions into Morgan's existing Illinois locations. The Wahlfeld acquisition also allowed Morgan to become the sole distributor for the Andersen product lines in most of Illinois. In addition, Morgan expanded its market area in the Carolinas by opening a sales office and showroom in Pinehurst, North Carolina in October 1997. Although Morgan had historically sold into this market, establishing a sales office and showroom has enabled Morgan to better serve this growth area with high-end, quality products.

    In February 1999, Morgan completed its purchase of Adam. With the Adam acquisition, Morgan expanded its operations in the Northeast, Mid-Atlantic, Midwest, Colorado and Arizona markets. The Adam acquisition will allow Morgan to combine Morgan's and Adam's product and geographic synergies, best practices and technologies to become one of the largest wholesale distributors of building products in the United States.

    As the final major element of its strategic initiatives, Morgan is committed to improving its management information systems. A new Company-wide integrated management information system had been selected and was in the process of being implemented as of December 31, 1998. As of December 31, 1998 Morgan had incurred a cost of approximately $4.7 million in connection with such system, including $2.5 million in software and $2.2 million in hardware. With the purchase of Adam, completed on February 19, 1999, Morgan decided to terminate its implementation of the new management information system and, instead, to merge the majority of Morgan's current operations into Adam's existing management information system (the "Adam System"). After reviewing both the Adam System and the proposed new system, management determined that the Adam System would be better suited for Morgan's business and be less expensive to implement. By implementing the better technological and strategic Adam System, Morgan should be able to realize future cost savings by the reduction of capital needed to convert only the ten Morgan distribution centers existing at the time of the Adam acquisition instead of having to convert a total of twenty-two locations to the proposed new system. Accordingly, the Company will take a charge of approximately $2.5 million during the first quarter of 1999 relating to the write-off of the costs incurred for the implementation of the proposed Morgan system.

    Management believes that the steps taken by the Company since the inception of its strategic plan have successfully built a foundation for an improved future. Morgan's decision to focus on the distribution business, including its acquisition of Adam, has made Morgan one of the largest distributors of millwork products in the United States. This has created critical mass for Morgan which will enable Morgan to develop strategic alliances with both its suppliers and its customers and to coordinate the actions required to take costs out of the distribution channel and make it more efficient. The Company intends to aggressively continue pursuing completion of the plan with initiatives to complement, expand and advance the steps previously taken.

PRODUCTS

    Morgan distributes a full range of millwork and other specialty building products, including window, door and entrance systems, wood, steel and composite doors, moldings, stair parts, mantels, shutters and screens, which are distributed to dealers, contractors and builders in the residential construction industry. Morgan's major millwork lines include Andersen premium window systems, JELD-WEN, Woodgrain and Simpson wood stile and rail doors, ThermaTru steel and composite doors and Premdor and JELD-WEN flush and molded doors.

    Andersen products, which are sold under the "Andersen" trademark, accounted for approximately 53.4%, 41.6% and 40.6% of Morgan's total sales in 1998, 1997 and 1996 of $383.2 million, $412.2 million and $373.3 million, respectively. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." Andersen produces high-quality, premium-priced windows and has been a technological leader in developing energy-efficient window systems. Andersen has informed Morgan that it sells its products exclusively through distributors such as Morgan. Morgan's agreement with Andersen provides that Andersen can terminate Morgan's distributorship at any time upon sixty (60) days notice. Morgan believes that such a termination provision is Andersen's standard arrangement with its distributors.

    An important part of Morgan's distribution process is the assembly and alteration work that is done at the distribution centers to prepare products for delivery to the customer and for efficient installation at the building site. At these centers, window and door systems are assembled and modified according to customer specifications.

MARKETS

    Virtually all of the products distributed by Morgan are part of the millwork (fabricated wood products) industry, which includes wood (including vinyl-clad wood) windows, wood doors, moldings, stairways and mantels. In 1996, based on information published by the United States Department of Commerce, the estimated manufacturers' sales volume of wood windows totaled $2.7 billion, estimated sales volume of wood doors totaled $3.4 billion and other millwork (including moldings, stairways and mantels) totaled $4.3 billion (to date, 1997 data is unavailable). These products are sold into the improvement, maintenance and repair markets and the new construction markets.

    According to Department of Commerce data, overall sales in the residential improvement, maintenance and repair markets grew from $46 billion in 1980 to an estimated $125.6 billion in 1998, representing an increase of 173%. New construction single- and multi-family housing starts were cyclical over the same period, with a high of approximately 1.8 million units in 1986 and a low of slightly over 1.0 million units in 1991. The 1991 level was the lowest level of overall housing starts since 1945. According to the National Association of Home Builders, single-family housing starts were 1.3 million in 1998 and single-family housing starts are expected to be approximately 1.2 million in 1999.

    Morgan has established a presence in a number of regions of the United States, including its primary markets--the Northeast, Mid-Atlantic, Midwest and Southeast, Colorado and Arizona. As a result, Morgan's financial condition is not tied to a single geographic region's economy or other characteristics. The risks to Morgan posed by the cyclical nature of the new residential construction market are somewhat offset by the less cyclical nature of the residential improvement, maintenance and repair market.

SALES AND MARKETING

    Morgan is involved in new residential construction, residential improvement, maintenance and repair markets. Certain of Morgan's suppliers advertise both to the trade and directly to the consumer through nationwide print and other media. Morgan's marketing programs emphasize the strengthening of customer relationships and providing exceptional customer service. Marketing activities include cooperative advertising programs with key vendors, assisting customers in designing sales programs directed toward the customers' buyers, and customer training for selling and merchandising products. In 1997 in a continuing effort to reduce overhead and administrative expenses, Morgan consolidated its national accounts operations into its distribution business. Morgan's national accounts staff serves Morgan's national home center chain clients by training in-store personnel, assisting the customer in improving the mix of products sold and directing in-store product placement, packaging and merchandising.

    As of December 31, 1998, Morgan employed approximately 138 salespersons who sold directly to independent distributors, building supply dealers, builders and remodelers, home improvement centers and factory home manufacturers. As of February 20, 1999, after the acquisition of Adam, such number increased to 252 salespersons. Morgan's sales organization consists of customer service representatives located at each distribution center and outside field personnel serving the customer on-site. Each outside field representative reports to his or her regional center manager. The majority of outside sales representatives are compensated through a commission system in which pay is directly related to sales performance. Morgan conducts ongoing educational training seminars for all sales representatives.

BACKLOG

    Morgan anticipates no appreciable backlog level in the future as customer orders at Company-operated distribution centers are generally filled within one to five days.

SEASONAL NATURE OF BUSINESS

    The building products industry is seasonal, particularly in the Northeast and Midwest regions of the United States, where inclement weather during the winter months usually reduces the level of building activity in the improvement, maintenance and repair markets and in the new construction markets. Morgan's lowest sales traditionally occur during the first and fourth quarters. Even though Morgan has no special working capital requirements, Morgan traditionally maintains higher inventory levels during the second and third quarters. The seasonal nature of Morgan's business does not appear to have been affected by the sale of Manufacturing and management believes that the acquisition of locations in the Western United States as part of the Adam purchase will not affect the seasonality of Morgan's business in any material respect. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Seasonal Nature of Business."

COMPETITION

    Competition in the residential specialty building products market is substantial, both from within the United States and from foreign manufacturers and importers of building products. Morgan's distribution centers compete principally with other distributors of window and door systems and other manufacturers of specialty building products that sell directly to Morgan's target customers. For example, Morgan may compete with up to three other distributors of Andersen products in each territory in which Morgan distributes, as well as manufacturers and distributors of premium wood window products that compete with Andersen products. In some areas, the Company has sole distributor rights to Andersen products. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Strategic Initiatives." Morgan believes that it competes in the distribution industry primarily on the basis of the breadth of its product lines, the quality and speed of its service and the quality and design of the products it sells. Morgan is also committed to accommodating the purchase requirements of its customers by providing value-added services that are tailored to address each customer's unique needs.

    The wood stile and rail doors, composite exterior doors and the Andersen window systems that Morgan distributes are positioned primarily in the upper price band of their respective markets. In addition, Morgan's agreement with Andersen restricts Morgan's ability to offer for sale the window systems of other manufacturers through Morgan's distribution locations that carry Andersen products. Morgan believes, therefore, that producers and distributors of lower priced or lower cost products may enjoy a competitive advantage where price is the consumer's primary concern and that Morgan may be competitively disadvantaged in being restricted from offering its customers a more varied product mix. However, Morgan believes that it has a leading position in premium interior and exterior doors and wood windows in the market area surrounding most of its distribution centers.

TRADEMARKS AND NAME

    Morgan's name and the Morgan Doorman logo are registered trademarks. Morgan uses its stylized "M" and its trademarks and trade names "Tennessee Building Products, Inc.," "Titan Building Products, Inc.," "Windows, Doors & More, Inc.," "Tennessee Kitchen and Bath," "Tennessee Glass Company," "Tennessee Kitchen Center, Inc." and "Adam Wholesalers" in connection with Morgan's distribution operations. Morgan considers its trademarks, trade names and logos to be valuable to the conduct of its business.

    Morgan has entered into a licensing arrangement in respect of its trademarks in the Morgan name, the Morgan Doorman, its stylized "M" and the logos related thereto with JELD-WEN for use in connection with the manufacture, marketing, sale and distribution of wood stile and rail doors, patio and French doors, door frames and related parts.

EMPLOYEES

    As of December 31, 1998, Morgan employed 1,161 persons, of whom 1,145 were employed at Morgan's distribution centers, and 16 were employed at the corporate headquarters. As of February 20, 1999, after the acquisition of Adam, such number of total employees increased to approximately 2,041 employees. As of February 20, 1999, approximately 608 of the total employees employed at Morgan's distribution centers were covered by collective bargaining agreements with various labor unions. Satisfactory relations have generally prevailed between Morgan and its employees.

ITEM 2. PROPERTIES

    Morgan's principal executive offices are located at 469 McLaws Circle, Williamsburg, Virginia 23185. Morgan does not own any real property. Morgan leased the following facilities as of February 20, 1999:

                                                                                         APPROXIMATE
                                                                                         SQUARE FEET      LEASE
                                                                                            LEASED      EXPIRING
                                                                                         ------------  -----------
Birch Run, Michigan....................................................................      113,022         2005
Baton Rouge, Louisiana.................................................................       22,600         2002(2)
Carlisle, Pennsylvania.................................................................      200,000         2006(2)
Charlotte, North Carolina..............................................................      115,010         2000
Chattanooga, Tennessee.................................................................       20,000         2006
Chesapeake, Virginia (showroom and sales office).......................................       30,000         1999
Cincinnati, Ohio (Adam's division office and warehouse)................................      157,600         2002
Dayton, Ohio...........................................................................      103,000         2003
Decatur, Illinois......................................................................       93,000         2001(3)
Denver, Colorado.......................................................................       45,000         2003
Denver, Colorado (Adam)................................................................      103,000         2005
Greenville (Greer), South Carolina.....................................................       15,000         1999(3)
Harrisburg (Mechanicsburg), Pennsylvania (2 facilities):
    Office.............................................................................       15,569         1999(3)
    Warehouse..........................................................................      134,906         2002(3)
Huntsville, Alabama (showroom).........................................................        1,737         1999
Indianapolis, Indiana..................................................................      126,000         2002
Kansas City, Kansas (2 facilities):....................................................
    Shawnee Warehouse..................................................................       79,500         2000(3)
    Renewal by Andersen Center.........................................................        2,860         1999
Kirkwood, New York.....................................................................       47,500         2010(1)(2)
Louisville, Kentucky...................................................................       86,400         2005
Lynchburg, Virginia....................................................................       60,000         2002
Nashville, Tennessee (2 facilities):
    Glass facility and showroom........................................................       26,000         2000
    Warehouse and showroom.............................................................      170,000         2011
Nitro, West Virginia...................................................................       84,000         1999
Oshkosh, Wisconsin (Former Manufacturing Division Office)..............................       16,000         2000(4)
Pinehurst, North Carolina..............................................................       25,000         2000(2)
Phoenix, Arizona.......................................................................       37,000         2003
Scranton (Dunmore), Pennsylvania (showroom)............................................        3,600         2001(2)
St. Louis, Missouri....................................................................      103,000         2004
Toledo, Ohio...........................................................................      132,000         2000
Washington, D.C. (Gainesville, Virginia)...............................................       79,500         2006(3)
West Chicago, Illinois.................................................................      100,925         2001(2)
West Columbia (Cayce), South Carolina..................................................       89,480         2001(2)
Williamsburg, Virginia (Headquarters)..................................................        6,909         2002
Wilmington (Newark), Delaware..........................................................       97,421         2000(2)
Woodbury Heights, New Jersey...........................................................      221,000         2004

------------------------

(1) Of the 47,500 square feet leased, 6,250 square feet have been sublet to a third party.

(2) Optional renewal term of five years or less.

(3) Optional renewal term in excess of five years.

(4) Morgan no longer occupies this leased space and is seeking a sublessor.

    Distribution center leases generally provide for fixed monthly rental payments, plus the payment, in most cases, of real estate taxes, utilities, liability insurance and maintenance. In a few locations, the leases contain escalation clauses requiring the payment of additional rent according to certain indices or in specified amounts. The termination dates of these leases vary widely. See Note 7 of Notes to Consolidated Financial Statements.

    Morgan believes that its distribution facilities are sufficient to serve its needs in its existing markets.

ITEM 3. LEGAL PROCEEDINGS

    There are no material pending legal proceedings to which Morgan is a party or of which any of its property is the subject.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

    No matters were submitted to a vote of security holders since the last annual meeting held May 13, 1998.

                                    PART II

ITEM 5. MARKET FOR MORGAN'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

    (a) The Common Stock of Morgan commenced trading on the New York Stock Exchange on March 7, 1988 (NYSE symbol: MGN). As of February 19, 1999, there were approximately 2,911 holders of record of such Common Stock. Morgan currently does not pay cash dividends on its Common Stock. Any payment of future dividends, and the amounts thereof, will be dependent upon Morgan's earnings, financial instruments, cash flow, and other factors deemed relevant by the Board of Directors. Morgan is restricted in its ability to pay dividends through January 1, 2004 by its bank agreement.

    The following table sets forth the high and low sale prices of Morgan's Common Stock reported in the New York Stock Exchange Consolidated Transaction Reporting System.

                                                                                                     HIGH      LOW
                                                                                                    -------  -------
1997:
    First Quarter.................................................................................. $9- 5/8  $ 7
    Second Quarter.................................................................................   9       6- 1/4
    Third Quarter..................................................................................  8- 11/16   6
    Fourth Quarter.................................................................................  6- 15/16  6- 7/8

1998:
    First Quarter.................................................................................. $5- 7/8  $4- 3/4
    Second Quarter.................................................................................  6- 3/8   4- 1/2
    Third Quarter..................................................................................  4- 7/8   2- 1/16
    Fourth Quarter.................................................................................  3- 1/2    2

    On February 19, 1999, the closing price of the Common Stock was $2.625.

    (b) Note: The number of shares of Morgan's Common Stock held by non-affiliates shown on the cover of this Annual Report on Form 10-K was calculated on the assumption that there were no affiliates other than officers and directors of Morgan.

ITEM 6. SELECTED FINANCIAL DATA

    The following table sets forth selected consolidated financial data for Morgan for each of the five years ended December 31, 1994 through 1998. The selected operating results and balance sheet data have been derived from Morgan's audited financial statements. The information contained herein should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited consolidated financial statement of Morgan for the three years ended December 31, 1998, and the notes thereto included herein.

                                                           YEAR ENDED DECEMBER 31,
                                            -----------------------------------------------------
                                              1998       1997       1996       1995       1994
                                            ---------  ---------  ---------  ---------  ---------
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING RESULTS
Net sales.................................  $ 383,151  $ 412,249  $ 373,345  $ 338,026  $ 358,357
                                            ---------  ---------  ---------  ---------  ---------
Gross profit..............................     54,582     58,340     55,428     47,463     52,398
Operating expenses(1)(2)..................     51,636     74,570     52,192     46,736     58,292
                                            ---------  ---------  ---------  ---------  ---------
Operating income (loss)...................      2,946    (16,230)     3,236        727     (5,894)
Other expense.............................     (2,049)    (4,667)    (3,265)    (3,313)    (3,307)
                                            ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes.........        897    (20,897)       (29)    (2,586)    (9,201)
                                            ---------  ---------  ---------  ---------  ---------
Net income (loss).........................  $   1,001  $ (20,897) $     298  $  (2,628) $  (9,401)
                                            ---------  ---------  ---------  ---------  ---------
Basic earnings per common share...........  $    0.10  $   (2.03) $    0.03  $   (0.30) $   (1.10)
                                            ---------  ---------  ---------  ---------  ---------
Diluted earnings per common share.........  $    0.10  $   (2.03) $    0.03  $   (0.30) $   (1.10)
                                            ---------  ---------  ---------  ---------  ---------
Basic shares outstanding..................     10,359     10,280      8,830      8,644      8,549
Diluted shares outstanding................     10,389     10,280      8,882      8,644      8,549

                                                                        AT DECEMBER 31,
                                                     -----------------------------------------------------
                                                       1998       1997       1996       1995       1994
                                                     ---------  ---------  ---------  ---------  ---------
                                                                        (IN THOUSANDS)
BALANCE SHEET DATA(3)
Working capital....................................  $  44,653  $  77,324  $  77,088  $  58,674  $  61,639
Total assets.......................................     92,463    128,776    142,116    109,515    113,308
Long-term debt, net of cash........................     19,982     53,156     47,413     30,439     27,050
Stockholders' equity...............................     43,443     42,431     61,983     52,835     55,192
Long-term debt, net of cash to total
  capitalization...................................       31.5%      55.6%      43.3%      36.6%      32.9%
Return on stockholders' equity.....................        2.3%     (40.0)%       0.5%      (4.9)%     (15.7)%

------------------------

(1) The year 1997 includes $12.4 million provision for the sale of manufacturing operations.

(2) The years 1997, 1996, 1995 and 1994 include restructuring and reorganization expenses of $5.8, $4.7, $.1 and $11.3 million, respectively.

(3) The decrease in working capital, total assets and long-term debt (net of cash) at December 31, 1998 was the result of the sale of Morgan Manufacturing on February 2, 1998.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD LOOKING STATEMENTS

    Various statements made within this Management's Discussion and Analysis of Financial Condition and Results of Operations and elsewhere in this Annual Report on Form 10-K constitute "forward looking statements" for purposes of the Securities and Exchange Commission's "safe harbor" provisions under the Private Securities Litigation Reform Act of 1995 and under the Securities Exchange Act of 1934. Investors are cautioned that all forward looking statements involve risks and uncertainties, including those detailed in Morgan's filings with the Securities and Exchange Commission. There can be no assurance that actual results will not differ from Morgan's expectations. Factors which could cause materially different results include, among others, changes in relationships with important suppliers and key customers; the pace of acquisitions and competitive and general economic conditions, such as housing starts.

RESULTS OF OPERATIONS

    YEAR ENDED DECEMBER 31, 1998 VS. YEAR ENDED DECEMBER 31, 1997

    Net sales for 1998 were $383.2 million, representing a 7.0% decrease from 1997 sales of $412.2 million. The $29.0 million decrease in sales is primarily attributable to a $65.3 million decrease in sales at Manufacturing as a result of the sale of substantially all of the assets of Manufacturing at February 2, 1998, offset by an increase in sales at Morgan's distribution division ("Distribution") of $32.5 million and at TBP of $3.8 million. Distribution's increases are primarily due to sales growth in the Mid-Atlantic region, Decatur and Birch Run while sales gains at TBP are primarily due to a contract awarded to Morgan with respect to providing glass and glass services for the construction of the new Tennessee Titans Stadium in Nashville, Tennessee (the "Stadium Project").

    Gross profit decreased $3.8 million from 1997 to 1998. The decrease in gross profit is primarily due to the sale of Manufacturing, competitive pricing pressures in the Mid-Atlantic region and the consolidation of retailers and wholesalers in the millwork industry, offset by gains at TBP which were primarily due to the Stadium Project.

    Operating expenses for 1998 were $51.6 million, or 13.5% of net sales, compared to 1997 operating expenses (before the sale provision for Manufacturing and restructuring and reorganization charges) of $56.3 million, or 13.7% of net sales. The decrease is primarily due to the sale of Manufacturing.

    Interest and other non-operating expenses in 1998 were $2.0 million, a decrease of $2.6 million from 1997. The decrease in interest expense was primarily due to the $29.4 million decrease in average long-term debt in 1998 as compared to 1997, which was a result of the proceeds received from the sale of Manufacturing.

    The provision for income taxes in both 1997 and 1998 relates principally to the recording of state taxes. The state tax provision in each of 1997 and 1998 was fully offset by the recognition of a tax benefit related to the amendment of prior year federal returns. The provision for federal taxes in 1998 was further offset by the recognition of net operating loss carryback tax benefits, which had not been previously recognized. There was no provision for federal taxes in 1997 given Morgan's net operating loss position. See Note 10 to Consolidated Financial Statements.

    Morgan reported net income of $1.0 million or $0.10 per diluted share for 1998 compared to net loss of $20.9 million or $2.03 per diluted share in 1997, on diluted shares outstanding of 10,389,112 and 10,280,484 respectively. The $21.9 million increase is primarily due to the sale of Manufacturing, the reduction of interest expense, and the elimination of reorganization charges.

    YEAR ENDED DECEMBER 31, 1997 VS. YEAR ENDED DECEMBER 31, 1996

    Net sales for 1997 were $412.2 million, representing a 10.4% increase over 1996 sales of $373.3 million. The increase in sales is primarily attributable to the acquisition of TBP in the third quarter of 1996 and a 5.6% improvement in the sales of distributed products, which management believes is due to increased marketing efforts with key suppliers and the acquisition of Wahlfeld in the third quarter of 1997. External sales of manufactured products in 1997 decreased 14.3% from 1996. In 1997 sales of manufactured products continued to decline from prior year periods due to the disruption caused by the consolidation of the Lexington, North Carolina operations into the Oshkosh, Wisconsin facility and the delay in the start-up of the high-speed door manufacturing line.

    Gross profit increased $2.9 million from 1996 to 1997. The increase was primarily the result of the aforementioned increase in sales and a volume incentive reward from a supplier partnership program at Distribution. Manufacturing experienced a $5.6 million decrease in gross profit due to the aforementioned decline in sales volume and the increase in raw material costs which were not passed on to the customer. The price for pine, which accounted for 53% of the raw materials purchased by Manufacturing in 1997, increased an average of 9.1% from 1996 while the price for fir, the second highest volume specie, increased 3% on average over the prior year's prices.

    Operating expenses for 1997, excluding $18.2 million in special charges (see discussion that follows), were $56.3 million, or 13.7% of net sales, compared to 1996 operating expenses, before special charges, of $47.5 million, or 12.7% of net sales. The $8.8 million increase related primarily to the acquisition of TBP. Additional increases were incurred at Distribution for sales promotions related to the implementation of a new selling program to gain market share, and relocation expenses for the hiring of qualified key personnel in marketing, logistics and finance.

    In the fourth quarter of 1997, Morgan recorded a non-recurring charge of $12.4 million involving its sale of Manufacturing (the "Sale Provision"). The Sale Provision included write-downs for the related assets to estimated fair market value and costs of selling the business, including employee severance costs, pension fees, lease obligations and legal costs (aggregating, $1.21 per diluted share). In addition, in 1997 Morgan incurred restructuring charges of $4.7 million to cover the incremental costs of consolidating the Lexington and Oshkosh manufacturing facilities and a $1.1 million reorganization charge related to changes in the executive management of Morgan (aggregating, $.57 per diluted share). See "--Restructuring of Operations" below.

    Interest and other non-operating expenses in 1997 were $4.7 million, an increase of $1.4 million from 1996. As a result of an increase in average debt of $19.8 million from 1996, interest expense increased $1.5 million in 1997. The increase in average debt was primarily the result of the financing associated with the acquisition of TBP and Wahlfeld.

    The provision for income taxes in 1996 and 1997 relates principally to the recording of state taxes. There was no provision for federal taxes in either period given Morgan's net operating loss position. The state tax provisions for both years were fully offset by the recognition of a tax benefit related to the amendment of prior year federal returns. See Note 10 to Consolidated Financial Statements.

    Morgan reported a net loss of $20.9 million or $2.03 per diluted share for 1997 compared to net income of $.3 million or $.03 per diluted share for 1996, on diluted shares outstanding of 10,280,484 and 8,881,648 respectively. Excluding special charges, Morgan had a net loss of $2.7 million for 1997 compared to net income of $5.0 million for 1996. The $7.7 million decline in income from 1996, before special charges, is primarily due to lower volume and higher material costs at Manufacturing and a $1.5 million increase in interest expense.

SIGNIFICANT BUSINESS TRENDS/UNCERTAINTIES

    Management believes that single family housing starts have a significant influence on Morgan's level of business activity. Currently available industry data suggest that housing starts for single family dwellings increased 12.0% in 1998 from 1997. According to the National Association of Home Builders, not only did 1998 produce 1.6 million single- and multi-family housing starts, the highest level of overall housing starts in more than a decade, but also the greatest number of single-family starts. In addition, the National Association of Home Builders has indicated that, while it expects that the housing market in 1999 may not be quite as good as in 1998, it may still result in the second best year for single-family housing starts in the 1990s. No assurances can be given, however, that single family housing start levels will remain steady or increase, or that single family housing starts will not decline.

    Management also believes that Morgan's ability to continue to penetrate the residential repair and remodeling markets, including through sales to home center chains may have a significant influence on Morgan's level of business activity. Management believes this market will continue to grow in importance to Morgan. Management further believes that in certain areas of the United States, sales by one step distributors directly to the end-user will over time replace the two step distribution method of selling to the retail dealer, who then sells to the end-user. Morgan intends to respond aggressively to such changes in distribution methods, including, where opportunities permit, through the acquisition of distribution businesses that sell directly to the end-user.

STRATEGIC INITIATIVES

    An important part of Morgan's strategic plan is to expand its distribution capabilities, particularly in the Southeast and Southwest, or in other areas, if attractive opportunities are presented. In August 1996, Morgan acquired substantially all of the business and assets of TBP, a regional millwork and specialty building products distributor and light manufacturer headquartered in Nashville, Tennessee. With the TBP acquisition, Morgan expanded its operations to include Nashville and Chattanooga, Tennessee; Charlotte, North Carolina; Greenville, South Carolina; and Huntsville, Alabama. In July 1997, Morgan acquired certain assets of Wahlfeld, a distributor of windows, doors, and other millwork products headquartered in Peoria, Illinois. The Wahlfeld acquisition allowed Morgan to become the sole distributor for the Andersen Window product lines in most of Illinois. During 1997 and 1998, Morgan consolidated Wahlfeld's operation into two of its existing facilities. In February 1999, Morgan purchased Adam, a privately held two-step distributor of windows, doors and other millwork products, headquartered in Cincinnati, Ohio. With the Adam acquisition, Morgan has expanded its operations in the Northeast, Mid-Atlantic, Midwest, Colorado and Arizona markets. These acquisitions have allowed Morgan to combine product and geographic synergies, best practices and technologies to become one of the largest wholesale distributors of building products in the United States.

    Morgan believes that its relationship with Andersen has improved in recent years. In April 1997, Morgan entered the Louisiana market where it was awarded sole distribution rights for Andersen's products. In 1997, Morgan was also awarded sole distribution for Andersen's products in most counties in Mississippi and some in Texas. See "--Recent Developments" below.

    As the final major element of its strategic initiatives, Morgan is committed to improving its management information systems. A new Company-wide integrated management information system had been selected and was in the process of being implemented as of December 31, 1998. As of December 31, 1998 Morgan had incurred a cost of approximately $4.7 million in connection with such system, including $2.5 million in software and $2.2 million in hardware. With the purchase of Adam, completed on February 19, 1999, Morgan decided to terminate its implementation of the new management information system and, instead, to merge the majority of Morgan's current operations into the Adam System. After reviewing both the Adam System and the proposed new system, management determined that the Adam System would be better suited for Morgan's business and would be less expensive to implement. By implementing the better technological and strategic Adam System, Morgan should be able to realize future cost savings by the reduction of capital needed to convert only the ten Morgan distribution centers existing at the time of the Adam acquisition instead of having to convert a total of twenty-two locations to the proposed new system. Accordingly, the Company will take a charge of approximately $2.5 million during the first quarter of 1999 relating to the write-off of the costs incurred for the implementation of the proposed new Morgan system.

LIQUIDITY AND CAPITAL RESOURCES

    Morgan's working capital requirements are related to its sales level, which, because of its dependency on housing starts and the repair and remodeling market, are seasonal and, to a degree, weather dependent. This seasonality affects the need for working capital to the extent it is necessary to carry larger inventories and receivables during certain months of the year.

    Working capital at December 31, 1998 was $44.7 million, with a ratio of current assets to current liabilities of 2.8 to 1.0, while at December 31, 1997 working capital was $77.3 million with a ratio of current assets to current liabilities of 3.7 to 1.0. The decrease in working capital of $32.6 million is primarily due to the sale of Manufacturing and the subsequent repayment of debt. Additionally, inventories decreased $6.2 million, accounts receivable increased $2.4 million, accounts payable increased $3.6 million and other liabilities decreased $5.8 million. The decline in inventory is primarily a result of Morgan's continuing plan to reduce working capital and interest on long-term debt, while the increase in accounts receivable is primarily due to the $6.0 million increase in December sales at Distribution and TBP. Current liabilities decreased $3.6 million primarily due to the decrease in the liabilities related to the December 31, 1997 Sale Provision. The decrease in other liabilities was offset by a $3.6 million increase in accounts payable which was primarily due to improved cash management practices as of December 31, 1998.

    Long-term debt, net of cash, decreased to $20.0 million at December 31, 1998, from $53.2 million at December 31, 1997. Morgan's ratio of long-term debt, net of cash, to total capitalization decreased from 55.6% at December 31, 1997 to 31.5% at December 31, 1998. The decrease in long-term debt, net of cash, of $33.2 million is primarily attributable to the fact that Morgan used the proceeds from the Manufacturing sale to reduce its revolving credit facility and to repay the acquisition term loan under Morgan's credit facility then in effect, as well as its continuing working capital management efforts.

    Cash generated by operating activities totaled $5.6 million in 1998 as compared to $4.1 million generated in 1997. The improvement is primarily due to the $6.4 million improvement in cash generated from profits in 1998 over 1997 as well as the additional $8.0 million generated from accounts payable which is primarily a result of improved cash management practices. These improvements were partially offset by the increased usage in 1998 of other working capital. The increase in accounts receivable usage of $4.0 million was primarily due to a $6.0 million increase in December sales at Distribution and TBP. The decrease in inventory of $6.9 million was primarily due to the Company's inventory management practices. Investing activities in 1998 generated $27.6 million, compared to the corresponding period in 1997, when investing activities used $10.2 million. Activities in 1998 primarily included $31.0 million in proceeds from the sale of Manufacturing and $3.6 million used for asset acquisitions, while 1997 activities consisted of $3.2 million used for asset acquisitions and the final payment to purchase TBP of $2.2 million and payments to purchase Wahlfeld of $5.0 million. Financing activities used $33.7 million through December 31, 1998, with $33.8 million used to reduce long-term debt. Of the reduction of long-term debt, $26.6 million was used to reduce the Company's revolving line of credit, $4.8 million was used to retire the acquisition term loan under the Company's credit facility then in effect, and $1.3 million was used to retire the debt owed with respect to the real property owned by Morgan and used by Manufacturing, and $1.0 million was used for principal payments under capital lease obligations.

    Prior to the Adam acquisition, the Company maintained a credit agreement with a group of banks which provided for a revolving credit facility of up to $65 million, including a sub-line of up to $30 million for permitted acquisitions and a letter of credit facility of up to $5 million. As of December 31, 1998 Morgan had borrowings of $18.7 million under the revolving credit facility and was in compliance with all covenants under the credit facility. On February 19, 1999, in connection with the Adam acquisition, Morgan and its banking group entered into an amendment to the credit facility. The amendment provides for a revolving credit line of up to $100 million (including a letter of credit facility of up to $5 million), a term loan of up to $10 million and a bridge term loan of up to $10 million and extends the facility through January 1, 2004. The credit facility, as amended, continues to contain certain covenants, including limitations on the acquisition and disposition of assets, the payment of dividends and the prepayment of other indebtedness, and continues to provide that applicable borrowings bear interest at either the bank's prime rate plus a margin or LIBOR plus a margin based upon a pricing matrix. The credit facility, as amended, also continues to require Morgan to maintain certain earnings coverage, interest coverage and fixed coverage ratios; however, the amendment of the credit facility altered such covenants. In addition, the amendment added certain minimum earnings and minimum availability covenants.

RESTRUCTURING OF OPERATIONS

    Beginning in 1994, Morgan adopted a comprehensive strategic plan to restore profitability and regain leadership by providing customers with quality products and optimum service at the best price/ value relationship. Morgan has taken a series of major initiatives to implement this plan and respond to continuing challenges in the industry.

    During the period of 1994 through 1997, Morgan incurred an aggregate of $20.8 million in restructuring charges. Included in these restructuring charges were the closing of the Springfield, Oregon; Lexington, North Carolina and Weed, California plants; relocation of Morgan's corporate headquarters and the delayed start-up of the new high-speed door manufacturing line. Additionally, Morgan recorded a $1.1 million reorganization charge in 1997 in connection with the termination of the employment of the Vice President and Chief Financial Officer and Senior Vice President-Human Resources and Administration of Morgan. Such provision covered severance and related payments to these former officers.

    Although Manufacturing had made progress operationally, it was determined in 1997 that Manufacturing was not a strategic fit with Morgan's long-term growth plans. In December 1997, Morgan agreed to sell the operating assets of Manufacturing to JELD-WEN, resulting in a charge to earnings in 1997 of $12.4 million with half the charge related to an asset write-down and half related to the costs of selling the business including employee severance costs, pension expenses, lease obligations and legal costs. The sale was completed in February 1998.

YEAR 2000 ISSUES

    The Year 2000 issue, common to most companies, concerns the inability of information and noninformation systems to recognize and process date-sensitive information after 1999 due to the use of only the last two digits to refer to a year. This problem could affect both information systems (software and hardware) and other equipment that relies on microprocessors.

    A new Company-wide integrated management information system had been selected and was in the process of being implemented as of December 31, 1998. With the purchase of Adam, completed on February 19, 1999, Morgan decided to terminate its implementation of the new management information system and, instead, to merge all operations into the Adam System. After reviewing both the Adam System and the proposed new system, management determined that the Adam System would be better suited for Morgan's business and would be less expensive to implement. Prior to the Adam acquisition, Adam's management had conducted an evaluation of Adam's Year 2000 readiness. Management of Morgan has since completed a Company-wide evaluation of the Year 2000 impact on all of Morgan's computer systems (including the Adam System), applications and other date-sensitive equipment. Systems and equipment that are not Year 2000 compliant have been identified and remediation efforts are in process. Management estimates that as of March 15, 1999 nearly 50 percent of remediation efforts for all of Morgan's information systems were completed. Management has also begun remediation for noninformation systems. All remediation efforts and testing of systems and equipment are expected to be completed by August 31, 1999.

    Morgan is in the process of monitoring the progress of material third parties (vendors and suppliers) in their efforts to become Year 2000 compliant. Those third parties include, but are not limited to: material vendors and customers, financial institutions and utilities. Morgan has requested confirmation from these material third parties of their Year 2000 plans.

    Through December 31, 1998, Morgan has spent approximately $5.0 million to address Year 2000 issues. Management believes that approximately $1.5 million in additional costs will be incurred before remediation efforts are complete. Funds for these costs are expected to be provided by the operating cash flows of the company. The majority of the remediation efforts that remain to be completed relate to conversion of Morgan's distribution centers to the Adam System and employee and staff training costs.

    Morgan could be faced with severe consequences if Year 2000 issues are not identified and resolved in a timely manner by the Company and material third parties. A worst-case scenario would result in the short-term inability of the Company to process customer orders and to ship products to its customers due to unresolved Year 2000 issues. This would result in lost revenues; however, the amount of losses would be dependent on the length and nature of the disruption, which cannot be predicted or estimated. In light of the possible consequences, Morgan is devoting the resources management believes are needed to address Year 2000 issues in a timely manner. While management expects a successful resolution of these issues, there can be no guarantee that material third parties, on which Morgan relies, will address all Year 2000 issues on a timely basis or that their failure to successfully address all issues would not have an adverse effect on Morgan. Morgan is in the process of developing contingency plans in case business interruptions do occur. Management expects these plans to be completed by August 31, 1999.

SEASONAL NATURE OF BUSINESS

    The building products industry is seasonal, particularly in the Northeast and Midwest regions of the United States, where inclement weather during the winter months usually reduces the level of building activity in both the improvement, maintenance and repair market and the new construction market. Morgan's lowest sales levels generally occur during the first and fourth quarters. Since a high percentage of Morgan's overhead and expenses are relatively fixed throughout the year, profit margins tend to be lower in quarters with lower sales. Morgan believes that the seasonal effect on operations has not been changed as a result of the sale of Manufacturing and that the acquisition of locations in the Western United States as part of the Adam purchase will not affect the seasonality of Morgan's business in any material respect.

    The table below sets forth Morgan's quarterly net sales for the years ended December 31, 1998 and 1997:

                                                           1998                      1997
                                                 ------------------------  ------------------------
                                                  NET SALES   % OF TOTAL    NET SALES   % OF TOTAL
                                                 -----------  -----------  -----------  -----------

                                                 (MILLIONS)                (MILLIONS)
First Quarter..................................   $    80.2         20.9%   $    95.8         23.2%
Second Quarter.................................        98.2         25.6%       106.8         25.9%
Third Quarter..................................       107.5         28.1%       111.6         27.1%
Fourth Quarter.................................        97.3         25.4%        98.0         23.8%
                                                 -----------       -----   -----------       -----
    Total Year.................................   $   383.2        100.0%   $   412.2        100.0%
                                                 -----------       -----   -----------       -----
                                                 -----------       -----   -----------       -----

    See Note 14 of Notes to Consolidated Financial Statements for further quarterly information.

RECENT DEVELOPMENTS

    On March 10, 1999, Morgan entered into an Agreement of Merger with Andersen Windows and its wholly-owned subsidiary, Andersen Sub, pursuant to which Andersen Sub and Morgan will be merged, resulting in Morgan, as the surviving corporation, becoming a wholly-owned subsidiary of Andersen Windows. The consideration to be received by Morgan's stockholders in the Merger will be $4.00 per share of Morgan common stock, subject to adjustment until the effective date of closing, under certain limited circumstances. The Merger is subject to, among other things, approval of the stockholders of Morgan and the applicable regulatory agencies.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

INTEREST RATE RISK

    The Company is exposed to changes in interest rates primarily as a result of its long-term debt used to maintain liquidity and fund expansion through acquisition. To mitigate the impact of fluctuations in variable interest rates, the Company could, at its option, convert to fixed interest rates by either refinancing variable rate debt with fixed rate debt or entering into interest rate swaps.

    The following table provides information about the Company's interest rate risk at December 31, 1998 and February 28, 1999, which incorporates the second amendment to its loan and security agreement with its lenders entered into February 19, 1999.

                                                     EXPECTED MATURITY DATE
                               ------------------------------------------------------------------
                                                                                                                FAIR
                                 1999       2000       2001       2002       2003     THEREAFTER     TOTAL      VALUE
                               ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------

                                                                (THOUSANDS OF DOLLARS)
LIABILITIES
DECEMBER 31, 1998
Long-Term Debt:
  Variable Rate..............  $      --  $      --  $  18,686  $      --  $      --   $      --   $  18,686  $  18,686
    Average Interest Rate....         --%        --%      7.63%        --%        --%         --%       7.63%

FEBRUARY 28, 1999
Long-Term Debt:
  Variable Rate..........  $      --  $   4,000  $   4,000  $   4,000  $   4,000  $  69,000  $  85,000  $  85,000
    Average Interest
    Rate.................       7.95%      8.69%      8.47%      8.23%      7.96%      7.66%      8.18%

COMMODITY PRICE RISK

    The Company is subject to exposure with respect to commodities because its ability to recover increased costs through higher pricing may be limited by the competitive environment in which Morgan operates.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

    See Item 14 below for a listing of financial statements and the financial statement schedule included therein.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

    None.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF MORGAN

DIRECTORS OF MORGAN

    Certain information regarding each director of Morgan as of December 31, 1998 is set forth below, including such individual's age and principal occupation, a brief account of business experience during at least the last five years, other directorships currently held and the year in which the individual was first elected as a director of Morgan. The directors hold office until their successors are elected and qualified or until their earlier removal or resignation. Mr. Patrick J. McDonough, Jr., director of Morgan since November 1994, resigned his position as director in September 1998 for personal reasons.

    FRANK J. HAWLEY, JR. age 71, has been Chairman of the Board of the Company since December 1983. Since September 1986, he has been the managing partner of Bedford Partners, the general partner of Saugatuck Capital Company Limited Partnership II ("Saugatuck II"), a venture capital partnership. Since October 1992, he has been the managing partner of Greyrock Partners Limited Partnership, the general partner of Saugatuck Capital Company Limited Partnership III ("Saugatuck III"), a venture capital partnership. Since September 1982, he has been the President and principal stockholder of Saugatuck Associates, Inc. and Saugatuck Associates II, Inc., each a risk capital management firm which provides investment advice and assistance to Saugatuck II and Saugatuck III. During the period from 1982 to 1996, Mr. Hawley was the managing partner of the general partner of Saugatuck Capital Company Limited Partnership, a venture capital partnership which was terminated in 1996.

    JOHN S. CROWLEY, age 75, has served as a member of the Company's Board of Directors since November 1986. Mr. Crowley has been a private investor since 1994. Previously he was a managing director of Saugatuck Associates from 1985 to 1994. From 1983 to 1987 he was the organizer and general partner of Round Hill Associates, a private investment fund engaged in management buyouts, and the President of Round Hill Associates Management Company. Mr. Crowley is also a director of General Housewares Corp., a consumer goods company.

    HOWARD G. HAAS, age 74, has served as a member of the Company's Board of Directors since September 1987. Mr. Haas has been the Chairman of Howard G. Haas & Associates, a consulting firm, since 1987. From 1967 to 1986 Mr. Haas was the President and Chief Executive Officer of Sealy Incorporated; Mr. Haas is also a member of the faculty of the Graduate School of Business at the University of Chicago.

    J. MICHAEL MARKS, age 50, has served as a member of the Company's Board of Directors since May 1998. In April 1987, Mr. Marks founded Indian River Consulting Group, a wholesale distribution business consulting company based in Melbourne, Florida. From November 1981 to December 1986, Mr. Marks was the Executive Vice President of Lex Electronics, a Stamford, Connecticut based electronics distributor. Prior to November 1981, Mr. Marks served as Director of Corporate Training and Development for Ducommon Inc., a Los Angeles, California based industrial distribution company.

    LARRY R. ROBINETTE, age 55, has served as a member of the Company's Board of Directors since November 1994 and as the President and Chief Executive Officer of the Company since September 1994. Mr. Robinette is the former President and CEO of Anchor Hocking Packaging of Cincinnati, Ohio, a subsidiary of CarnaudMetalbox. From 1980 to 1993, he held a series of executive assignments at Newell Company, including operations vice presidencies in the EZ Painter Division, Newell Window Furnishings and the Mirro Foley Division and the presidency of Anchor Industrial Glass. Prior to that, he was employed at General Motors.

    EDWARD T. TOKAR, age 51, has served as a member of the Board of Directors of the Company since November 1994. Since 1985, Mr. Tokar has served as Vice President-Investments, AlliedSignal Inc., responsible for the overall investment management of employee benefit asset funds worldwide. Mr. Tokar has been employed at AlliedSignal since 1977 in various management positions. Mr. Tokar has also been the Chief Executive Officer of Allied Capital Management LLC since 1998, is a trustee of the Morgan Grenfell Investment Funds, an advisor to various investment partnerships and a trustee of the College of William and Mary.

    FAMILY RELATIONSHIPS. To the best of the Company's knowledge and belief, there is no family relationship between any of the Company's directors and executive officers.

EXECUTIVE OFFICERS OF MORGAN

    Certain information regarding each executive officer of Morgan as of December 31, 1998 is set forth below, except that information concerning Mr. Hawley and Mr. Robinette is set forth above under "Directors of Morgan." The Board of Directors appoints Company officers and such appointments are effective until resignation or earlier removal by the Board of Directors.

    Mr. Mitchell J. Lahr, age 40, was appointed Vice President, Chief Financial Officer and Secretary of Morgan in April 1997. From September 1994 until he joined Morgan, Mr. Lahr was Vice President and Chief Financial Officer of Stella Foods Corp., a subsidiary of Specialty Foods Corporation. From September 1992 to August 1994, Mr. Lahr was Vice President and Chief Financial Officer of Anchor Hocking Packaging Company, a subsidiary of Carnaud Metalbox, Inc. From 1980 to 1992 he served in various positions with General Electric Company.

    Mr. Darrell J. Olson, age 52, was appointed Vice President, Human Resources of Morgan in April 1997. From September 1995 until he joined Morgan, Mr. Olson was Vice President, Human Resources of Twin Disc Inc., a manufacturer of highly engineered power transmission equipment. From February 1994 through December 1994, Mr. Olson was the Vice President of Operations of the Intercraft Division of Newell Company. From October 1983 through February 1994, Mr. Olson served as Vice President, Human Resources of the Mirro Division of Newell Company.

    Mr. David A. Braun, age 41, was appointed Vice President of Morgan and President of Morgan's Distribution unit on May 15, 1996. Mr. Braun had previously been named General Manager of Morgan Distribution on February 5, 1996. From August of 1995 to February 4, 1996, Mr. Braun served as Vice President and Controller of Morgan Distribution. Prior to that, Mr. Braun served as Division Controller of RobertShaw Controls from 1994 to August of 1995. Mr. Braun served as Senior Vice President of Lisa Frank, Inc. from 1993 to 1994 and served as Vice President and Chief Financial Officer of HGP Industries, Inc. from 1991 to 1993. From 1987 to 1991, Mr. Braun served as Vice President and Controller of EZ Paintr, a division of Newell Company. From 1986 to 1987 he served in various managerial positions at EZ Paintr.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons holding more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership, reports of changes in ownership and annual reports of ownership of Common Stock and other equity securities of the Company. Such directors, officers, and 10% stockholders are also required to furnish the Company with copies of all such filed reports.

    Based solely upon a review of the copies of such reports furnished to the Company, or representations that no reports were required, the Company believes that all of its directors, executive officers and 10% shareholders complied with all filing requirements under Section 16(a) in 1998, except that Messrs. Robinette, Lahr, Braun and Olson did not file Annual Statements of Beneficial Ownership of Securities on Form 5 ("Form 5") with respect to the repricing of their options in November 1998 until March 30, 1999.

ITEM 11. EXECUTIVE COMPENSATION

    The following table sets forth information with respect to all cash and non-cash compensation of (i) Mr. Robinette, the Chief Executive Officer of the Company, (ii) the other most highly compensated executive officers of the Company who were serving as such as of December 31, 1998, and (iii) Mr. Duane A. Greenly, who served as Vice President of the Company and President--Morgan Manufacturing from December 1996 through March 1998 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                ANNUAL COMPENSATION(1)
                                        --------------------------------------  ------------------------
                                                                                  AWARDS
NAME & PRINCIPAL                                                OTHER ANNUAL     OF STOCK     LONG-TERM       ALL OTHER
POSITION                       YEAR      SALARY      BONUS    COMPENSATION(2)     OPTIONS      PAYOUTS     COMPENSATION(3)
---------------------------  ---------  ---------  ---------  ----------------  -----------  -----------  -----------------
Larry R. Robinette.........       1998  $ 400,010         --     $   31,989(8)     295,000           --       $  12,000
  President, Chief                1997  $ 400,010         --     $   21,980(9)          --    $1,098,942(21)     $  19,192
  Executive                       1996  $ 365,580  $ 239,724     $   15,192(10)         --           --       $  16,451
  Officer, and Director

Mitchell J. Lahr...........       1998  $ 225,000         --     $   17,132(11)    100,000           --       $  10,125
  Vice President--Finance         1997  $ 164,423  $ 112,500(4)    $  199,277(12)         --         --       $   4,932
  and Administration,             1996         --         --             --             --           --              --
  Chief Financial Officer,
  and Secretary

Darrell J. Olson...........       1998  $ 140,000         --     $   11,517(13)     75,000           --              --
  Vice President--Human           1997  $  99,615  $  50,000(5)    $  175,444(14)         --         --       $   5,732
  Resources                       1996         --         --             --             --           --       $   2,988

David A. Braun.............       1998  $ 200,000         --     $  148,449(15)    100,000           --       $   6,661
  Vice President and              1997  $ 200,000  $  22,027     $    5,853(16)         --           --       $  13,989
  President--Morgan               1996  $ 170,382  $ 330,677     $    2,914(17)         --           --       $   9,073
  Distribution

Duane A. Greenly...........  1998 1997  $  42,308         --     $   51,253(18)         --           --       $ 623,996
  Vice President and              1996  $ 200,000  $ 100,000(6)    $   15,328(19)         --         --       $   5,820
  President--Morgan                     $   7,780  $  77,411(7)    $       44(20)     90,000         --              --
  Manufacturing

------------------------

 (1) This includes amounts earned in the respective fiscal year, whether or not deferred.

 (2) This represents payments by the Company for moving expenses, excess group life insurance, leased automobiles, tax gross-up on amounts included in taxable compensation (other than salary and bonuses) and certain other reimbursable fees and expenses to the extent required to be reported.

 (3) This amount includes contributions by the Company under Section 401(k) of the Code pursuant to the Profit Sharing Savings and Retirement Plan for each of the named Executive Officers as follows: Mr. Robinette, $4,800, $4,750 and $9,984 for 1998, 1997 and 1996, respectively; Mr. Lahr, $4,800 and $3,703 for 1998 and 1997 respectively; Mr. Olson $4,800 and $2,988 for 1998 and 1997, respectively; Mr. Braun, $4,800, $4,750 and $7,524 for 1998,
     1997 and 1996, respectively; and Mr. Greenly, $3,928 and $4,750 for 1998 and 1997, respectively. This amount also includes amounts the Company contributed to the Deferred Compensation Plan for each of the Named Executive Officers as follows: Mr. Robinette, $7,200, $14,442 and $6,467 for 1998, 1997 and 1996, respectively; Mr. Lahr, $5,325 and $1,229 for 1998 and 1997, respectively; Mr. Olson, $4,932 and $-0- for 1998 and 1997, respectively; Mr. Braun, $1,861, $9,239 and $1,549 for 1998, 1997 and 1996,
     respectively and Mr. Greenly, $342 and $2,320 for 1998 and 1997, respectively. In the case of Mr. Greenly, this amount for 1998 also includes $619,726 paid to Mr. Greenly pursuant to the Executive Severance Plan.

 (4) This represents a deferred signing bonus paid to Mr. Lahr pursuant to his employment agreement entered into on March 11, 1997.

 (5) This represents a deferred signing bonus paid to Mr. Olson pursuant to his employment agreement entered into on March 21, 1997.

 (6) This represents a bonus paid to Mr. Greenly to partially compensate him for the loss of bonuses which he was eligible to earn under his previous employment arrangement with a former employer.

 (7) This includes a $20,000 bonus paid to Mr. Greenly pursuant to his employment agreement and a performance bonus which was earned in 1996 but paid in 1997.

 (8) Other Annual Compensation includes $31,989 of tax gross-up.

 (9) Other Annual Compensation includes $21,980 of tax gross-up.

(10) Other Annual Compensation includes $15,192 of tax gross-up.

(11) Other Annual Compensation includes $17,132 of tax gross-up.

(12) Other Annual Compensation includes $119,712 of moving expenses paid on Mr. Lahr's behalf and $58,328 of tax gross-up.

(13) Other Annual Compensation includes $11,517 of tax gross-up.

(14) Other Annual Compensation includes $128,629 of moving expenses paid on Mr. Olson's behalf and $23,815 of tax gross-up.

(15) Other Annual Compensation includes $100,743 of moving expenses paid on Mr. Braun's behalf and $36,613 of tax gross-up.

(16) Other Annual Compensation includes $5,853 of tax gross-up.

(17) Other Annual Compensation includes $2,914 of tax gross-up.

(18) Other Annual compensation includes $17,452 for moving expenses paid on Mr. Greenly's behalf, and $17,387 of tax gross-up.

(19) Other Annual Compensation includes $15,328 of tax gross-up.

(20) Other Annual Compensation includes $44 of tax gross-up.

(21) Pursuant to Mr. Robinette's employment agreement entered into in 1994, the Company granted 140,000 restricted shares of Common Stock with a 1994 fair market value of $5.00 per share to a trust for the benefit of Mr. Robinette. Such trust was created to partially compensate Mr. Robinette for the loss of certain future retirement benefits that occurred when Mr. Robinette joined the Company. The trust sold all such shares during the time period February 14, 1997 to July 29, 1997 for an average price per share of approximately $7.85, for an aggregate cash value of $1,098,942.

OPTION GRANTS IN FISCAL 1998

    The following table sets forth certain information concerning individual grants of options to purchase Common Stock made by the Company during Fiscal 1998 to each of the Named Executive Officers.

                                                    % OF TOTAL                                      ALTERNATIVE TO
                                      NUMBER OF    OPTIONS/SARS                                       5% AND 10%
                                       SHARES       GRANTED TO                                       APPRECIATION
                                     UNDERLYING    EMPLOYEES IN                                       GRANT DATE
                                    OPTIONS/SARS    FISCAL YEAR   EXERCISE PRICE                        PRESENT
NAME                                   GRANTED          (1)         $/SHARE(2)     EXPIRATION DATE     VALUE(3)
----------------------------------  -------------  -------------  ---------------  ---------------  ---------------
Larry Robinette...................       30,000(4)        4.6%       $    3.00          11/02/08       $  75,600
                                         20,000(4)        3.1%            3.00          11/02/08          50,400
                                         25,000(4)        3.8%            3.00          11/02/08          63,000
                                        100,000(5)       15.3%            3.00          11/02/08         252,000
                                        120,000(5)       18.4%            3.00          11/02/08         302,400

Mitchell J. Lahr..................      100,000(6)       15.3%            3.00          11/02/08         252,000
David A. Braun....................       40,000(4)        6.1%            3.00          11/02/08         100,800
                                         35,000(4)        5.4%            3.00          11/02/08          88,200
                                         25,000(5)        3.8%            3.00          11/02/08          63,000

Darrell J. Olson..................       25,000(4)        3.8%            3.00          11/02/08          63,000
                                         50,000(6)        7.7%            3.00          11/02/08         126,000
Duane A. Greenly..................            0         N/A             N/A              N/A              N/A

------------------------

(1) The total number of options granted to employees in 1998 was 652,000. Options to purchase 5,000 shares were granted on May 13, 1998; options to purchase 647,000 were granted on November 2, 1998 in connection with a plan implemented on November 2, 1998 to grant new options with a lower exercise price in exchange for the voluntary surrender of previously granted options.

(2) All exercise prices of options granted on November 2, 1998 were at 120% of fair market value on the date of grant. The exercise price of the options granted on May 13, 1998 were at fair market value on the date of grant. All such options granted on May 13, 1998 were subsequently voluntarily surrendered for new options granted on November 2, 1998.

(3) The estimated grant date present values reflected in the above table are determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the values of the options reflected in the above table include:

    * Exercise prices on the options are greater than or equal to the fair market value of the underlying stock on the dates of the grant.

    *   The option term of ten years.

    * Interest rates that represent the interest rate on a U.S. Treasury security on the dates of grant with maturity dates corresponding to those of the option terms.

    * Volatilities calculated using daily stock prices for the one-year period prior to the grant dates.

    * Dividends at the rate of $0.00 per share representing the annualized dividends paid with respect to a share of Common Stock at the dates of grant. The Company does not pay a dividend with respect to Common Stock.

    * Reductions to reflect the probability of forfeiture due to termination prior to vesting and the probability of a shortened option term due to termination of employment prior to the option expiration date.

(4) These options represent the grant of new options under the Company's Incentive Stock Option Plan on November 2, 1998 with a lower exercise price in exchange for the voluntary surrender of previously granted options. All repriced options were granted subject to the same terms and conditions as the previously granted options to which they correspond, except that the term and vesting schedule of the repriced options begin anew at November 2, 1998 (but are for the same period and vest at the same rate as the previously granted options) and that no newly granted option shall be exercisable until November 2, 2000 (except under limited circumstances, including a change in control of the Company) (as defined in the applicable plan or agreement).

(5) These options represent the grant of new options under the Company's Incentive Compensation Plan on November 2, 1998 with a lower exercise price in exchange for the voluntary surrender of previously granted options. All repriced options were granted subject to the same terms and conditions as the previously granted options to which they correspond, except that the term and vesting schedule of the repriced options begin anew at November 2, 1998 (but are for the same period and vest at the same rate as the previously granted options) and that no newly granted option shall be exercisable until November 2, 2000 (except under limited circumstances, including a change in control of the Company) (as defined in the applicable plan or agreement).

(6) These options represent the grant of new options under an option agreement between the Named Executive Officer and the Company on November 2, 1998, with a lower exercise price in exchange for the voluntary surrender of previously granted options. All repriced options were granted subject to the same terms and conditions as the previously granted options to which they correspond, except that the term and vesting schedule of the repriced options begin anew at November 2, 1998 (but are for the same period and vest at the same rate as the previously granted options) and that no newly granted option shall be exercisable until November 2, 2000 (except under limited circumstances, including a change in control of the Company) (as defined in the applicable plan or agreement).

    The following table summarizes the aggregated option exercises by the Named Executive Officers in Fiscal 1998 and the year-end values of unexercised options.

AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND FISCAL 1998 YEAR-END OPTION VALUE

                                                              TOTAL NUMBER OF SHARES
                                                              UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN
                                                                 OPTIONS HELD AT          THE MONEY OPTIONS HELD AT
                                                                 FISCAL YEAR-END            FISCAL YEAR-END(1)(2)
                                                            --------------------------  ------------------------------
NAME                                                        EXERCISABLE  UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------------------------------------------------  -----------  -------------  ---------------  -------------
Larry R. Robinette........................................           0        295,000      $       0      $ 1,032,500
Mitchell J. Lahr..........................................           0        100,000      $       0      $   350,000
David A. Braun............................................           0        100,000      $       0      $   350,000
Darrell J. Olson..........................................           0         75,000      $       0      $   262,500
Duane A. Greenly..........................................      81,771              0      $       0      $         0

------------------------

(1) Total value of options based on the Common Stock's closing price on the New York Stock Exchange of $3.50 as of December 31, 1998.

(2) Options to become exercisable upon a change in control (as defined in the applicable governing documents).

COMPENSATION OF DIRECTORS

    All directors receive reimbursement for all expenses incurred in connection with attendance at board meetings and all directors, other than Messrs. Hawley and Robinette, receive a fee of $1,500 per meeting of the board, $1,500 per committee meeting and a retainer of $3,000 per quarter.

    In addition, each individual serving on the Board of Directors who is not an employee of the Company or a beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of more than 20% of the issued and outstanding Common Stock (a "Non-employee Director") is automatically granted an option to purchase 1,000 shares of Common Stock upon such person's election and each re-election to the Board of Directors. During 1998, five incumbent Non-employee Directors (Messrs. Crowley, Haas, Marks, McDonough and Tokar) each received a grant of options for the purchase of 1,000 shares of Common Stock pursuant to the Morgan Products Ltd. 1992 Non-employee Director Stock Option Plan (the "Director Plan"). Such options granted to Mr. McDonough were cancelled upon his resignation from the Board in September 1998.

    Each grant under the Director Plan permits the holder to purchase from the Company 1,000 shares of Common Stock at the fair market value of such shares on the date the option was granted. Such options vest beginning one year from the date of grant in equal amounts over the next three years. In the event that a person granted options under the Director Plan ceases to be a director for any reason other than death or disability or in connection with a Change of Control (as defined in the Director Plan), each option not vested as of the effective date of termination as a director shall, to the extent not so vested, be forfeited and revert back to the Company.

EMPLOYMENT AGREEMENTS

    Effective as of January 1, 1998, the Company and Mr. Robinette entered into an employment agreement that superceded the employment agreement between the Company and Mr. Robinette dated September 6, 1994. Pursuant to such agreement, Mr. Robinette continues to be employed as President and Chief Executive Officer of the Company and receives a salary of $400,000 per year. Under the terms of the agreement, Mr. Robinette is furnished with the use of a Company automobile, participation in group health, term life insurance and other employee benefit plans available to other executive personnel. He is eligible for four weeks paid vacation in each calendar year. Mr. Robinette will also be entitled to receive a bonus at the end of each calendar year of equal to 70% of his annual base salary if the Company meets its annual budget for such year under the Company's bonus plan; however, if the Company exceeds its annual budget and meets certain other targets under the bonus plan, Mr. Robinette will be entitled to receive a bonus of up to a maximum of 105% of his base salary. Mr. Robinette is also able to participate in the Company's Profit Sharing and Savings Retirement Plan, Long Term Incentive Plan and the Deferred Compensation Plan.

    On March 11, 1997, the Company and Mr. Lahr entered into an employment agreement. Pursuant to the agreement, Mr. Lahr receives an annual base salary of $225,000 and a deferred signing bonus of $112,500 for 1997 which was paid in 1998. Under the terms of the agreement, Mr. Lahr is furnished with the use of a Company automobile and is eligible to participate in group health, term life insurance and other employee benefit plans available to other executive personnel. He is eligible for four weeks paid vacation in each calendar year. He is also eligible to participate in the Company's bonus plan. Pursuant to his employment agreement, Mr. Lahr was awarded an option to purchase 100,000 shares of Common Stock at an exercise price of $6.625 that was equal to the fair market value on the date of grant.

    On March 21, 1997, the Company and Mr. Olson entered into an employment agreement. Pursuant to the agreement, Mr. Olson receives an annual base salary of $140,000 and a deferred signing bonus of $50,000 for 1997 which was paid in 1998. Under the terms of the agreement,

Mr. Olson is furnished with the use of a Company automobile and is eligible to participate in group health, term life insurance and other employee benefit plans available to other executive personnel. He is eligible for four weeks paid vacation in each calendar year. He is also eligible to participate in the Company's bonus plan. Pursuant to his employment agreement, Mr. Olson was awarded stock options representing the right to purchase 50,000 shares of Common Stock at an exercise price of $6.625 that was equal to the fair market value on the date of grant.

    On November 23, 1996, the Company and Mr. Greenly entered into an employment agreement. Pursuant to the agreement, Mr. Greenly received an annual base salary of $200,000. Under the terms of the agreement, Mr. Greenly was furnished with the use of a Company automobile and permitted to participate in group health, term life insurance and other employee benefit plans available to other executive personnel. He was eligible for four weeks paid vacation in each calendar year. He was also eligible to participate in the Company's bonus plan. In addition, Mr. Greenly received a signing bonus of $20,000 in 1996. Pursuant to his employment agreement, Mr. Greenly was awarded stock options representing the right to purchase 90,000 shares of Common Stock at an exercise price of $7.00 that was equal to the fair market value on the date of grant. In connection with the sale of substantially all of the assets of the manufacturing business of the Company, Mr. Greenly's employment with the Company terminated effective March 13, 1998. In connection with such sale Mr. Greenly received certain cash payments and the continuation of certain benefits for a limited period of time after termination of employment. See "Summary Compensation Table" above. Also in connection with such sale, the Company and Mr. Greenly entered into an amendment to Mr. Greenly's option agreement whereby his options that were vested as of the date of termination did not expire upon termination, but continued in effect until March 2, 1999. All of such options expired on March 2, 1999 without having been exercised.

SEVERANCE PLANS

    The Company has adopted a Chief Executive Officer Severance Plan (the "CEO Plan") for Mr. Robinette and an Executive Severance Plan (the "Executive Plan") for Messrs. Lahr, Braun and Olson. The CEO Plan provides for severance benefits in the event a participant's employment is involuntarily terminated for any reason other than cause, or where a participant voluntarily terminates for certain prescribed reasons outlined in the CEO Plan. Under the CEO Plan, if the participant's employment is terminated, the participant will receive severance pay equal to two times (a) the sum of the participant's base salary and (b) the greater of (i) the average annual bonus earned in the three fiscal years prior to the date of the termination and (ii) the target annual bonus established for the year in which the effective date of termination occurs. Upon a qualifying termination of employment, the participant will also receive a pro rata targeted annual bonus for the year of termination. Under the CEO Plan, a participant whose employment is terminated under the CEO Plan's provisions is also eligible to receive certain of those fringe benefits he had received prior to his termination until the participant and his spouse reach the age of 70 or become eligible for Medicare, whichever is earlier. If, during the six months prior to or within a year following a Change in Control (as defined in the CEO Plan), the participant's employment is terminated under certain circumstances, he will be paid a severance benefit equal to three times the sum of (a) his annual base salary and (b) the greater of (i) the average annual bonus earned in the three fiscal years prior to the date of the termination and (ii) the target annual bonus established for the year in which the participant's effective date of termination occurs. Also, upon such a termination of employment in connection with a Change in Control, the participant will receive a pro rata targeted annual bonus for the year of termination. Further, the participant would be entitled to receive any unused or accrued vacation pay, and would be eligible to receive certain of those fringe benefits he had received prior to his termination until the participant and his spouse attain age 70 or become entitled to Medicare, whichever is earlier. In the event that the severance benefits under the CEO Plan exceed the "golden parachute" excise tax limit set forth in Section 280G of the Internal Revenue Code, the participant is entitled to receive an additional cash gross-up payment so that the net amount retained by the participant after the imposition of such excise tax is equal to the amount of severance benefits due him under the CEO Plan.

    The Executive Plan provides for severance benefits in the event a participant's employment is involuntarily terminated for any reason other than cause, or where a participant voluntarily terminates for certain prescribed reasons outlined in the Executive Plan. If the participant's employment is terminated, the participant will receive severance pay equal to one times the sum of (a) the participant's base salary and (b) the greater of (i) the average annual bonus earned in the three fiscal years prior to the date of the termination and (ii) the target annual bonus established for the year in which the participant's effective date of termination occurs. Upon a qualifying termination of employment the participant will also receive a pro rata targeted annual bonus for the annual year of termination. A participant whose employment is terminated in accordance with the terms of the Executive Plan is also eligible to receive those fringe benefits he had received prior to his termination for one full year. If, during the six months prior to or within a year following a Change in Control (as defined in the Executive Plan), the participant's employment is terminated, under certain circumstances, the participant would be paid a severance benefit equal to two times the sum of (a) his annual base salary and (b) the greater of (i) the average annual bonus earned in the three fiscal years prior to the date of the termination and (ii) the target annual bonus established for the year in which the effective date of termination occurs. Also, upon such a termination of employment in connection with a Change in Control, the participant will receive a pro rata targeted annual bonus for the year of termination. Further, the participant would receive any unused or accrued vacation pay, and would be eligible to receive certain of those fringe benefits he had received prior to his termination for a period of twenty-four months. In order to avoid the imposition of excise taxes, participants' benefits are capped at the "golden parachute" excise tax limit set forth in Section 280G of the Internal Revenue Code (unless removing the cap results in a greater after-tax benefit to the participant).

    In exchange for the severance benefit provided under the CEO Plan and the Executive Plan, as the case may be, the covered executive, for a period of twenty-four calendar months after termination is subject to non-disclosure, non-competition and no-raid agreements. The CEO Plan and the Executive Plan supersede any previous severance agreements between the Company and its executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee currently consists of Messrs. Hawley, Marks and Haas. Mr. Hawley is an officer of the Company and may be considered an employee of the Company. In 1998, the Company paid Mr. Hawley a chairman's fee of $100,000 which he is entitled to receive annually. No other executive officer of the Company served as: (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee of the Board of Directors of the Company; (ii) a director of another entity, one of whose executive officers served on the Board of Directors of the Company; or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of March 19, 1999 the number of shares of Common Stock owned beneficially, to the knowledge of the Company, by each beneficial owner of more than 5% of the Common Stock, by each director, by each Named Executive Officer, and by all executive officers and directors of the Company as a group. Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting and investment power with respect to the shares indicated.

NAME AND ADDRESS OF                                                                      NUMBER     PERCENTAGE OF
  BENEFICIAL OWNER                                                                     OF SHARES    COMMON STOCK
-------------------------------------------------------------------------------------  ----------  ---------------
Heartland Advisors, Inc..............................................................   2,059,900(1)         19.9
  790 North Milwaukee Street
  Milwaukee, WI 53202

The Parnassus Fund...................................................................   1,000,000           9.7
  One Market
  Steuart Tower--Suite #1600
  San Francisco, CA 94105

Franklin Resources, Inc..............................................................     749,800(2)          7.2
  Franklin Advisory Services, Inc.
  901 Mariners Island Blvd, 6th Floor
  San Mateo, CA 94404

James J. Cramer......................................................................     725,500(3)          7.0
  J.J. Cramer & Co.
  100 Wall Street
  New York, NY 10005

Dimensional Fund Advisors Inc........................................................     719,900(4)          7.0
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401

Frank J. Hawley, Jr..................................................................     125,122           1.2

Howard G. Haas.......................................................................       9,500(5)        *

Larry R. Robinette...................................................................       8,800         *

John S. Crowley......................................................................       5,000(6)        *

Edward T. Tokar......................................................................       4,000(7)        *

Darrell J. Olson.....................................................................       5,000         *

Mitchell J. Lahr.....................................................................       2,000         *

All Directors and Executive Officers as a group (9 persons)..........................     159,822(8)          1.5

------------------------

*   Number equals less than one percent (1%) of outstanding shares of Common
    Stock.

(1) Based on information filed with the Securities and Exchange Commission, Heartland Advisors, Inc. has sole voting power with respect to 1,167,900 shares and dispositive power with respect to 2,059,000 shares.

(2) Based on information filed with the Securities and Exchange Commission, Franklin Advisory Services, Inc. has sole voting power with respect to 220,000 shares and sole dispositive power with respect to 749,800 shares

(3) Based on information filed with the Securities and Exchange Commission, J.J. Cramer & Co. has sole voting power with respect to 725,500 shares and sole dispositive power with respect to 725,500 shares.

(4) Based on information filed with the Securities and Exchange Commission, Dimensional Fund Advisors Inc. has sole voting power with respect to 719,900 shares and sole dispositive power with respect to 719,900 shares.

(5) This amount includes 5,000 shares of Common Stock as to which Mr. Haas has options to purchase which were granted pursuant to the Director Plan and which are currently exercisable or exercisable within 60 days, as well as 4,500 shares owned individually.

(6) This amount consists of 5,000 shares of Common Stock as to which Mr. Crowley has options to purchase which were granted pursuant to the Director Plan and which are currently exercisable or exercisable within 60 days.

(7) This amount represents 2,000 shares of Common Stock as to which Mr. Tokar has options to purchase which were granted pursuant to the Director Plan and which are currently exercisable or exercisable within 60 days, as well as 2,000 shares owned individually.

(8) This amount represents the aggregate amount of 159,822 shares of Common Stock as to which all executive officers and directors as a group have options to purchase and which are currently exercisable or exercisable within 60 days, as well as shares owned or beneficially owned individually.

    On March 10, 1999, Morgan entered into an Agreement of Merger with Andersen Windows and its wholly-owned subsidiary, Andersen Sub, pursuant to which Andersen Sub and Morgan will be merged, resulting in Morgan, as the surviving corporation, becoming a wholly-owned subsidiary of Andersen Windows. The consideration to be received by Morgan's stockholders in the Merger will be $4.00 per share of Morgan common stock, subject to adjustment until the effective date of closing, under certain limited circumstances. The Merger is subject to, among other things, approval of the stockholders of Morgan and the applicable regulatory agencies.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In the third quarter of 1998, the Company engaged Indian River Consulting Corporation ("Indian River") to assist the Company in evaluating the Adam acquisition, including the development of strategies to be used in integrating the Company's and Adam's systems and employee forces. Mr. J. Michael Marks, a member of the Company's board of directors, is the sole owner of Indian River. There is no agreement governing the engagement of Indian River by the Company, which is done on a purchase order basis. In 1998, the Company paid Indian River approximately $36,000 for its services and, in 1999, as of March 15, 1999, the Company has paid approximately $82,000 in charges for such services rendered by Indian River. The Company believes that all such transactions with Indian River have been conducted on an arm's-length basis. See also "Executive Compensation--Compensation Committee Interlocks and Insider Participation."

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

    (a) The following financial statements and financial statement schedule of Morgan are included in this Report:


                                                                                                                   PAGE
                                                                                                                 ---------

1.         FINANCIAL STATEMENTS:

           Report of Independent Accountants...................................................................         39

           Consolidated Income Statements for the years ended December 31, 1998, 1997
           and 1996............................................................................................         40

           Consolidated Balance Sheets at December 31, 1998 and 1997...........................................         41

           Consolidated Statements of Cash Flows for the years ended December 31, 1998, 1997
           and 1996............................................................................................         42

           Consolidated Statements of Stockholders' Equity for the years ended December 31, 1998, 1997 and
           1996................................................................................................         43

           Notes to Consolidated Financial Statements..........................................................         44

2.         FINANCIAL STATEMENT SCHEDULE:

           Schedule II--Valuation and Qualifying Accounts for the years ended December 31, 1998, 1997 and
           1996................................................................................................         61


    All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

EXHIBITS:

 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------

     3.1   Morgan's Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to
             Morgan's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1987 (Commission File No.
             0-13911)).

     3.2   By-laws of Morgan, as amended (incorporated by reference to Exhibit 3.2 to Morgan's Annual Report on
             Form 10-K for the Fiscal Year ended December 31, 1987 (Commission File No. 0-13911)).

    10.1   Amended and Restated Loan and Security Agreement among Morgan, the lender parties thereto and Fleet
             Capital Corporation as agent for the lenders, dated as of February 3, 1998 (incorporated by reference to Exhibit 99 to Morgan's Current on Form 8-K filed February 17, 1998 (Commission File No. 1-9843)).

    10.2   First Amendment to Amended and Restated Loan and Security Agreement, dated April 20, 1998, among
             Morgan, the lender parties thereto and Fleet Capital Corporation as agent for the lenders, dated as of February 3, 1998. (incorporated by reference to Exhibit 10.1 to Morgan's Quarterly Report on Form
             10-Q for the First Quarter of the Fiscal Year ended December 31, 1998 (Commission File No.1-9843)).

 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
    10.3   Second Amendment to the Amended and Restated Loan and Security Agreement dated as of February 22, 1999 by and among Morgan Products Ltd., the Lenders party thereto and Fleet Capital Corporation, as agent for the Lenders. (incorporated by reference to Exhibit 99 to Morgan's Current Report on Form 8-K
             dated February 19, 1999 (Commission File No. 1-9843)).

  + 10.4   Mortgage and Security Agreement with Assignment of Rents, dated as of December 1, 1991, from Morgan to
             Harris Trust and Savings Bank (incorporated by reference to Exhibit 10.18 to Morgan's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1991 (Commission File No. 1-9843)).

  + 10.5   Employment Agreement between Morgan and Larry R. Robinette dated as of January 1, 1998 (incorporated by reference to Exhibit 10.5 to Morgan's Annual Report on Form 10-K for the Fiscal Year ended December
             31, 1997 (Commission File No. 1-9843)).

  + 10.6   Morgan Products Ltd. Executive Severance Plan dated October 1997 (incorporated by reference to Exhibit
             10.6 to Morgan's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1997 (Commission
             File No. 1-9843)).

  + 10.7   Amended 1994 Executive Performance Incentive Plan (incorporated by reference to Exhibit 10.14 of
             Morgan's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1994 (Commission File No.
             1-9843)).

  + 10.8   Morgan Products Ltd. 1992 Non-employee Director Stock Option Plan (incorporated by reference to Exhibit
             10.19 of Morgan's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1992 (Commission
             File No. 1-9843)).

  + 10.9   Morgan's 1985 Incentive Stock Option Plan (incorporated by reference to Exhibit 10.19 of Morgan's
             Annual Report on Form 10-K for the Fiscal Year ended December 31, 1994 (Commission File No. 1-9843)).

    10.10  Morgan's 1988 Stock Purchase Plan (incorporated by reference to the Appendix to the Prospectus contained in Post-Effective Amendment No. 1 to Morgan's Registration Statement on Form S-8
             (Registration No. 33-23882)).

  + 10.11  Morgan Products Ltd. Chief Executive Officer Severance Plan dated October 1997 (incorporated by reference to Exhibit 10.11 to Morgan's Annual Report on Form 10-K for the Fiscal Year ended December
             31, 1997 (Commission File No. 1-9843)).

  + 10.12  Amendments dated May 17, 1995 to Morgan's 1985 Incentive Stock Option Plan (incorporated by reference to Exhibit 10.18 of Morgan's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1995
             (Commission File No. 1-9843)).

  + 10.13  Amendments dated December 20, 1995 to the Morgan Products Ltd. Deferred Compensation Plan (incorporated by reference to Exhibit 10.19 of Morgan's Annual Report on Form 10-K for the Fiscal Year ended
             December 31, 1995 (Commission File No. 1-9843)).

    10.14  Agreement between Morgan Distribution, Mechanicsburg, Pennsylvania and the United Steelworkers of
             America, AFL-CIO-CLC, Local 7415, dated February 18, 1995 (incorporated by reference to Exhibit 10.20 of Morgan's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1995 (Commission File
             No. 1-9843)).

 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
    10.15  Agreement between Morgan Distribution, Shawnee, Kansas, and Building Material, Excavating, Heavy
             Haulers, Drivers, Helpers and Warehousemen, Local No. 541, Kansas City, Missouri, affiliated with the
             International Brotherhood of Teamsters, dated April 1, 1995 (incorporated by reference to Exhibit
             10.21 of Morgan's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1995 (Commission
             File No. 1-9843)).

    10.16  Agreement between Morgan Products Ltd., Decatur, Illinois, and the International Brotherhood of
             Teamsters, AFL-CIO, Local 279, dated July 15, 1995 (incorporated by reference to Exhibit 10.24 of
             Morgan's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1995 (Commission File No.
             1-9843)).

    10.17  Agreement between Morgan Distribution, Birch Run, Michigan, and the International Brotherhood of
             Teamsters, Local 486, dated November 4, 1995 (incorporated by reference to Exhibit 10.25 of Morgan's
             Annual Report on Form 10-K for the Fiscal Year ended December 31, 1995 (Commission File No. 1-9843)).

  + 10.18  Form of Indemnification Agreement, dated November 3, 1994, between Morgan and e Larry R. Robinette and
             Edward T. Tokar (incorporated by reference to Exhibit 10.26 of Morgan's Annual Report on Form 10-K
             for the Fiscal Year ended December 31, 1995 (Commission File No. 1-9843))

    10.19  Lease for office space in Williamsburg, Virginia, between Morgan and Jim Griffith Builder, Inc. dated
             March 2, 1995 and amended October 3, 1995 (incorporated by reference to Exhibit 10.28 of Morgan's
             Annual Report on Form 10-K for the Fiscal Year ended December 31, 1995 (Commission File No. 1-9843)).

    10.20  Office lease for Morgan Manufacturing Division Office in Oshkosh, Wisconsin, dated October 13, 1995
             (incorporated by reference to Exhibit 10.30 of Morgan's Annual Report on Form 10-K for the Fiscal
             Year ended December 31, 1995 (Commission File No. 1-9843)).

    10.21  Letter Agreement, dated December 1994, between each of Morgan's eleven distribution centers and
             Andersen Windows, Inc. (incorporated by reference to Exhibit 10.31 of Morgan's Annual Report on Form
             10-K for the Fiscal Year ended December 31, 1995 (Commission File No. 1-9843)).

    10.22  Purchase agreement with JELD-WEN, inc. for the Lexington, North Carolina door manufacturing facility
             (incorporated by reference to Exhibit 10.1 of Morgan's Quarterly Report on Form 10-Q for the Second
             Quarter of the Fiscal Year ended December 31, 1996 (Commission File No. 1-9843)).

    10.23  Agreement between Local 705, International Brotherhood of Teamsters, Chauffeurs, Warehousemen and
             Helpers of America, AFL-CIO, and Morgan Distribution at West Chicago, Illinois, dated January 13,
             1996 (incorporated by reference to Exhibit 10.2 of Morgan's Quarterly Report on Form 10-Q for the
             Second Quarter of the Fiscal Year ended December 31, 1996 (Commission File No. 1-9843)).

    10.24  Asset Purchase Agreement dated as of July 22, 1996 by and among Morgan Products Ltd.; Tennessee
             Building Products, Inc.; Titan Building Products, Inc.; James Fishel; and James Schulman
             (incorporated by reference to Exhibit 10.3 of Morgan's Quarterly Report on Form 10-Q/A-1 for the
             Second Quarter of the Fiscal Year ended December 31, 1996 (Commission File No. 1-9843)).

 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
    10.25  Agreement between United Paperworkers International Union, Region IX, AFL-CIO, Local No. 7828, Decatur,
             Illinois dated January 2, 1996 (incorporated by reference to Exhibit 6 of Exhibit 6 of Morgan's
             Current Report on Current Report on Form 8-K filed September 26 1996 (Commission File No. 1-9843)).

  + 10.26  Non-Competition Agreement by and among Morgan; Tennessee Building Products, Inc.; Titan Building
             Products, Inc.; James Fishel; James Schulman and John Whipple dated August 30, 1996 (incorporated by reference to Exhibit 7 of Morgan's Current Report on Form 8-K filed September 26 1996 (Commission
             File No. 1-9843)).

    10.27  Lease Agreement by and between Titan Building Products, Inc. and Sunbelt Properties for property located at 37-A Freedom Court, Greer, South Carolina, dated February 15, 1995 (incorporated by reference to Exhibit 8 of Morgan's Current Report on Form 8-K filed September 26, 1996 (Commission
             File No. 1-9843)).

    10.28  Lease Agreement by and between Titan Building Products, Inc. and SCI NC Limited Partnership for
             property located at 1407-A Westinghouse Blvd., Charlotte, North Carolina, dated February 15, 1995
             (incorporated by reference to Exhibit 9 of Morgan's Current Report on Form 8-K filed September 26
             1996 (Commission File No. 1-9843)).

    10.29  Lease Agreement by and between Morgan and F&S Properties for property located at Foster and Glenrose
             Avenue, Nashville, Tennessee, dated August 30, 1996 (incorporated by reference to Exhibit 10 of
             Morgan's Current Report on Form 8-K filed September 26 1996 (Commission File No. 1-9843)).

    10.30  Lease Agreement by and between Morgan and F&S Properties for property located at 651 Thompson Lane,
             Nashville, Tennessee, dated August 30, 1996 (incorporated by reference to Exhibit 11 of Morgan's
             Current Report on Form 8-K filed September 26 1996 (Commission File No. 1-9843)).

    10.31  Lease Agreement by and between Morgan and F&S Properties for property located at 2131 Polymer Drive,
             Chattanooga, Tennessee, dated August 30, 1996 (incorporated by reference to Exhibit 12 of Morgan's
             Current Report on Form 8-K filed September 26 1996 (Commission File No. 1-9843)).

    10.32  Agreement between Morgan Distribution, Scranton, Pennsylvania and Teamsters Local Union 229, affiliated with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America,
             dated January 27, 1996 (incorporated by reference to Exhibit 10.49 to Morgan's Annual Report on Form
             10-K for the Fiscal Year ended December 31, 1996 (Commission File No. 1-9843)).

  + 10.33  Amendment to Morgan's 1985 Incentive Stock Option Plan approved by the Board of Directors on September
             30, 1996 (incorporated by reference to Exhibit 10.50 to Morgan's Annual Report on Form 10-K for the
             Fiscal Year ended December 31, 1996 (Commission File No. 1-9843)).

    10.34  Amendment #3, dated April 26, 1996, to exercise Morgan's option to extend through 2001, its lease of office and warehouse in West Chicago, Illinois (incorporated by reference to Exhibit 10.52 to
             Morgan's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1996 (Commission File No.
             1-9843)).

 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
    10.35  Amendment #2, dated August 12, 1996, to exercise Morgan's option to extend through 2001, its lease of warehousing in West Columbia, South Carolina (incorporated by reference to Exhibit 10.53 to Morgan's
             Annual Report on Form 10-K for the Fiscal Year ended December 31, 1996 (Commission File No. 1-9843)).

  + 10.36  Employment agreement between Morgan and Mitchell J. Lahr dated March 11, 1997 (incorporated by reference to Exhibit 10.1 to Morgan's Quarterly Report on Form 10-Q for the Second Quarter of the
             Fiscal Year ended December 31, 1997 (Commission File No. 1-9843)).

  + 10.37  Employment agreement between Morgan and Darrell J. Olson dated March 21, 1997 (incorporated by reference to Exhibit 10.2 to Morgan's Quarterly Report on Form 10-Q for the Second Quarter of the
             Fiscal Year ended December 31, 1997 (Commission File No. 1-9843)).

  + 10.38  Form of Indemnification Agreement, dated April 7, 1997, between Morgan and Mitchell J. Lahr
             (incorporated by reference to Exhibit 10.3 to Morgan's Quarterly Report on Form 10-Q for the Second
             Quarter of the Fiscal Year ended December 31, 1997 (Commission File No. 1-9843)).

  + 10.39  Form of Indemnification Agreement, dated April 14, 1997, between Morgan and Darrell J. Olson
             (incorporated by reference to Exhibit 10.4 to Morgan's Quarterly Report on Form 10-Q for the Second
             Quarter of the Fiscal Year ended December 31, 1997 (Commission File No. 1-9843)).

    10.40  Lease, dated March 7, 1997, between Morgan and BR/NO LA. Properties, LLC for warehousing for a five year term in Baton Rouge, Louisiana (incorporated by reference to Exhibit 10.7 to Morgan's Quarterly
             Report on Form 10-Q for the Second Quarter of the Fiscal Year ended December 31, 1997 (Commission
             File No. 1-9843)).

    10.41  Asset Purchase Agreement dated as of July 15, 1997 by and among Morgan Products Ltd., Wahlfeld
             Manufacturing Company and Ted Wahlfeld and John Wahlfeld, as amended on July 18, 1997 and July 25,
             1997 (incorporated by reference to Exhibit 1 to Morgan's Current Report on Form 8-K dated August 8,
             1997 (Commission File No. 1-9843)).

    10.42  Asset Purchase Agreement dated as of February 2, 1998 by JELD-WEN, inc. and Morgan Products Ltd.
             (incorporated by reference to Exhibit 2 to Morgan's Current Report on Form 8-K dated February 17,
             1998 (Commission File No. 1-9843)).

    10.43  Supply Agreement, dated February 2, 1998, between JELD-WEN, inc. and Morgan (incorporated by reference to Exhibit 10.4 to Morgan's Quarterly Report on Form 10-Q for the First Quarter of the Fiscal Year
             ended December 31, 1998 (Commission File No. 1-9843)).

    10.44  Lease Agreement between Morgan and Security Capital Industrial Trust for property located at Denver
             Business Center #1, 11101-A East 53rd Avenue, Denver, Colorado, dated April 15, 1997 (incorporated by reference to Exhibit 10.53 to Morgan's Annual Report on Form 10-K for the Fiscal Year ended December
             31, 1997 (Commission File No. 1-9843)).

    10.45  Asset Purchase Agreement dated December 22, 1998 by and among Morgan Products Ltd., Adam Wholesalers,
             Inc. and certain subsidiaries of Adam Wholesalers, Inc. (incorporated by reference to Exhibit 2 to
             Morgan's Current Report on Form 8-K dated February 19, 1999 (Commission File No. 1-9843)).

 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
  * 10.46  Lease by and between Adam Wholesalers, Inc. and Adam Wholesalers, Inc. a/k/a Adam Wholesalers Corporate
             dated September 1, 1992 as modified by that Assignment and Assumption and Modification of Lease
             Agreement by and among Morgan, Adam Wholesalers, Inc. and Adam Wholesalers, Corporate dated February
             19, 1999.

  * 10.47  Lease by and between Thurner Hatfield & Thurner and Adam Wholesalers of Toledo, Inc.
             a/k/a Adam Wholesalers, Toledo dated January 1, 1990 as modified by that Assignment and Assumption and Modification of Lease Agreement by and among Morgan, Thurner Hatfield & Thurner and Adam
             Wholesalers of Toledo, Inc. dated February 19, 1999.

  * 10.48  Lease by and between Adam Wholesalers, Inc. and Adam Wholesalers of Dayton, Inc. a/k/a Adam
             Wholesalers, Dayton dated April 1, 1993 as modified by that Assignment and Assumption and
             Modification of Lease Agreement by and among Morgan, Adam Wholesalers, Inc. and Adam Wholesalers of
             Dayton, Inc. dated February 19, 1999.

  * 10.49  Lease by and between Adam Wholesalers, Inc. and Adam Wholesalers of Cincinnati, Inc. a/k/a Adam
             Wholesalers, Cincinnati dated September 1, 1992 as modified by that Assignment and Assumption and
             Modification of Lease Agreement by and among Morgan, Adam Wholesalers, Inc. and Adam Wholesalers of
             Cincinnati, Inc. dated February 19, 1999.

  * 10.50  Lease by and between Adam Wholesalers, Inc. and Adam Wholesalers of Woodbury Heights, Inc. a/k/a Adam
             Wholesalers, Woodbury dated October 1, 1994 as modified by that Assignment and Assumption and
             Modification of Lease Agreement by and among Morgan, Adam Wholesalers, Inc. and Adam Wholesalers of
             Woodbury Heights, Inc. dated February 19, 1999.

  * 10.51  Lease by and between Adam Wholesalers, Inc. and Adam Wholesalers of Denver, Inc. a/k/a Adam
             Wholesalers, Denver dated January 1, 1995 as modified by that Assignment and Assumption and
             Modification of Lease Agreement by and among Morgan, Adam Wholesalers, Inc. and Adam Wholesalers of
             Denver, Inc. dated February 19, 1999.

  * 10.52  Lease by and between Adam Wholesalers, Inc. and Adam Wholesalers of Indianapolis, Inc. dated May 13,
             1992 as modified by that Assignment and Assumption and Modification of Lease Agreement by and among
             Morgan, Adam Wholesalers, Inc. and Adam Wholesalers of Indianapolis, Inc. dated February 19, 1999.

  * 10.53  Lease by and between Adam Wholesalers, Inc. and Adam Wholesalers of Virginia, Inc. a/k/a Adam
             Wholesalers, Virginia dated August 1, 1992 as modified by that Assignment and Assumption and
             Modification of Lease Agreement by and among Morgan, Adam Wholesalers, Inc. and Adam Wholesalers of
             Virginia, Inc. dated February 19, 1999.

  * 10.54  Lease by and between Adam Wholesalers, Inc. and Adam Wholesalers of St. Louis, Inc. dated May 1, 1994 as modified by that Assignment and Assumption and Modification of Lease Agreement by and among
             Morgan, Adam Wholesalers, Inc. and Adam Wholesalers of St. Louis, Inc. dated February 19, 1999.

  * 10.55  Lease by and between Adam Wholesalers, Inc. and Adam Wholesalers of Phoenix, Inc. a/k/a Adam
             Wholesalers, Phoenix dated January 1, 1993 as modified by that Assignment and Assumption and
             Modification of Lease Agreement by and among Morgan, Adam Wholesalers, Inc. and Adam Wholesalers of
             Phoenix, Inc. dated February 19, 1999.

 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  -------------------------------------------------------------------------------------------------------
  * 10.56  Lease by and between Adam Wholesalers, Inc. and Adam Wholesalers of Nitro, Inc. dated January 1, 1995 as modified by that Assignment and Assumption and Modification of Lease Agreement by and among
             Morgan, Adam Wholesalers, Inc. and Adam Wholesalers of Nitro, Inc. dated February 19, 1999.

  * 10.57  Lease by and between Pine Acre Investments, Inc. and Adam Wholesalers of Carlisle, Inc. dated August 1,
             1991.

  * 10.58  Lease by and between C-S-K Louisville and Allied Sash and Door, Inc., as amended, dated April 1, 1990.

  * 10.59  Lease by and between Mamco Millworks of New York, Inc. a/k/a/ Adam Wholesalers of Kirkwood, Inc., as
             modified, dated September 9, 1985.

  * 10.60  Amendment to Supply Agreement dated October 5, 1998 between Morgan and JELD-WEN, inc.

  * 23.1   Financial Data Schedule

  * 27.1   Consent of PricewaterhouseCoopers LLP.

------------------------

*   Filed herewith.

+  Management contract or compensatory plan or arrangement.

    (b) REPORTS ON FORM 8-K:

    The Company filed no current reports on Form 8-K with the Securities Exchange Commission during the last quarter of the period covered by this Annual Report on Form 10-K for the year ended December 31, 1998.

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, Morgan has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                MORGAN PRODUCTS LTD.

                                By:             /s/ MITCHELL J. LAHR
                                     -----------------------------------------
                                                  Mitchell J. Lahr
                                          VICE PRESIDENT, CHIEF FINANCIAL
                                               OFFICER AND SECRETARY

MARCH 30, 1999

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of Morgan and in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

   /s/ FRANK J. HAWLEY, JR.
------------------------------  Chairman of the Board and     March 30, 1999
     Frank J. Hawley, Jr.         Director

                                President, Chief Executive
    /s/ LARRY R. ROBINETTE        Officer and Director
------------------------------    (Principal Executive        March 30, 1999
      Larry R. Robinette          Officer)

                                Vice President, Chief
                                  Financial
     /s/ MITCHELL J. LAHR         Officer and Secretary
------------------------------    (Principal Financial        March 30, 1999
       Mitchell J. Lahr           Officer and
                                  Principal Accounting
                                  Officer)

     /s/ JOHN S. CROWLEY
------------------------------  Director                      March 30, 1999
       John S. Crowley

      /s/ HOWARD G. HAAS
------------------------------  Director                      March 30, 1999
        Howard G. Haas

     /s/ J. MICHAEL MARKS
------------------------------  Director                      March 30, 1999
       J. Michael Marks

     /s/ EDWARD T. TOKAR
------------------------------  Director                      March 30, 1999
       Edward T. Tokar

                       CONSOLIDATED FINANCIAL STATEMENTS

                              MORGAN PRODUCTS LTD.

                                    CONTENTS


                                                                                                                PAGE
                                                                                                                -----
Report of Independent Accountants..........................................................................          39

Consolidated Income Statements for the years ended December 31, 1998, 1997 and 1996........................          40

Consolidated Balance Sheets at December 31, 1998 and 1997..................................................          41

Consolidated Statements of Cash Flows for the years ended December 31, 1998, 1997 and 1996.................          42

Consolidated Statements of Stockholders' Equity for the years ended December 31, 1998, 1997 and 1996.......          43

Notes to Consolidated Financial Statements.................................................................          44

Schedule II--Valuation and Qualifying Accounts for the years ended December 31, 1998, 1997 and 1996........          61

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of Morgan Products Ltd.

    In our opinion, the consolidated financial statements listed in the index appearing under 14(a)(1) present fairly, in all material respects, the financial position of Morgan Products Ltd. at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. In addition, in our opinion the financial statement schedule listed in the index appearing under 14(a)(2) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
February 2, 1999, except for Note 6,
as to which the date is February 19, 1999
and Note 13, as to which the date is March 10, 1999

                              MORGAN PRODUCTS LTD.

                         CONSOLIDATED INCOME STATEMENTS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                    YEAR ENDED DECEMBER 31,
                                                                               ----------------------------------
                                                                                  1998        1997        1996
                                                                               ----------  ----------  ----------
Net sales....................................................................  $  383,151  $  412,249  $  373,345
Cost of goods sold...........................................................     328,569     353,909     317,917
                                                                               ----------  ----------  ----------
    Gross profit.............................................................      54,582      58,340      55,428
                                                                               ----------  ----------  ----------
Operating expenses:
  Sales and marketing........................................................      38,843      41,377      35,687
  General and administrative.................................................      12,793      14,947      11,793
  Loss on sale of manufacturing operations (Note 2)..........................          --      12,416          --
  Restructuring and reorganization (Note 3)..................................          --       5,830       4,712
                                                                               ----------  ----------  ----------
                                                                                   51,636      74,570      52,192
                                                                               ----------  ----------  ----------
Operating income (loss)......................................................       2,946     (16,230)      3,236
                                                                               ----------  ----------  ----------
Other income (expense):
  Interest, net..............................................................      (2,427)     (4,999)     (3,485)
  Other......................................................................         378         332         220
                                                                               ----------  ----------  ----------
                                                                                   (2,049)     (4,667)     (3,265)
                                                                               ----------  ----------  ----------
Income (loss) before income taxes............................................         897     (20,897)        (29)
Benefit for income taxes.....................................................        (104)         --        (327)
                                                                               ----------  ----------  ----------
Net income (loss)............................................................  $    1,001  $  (20,897) $      298
                                                                               ----------  ----------  ----------
Basic earnings per common share..............................................  $     0.10  $    (2.03) $     0.03
                                                                               ----------  ----------  ----------
Diluted earnings per common share............................................  $     0.10  $    (2.03) $     0.03
                                                                               ----------  ----------  ----------

    The accompanying notes are an integral part of the financial statements.

                              MORGAN PRODUCTS LTD.

                          CONSOLIDATED BALANCE SHEETS

                   (IN THOUSANDS, EXCEPT SHARES OUTSTANDING)

                                                                                                 DECEMBER 31,
                                                                                             ---------------------
                                                                                               1998        1997
                                                                                             ---------  ----------
ASSETS

CURRENT ASSETS
  Cash and cash equivalents................................................................  $   3,650  $    4,197
  Accounts receivable (less allowances of $750 in 1998 and $921 in 1997)...................     31,594      28,743
  Inventories (Note 4).....................................................................     34,290      40,533
  Assets held for sale (Note 2)............................................................         --      32,285
  Other current assets.....................................................................        507         558
                                                                                             ---------  ----------
    Total current assets...................................................................     70,041     106,316
                                                                                             ---------  ----------
PROPERTY, PLANT AND EQUIPMENT, NET (NOTE 5)................................................      8,274       9,354
GOODWILL, NET (NOTE 1).....................................................................      6,222       6,562
OTHER ASSETS (NOTE 1)......................................................................      7,926       6,544
                                                                                             ---------  ----------
    TOTAL ASSETS...........................................................................  $  92,463  $  128,776
                                                                                             ---------  ----------

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt (Note 6)............................................  $   1,196  $    1,213
  Accounts payable.........................................................................     16,725      13,151
  Accrued compensation and employee benefits...............................................      3,299       8,729
  Accrued customer rebates.................................................................      2,361         707
  Other current liabilities................................................................      1,807       5,192
                                                                                             ---------  ----------
    Total current liabilities..............................................................     25,388      28,992
                                                                                             ---------  ----------
LONG-TERM DEBT (NOTE 6)....................................................................     23,632      57,353
                                                                                             ---------  ----------
COMMITMENTS AND CONTINGENCIES (NOTE 12)
STOCKHOLDERS' EQUITY (NOTE 8):
  Common stock, $.10 par value, 10,360,540 and 10,357,808 shares outstanding,
    respectively...........................................................................      1,036       1,036
  Paid-in capital..........................................................................     43,424      43,413
  Accumulated deficit......................................................................       (969)     (1,970)
                                                                                             ---------  ----------
                                                                                                43,491      42,479
  Treasury stock, 2,386 shares, at cost....................................................        (48)        (48)
                                                                                             ---------  ----------
    Total stockholders' equity.............................................................     43,443      42,431
                                                                                             ---------  ----------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...............................................  $  92,463  $  128,776
                                                                                             ---------  ----------

    The accompanying notes are an integral part of the financial statements.

                              MORGAN PRODUCTS LTD.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                   --------------------------------
                                                                                     1998        1997       1996
                                                                                   ---------  ----------  ---------
CASH GENERATED (USED) BY OPERATING ACTIVITIES:
  Net income (loss)..............................................................  $   1,001  $  (20,897) $     298
  Add (deduct) noncash items included in income:
    Depreciation and amortization................................................      2,157       4,170      3,571
    Provision for doubtful accounts..............................................         10         248        139
    Loss on sale of manufacturing operations.....................................         --      12,416         --
    Provision for restructuring and reorganization...............................         --         732        881
    (Gain) loss on sale of property, plant and equipment.........................        (55)       (125)        58
    Other........................................................................         --         148        234
  Cash generated (used) by changes in components of working capital, net of effects of acquisition of businesses:
    Accounts receivable..........................................................     (2,436)      1,605     (5,081)
    Inventories..................................................................      6,243      13,097    (12,747)
    Accounts payable.............................................................      3,574      (4,394)     6,450
    Other working capital........................................................     (4,914)     (2,886)    (1,706)
                                                                                   ---------  ----------  ---------
NET CASH GENERATED (USED) BY OPERATING ACTIVITIES................................      5,580       4,114     (7,903)
                                                                                   ---------  ----------  ---------
CASH GENERATED (USED) BY INVESTING ACTIVITIES:
  Acquisition of property, plant and equipment...................................       (957)     (2,319)    (3,912)
  Acquisition of Tennessee Building Products, Inc................................         --      (2,197)   (15,680)
  Acquisition of Wahlfeld Manufacturing Company..................................         --      (4,959)        --
  Proceeds from disposal of property, plant and equipment........................        230         184      4,654
  Proceeds from sale of manufacturing operations.................................     30,957          --         --
  Proceeds from surrender of life insurance policies.............................         --          --        925
  Acquisition of other assets, net...............................................     (2,630)       (876)    (1,598)
                                                                                   ---------  ----------  ---------
NET CASH GENERATED (USED) BY INVESTING ACTIVITIES................................     27,600     (10,167)   (15,611)
                                                                                   ---------  ----------  ---------
CASH GENERATED (USED) BY FINANCING ACTIVITIES:
  Proceeds from long-term debt...................................................         --       9,131     13,018
  Repayments of long-term debt...................................................    (33,738)     (1,545)    (1,788)
  Common stock issued for cash...................................................         11       1,197      8,616
                                                                                   ---------  ----------  ---------
NET CASH GENERATED (USED) BY FINANCING ACTIVITIES................................    (33,727)      8,783     19,846
                                                                                   ---------  ----------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.............................       (547)      2,730     (3,668)
CASH AND CASH EQUIVALENTS:
  Beginning of period............................................................      4,197       1,467      5,135
                                                                                   ---------  ----------  ---------
  End of period..................................................................  $   3,650  $    4,197  $   1,467
                                                                                   ---------  ----------  ---------
CASH PAID (RECEIVED) DURING THE YEAR FOR:
  Interest.......................................................................  $   2,791  $    5,245  $   3,789
  Income taxes...................................................................       (147)        (16)      (192)
NON-CASH INVESTING ACTIVITIES:
  Assets acquired under capital lease............................................  $      --  $      967  $   1,505

    The accompanying notes are an integral part of the financial statements.

                              MORGAN PRODUCTS LTD.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                 (IN THOUSANDS)

                                                                      RETAINED                           UNEARNED
                                                                      EARNINGS                         COMPENSATION-
                                          COMMON       PAID-IN      (ACCUMULATED       TREASURY         RESTRICTED
                                           STOCK       CAPITAL        DEFICIT)           STOCK             STOCK
                                        -----------  -----------  -----------------  -------------  -------------------
Balance at December 31, 1995..........   $     865    $  33,771       $  18,629        $     (48)        $    (382)

Net income............................          --           --             298               --                --

Public offering of stock..............         150        8,452              --               --                --

Amortization of unearned
  compensation........................          --           --              --               --               234

Exercise of options...................          --           14              --               --                --
                                        -----------  -----------        -------              ---             -----

Balance at December 31, 1996..........       1,015       42,237          18,927              (48)             (148)

Net loss..............................          --           --         (20,897)              --                --

Amortization of unearned
  compensation........................          --           --              --               --               148

Exercise of options...................          21        1,176              --               --                --
                                        -----------  -----------        -------              ---             -----

Balance at December 31, 1997..........       1,036       43,413          (1,970)             (48)               --

NET INCOME............................          --           --           1,001               --                --

EXERCISE OF OPTIONS...................          --           11              --               --                --
                                        -----------  -----------        -------              ---             -----

BALANCE AT DECEMBER 31, 1998..........   $   1,036    $  43,424       $    (969)       $     (48)        $      --
                                        -----------  -----------        -------              ---             -----

    The accompanying notes are an integral part of the financial statements.

                              MORGAN PRODUCTS LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--SIGNIFICANT ACCOUNTING POLICIES

    DESCRIPTION OF BUSINESS--Morgan Products Ltd. ("Morgan" or the "Company") distributes products (virtually all considered to be millwork) to the residential and light commercial building materials industry for new construction and improvements, maintenance and repairs. As further discussed in
Note 2 to Consolidated Financial Statements, Morgan sold substantially all of the operating assets of Morgan Manufacturing ("Manufacturing") on February 2, 1998.

    PRINCIPLES OF CONSOLIDATION--The consolidated financial statements include the accounts of all business units of Morgan Products Ltd. All intercompany transactions, profits and balances are eliminated.

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts and related disclosures. Actual amounts could differ from those estimates.

    FAIR VALUE OF FINANCIAL INSTRUMENTS--Cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses are reflected in the financial statements at fair value because of the short-term maturity of those instruments. The fair value of the Company's long-term debt is discussed in Note 6 to Consolidated Financial Statements.

    INVENTORIES--Inventories are valued at the lower of cost or market. Cost is determined on the first-in, first-out (FIFO) method.

    PROPERTY, PLANT AND EQUIPMENT--Property, plant and equipment is stated at cost and depreciated on a straight line basis over the estimated useful lives of the assets, which generally range from 35 years for buildings, 10 to 20 years for building and improvements, and 5 to 10 years for machinery and equipment. Expenditures which substantially increase value or extend useful life are capitalized. Expenditures for maintenance and repairs are charged against income as incurred.

    INTANGIBLES--Goodwill, which represents the excess of the fair market value over the net tangible and identified intangible assets acquired, is being amortized on a straight-line basis over 25 years. Accumulated amortization of goodwill at December 31, 1998 and 1997 was $.5 million and $.3 million, respectively. Other intangible assets included in other assets include computer software, covenants not to compete, and deferred debt issue costs. Intangible assets are being amortized over their respective estimated useful lives from 3 to 5 years. Accumulated amortization of other intangibles at December 31, 1998 and 1997 was $.6 million and $.5 million, respectively.

    LONG-LIVED ASSETS--Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted net cash flows of the asset to the carrying amount, including associated intangible assets. Measurement of any impairment loss would be based on discounted operating cash flows.

    REVENUE RECOGNITION--The Company recognizes revenue at the time products are shipped to customers or as services are performed.

    ADVERTISING AND PROMOTIONS--All costs associated with advertising and promoting products are expensed as incurred. Advertising and promotions expense, including expense of customer rebates, was $2.6 million in 1998, $2.9 million in 1997, and $2.5 million in 1996.

                              MORGAN PRODUCTS LTD.

NOTE 1--SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    EARNINGS PER SHARE--Basic earnings per share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per common share amounts are based upon the weighted average number of common and common equivalent shares outstanding during the year. Common equivalent shares are excluded from the computation in periods in which they have an anti-dilutive effect. A reconciliation of the income and shares used in the computations of basic and diluted earnings per common share follows (in thousands, except per share data):

                                                                 INCOME                PER SHARE
                                                                 (LOSS)     SHARES      AMOUNT
                                                               ----------  ---------  -----------
1998
Basic earnings per share of common stock.....................  $    1,001     10,359   $    0.10
Effect of dilutive stock options.............................          --         30          --
                                                               ----------  ---------  -----------
Diluted earnings per share of common stock...................  $    1,001     10,389   $    0.10
                                                               ----------  ---------  -----------
1997
Basic earnings per share of common stock.....................  $  (20,897)    10,280   $   (2.03)
Effect of dilutive stock options.............................          --         --          --
                                                               ----------  ---------  -----------
Diluted earnings per share of common stock...................  $  (20,897)    10,280   $   (2.03)
                                                               ----------  ---------  -----------
1996
Basic earnings per share of common stock.....................  $      298      8,830   $    0.03
Effect of dilutive stock options.............................          --         52          --
                                                               ----------  ---------  -----------
Diluted earnings per share of common stock...................  $      298      8,882   $    0.03
                                                               ----------  ---------  -----------

    Options to purchase 725,000 and 831,000 shares of common stock were outstanding during 1998 and 1996, but were not included in the computation of diluted shares because the options' exercise price was greater than the average market price of the common shares.

    Options to purchase 875,000 shares of common stock were outstanding during 1997, but were not included in the computation of diluted shares because the effect of including such options would have been anti-dilutive to the net loss.

    STATEMENT OF CASH FLOWS--The Company considers all investments with a maturity of 91 days or less at the time of purchase to be cash equivalents.

    RECLASSIFICATIONS--Certain reclassifications have been made within the financial statements for the year ended December 31, 1997 to conform to classifications adopted for the year ended December 31, 1998.

NOTE 2--ACQUISITIONS AND DISPOSITION

    In August 1996, Morgan purchased certain assets and assumed certain liabilities of Tennessee Building Products, Inc. and its subsidiary (collectively, "TBP"), a distributor of windows, doors, kitchen cabinets, and other millwork and glass products for residential buildings for $17.9 million, including $.4 million in acquisition costs. This acquisition has been accounted for as a purchase and the results of the operations of TBP have been included in Morgan's consolidated financial statements since the date of

                              MORGAN PRODUCTS LTD.

NOTE 2--ACQUISITIONS AND DISPOSITION (CONTINUED) acquisition. The excess of the aggregate purchase price over the fair value of net assets acquired was recognized as goodwill and is being amortized over 25 years.

    In the third quarter of 1997, Morgan acquired substantially all of the assets of Wahlfeld Manufacturing Company ("Wahlfeld") for $5.0 million. Morgan consolidated Wahlfeld's operations into two existing facilities. Pro forma results would not materially change the results of operations as presented in the financial statements.

    In the third quarter of 1997, Morgan recorded a loss of $12.4 million relating to the sale of the operating assets of Morgan Manufacturing in Oshkosh, Wisconsin to JELD-WEN, inc. In 1998, Morgan completed that sale for $31.0 million in cash proceeds. Morgan used the proceeds from the sale to reduce its debt.

    The unaudited pro forma information below presents results of operations as if the acquisition of TBP and the sale of Morgan Manufacturing had occurred at January 1, 1996 (in thousands, except per share amounts):

                                                                    YEAR ENDED DECEMBER
                                                                            31,
                                                                   ----------------------
                                                                      1997        1996
                                                                   ----------  ----------
Net sales........................................................  $  346,963  $  331,115
Net income.......................................................       1,413       4,718
Basic earning per common share...................................        0.14        0.53
Diluted earnings per common share................................        0.14        0.53

    The unaudited pro forma information is not necessarily indicative of the results of operations of the combined company had these events occurred at the beginning of the years presented, nor is it necessarily indicative of future operating results.

NOTE 3--RESTRUCTURING AND REORGANIZATION

    Beginning in 1994, Morgan adopted a comprehensive strategic plan to restore profitability and regain leadership by providing customers with quality products and optimum service at the best price/ value relationship. Morgan has taken a series of major initiatives to implement this plan and respond to continuing challenges in the industry.

    During the period of 1994 through 1997, Morgan incurred an aggregate of $20.8 million in restructuring charges. Included in these restructuring charges were the closing of the Springfield, Oregon, Lexington, North Carolina and Weed, California plants and the consolidation of its door manufacturing operations. Additionally, Morgan recorded a $1.1 million reorganization charge in 1997 in connection with the termination of the employment of the Vice President and Chief Financial Officer and Senior Vice President-Human Resources and Administration of Morgan. Such provision covered severance and related payments to these former officers.

    Although Manufacturing had made progress operationally, it was determined in 1997 that Manufacturing was not a strategic fit with Morgan's long-term growth plans. In December 1997, Morgan reached an agreement to sell the operating assets of Manufacturing to JELD-WEN, inc. The sale resulted in a charge to earnings in 1997 of $12.4 million with half the charge related to an asset

                              MORGAN PRODUCTS LTD.

NOTE 3--RESTRUCTURING AND REORGANIZATION (CONTINUED) write-down and half related to the costs of selling the business, including employee severance costs, pension expenses, lease obligations and legal costs.

    The following summarizes the activity related to the restructuring and reorganization reserves (in millions):

                                                        RESERVE AT            UTILIZED                            RESERVE AT
                                                       DECEMBER 31,    ----------------------    PROVISION/      DECEMBER 31,
                                                           1995          CASH       NONCASH     REALLOCATION         1996
                                                      ---------------  ---------  -----------  ---------------  ---------------
Employee benefits (1)...............................     $     1.4     $    (1.3)  $      --      $      .5        $      .6
Inventory (2).......................................           1.8           (.3)       (1.5)            .1               .1
Fixed assets........................................            .4            --         (.4)            .3               .3
Holding and other costs (3).........................            .2            --         (.1)            --               .1
Total reserve.......................................     $     3.8     $    (1.6)  $    (2.0)     $      .9        $     1.1

                                                         RESERVE AT             UTILIZED                             RESERVE AT
                                                        DECEMBER 31,    ------------------------    PROVISION/      DECEMBER 31,
                                                            1996           CASH        NONCASH     REALLOCATION         1997
                                                       ---------------     -----     -----------  ---------------  ---------------
Employee benefits (1)................................     $      .6      $     (.9)   $      --      $     1.1        $      .8
Inventory (2)........................................            .1             --           --             --               .1
Fixed assets.........................................            .3             --           --             --               .3
Holding and other costs (3)..........................            .1             --           --             --               .1
Total reserve........................................     $     1.1      $     (.9)   $      --      $     1.1        $     1.3

                                                         RESERVE AT             UTILIZED                              RESERVE AT
                                                        DECEMBER 31,    ------------------------    PROVISION/       DECEMBER 31,
                                                            1997           CASH        NONCASH     REALLOCATION          1998
                                                       ---------------     -----     -----------  ---------------  -----------------
Employee benefits (1)................................     $      .8      $     (.9)   $      --      $      .1         $      --
Inventory (2)........................................            .1             --          (.1)            --                --
Fixed assets.........................................            .3             --          (.3)            --                --
Holding and other costs (3)..........................            .1             --          (.1)            --                --
Total reserve........................................     $     1.3      $     (.9)   $     (.5)     $      .1         $      --

------------------------

(1) Costs associated with severance, outplacement and future workers compensation claims due to the closing of the Springfield and Lexington facilities, downsizing at Manufacturing and Distribution division offices, and the restructuring of the Corporate Headquarters.

(2) Primarily costs associated with inventory that could not be utilized or costs of reworking inventory for use in other facilities due to the closing of the Springfield, Weed veneer and Lexington facilities.

(3) Costs associated with continuing utility and property taxes due to the closing of the Springfield, Weed veneer, and other facilities.

                              MORGAN PRODUCTS LTD.

NOTE 4--INVENTORIES

    Inventories consisted of the following (in thousands):

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1998       1997
                                                                          ---------  ---------
Raw materials...........................................................  $   1,490  $   2,016

Finished goods..........................................................     32,800     38,517
                                                                          ---------  ---------
    Total inventories...................................................  $  34,290  $  40,533
                                                                          ---------  ---------

NOTE 5--PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consisted of the following (in thousands):

                                                                               DECEMBER 31,
                                                                           --------------------
                                                                             1998       1997
                                                                           ---------  ---------
Land and improvements....................................................  $     903  $     903

Buildings and improvements...............................................      5,231      4,898

Machinery and equipment..................................................     10,930     10,851

Capitalized building and equipment leases................................      6,512      6,513

Less accumulated depreciation............................................    (15,346)   (13,905)

Construction in progress.................................................         44         94
                                                                           ---------  ---------

    Total property, plant and equipment..................................  $   8,274  $   9,354
                                                                           ---------  ---------

    At December 31, 1998 and 1997, accumulated amortization relating to capitalized building and equipment leases was approximately $5.2 million and $4.3 million, respectively.

                              MORGAN PRODUCTS LTD.

NOTE 6--LONG-TERM DEBT

    Long-term debt consisted of the following (in thousands):

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1998       1997
                                                                          ---------  ---------
Revolving credit facilities.............................................  $  18,686  $  45,309

Acquisition term loan...................................................         --      4,767

Industrial revenue bonds................................................         --      1,300

Obligations under capital leases (Note 7)...............................      4,036      4,566

Obligations under financing leases (Note 7).............................      1,557      2,016

Other...................................................................        549        608
                                                                          ---------  ---------

                                                                             24,828     58,566

Less current maturities.................................................     (1,196)    (1,213)
                                                                          ---------  ---------

    Total long-term debt................................................  $  23,632  $  57,353
                                                                          ---------  ---------

    On February 3, 1998, in connection with the sale of Manufacturing, Morgan and their bank group entered into an amended and restated loan and security credit agreement, which provided for a revolving credit facility of up to $65 million, including a sub-line of up to $30 million for permitted acquisitions, and a letter of credit facility of up to $5 million. The amendment also modified certain definitions and restrictive covenants and extended the agreement to February 1, 2001. This credit agreement is collateralized by certain accounts receivable, inventories, equipment, real estate, and general intangibles of the Company. Available borrowings under the facility bear interest at either the bank's prime rate plus a margin or LIBOR plus a margin based upon a pricing matrix. Interest on outstanding borrowings currently accrues at the bank's prime rate of interest (7.75% at December 31, 1998) or LIBOR plus one and one-half percent (6.75% at December 31, 1998). The Company also pays an annual commitment fee of .5% on the average unused portion of the revolving credit facility. At December 31, 1998, the weighted average interest rate on the outstanding revolving credit facilities was 7.63%. Morgan had utilized $.3 million of its $5 million letter of credit facility as of December 31, 1998.

    The facility contains certain covenants, including limitations on the acquisition and disposition of assets, the payment of dividends, and the prepayment of other indebtedness. In addition, Morgan is required to maintain earnings coverage, interest coverage and fixed charge coverage ratios. Morgan was in compliance with all covenants of the amended credit agreement at December 31, 1998.

    On February 19, 1999, in connection with the Adam acquisition (see Note 13 to Consolidated Financial Statements), Morgan and its banking group entered into an amendment of the credit agreement. The amendment, which expires on January 1, 2004, provides for a revolving credit line of up to $100 million (including a letter of credit facility of up to $5 million), a term loan of up to $10 million and a bridge term loan of up to $10 million. This credit agreement is collateralized by certain accounts receivable, inventories, equipment, real estate, and general intangibles of the Company. Borrowings under the revolving credit line and term loan bear interest at either the bank's prime rate plus a margin or LIBOR plus a margin based upon a pricing matrix. Interest on outstanding borrowings under the revolving credit line currently accrues at the bank's prime rate of interest plus three quarters

                              MORGAN PRODUCTS LTD.

NOTE 6--LONG-TERM DEBT (CONTINUED)
percent (8.50% at December 31, 1998) or LIBOR plus two and one-half percent (7.75% at December 31, 1998) at the Company's option. Interest on outstanding borrowings under the term loan currently accrues at the bank's prime rate of interest plus one and one-quarter percent (9.00% at December 31, 1998) or LIBOR plus three percent (8.25% at December 31, 1998) at the Company's option. Borrowings under the bridge term loan bear interest in increasing quarterly increments from LIBOR plus four percent (9.25% at December 31, 1998) in the first quarter of 1999 to eighteen percent at January 1, 2000. The credit facility contains certain covenants, including limitations on the acquisition and disposition of assets, the payment of dividends and the prepayment of other indebtedness. The credit facility also requires Morgan to maintain certain earnings coverage, interest coverage and fixed coverage ratios. In addition, the amendment added certain minimum earnings and minimum availability covenants.

    During 1991, the Company entered into a sale-leaseback transaction which, based upon the applicable terms, is accounted for as a financing lease. The term of the agreement is 15 years beginning on December 30, 1991 and expiring on December 29, 2006 with an interest rate of 9.73% annually.

    Future annual maturities of the Company's long-term debt as of December 31, 1998, which reflect the terms of the amended and restated credit agreement, are presented below (in thousands):

1999...............................................................  $   1,196

2000...............................................................      1,194

2001...............................................................      1,497

2002...............................................................        584

2003...............................................................        547

Later years........................................................     19,810
                                                                     ---------

    Future annual maturities of long-term debt.....................  $  24,828
                                                                     ---------

    The Company estimates that the fair value of the revolving credit facilities approximates their carrying value since interest rates vary with market conditions. The carrying value of other long-term debt approximates their fair value as the rates approximate current rates offered to the Company for debt with similar maturities.

NOTE 7--LEASE OBLIGATIONS

    Certain leased equipment and distribution facilities have been capitalized by Morgan. Morgan also leases facilities, equipment and vehicles under noncancelable agreements which are operating leases.

                              MORGAN PRODUCTS LTD.

NOTE 7--LEASE OBLIGATIONS (CONTINUED)
    Future minimum lease payments required under long-term leases in effect at December 31, 1998 are as follows (in thousands):

                                                                 CAPITAL    OPERATING     TOTAL
                                                                ---------  -----------  ---------
1999..........................................................  $   1,664   $   3,596   $   5,260

2000..........................................................      1,664       3,078       4,742

2001..........................................................      1,412       2,133       3,545

2002..........................................................        858       1,435       2,293

2003..........................................................        782         664       1,446

Later years...................................................      1,320       3,492       4,812
                                                                ---------  -----------  ---------
Total minimum lease payments..................................      7,700   $  14,398   $  22,098
                                                                           -----------  ---------
    Less imputed interest.....................................     (2,107)
                                                                ---------
    Present value of net minimum lease payments...............  $   5,593
                                                                ---------

    For 1998, 1997, and 1996, rental expense, including usage charges on the long-haul fleet, was $6.8 million, $7.4 million, and $6.7 million respectively.

NOTE 8--STOCKHOLDERS' EQUITY

    COMMON STOCK--The number of authorized shares of Common Stock is 20,000,000 shares.

    PREFERRED STOCK--The number of authorized shares of Preferred Stock is 5,000,000 shares.

    STOCK OFFERING--In November 1996, the Company and a significant shareholder completed an underwritten primary and secondary public offering of 1.5 million shares and 1.9 million shares, respectively, of its Common Stock at a public offering price of $6.50 per share. The Company's net proceeds of approximately $8.6 million were used to reduce amounts outstanding under the Company's revolving credit facilities.

    STOCK OPTION PLANS--In June 1985, the Company adopted an Incentive Stock Option Plan (the "Stock Option Plan") which, as amended, provides for (I) the issuance of incentive stock options at a purchase price approximating the fair market value at the date of grant and (II) the issuance of non-qualified options at a price determined by the Compensation Committee, a committee of the Board of Directors, which cannot be less than 85% of the market price at the date of grant. The stockholders have ratified amendments to Morgan's Stock Option Plan that increase from 500,000 to 900,000 the number of shares of Common Stock reserved for issuance under the plan. The options become exercisable immediately or in two, three, four, or five installments from the date of grant, and all of the options granted expire no more than ten years from the date of grant.

    In October 1998, the Board of Directors approved an option repricing program (the "Repricing Program") under which all employees of the Company who held options to purchase Common Stock under the Stock Option Plan were granted the opportunity to exchange such options for Repriced Stock Option Plan options. Under the Repricing Program, which was implemented on November 2, 1998, the options outstanding under the old Stock Option Plan were cancelled and new options were

                              MORGAN PRODUCTS LTD.

NOTE 8--STOCKHOLDERS' EQUITY (CONTINUED) issued at a price equal to or greater than the greater of 110% of the closing price of the Common Stock of the Company on the New York Stock Exchange on November 2, 1998 or $3.00 per share regardless of whether such options were vested or unvested. The Repriced Stock Option Plan options are subject to all other terms and conditions to which the old stock options were subject, except that the terms and vesting schedule of the Repriced Plan options began on November 2, 1998 and will be for the same period and vest at the same rate as the corresponding old stock options. In addition, no Repriced Option will be exercisable prior to November 2, 2000 (the "Blackout Period"), provided, however, the Blackout Period will not apply to employees who terminate employment during the Blackout Period in accordance with the Company's retirement policies, upon a change in control or if the Company meets certain financial targets as outlined in the individual option agreements.

    Following is a summary of activity in the Stock Option Plan for 1996, 1997, and 1998:

                                                                        SHARES      WEIGHTED
                                                                       SUBJECT       AVERAGE
                                                                      TO OPTION   OPTION PRICE
                                                                      ----------  -------------
Outstanding, January 1, 1996........................................     688,500    $   5.476

  Granted...........................................................      92,500        6.375

  Canceled..........................................................     (45,000)       5.861
                                                                      ----------       ------

Outstanding, December 31, 1996......................................     736,000    $   5.566

  Granted...........................................................      60,000        6.875

  Exercised.........................................................    (205,667)       5.747

  Canceled..........................................................     (24,333)       5.876
                                                                      ----------       ------

Outstanding, December 31, 1997......................................     566,000    $   5.626

  Granted...........................................................     247,000        3.000

  Canceled..........................................................    (551,000)       5.623
                                                                      ----------       ------

OUTSTANDING, DECEMBER 31, 1998......................................     262,000    $   3.157
                                                                      ----------       ------

EXERCISABLE, DECEMBER 31, 1998......................................      15,000    $   5.750
                                                                      ----------       ------

    The exercise price for options outstanding at December 31, 1998 ranges from $3.00 to $5.75 per share. The weighted-average remaining contractual life of these options approximates 9.62 years.

    In May 1992, the stockholders approved the adoption of a Non-employee Director Stock Option Plan (the "Director Plan"). The Director Plan provides for the automatic grant of non-qualified stock options to purchase 1,000 shares of Common Stock at a purchase price equal to the fair market value at the date of grant upon a non-employee Director's election or re-election to the Board of Directors. An aggregate of 50,000 shares of Common Stock is available for grant under the Director Plan. The options granted become exercisable in three annual installments from the date of grant, and all of the options granted expire ten years from the date of grant.

                              MORGAN PRODUCTS LTD.

NOTE 8--STOCKHOLDERS' EQUITY (CONTINUED)
    Following is a summary of activity in the Non-employee Director Stock Option Plan for 1996, 1997, and 1998:

                                                                         SHARES       WEIGHTED
                                                                         SUBJECT       AVERAGE
                                                                        TO OPTION   OPTION PRICE
                                                                       -----------  -------------
Outstanding, January 1, 1996.........................................      16,000     $   7.195

  Granted............................................................       7,000         6.000

  Canceled...........................................................      (3,334)        6.300
                                                                       -----------       ------

Outstanding, December 31, 1996.......................................      19,666     $   6.922

  Granted............................................................       5,000         8.250

  Canceled...........................................................        (666)        7.938
                                                                       -----------       ------

Outstanding, December 31, 1997.......................................      24,000     $   7.203

  Granted............................................................       5,000         5.750

  Canceled...........................................................      (8,000)        7.203
                                                                       -----------       ------

OUTSTANDING, DECEMBER 31, 1998.......................................      21,000     $   6.893
                                                                       -----------       ------

EXERCISABLE, DECEMBER 31, 1998.......................................      14,000     $   7.089
                                                                       -----------       ------

    The exercise prices for options outstanding at December 31, 1998 range from $5.75 to $9.125 per share. The weighted-average remaining contractual life of these options approximates 6.87 years.

    On August 19, 1994, Morgan issued 140,000 restricted shares of Common Stock to the Chief Executive Officer. These shares were awarded to a trust of which the Chief Executive Officer is the beneficiary, subject to certain restrictions, vesting and forfeiture provisions. The restrictions limit the sale or transfer of shares during the restricted period. The trust will immediately vest in the shares of Common Stock upon death, disability, or termination of the Chief Executive Officer as described in the plan. The value of the Common Stock totaling $700,000 was recorded at the date of award as a separate component of stockholders' equity and was amortized to expense over the three-year vesting period.

    In May 1997, the Company adopted the 1997 Incentive Compensation Plan, which authorized an additional 250,000 shares of Common Stock to be issued through the Incentive Compensation Plan. In conjunction with the Repricing Program, certain executives of the Company were granted options under

                              MORGAN PRODUCTS LTD.

NOTE 8--STOCKHOLDERS' EQUITY (CONTINUED) the Incentive Compensation Plan. Following is a summary of activity for the Incentive Compensation Plan for 1998:

                                                                                   WEIGHTED
                                                                SHARES SUBJECT  AVERAGE OPTION
                                                                  TO OPTION          PRICE
                                                                --------------  ---------------
Outstanding, January 1, 1997..................................            --       $      --

  Granted.....................................................       245,000            3.00

  Canceled....................................................            --              --
                                                                     -------           -----

Outstanding, December 31, 1998................................       245,000       $    3.00
                                                                     -------           -----

Exercisable, December 31, 1998................................            --       $      --
                                                                     -------           -----

    The exercise price for options outstanding at December 31, 1998 is $3.00 per share. The weighted average contractual life of these options approximates 9.84 years.

    In addition, Morgan grants options, outside of the Stock Option Plan, to certain employees as part of their employment agreements. The options granted generally become exercisable in three annual installments from the date of grant, and all of the options granted expire ten years from the date of grant.

    Following is a summary of activity for options granted outside the Stock Option Plan for 1996, 1997 and 1998:

                                                                        SHARES      WEIGHTED
                                                                       SUBJECT       AVERAGE
                                                                      TO OPTION   OPTION PRICE
                                                                      ----------  -------------
Outstanding, January 1, 1996........................................          --    $      --
  Granted...........................................................     195,000        7.231
  Canceled..........................................................     (67,500)       7.500
                                                                      ----------       ------
Outstanding, December 31, 1996......................................     127,500    $   7.088
  Granted...........................................................     180,000        6.733
  Canceled..........................................................     (22,500)       7.500
                                                                      ----------       ------
Outstanding, December 31, 1997......................................     285,000    $   6.831
  Granted...........................................................     160,000        3.086
  Canceled..........................................................    (178,229)       6.628
                                                                      ----------       ------
OUTSTANDING, DECEMBER 31, 1998......................................     266,771    $   4.720
                                                                      ----------       ------
EXERCISABLE, DECEMBER 31, 1998......................................     111,771    $   7.106
                                                                      ----------       ------

    The exercise price for options outstanding at December 31, 1998 range from $3.000 to $8.375 per share. The weighted average contractual life of these options approximates 9.06 years.

    The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"). Accordingly, no compensation cost has been recognized for the stock option plans or out-of-plan grants. Had the Company determined compensation cost based on the fair value at the grant date for its stock options

                              MORGAN PRODUCTS LTD.

NOTE 8--STOCKHOLDERS' EQUITY (CONTINUED) under SFAS No. 123, net earnings would have been reduced to the pro forma amounts indicated below (in thousands, except per share data):

                                                                       YEAR ENDED DECEMBER 31,
                                                                   --------------------------------
                                                                     1998        1997       1996
                                                                   ---------  ----------  ---------
Net earnings--as reported........................................  $   1,001  $  (20,897) $     298

Net earnings--pro forma..........................................        616     (21,844)      (141)

Basic earnings per share--as reported............................        .10       (2.03)       .03

Diluted earnings per share--as reported..........................        .10       (2.03)       .03

Basic earnings per share--pro forma..............................        .06       (2.12)      (.02)

Diluted earnings per share--pro forma............................        .06       (2.12)      (.02)

    The effects of applying SFAS No. 123 in this pro forma disclosure are not necessarily indicative of future amounts because transition rules require pro forma disclosure only for awards granted after January 1, 1995.

    The fair value of each option grant is estimated on the date of the grant using the Black-Scholes model with the following weighted-average assumptions used for grants in 1998, 1997, and 1996:

                                                              YEAR ENDED DECEMBER 31,
                                                       --------------------------------------
                                                           1998         1997         1996
                                                       ------------  -----------  -----------
Expected stock price volatility......................        39.14%       40.50%       43.70%

Risk-free interest rate..............................         4.79%        6.65%        6.35%

Expected life of options.............................    6.96 YEARS   6.69 years   6.78 years

NOTE 9--EMPLOYEE BENEFIT PLANS

    The Company has a profit sharing and 401(k) savings plan for all salaried employees who have met the plans eligibility requirements. Morgan matches 50% of participant contributions to the savings plan, with Company contributions limited to 3% of the participant's compensation. At the discretion of the Board of Directors, Morgan may make an additional contribution, which has been targeted at 3% of each participant's compensation.

    A separate 401(k) savings plan is in place for employees of the Tennessee Building Products Division who have met the plan's eligibility requirements. Morgan matches 50% of participant contributions to the savings plan, with Company contributions limited to 3% of the participant's compensation.

    Profit sharing costs and the Company's matching contributions to the 401(k) savings plans charged to operations were $.6 million, $.1 million, and $.9 million for 1998, 1997, and 1996, respectively.

    Morgan has a pension plan which covers certain of its hourly employees. This plan generally provides a stated benefit amount for each year of service.

                              MORGAN PRODUCTS LTD.

NOTE 9--EMPLOYEE BENEFIT PLANS (CONTINUED)
    The components of net periodic pension expense are as follows (in thousands):

                                                                         YEAR ENDED DECEMBER 31,
                                                                     -------------------------------
                                                                       1998       1997       1996
                                                                     ---------  ---------  ---------
Service cost.......................................................  $      47  $     201  $     183
Interest cost on projected benefit obligation......................      1,151      1,109      1,077
Actual return on assets............................................     (1,708)    (2,235)      (926)
Net amortization and deferral......................................        537      1,168        (96)
                                                                     ---------  ---------  ---------
Net periodic pension expense.......................................  $      27  $     243  $     238
                                                                     ---------  ---------  ---------

    The following provides a reconciliation of benefit obligations, plan assets and funded status of the plans (in thousands):

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1998       1997
                                                                          ---------  ---------
CHANGE IN BENEFIT OBLIGATION
    Benefit obligations at the beginning of year........................  $  16,141  $  14,571
    Service cost........................................................         47        201
    Interest cost.......................................................      1,151      1,109
    Actuarial valuation.................................................      1,032      1,366
    Benefits paid.......................................................     (1,300)    (1,106)
                                                                          ---------  ---------
    Benefit obligation at end of year...................................  $  17,171  $  16,183
                                                                          ---------  ---------
CHANGE IN PLAN ASSETS
    Fair value of plan assets at beginning of year......................  $  16,183  $  14,614
    Actual return on pan assets.........................................      1,708      2,235
    Employer contribution...............................................        580        440
    Benefits paid.......................................................     (1,300)    (1,106)
                                                                          ---------  ---------
    Fair value of plan assets at end of year............................  $  17,171  $  16,183
                                                                          ---------  ---------
Funded status...........................................................  $     100  $      42
Unrecognized actuarial loss.............................................      3,436      3,037
Unrecognized transition obligation......................................       (259)      (326)
Unrecognized prior service cost.........................................         37      1,001
                                                                          ---------  ---------
Prepaid benefit cost....................................................  $   3,314  $   3,754
                                                                          ---------  ---------

    The projected benefit obligations were determined using assumed discount rates of 6.75% at December 31, 1998 and 7.10% at December 31, 1997. The expected long-term rate of return on plan assets was 7.60% and 8.25% at December 31, 1998 and 1997, respectively. Prepaid benefit cost is included in other assets in the accompanying balance sheets.

                              MORGAN PRODUCTS LTD.

NOTE 9--EMPLOYEE BENEFIT PLANS (CONTINUED)
    Plan assets consist of equity and fixed income securities and insurance annuity contracts. It is the policy of Morgan to fund at least the minimum required amount in accordance with the requirements of the Employee Retirement Income Security Act of 1974.

    For the hourly employees not covered by company pension or profit sharing plans, Morgan makes contributions to multi-employer pension plans based on compensable hours worked in accordance with union contracts. Pension expense related to these contributions was $.1 million for each of 1998, 1997, and 1996. Under certain conditions, principally withdrawal from such plans, Morgan may have further obligations for pensions with respect to such employees, but the amount thereof, if any, cannot be determined at the present time.

NOTE 10--INCOME TAXES

    The components of the income tax provision (benefit) consisted of the following (in thousands):

                                                                          YEAR ENDED DECEMBER 31,
                                                                      -------------------------------
                                                                        1998       1997       1996
                                                                      ---------  ---------  ---------
Current:
    Federal.........................................................  $    (224) $    (100) $    (444)
    State...........................................................        120        100        117
                                                                      ---------  ---------  ---------
Income tax benefit..................................................  $    (104) $      --  $    (327)
                                                                      ---------  ---------  ---------
                                                                      ---------  ---------  ---------

    The income tax provision (benefit) differed from the amounts computed by applying the U.S. Federal income tax rate of 34% to pre-tax income (loss) as a result of the following (in thousands):

                                                                        YEAR ENDED DECEMBER 31,
                                                                    -------------------------------
                                                                      1998       1997       1996
                                                                    ---------  ---------  ---------
Provision (benefit ) for income taxes at U.S. Federal income tax
  rate............................................................  $     305  $  (7,105) $     (10)

Non-utilization (utilization) of operating loss carryforward......       (616)     7,041       (483)

State income taxes, net of Federal benefit........................         60         66         77

Non-deductible items..............................................         88        (36)        91

Other.............................................................         59         34         (2)
                                                                    ---------  ---------  ---------

Income tax benefit................................................  $    (104) $      --  $    (327)
                                                                    ---------  ---------  ---------
                                                                    ---------  ---------  ---------

                              MORGAN PRODUCTS LTD.

NOTE 10--INCOME TAXES (CONTINUED)
    The tax effects of temporary differences and carryforwards which give rise to deferred tax assets and liabilities consisted of the following (in thousands):

                                                                               DECEMBER 31,
                                                                           --------------------
                                                                             1998       1997
                                                                           ---------  ---------
Gross deferred tax assets:

    Operating loss carryforwards.........................................  $  12,951  $   8,967

    Accrued expenses and reserves........................................      1,256      5,911

    Post-retirement benefits.............................................        160        140

    Other................................................................         36         46
                                                                           ---------  ---------

                                                                              14,403     15,064

    Valuation allowance..................................................    (12,964)   (13,580)
                                                                           ---------  ---------

                                                                               1,439      1,484
                                                                           ---------  ---------

Gross deferred tax liabilities:
  Depreciation and amortization..........................................       (558)      (501)

  Pensions...............................................................       (881)      (983)
                                                                           ---------  ---------

                                                                              (1,439)    (1,484)
                                                                           ---------  ---------

Net deferred tax asset...................................................  $      --  $      --
                                                                           ---------  ---------
                                                                           ---------  ---------

    The valuation allowance primarily reflects operating loss carryforwards for which utilization is uncertain.

    As of December 31, 1998, Morgan has unused operating loss carryforwards for tax purposes of approximately $38.1 million, which expire in years 2002 through 2018. No benefit for the remaining operating loss carryforwards has been recognized in the consolidated financial statements. Should an ownership change occur, as defined under Section 382 of the Internal Revenue Code, Morgan's ability to utilize the operating loss carryforwards would be restricted.

NOTE 11--RELATED PARTIES

    As of December 31, 1995, Saugatuck Capital Company Limited Partnership ("Saugatuck") in the aggregate, beneficially owned approximately 24% of Morgan's Common Stock. During 1996, Morgan paid Saugatuck $115,000 for services rendered, pursuant to a consulting and management assistance agreement. Saugatuck sold 1.9 million of its 2.0 million shares concurrently with the November 13, 1996 primary stock issued by Morgan. The remaining 100,000 were distributed by Saugatuck to its partners in 1996. Morgan's consulting and management assistance agreement with Saugatuck was terminated upon the sale of the shares.

                              MORGAN PRODUCTS LTD.

NOTE 12--COMMITMENTS AND CONTINGENCIES

    Andersen Corporation ("Andersen"), whose products accounted for 53% of 1998 net sales, distributes its products only through independent distributors such as Morgan. Morgan and its predecessors have distributed Andersen products for over 40 years; however, Morgan's agreement with Andersen provides that Andersen can terminate any of Morgan's distributorships at any time upon a 60-day notice. A termination or significant modification of the distribution relationship with Andersen could have a material adverse effect on revenues and earnings.

    The Company has employment agreements and arrangements with its executive officers and certain management personnel. The agreements provide for severance payments under certain circumstances and provide the employees with certain additional rights after a change of control of the Company occurs. As of December 31, 1998, if all of the employees under contract were to be terminated by the Company without good cause, the Company's liability would be approximately $2.4 million ($3.8 million following a change of control).

NOTE 13--SUBSEQUENT EVENTS

    On February 19, 1999, Morgan acquired certain assets and assumed certain liabilities of Adam Wholesalers, Inc. and certain of its subsidiaries ("Adam"), for approximately $55.2 million in cash. Adam is a privately-held distributor of windows, doors and other millwork products, headquartered in Cincinnati, Ohio, with 13 distribution facilities in 11 states primarily in the Midwest, Northeast and Western regions of the United States. The acquisition was funded by an amendment to the Amended and Restated Loan and Security Agreement as further discussed in Note 6 to Consolidated Financial Statements. The acquisition will be accounted for under the purchase method of accounting with the purchase price allocated to the assets acquired and liabilities assumed based upon their estimated fair market values, with any excess purchase price assigned to goodwill and other intangible assets amortized over 25 years.

    As a result of the acquisition of Adam on February 19, 1999, the Company determined that the Adam's management information system was a better strategic fit for the combined businesses. Accordingly, the Company will take a charge of approximately $2.5 million during the first quarter of 1999 relating to the write-off of the costs incurred for the implementation of the proposed new Morgan system. The pro forma disclosure does not include this charge due to its non-recurring nature.

    The following unaudited pro forma consolidated results of operations for the year ended December 31, 1998 is presented as if the acquisition occurred as of January 1, 1998. These results do not purport to be indicative of what would have occurred had the acquisition actually been made as of such dates or of results which may occur in the future. (All amounts are in thousands, except per share data):

                                                                       YEAR ENDED DECEMBER 31,
                                                                                1998
                                                                       -----------------------
Net sales............................................................        $   740,107

Net income...........................................................              1,318

Earnings per basic share.............................................               0.13

Earnings per diluted share...........................................               0.13

                              MORGAN PRODUCTS LTD.

NOTE 13--SUBSEQUENT EVENTS (CONTINUED)
    On March 10, 1999, Morgan entered into an Agreement of Merger with Andersen Windows and its wholly-owned subsidiary, Andersen Sub, pursuant to which Andersen Sub and Morgan will be merged, resulting in Morgan, as the surviving corporation, becoming a wholly-owned subsidiary of Andersen Windows. The consideration to be received by Morgan's stockholders in the Merger will be $4.00 per share of Morgan common stock, subject to adjustment until the effective date of closing, under certain limited circumstances. The Merger is subject to, among other things, approval of the stockholders of Morgan and the applicable regulatory agencies.

NOTE 14--INTERIM FINANCIAL INFORMATION (UNAUDITED)

    Summarized quarterly financial data for 1998 and 1997 is presented below (in thousands, except per share data):

                                                                           1ST QUARTER            2ND QUARTER
                                                                       --------------------  ---------------------
                                                                         1998       1997       1998        1997
                                                                       ---------  ---------  ---------  ----------
Net sales............................................................  $  80,154  $  95,805  $  98,238  $  106,801

Gross profit.........................................................     11,527     17,424     14,272      15,042

Net income (loss)....................................................     (1,578)    (1,932)     1,251      (1,929)

Diluted earnings (loss) per share....................................  $    (.15) $    (.19) $     .12  $     (.19)

                                                                          3RD QUARTER            4TH QUARTER
                                                                     ----------------------  --------------------
                                                                        1998        1997       1998       1997
                                                                     ----------  ----------  ---------  ---------
Net sales..........................................................  $  107,508  $  111,656  $  97,251  $  97,987

Gross profit.......................................................      15,274      13,752     13,509     12,122

Net income (loss)..................................................       2,002      (1,083)      (674)   (15,953)

Diluted earnings (loss) per share..................................  $      .19  $     (.10) $    (.06) $   (1.55)

                              MORGAN PRODUCTS LTD.
                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

Accounts Receivable

    Allowance for doubtful accounts consisted of the following (in thousands):

                                                                                           1998       1997       1996
                                                                                         ---------  ---------  ---------
Balance at beginning of period.........................................................  $     921  $   1,622  $     722
Provision charged to expense...........................................................         10        248        139
Write-offs.............................................................................       (227)      (530)      (254)
Addition related to Tennessee Building Products........................................         --         --        901
Acquisition Recoveries/Other...........................................................         46       (419)       114
                                                                                         ---------  ---------  ---------
Balance at end of period...............................................................  $     750  $     921  $   1,622
                                                                                         ---------  ---------  ---------
                                                                                         ---------  ---------  ---------

Deferred Tax Asset

    Valuation reserve consisted of the following (in thousands):

                                                                                      1998       1997       1996
                                                                                    ---------  ---------  ---------
Balance at beginning of period....................................................  $  13,580  $   6,850  $   6,779
Additions to (utilization of) valuation reserve...................................       (616)     6,730         71
                                                                                    ---------  ---------  ---------
Balance at end of period..........................................................  $  12,964  $  13,580  $   6,850
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

                                                                       ANNEX VII
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 19, 1999

                             ---------------------

                              MORGAN PRODUCTS LTD.

               (Exact Name of Registrant as Specified in Charter)

           Delaware                       06-1095650
 (State or Other Jurisdiction          (I.R.S. Employer
      of Incorporation)              Identification No.)

                         Commission File Number 1-9843

                469 McLaws Circle, Williamsburg, Virginia 23185
              (Address of Principal Executive Offices) (Zip Code)

                                 (757) 564-1700

              (Registrant's telephone number, including area code)

                            ------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

    Pursuant to an Asset Purchase Agreement dated as of December 22, 1998, by and among Morgan Products Ltd. (the "Company"), Adam Wholesalers, Inc. and certain subsidiaries of Adam Wholesalers, Inc. (together with Adam Wholesalers, Inc. "Adam"), as amended (the "Agreement"), on the Effective Date (as defined in the Agreement), the Company purchased certain of the assets and assumed certain of the liabilities of Adam used by Adam in its business of distributing windows, doors and other millwork products. The Company intends to continue using the purchased assets for such purposes. The purchased assets generally include substantially all of the fixed assets and inventories of Adam used in its distribution business.

    Under the terms of the Agreement, the purchase price, as generally derived from the book value of the purchased assets, was approximately $54 million. The purchase price will be adjusted upward or downward to the extent the value of Adam's inventory as of the Effective Date is greater or less than the estimated book value of such inventory prior to the closing date. Such determination is expected to be made within 20 days following the closing date, as provided in the Agreement. The Company paid the purchase price in cash on February 19, 1999, less $2 million that was transferred into an escrow account pending post closing adjustments.

    In order to finance the acquisition of Adam pursuant to the Agreement, as of February 19, 1999, the Company, the Lenders party thereto and Fleet Capital Corporation, as agent to the Lenders ("Fleet"), entered into the Second Amendment (the "Second Amendment") to the Amended and Restated Loan and Security Agreement, as amended (the "Loan Agreement"; and together with the Second Amendment, the "Amended Loan Agreement").

    The Second Amendment increased the Company's total credit facility to a maximum of $120 million from $65 million, including an increase in the revolving credit facility by $35 million to $100 million (including a letter of credit facility of up to $5 million) and the addition to the credit facility of a term loan line and a bridge term loan line of $10 million each. Pursuant to the Second Amendment all loans under the credit facility may be used solely for payment of the purchase price pursuant to the Agreement, for the Company's operating and capital needs and for other corporate purposes in a manner consistent with the provisions of the Amended Loan Agreement and all applicable laws. The Second Amendment also altered several financial covenants under the Company's credit facility (which alterations are generally favorable to the Company) and added certain minimum EBITDA and minimum availability covenants. The Amended Credit Agreement is effective through January 31, 2004.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

    (a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information

    It is impracticable at this time to file any financial statements and pro forma financial information required to be filed pursuant to Item 7 of Form 8-K. Such financial statements and pro forma information that may be required will be filed as soon as practicable, but not later than 60 days from the date hereof.

    (c) Exhibits

  EXHIBIT NO.                                                 DESCRIPTION
---------------  -----------------------------------------------------------------------------------------------------
          2.     Asset Purchase Agreement dated December 22, 1998 by and among Morgan Products Ltd., Adam Wholesalers,
                 Inc. and certain subsidiaries of Adam Wholesalers, Inc.
         99.     Second Amendment to the Amended and Restated Loan and Security Agreement dated as of February 19,
                 1999 by and among Morgan Products Ltd., the Lenders party thereto and Fleet Capital Corporation, as agent for the Lenders.

                                     VII-2

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                                MORGAN PRODUCTS LTD.

                                By:  /s/ MITCHELL J. LAHR
                                     -----------------------------------------
                                     Mitchell J. Lahr
                                     Vice President and Chief Financial Officer

DATE: February 24, 1999

                                     VII-3

                 (This page has been left blank intentionally.)



                                     VII-4

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A

                          AMENDMENT TO CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 19, 1999

                             ---------------------

                              MORGAN PRODUCTS LTD.

               (Exact Name of Registrant as Specified in Charter)

           Delaware                       06-1095650
 (State or Other Jurisdiction          (I.R.S. Employer
      of Incorporation)              Identification No.)

                         Commission File Number 1-9843

                469 McLaws Circle, Williamsburg, Virginia 23185
              (Address of Principal Executive Offices) (Zip Code)

                                 (757) 564-1700

              (Registrant's telephone number, including area code)

                            ------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                     VII-5

    The undersigned registrant hereby amends the following items of its Current Report on Form 8-K filed March 3, 1999.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    In accordance with Item 7 of the registrant's Current Report on Form 8-K filed March 3, 1999, the registrant appends to the Form 8-K the following financial statements and pro forma financial information:

    (a) Financial Statements of Business Acquired

       The following financial statements of Sash and Door Business of Adam Wholesalers, Inc. are attached hereto as Appendix A:

       1.  Report of Independent Accountants

       2.  Combined Balance Sheets at December 31, 1998 and 1997

       3. Combined Statements of Operations, Retained Earnings, and Comprehensive Income for the two years ended December 31, 1998

       4. Combined Statements of Cash Flows for the two years ended December 31, 1998

       5.  Notes to Combined Financial Statements

    (b) Pro Forma Financial Information.

       The following pro forma financial information is attached hereto as Appendix B:

       1. Unaudited Pro Forma Statement of Operations for the year ended December 31, 1998

       2.  Unaudited Pro Forma Balance Sheet at December 31, 1998

       3.  Notes to Unaudited Pro Forma Financial Statements.

    (c) Exhibits


       1.  Consent of Deloitte & Touche LLP



                                     VII-6

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                                MORGAN PRODUCTS LTD.

                                By:  /s/ MITCHELL J. LAHR
                                     ------------------------------------------
                                     Mitchell J. Lahr
                                     Vice President, Chief Financial Officer
                                     and Secretary


                                     VII-7

                          INDEPENDENT AUDITORS' REPORT

To the Management of
Adam Wholesalers, Inc.

    We have audited the combined balance sheets of the Sash and Door Business of Adam Wholesalers, Inc. ("Sash and Door") as of December 31, 1998 and 1997, and the related combined statements of operations, retained earnings, and comprehensive income and of cash flows for the years then ended. These statements are the responsibility of Adam Wholesalers, Inc. management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    As described in Note 1, the combined financial statements referred to above have been prepared from the Adam Wholesalers, Inc. consolidated financial statements and allocations of certain costs and expenses have been made. These allocations are not necessarily indicative of the cost and expenses that would have been incurred by Sash and Door on a stand-alone basis.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sash and Door as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

March 15, 1999

                                     VII-8

                SASH AND DOOR BUSINESS OF ADAM WHOLESALERS, INC.

                            COMBINED BALANCE SHEETS

                           DECEMBER 31, 1998 AND 1997

                               (AMOUNTS IN 000'S)

ASSETS                                                                                             1998       1997
-----------------------------------------------------------------------------------------------  ---------  ---------
CURRENT ASSETS:
  Cash.........................................................................................  $     371  $     223
  Accounts receivable (less allowance for doubtful accounts of $761 in 1998 and $860 in 1997)       31,749     30,537
  Inventories, net of LIFO reserve of $8,637 in 1998 and $10,223 in 1997.......................     34,504     39,762
  Deferred income taxes (Note 5)...............................................................        834      1,010
  Prepaid expenses.............................................................................        630        789
                                                                                                 ---------  ---------
    Total current assets.......................................................................     68,088     72,321
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
PROPERTY, PLANT AND EQUIPMENT (Notes 2,4):
  Land and improvements........................................................................        324        458
  Buildings and improvements...................................................................      4,151      4,151
  Transportation and machinery.................................................................     11,762     11,194
  Office and computer equipment................................................................      2,172      1,775
  Furniture and fixtures.......................................................................      1,495      1,474
                                                                                                 ---------  ---------
    Total......................................................................................     19,904     19,052
  Less accumulated depreciation................................................................    (13,975)   (13,339)
                                                                                                 ---------  ---------
  Property, plant and equipment, net...........................................................      5,929      5,713
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
OTHER ASSETS:
  Notes receivable--trade......................................................................      3,827        899
  Deferred expenses (Notes 2,8)................................................................        122        165
  Miscellaneous (Notes 2,8)....................................................................        515      1,158
                                                                                                 ---------  ---------
    Total other assets.........................................................................      4,464      2,222
                                                                                                 ---------  ---------
TOTAL..........................................................................................  $  78,481  $  80,256
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

LIABILITIES AND SHAREHOLDERS' EQUITY                                                               1998       1997
-----------------------------------------------------------------------------------------------  ---------  ---------
CURRENT LIABILITIES:
  Note payable (Note 4)........................................................................  $      70  $      70
  Current maturities of long-term debt (Note 4)................................................        184        171
  Intercompany payable (Note 3)................................................................     24,198     30,165
  Federal income taxes payable.................................................................      1,082        346
  Accounts payable.............................................................................      7,312      6,127
  Accrued Liabilities:
    Salaries and wages.........................................................................      1,354      1,110
    Payroll taxes and other benefits...........................................................        890        897
    Income and other taxes.....................................................................        709        594
    Other......................................................................................        186        100
                                                                                                 ---------  ---------
      Total current liabilities................................................................     35,985     39,580
                                                                                                 ---------  ---------
DEFERRED INCOME TAXES (NOTE 5).................................................................        703        742
                                                                                                 ---------  ---------
LONG-TERM DEBT (less current maturities) (Note 4)..............................................      1,333      1,528
                                                                                                 ---------  ---------
PENSION (Note 8)...............................................................................        647        509
                                                                                                 ---------  ---------
GUARANTEES, COMMITMENTS AND CONTINGENCIES (Notes 4, 10)
SHAREHOLDERS' EQUITY:
  Common stock.................................................................................      5,752      5,752
  Preferred stock..............................................................................        104        104
  Accumulated other comprehensive income.......................................................       (396)      (234)
  Retained earnings............................................................................     37,424     35,346
  Less treasury stock..........................................................................     (3,071)    (3,071)
                                                                                                 ---------  ---------
    Total shareholders' equity.................................................................     39,813     37,897
                                                                                                 ---------  ---------
      TOTAL....................................................................................  $  78,481  $  80,256
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

                  See notes to combined financial statements.

                                     VII-9

                SASH AND DOOR BUSINESS OF ADAM WHOLESALERS, INC.

            COMBINED STATEMENTS OF OPERATIONS, RETAINED EARNINGS AND

      COMPREHENSIVE INCOME FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                               (AMOUNTS IN 000'S)

                                                                                               1998        1997
                                                                                            ----------  ----------
NET SALES (Notes 2,11)....................................................................  $  356,956  $  345,406
COST OF SALES (Notes 1,11)................................................................     291,060     279,547
                                                                                            ----------  ----------
GROSS PROFIT..............................................................................      65,896      65,859
OPERATING EXPENSES (Notes 1,11)...........................................................      59,749      60,580
                                                                                            ----------  ----------
INCOME FROM OPERATIONS....................................................................       6,147       5,279
                                                                                            ----------  ----------
OTHER INCOME (EXPENSE):
  Other income............................................................................         511         393
  Interest expense (Note 3)...............................................................      (2,940)     (3,210)
                                                                                            ----------  ----------
    Total other income (expense)..........................................................      (2,429)     (2,817)
                                                                                            ----------  ----------
INCOME BEFORE PROVISION FOR INCOME TAXES..................................................       3,718       2,462
PROVISION FOR INCOME TAXES................................................................       1,640       1,130
                                                                                            ----------  ----------
NET INCOME................................................................................       2,078       1,332
RETAINED EARNINGS, BEGINNING OF YEAR......................................................      35,346      34,014
                                                                                            ----------  ----------
RETAINED EARNINGS, END OF YEAR............................................................  $   37,424  $   35,346
                                                                                            ----------  ----------
                                                                                            ----------  ----------
OTHER COMPREHENSIVE INCOME -
  Minimum pension liability adjustment....................................................        (162)       (234)
                                                                                            ----------  ----------
COMPREHENSIVE INCOME......................................................................  $    1,916  $    1,098
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                  See notes to combined financial statements.

                                     VII-10

                       COMBINED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                               (AMOUNTS IN 000'S)

                                                                                                   1998       1997
                                                                                                 ---------  ---------
 CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income....................................................................................  $   2,078  $   1,332
 Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation...............................................................................      1,105        972
    Gain on sale of property, plant and equipment..............................................       (200)       (22)
    Deferred income taxes......................................................................         65      1,659
    Change in assets and liabilities:
      Accounts receivable......................................................................     (1,212)     3,963
      Notes receivable--trade..................................................................     (2,928)      (490)
      Inventory................................................................................      5,258      1,504
      Prepaid expenses.........................................................................        159       (449)
      Other assets.............................................................................        734       (651)
      Accounts payable.........................................................................      1,921     (1,701)
      Accrued expenses.........................................................................        438        425
                                                                                                 ---------  ---------
        Net cash provided by operating activities..............................................      7,418      6,542
                                                                                                 ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from sale of property, plant and equipment...........................................        214         24
 Capital expenditures..........................................................................     (1,335)      (851)
                                                                                                 ---------  ---------
        Net cash used in investing activities..................................................     (1,121)      (827)
                                                                                                 ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Payments on related party notes...............................................................        (50)       (49)
 Net payments to Parent........................................................................     (5,967)    (5,631)
 Repayment of long-term debt...................................................................       (132)       (94)
                                                                                                 ---------  ---------
        Net cash used in financing activities..................................................     (6,149)    (5,774)
                                                                                                 ---------  ---------
NET CHANGE IN CASH.............................................................................        148        (59)
CASH, Beginning of year........................................................................        223        282
                                                                                                 ---------  ---------
CASH, End of year..............................................................................  $     371  $     223
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

                  See notes to combined financial statements.

                                     VII-11

                SASH AND DOOR BUSINESS OF ADAM WHOLESALERS, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                               (DOLLARS IN 000'S)

1. BASIS OF PRESENTATION

    On February 19, 1999, Adam Wholesalers, Inc. and certain subsidiaries (the "Company") sold certain assets and specific liabilities of the Company's sash and door businesses ("Sash and Door") to Morgan Products, Ltd. ("Morgan") (see
Note 12). The Company's Sash and Door business is comprised of the financial results of the thirteen subsidiaries of Adam Wholesalers, Inc. listed below. The authorized, issued and outstanding common shares of the thirteen subsidiaries at December 31, 1998 are as follows:

                                                                                                  COMMON      TREASURY
                                                           AUTHORIZED    ISSUED    OUTSTANDING     STOCK        STOCK
                                                           -----------  ---------  -----------  -----------  -----------
Adam Wholesalers of Louisville, Inc.                            1,000         600         600    $     300
Adam Wholesalers of Cincinnati, Inc.                            3,000       2,290       2,140          991    $     276
Adam Wholesalers of Indianapolis, Inc.                          1,000         400         369          400          253
Adam Wholesalers of Toledo, Inc.                                1,000         905         862          432           26
Adam Wholesalers of Dayton, Inc.                                1,000         568         230           36        2,284
Adam Wholesalers of Nitro, Inc.                                10,000       5,250       5,250          642
Adam Wholesalers of St. Louis, Inc.                             1,000         784         704          750          232
Adam Wholesalers of Denver, Inc.                               50,000       1,000       1,000          600
Adam Wholesalers of Phoenix, Inc.                              50,000      10,000      10,000        1,000
Adam Wholesalers of Kirkwood, Inc.                                100         100         100            1
Adam Wholesalers of Carlisle, Inc.                              5,000         100         100
Adam Wholesalers of Woodbury Heights, Inc.                      5,000         100         100          100
Adam Wholesalers of Lynchburg, Inc.                             5,000         500         500          500
                                                           -----------  ---------  -----------  -----------  -----------
Total                                                                                            $   5,752    $   3,071
                                                                                                -----------  -----------
                                                                                                -----------  -----------

    Adam Wholesalers of Dayton, Inc. also has 10,000 shares of 5%
Non-Cumulative, Non-Voting Preferred Stock, which is callable after five years of the date of issue, at any time, at the option of the Board of Directors at the redemption price of $105 per share. As of December 31, 1998, there are 1,950 shares issued and 840 shares outstanding.

    The accompanying combined financial statements have been prepared from the Adam Wholesalers, Inc. consolidated financial statements and allocation of certain costs, purchase rebates and expenses have been made. These allocations are not necessarily indicative of the costs and expenses that would have been incurred by Sash and Door on stand-alone basis (See Note 11).

    The accompanying combined financial statements are presented in accordance with generally accepted accounting principles. All significant intercompany transactions, profits, and balances between the Sash and Door entities have been eliminated.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Organization and Nature of Business -- The Sash and Door business is the wholesale distribution of doors and windows for the construction and remodeling industry with principal locations in the Midwest and Midatlantic United States. In view of the nature of its products and the method of

                                     VII-12
distribution, management believes that, for the periods reported, the Sash and Door business constitutes a single industry segment.

    Sales in the Midwest approximated 55% of the total sales in both 1998 and 1997, while accounts receivable approximated 56% and 49% at December 31, 1998 and 1997, respectively. Sales in the Midatlantic approximated 45% of the total sales in both 1998 and 1997, while accounts receivable approximated 44% and 51% at December 31, 1998 and 1997, respectively. Warehouse sales were $232,661 and $226,971 for the years ending December 31, 1998 and 1997, respectively. Direct sales were $123,371 and $117,929 for the years ending December 31, 1998 and 1997, respectively.

    Accounts Receivable & Notes Receivable -- Total accounts receivable and note receivable balance includes one customer for which the total outstanding balance approximated 12% and 11% of total outstanding short and long-term receivable at December 31, 1998 and 1997, respectively.

    Inventory -- Inventory is valued at lower of cost or market using the last-in, first-out (LIFO) method. If the Companies had followed the first-in, first-out method (FIFO), inventories would have been $8,637 and $10,223 higher in 1998 and 1997, respectively. Cost of goods sold would have been $1,586 and $1,441 higher had the FIFO method been used in 1998 and 1997, respectively.

    Property, Plant and Equipment -- Property, plant and equipment are recorded at cost. Depreciation and amortization are calculated using straight-line and accelerated methods over the estimated useful lives of the respective assets, which generally are 39 years for buildings, 15 years for building improvements and range from 3 to 7 years for machinery and equipment. Expenditures which substantially increase value or extend useful life are capitalized. Expenditures for maintenance and repairs are charged against income as incurred.

    Revenue Recognition -- The Company recognizes revenue upon delivery of goods to a customer.

    Deferred Expenses -- Deferred expenses consist of an asset established to record the minimum pension liability required under SFAS 87 (See Note 8).

    Miscellaneous Other Assets -- Miscellaneous other assets consist primarily of prepaid pension costs.

    Fair Value of Financial Instruments -- Cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses are reflected in the financial statements at fair value because of the short-term maturity of those instruments. The fair value of Sash and Door's notes payable and long-term debt is discussed in Note 4 to the combined financial statements.

    Long-Lived Assets -- Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the excess of the asset's carrying amount over the value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or the fair value less cost to sell.

    Advertising and Promotions -- All costs associated with advertising and promoting products are expensed in the year incurred. Advertising and promotions expense, including expense of customer rebates, was $3,134 and $2,120 in 1998 and 1997, respectively.

    Vendor Rebates -- Vendors provide the Company with volume purchase rebates. Rebates applicable to the Sash and Door operations totaled $1,951 and $1,722 in 1998 and 1997, respectively. These amounts have been reflected within the accompanying financial statements.

    Accounting Policies -- In 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 130 "Reporting Comprehensive Income" & No. 132, "Employers' Disclosure About Pensions and Other Postretirement Benefits." These statements, which

                                     VII-13
were adopted in 1998, expand or modify disclosures and, accordingly, had no impact on the Sash and Door's financial position, results of operations or cash flows.

    Sash and Door has not completed the process of evaluating the impact that will result from adopting SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". Sash and Door is therefore unable to disclose the impact that adopting SFAS No. 133 will have on its financial position and results of operations when such statement is adopted. The statement is effective for years beginning after December 15, 1998.

    Use of Estimates -- The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

3. INTERCOMPANY PAYABLE

    The Company, through its bank credit facility, provided funding for the daily operations of Sash and Door. Interest expense recognized by the respective Sash and Door entities is based on the respective entities monthly intercompany balance primarily at a rate equal to LIBOR (5.07% at December 31, 1998) plus 225 basis points and is included in the net interest expense balances within the accompanying financial statements. Net related party interest expense equaled $2,456 and $2,803 in 1998 and 1997, respectively.

4. NOTES PAYABLE AND LONG-TERM DEBT

    Note payable, totaling $70, consists of a short-term demand note due to a related party with a stated interest rate of 13%. Sash and Door's long-term debt consists of the following at December 31, 1998 and 1997:

                                                                                                   1998       1997
                                                                                                 ---------  ---------
Mortgage, secured by property, with monthly payments of $20, including interest at 8.5%,
  through 2006.................................................................................  $   1,270  $   1,402
Related Party Notes, with varying repayment terms, including interest at 6%, maturing 2002
  through 2005.................................................................................        247        297
                                                                                                 ---------  ---------
        Total..................................................................................      1,517      1,699
Less: Current maturities.......................................................................        184        171
                                                                                                 ---------  ---------
        Total..................................................................................  $   1,333  $   1,528
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    The Company has outstanding unsecured lines of credit with a bank due March 31, 1999 for which the operations of the Sash and Door business serve as a guarantee to the lines of credit.

    Principal payments on long-term debt are as follows:

1999................................................................  $     184
2000................................................................        197
2001................................................................        193
2002................................................................        198
2003................................................................        213
Remainder...........................................................        532
                                                                      ---------
    Total...........................................................  $   1,517
                                                                      ---------
                                                                      ---------

                                     VII-14

    Management believes the fair values of the notes payable and long-term debt approximates their carrying value at December 31, 1998 and 1997, since the rates approximate current rates available for debt with similar terms and maturities.

5. INCOME TAXES

    The operations of Sash and Door are included in the consolidated United States federal, state and local income tax returns of the Company. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

    The provision for income taxes are as follows:

                                                                             YEAR ENDED DECEMBER
                                                                                     31,
                                                                             --------------------
                                                                               1998       1997
                                                                             ---------  ---------
Current tax expense:
  Federal..................................................................  $   1,171  $     719
  State....................................................................        332        333
  Total current tax expense................................................      1,503      1,052
Deferred tax expense:
  Federal..................................................................        137         78
                                                                             ---------  ---------
Income tax provision.......................................................  $   1,640  $   1,130
                                                                             ---------  ---------
                                                                             ---------  ---------

    The difference between the statutory rate for federal income tax and the effective income tax rate is summarized as follows:

                                                                                    YEAR ENDED
                                                                                   DECEMBER 31,
                                                                               --------------------
                                                                                 1998       1997
                                                                               ---------  ---------
Statutory federal income tax rate............................................      34.00%     34.00%
Effect of:
  State and local taxes......................................................       8.92%      8.94%
  Miscellaneous..............................................................       1.18%      2.98%
                                                                               ---------  ---------
Effective income tax rate....................................................      44.10%     45.92%

                                     VII-15

    The components of deferred tax assets and liabilities were as follows:

                                                                                    DECEMBER 31,
                                                                                --------------------
                                                                                  1998       1997
                                                                                ---------  ---------
Deferred tax assets:
  Inventory capitalization....................................................  $     427  $     454
  Cash discounts..............................................................        154        177
  Workers compensation reserve................................................        218        268
  Other temporary differences, net............................................         53        166
                                                                                ---------  ---------
      Total deferred tax assets...............................................        852      1,065
                                                                                ---------  ---------
Deferred tax liabilities:
  Accelerated depreciation and amortization...................................       (422)      (409)
  Pension expense.............................................................       (299)      (388)
                                                                                ---------  ---------
      Total deferred tax liabilities..........................................       (721)      (797)
                                                                                ---------  ---------
Net deferred tax asset........................................................  $     131  $     268
                                                                                ---------  ---------
                                                                                ---------  ---------

6. LEASES

    Sash and Door leases some of its facilities under agreements classified as operating leases. Rent expense for the years ended December 31, 1998 and 1997 was $4,295 and $4,182, respectively, of which $2,620 was for leases with a lessor that is related to Sash and Door through common ownership in both 1998 and 1997.

    Minimum future rental payments under noncancellable operating leases having remaining terms in excess of one year as of December 31, 1998 are:

                                                                 RELATED     OTHER
YEAR ENDING DECEMBER 31,                                          PARTY     LEASES      TOTAL
1999..........................................................  $   2,620  $     392  $   3,012
2000..........................................................      2,450        413      2,863
2001..........................................................      2,348        416      2,764
2002..........................................................      2,092        418      2,510
2003..........................................................      1,595        420      2,015
Thereafter....................................................      2,601      1,899      4,500
                                                                ---------  ---------  ---------
Total minimum future rental payments..........................  $  13,706  $   3,958  $  17,664
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

7. EMPLOYEE BENEFIT PLANS

    The Company has a Voluntary Employee Beneficiary Association (VEBA) trust. The VEBA trust, Adam Wholesalers Health Benefit Plan ("Plan"), was created to provide the payment of certain employee health benefits. All active full-time employees are eligible. Adam Wholesalers, Inc. is both the sponsor and administrator of the Plan. The cost of the Plan is paid by contributions from the plan sponsor, which are based on historical benefits paid experience. The Company, through the intercompany accounts, allocates costs for the Plan to Sash and Door. All benefits are paid by the Plan directly from assets of the Plan. Benefits payable from Plan assets to any one person are limited to $130 during any one year through the use of a stop-loss insurance policy.

    Self-insurance cost for workers compensation are accrued based upon the aggregate of the liability for reported claims and an estimated liability for claims incurred but not yet reported.

                                     VII-16

8. EMPLOYEE PENSION PLANS

    Sash and Door is included in defined benefit pension plans sponsored by the Company which cover certain full-time hourly and salaried employees and certain union employees. The Company is the sponsor and administrator for these plans. The Company generally follows the policy of funding an amount between the actuarially computed maximum and minimum contributions.

    Pension expense is composed of several components that reflect various aspects of the Company's financial arrangements as well as the cost of benefits earned by employees. The components are determined using the projected unit credit actuarial cost method and are based on certain actuarial assumptions.

    The following table reconciles the Sash and Door funded status of the defined benefit plans with amounts recognized in Sash and Door's balance sheet's at December 31, 1998 and 1997:

                                                                            PENSION BENEFITS
                                                                          --------------------
                                                                            1998       1997
                                                                          ---------  ---------
Change in benefits obligation:
  Benefit obligation at beginning of year...............................  $  12,235  $  10,302
  Service cost..........................................................        640        547
  Interest cost.........................................................        859        751
  Actuarial loss........................................................        841      1,146
  Benefits paid.........................................................       (512)      (511)
                                                                          ---------  ---------
    Benefit obligation at end of year...................................     14,063     12,235
                                                                          ---------  ---------
                                                                          ---------  ---------
Change in plan assets:
  Fair value of plan assets at beginning of year........................     11,862     10,136
  Actual return on plan assets..........................................      1,305      1,644
  Employer contributions................................................        241        593
  Benefits paid.........................................................       (512)      (511)
                                                                          ---------  ---------
    Fair value of plan assets at end of year............................     12,896     11,862
                                                                          ---------  ---------
                                                                          ---------  ---------

Funded status...........................................................     (1,167)      (373)
Unrecognized net actuarial loss.........................................      1,661      1,100
Unrecognized prior service cost.........................................        291        336
Unrecognized net obligation at date of initial application..............         61         82
Amount required to recognize minimum liability..........................       (518)      (398)
                                                                          ---------  ---------
    Net amount recognized...............................................  $     328  $     747
                                                                          ---------  ---------
                                                                          ---------  ---------
Amounts recognized in the balance sheets consist of:
  Prepaid benefit cost..................................................  $     457  $     857
  Accrued benefit liability.............................................       (647)      (509)
  Intangible asset......................................................        122        165
  Accumulated other comprehensive income................................        396        234
                                                                          ---------  ---------
    Net amount recognized...............................................  $     328  $     747
                                                                          ---------  ---------
                                                                          ---------  ---------

    The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for pension plans with an accumulated benefit obligation in excess of plan assets were $1,543, $1,543 and $1,415 respectively, for 1998 and $1,146, $1,146 and $1,035, respectively, for 1997.

                                     VII-17

    Assumptions used in the accounting were as follows:

                                                                                1998       1997
                                                                              ---------  ---------
Discount rate...............................................................      6.75%      7.25%
Rate of increase in compensation levels.....................................      4.50%      4.50%
Expected return on plan assets..............................................      8.50%      8.50%


                                                                                1998       1997
                                                                              ---------  ---------
Components of net periodic benefit cost:
  Service cost..............................................................  $     640  $     547
  Interest cost.............................................................        859        751
  Expected return on assets.................................................     (1,036)      (853)
  Amortization of prior service cost........................................         45         45
  Amortization of unrecognized net obligation...............................         21         21
  Recognized net actuarial loss.............................................         11         11
                                                                              ---------  ---------
    Net periodic benefit cost...............................................  $     540  $     522
                                                                              ---------  ---------
                                                                              ---------  ---------

    Benefits under some of the plans covering hourly and union employees are not based on wages and therefore future wage adjustments have no effect on the projected benefit obligation for these hourly plans.

9. MULTI-EMPLOYER PENSION PLANS

    Sash and Door contributes to several multi-employer pension plans. These plans cover substantially all of its Teamster and Carpenters Union employees. Amounts charged to pension expense and contributed (or to be contributed) to the plans for the Sash and Door Business in 1998 and 1997 totaled $401 and $336, respectively.

10. COMMITMENTS AND CONTINGENCIES

    Sash and Door is involved in litigation incidental to its business. Such litigation is not considered by management to be significant.

    Andersen Corporation ("Andersen"), whose products accounted for net sales for Sash and Door of 43% and 42% in 1998 and 1997, respectively, distributes its products only through independent distributors such as the Company. The agreements with Andersen provide that Andersen can terminate any of the distributorships at any time upon a 60-day notice. A termination or significant modification of the distribution relationship with Andersen could have a material adverse effect on revenues and earnings.

11. RELATED PARTY TRANSACTIONS

    Sash and Door is part of Adam Wholesalers, Inc. business of wholesale distribution of doors and windows for the construction and remodeling industry, and distribution of various other building products. As part of this process, Sash and Door received and shipped product among various Adam

                                     VII-18

Wholesalers, Inc. subsidiaries. Included in the accompanying financial statements are the following related party transactions:

                                                                               1998       1997
                                                                             ---------  ---------
Purchases..................................................................  $   3,439  $   3,800
Sales......................................................................        927        500
Accounts Receivable........................................................        158        263
Accounts Payable...........................................................        172        141

    The Company has allocated a portion of total Company management expenses incurred to Sash and Door based on a defined percentage of annual cost of sales. The amount, which approximated $3,636 and $4,756 in 1998 and 1997, respectively, is included within "Operating Expenses" in the statements of operations, retained earnings and comprehensive income. In the opinion of management, such allocation method is reasonable to cover the services provided to Sash and Door; however, it is not necessarily indicative of what Sash and Door would have incurred on a stand-alone basis.

12. SUBSEQUENT EVENTS

    Effective January 1, 1999, the Company entered into an Asset Purchase Agreement (the "Agreement") with Morgan, whereby Morgan will purchase certain assets and assume certain liabilities. The closing date for the Agreement was February 19, 1999.

    On March 10, 1999 Andersen announced the intent to purchase Morgan.

                                  * * * * * *

                                     VII-19

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

    The following sets forth the Company's Unaudited Pro Forma Statement of Operations and the Company's Unaudited Pro Forma Balance Sheet, in each case giving effect to the acquisition of the Sash and Door Business of Adam Wholesalers, Inc. ("Adam Acquisition") described in Note 1 hereto as if the acquisition had been consummated as of January 1, 1998 (in the case of the Unaudited Pro Forma Statement of Operations) and on December 31, 1998 (in the case of the Unaudited Pro Forma Balance Sheet). The Unaudited Pro Forma Financial Statements of the Company do not purport to present the financial position or results of operations of the Company had the acquisition assumed herein occurred on the dates indicated, nor are they necessarily indicative of the results of operations which may be expected to occur in the future.

    The Adam Acquisition will be accounted for by the Company as a purchase whereby the basis of accounting for Adam's assets and liabilities will be based upon their fair value at the date of the Acquisition. Pro forma adjustments, including the preliminary purchase price allocation resulting from the Adam Acquisition as described in Note 1 of the Notes to the Unaudited Pro Forma Financial Statements, represent the Company's preliminary determination of these adjustments and are based upon preliminary information, assumptions and operating decisions which the Company considers reasonable under the circumstances. Final amounts may differ from those set forth herein.

    On March 10, 1999, Morgan entered into an Agreement of Merger with Andersen Windows and its wholly-owned subsidiary, Andersen Sub, pursuant to which Andersen Sub and Morgan will be merged, resulting in Morgan, as the surviving corporation, becoming a wholly-owned subsidiary of Andersen Windows. The consideration to be received by Morgan's stockholders in the Merger will be $4.00 per share of Morgan common stock, subject to adjustment until the effective date of closing, under certain limited circumstances. The Merger is subject to, among other things, approval of the stockholders of Morgan and the applicable regulatory agencies. This pending transaction has not been reflected in the Unaudited Pro Forma Financial Statements.

                                     VII-20

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                      PRO FORMA    PRO FORMA
                                                                MORGAN      ADAM     ADJUSTMENTS   COMBINED
Net sales....................................................    383,151    356,956                  740,107
Cost of goods sold...........................................    328,569    291,060       1,779   )(5    621,408
                                                               ---------  ---------  -----------  -----------
    Gross profit.............................................     54,582     65,896      (1,779)     118,699
                                                               ---------  ---------  -----------  -----------
Operating expenses...........................................     51,636     59,749         370(4)    111,755
                                                               ---------  ---------  -----------  -----------
Operating income.............................................      2,946      6,147      (2,149)       6,944
                                                               ---------  ---------  -----------  -----------
Other income (expense):
    Interest.................................................     (2,427)    (2,940)     (1,202)(6)     (6,569)
    Other....................................................        378        511          --          889
                                                               ---------  ---------  -----------  -----------
                                                                  (2,049)    (2,429)     (1,202)      (5,680)
                                                               ---------  ---------  -----------  -----------
                                                               ---------  ---------  -----------  -----------
Income before income taxes...................................        897      3,718      (3,351)       1,264
Provision (benefit) for income taxes.........................       (104)     1,640      (1,640)(7)       (104)
                                                               ---------  ---------  -----------  -----------
Net income...................................................      1,001      2,078      (1,711)       1,368
                                                               ---------  ---------  -----------  -----------
Basic earnings per common share..............................       0.10                                0.13
                                                               ---------                          -----------
Diluted earnings per common share............................       0.10                                0.13
                                                               ---------                          -----------
Basic shares outstanding.....................................     10,359                              10,359
                                                               ---------                          -----------
Diluted shares outstanding...................................     10,389                              10,389
                                                               ---------                          -----------

                                     VII-21

                       UNAUDITED PRO FORMA BALANCE SHEET

                               DECEMBER 31, 1998

                                 (IN THOUSANDS)

                                                                                          PRO FORMA    PRO FORMA
                                                                    MORGAN      ADAM     ADJUSTMENTS   COMBINED
                                                                   ---------  ---------  -----------  -----------
Assets
Current Assets
  Cash and cash equivalents......................................      3,650        371        (371)(1)      3,650
  Accounts receivable, net.......................................     31,594     31,749     (31,749)(1)     31,594
  Inventories....................................................     34,290     34,504       8,637(1)     77,431
  Deferred income taxes..........................................         --        834        (834)(1)         --
  Other current assets...........................................        507        630        (630)(1)        507
                                                                   ---------  ---------  -----------  -----------
    Total current assets.........................................     70,041     68,088     (24,947)     113,182
                                                                   ---------  ---------  -----------  -----------
                                                                   ---------  ---------  -----------  -----------
Property, Plant and Equipment, net...............................      8,274      5,929       966(1)      15,169
Goodwill, net....................................................      6,222         --     6,746(3)      12,968
Other Assets.....................................................      7,926      4,464      (3,964)(8)      8,426
                                                                   ---------  ---------  -----------  -----------
    Total Assets.................................................     92,463     78,481     (21,199)     149,745
                                                                   ---------  ---------  -----------  -----------
                                                                   ---------  ---------  -----------  -----------
Liabilities and Stockholders' Equity
Current Liabilities:
  Short-term debt................................................         --         70         (70)(1)         --
  Current maturities of long-term debt...........................      1,196        184        (184)(1)      1,196
  Intercompany payable...........................................         --     24,198     (24,198)(1)         --
  Accounts payable...............................................     16,725      7,312      (7,312)(1)     16,725
  Other current liabilities......................................      7,467      4,221      (1,021)(9)     10,667
                                                                   ---------  ---------  -----------  -----------
    Total current liabilities....................................     25,388     35,985     (32,785)      28,588
                                                                   ---------  ---------  -----------  -----------
Long-Term Obligations............................................     23,632      2,683      51,399 (10     77,714
                                                                   ---------  ---------  -----------  -----------
Stockholders' Equity
  Common stock...................................................      1,036      5,752      (5,752)       1,036
  Preferred Stock................................................         --        104        (104)          --
  Accumulated other comprehensive income.........................         --       (396)        396           --
  Paid-in capital................................................     43,424         --          --       43,424
  Retained earnings (accumulated deficit)........................       (969)    37,424     (37,424)        (969)
                                                                   ---------  ---------  -----------  -----------
                                                                      43,491     42,884     (42,884)      43,491
                                                                   ---------  ---------  -----------  -----------
  Treasury stock.................................................        (48)    (3,071)      3,071          (48)
                                                                   ---------  ---------  -----------  -----------
    Total stockholders' equity...................................     43,443     39,813     (39,813)(1)     43,443
                                                                   ---------  ---------  -----------  -----------
  Total Liabilities and Stockholders' Equity.....................     92,463     78,481     (21,199)     149,745
                                                                   ---------  ---------  -----------  -----------
                                                                   ---------  ---------  -----------  -----------

                                     VII-22

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

    1. The Company's Unaudited Pro Forma Financial Statements assume the Adam Acquisition occurred (1) as of January 1, 1998 for the purposes of the Unaudited Pro Forma Statements of Operations and (2) on December 31, 1998 for purposes of the Unaudited Pro Forma Balance Sheet:

    Under the terms of the Asset Purchase Agreement, certain assets of Adam were excluded and certain liabilities were not assumed. Accordingly, the pro forma adjustments reflect decreases in cash ($371), accounts receivable ($31,749), deferred income taxes ($834), other current assets ($630), other assets ($4,464), short-term debt ($70), current maturities of long term debt ($184), intercompany payables ($24,198), accounts payable ($7,312), other current liabilities ($4,221), long-term debt ($2,683) along with a corresponding increase to Adam's stockholder's equity ($620).

    The Adam Acquisition was financed through borrowings of $54,282 under the Company's existing credit facility.

    The excess of cost over fair value of net assets acquired resulting from the preliminary purchase price allocation is assumed to be as follows:

Pro forma purchase price
  Purchase price per the Asset Purchase Agreement...................  $  53,782
  Additional purchase price granted in lieu of stock options........        300
  Acquisition costs.................................................        200
                                                                      ---------
    Total pro forma purchase price..................................     54,282
                                                                      ---------

Proforma historical net book value of assets acquired Book value
perhistorical financial statements                                       39,813
  Net assets and liabilities excluded as described above............        620
                                                                      ---------
    Total pro forma historical net book value of assets acquired....     40,433
                                                                      ---------

Excess of purchase price over net book value of assets acquired.....     13,849
  Allocated to:
    Inventories.....................................................      8,637
    Machinery and equipment.........................................        966
    Intangible assets...............................................        500
                                                                      ---------
Remaining excess of cost over fair value of net assets acquired
(goodwill)..........................................................  $   3,746
                                                                      ---------
                                                                      ---------

    The foregoing preliminary purchase price allocation is based on available information and certain assumptions the Company considers reasonable. The final purchase price allocation will be based upon a determination of the fair value of the net assets acquired at the date of the Adam Acquisition as determined by valuations or other studies. The final purchase price allocation may differ from the preliminary allocation.

    2. In conjunction with the Adam Acquisition, Morgan has established opening balance sheet reserves in accordance with EITF 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination," in the amount of $3,000, which represents estimated costs principally for facilities consolidation and severance. Accordingly, an additional $3,000 has been included within Other Current Liabilities and Goodwill.

                                     VII-23

    3. The pro forma adjustment to goodwill assumes:

Excess of cost over the fair value of net assets acquired...........  $   3,746
Establishment of opening balance sheet reserves.....................      3,000
                                                                      ---------
                                                                      $   6,746
                                                                      ---------
                                                                      ---------

    4. The pro forma adjustment to reflect the effect of the preliminary purchase price allocation on cost of goods sold and general and administrative expense assumes:

Cost of goods sold --
Depreciation of amounts allocated to machinery and equipment over 5
  years..............................................................  $     193
General and administrative expenses --
Amortization of amounts allocated to other intangible assets over 5
  years..............................................................        100
Amortization of goodwill over 25 years...............................        270
                                                                       ---------
                                                                       $     563
                                                                       ---------
                                                                       ---------

    5. The Company has elected the FIFO inventory method for the costing of inventory; as such, the LIFO effect on cost of goods sold of $1,586 for the year ended December 31, 1998 was eliminated.

    6. The pro forma adjustment to interest expense assumes: Additional interest expense related to $54,282 of net additional borrowings under the Company's credit
facility............................................................................  $   4,142
Elimination of Adam's interest expense..............................................     (2,940)
                                                                                      ---------
                                                                                      $   1,202
                                                                                      ---------
                                                                                      ---------

    Interest expense is calculated assuming a rate of 7.63% at the date of the Adam Acquisition. A 1/8 percent increase (or decrease) in such rate would increase (or decrease) annual interest expense by approximately $70.

    7. The pro forma adjustment to the provision for income taxes assumes no federal or state income taxes as income would be offset by the Company's existing net operating loss position.

    8. The pro forma adjustment to other assets assumes:

Eliminate excluded assets in the Asset Purchase Agreement..........................  $  (4,464)
Record certain intangible assets...................................................        500
                                                                                     ---------
                                                                                     $  (3,964)
                                                                                     ---------
                                                                                     ---------

    9. The pro forma adjustment to other current liabilities assumes:

Eliminate excluded liabilities in the Asset Purchase Agreement.....................  $  (4,221)
Establishment of opening balance sheet reserves....................................      3,000
Acquisition transaction costs......................................................        200
                                                                                     ---------
                                                                                     $  (1,021)
                                                                                     ---------
                                                                                     ---------

                                     VII-24

    10. The pro forma adjustment to long-term obligations assumes:

    Record net additional borrowings under the Company's credit facility:

Cash purchase price to seller..............................................  $  53,782
Eliminate excluded debt in the Asset Purchase Agreement....................     (2,683)
Additional purchase price granted in lieu of stock options.................        300
                                                                             ---------
                                                                             $  51,399
                                                                             ---------
                                                                             ---------

    11. As a result of the acquisition of Adam on February 19, 1999, the Company determined that Adam's management information system was a better strategic fit for the combined businesses. Accordingly, the Company will take a charge of approximately $2.5 million during the first quarter of 1999 relating to the write-off of the costs incurred for the implementation of the proposed new Morgan system. The pro forma disclosure does not include this charge due to its non-recurring nature.

                                     VII-25

                               INDEX TO EXHIBITS

  EXHIBIT NO.                                                   DESCRIPTION
-----------------  -----------------------------------------------------------------------------------------------------
            1      Consent of Deloitte & Touche LLP

                                     VII-26

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                  FORM 8-K/A-2

                          AMENDMENT TO CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 19, 1999

                             ---------------------

                              MORGAN PRODUCTS LTD.

               (Exact Name of Registrant as Specified in Charter)

           Delaware                       06-1095650
 (State or Other Jurisdiction          (I.R.S. Employer
      of Incorporation)              Identification No.)

                         Commission File Number 1-9843

                469 McLaws Circle, Williamsburg, Virginia 23185
              (Address of Principal Executive Offices) (Zip Code)

                                 (757) 564-1700

              (Registrant's telephone number, including area code)

                            ------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     VII-27

    The undersigned registrant hereby amends the following items of its Current Report on Form 8-K filed March 3, 1999.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    The registrant hereby replaces Item 7 of the registrant's Current Report on Form 8-K filed March 3, 1999 (as amended by the registrant's amendment to Current Report on Form 8-K/A filed on April 5, 1999) with the following financial statements and pro forma financial information:

    (a) Financial Statements of Business Acquired

       The following financial statements of Sash and Door Business of Adam Wholesalers, Inc. are attached hereto as Appendix A:

       1.  Report of Independent Accountants

       2.  Combined Balance Sheets at December 31, 1998 and 1997

       3. Combined Statements of Operations, Retained Earnings, and Comprehensive Income for the two years ended December 31, 1998

       4. Combined Statements of Cash Flows for the two years ended December 31, 1998

       5.  Notes to Combined Financial Statements

    (b) Pro Forma Financial Information.

       The following pro forma financial information is attached hereto as Appendix B:

       1. Unaudited Pro Forma Statement of Operations for the year ended December 31, 1998

       2.  Unaudited Pro Forma Balance Sheet at December 31, 1998

       3.  Notes to Unaudited Pro Forma Financial Statements.

    (c) Exhibits

       1.  Consent of Deloitte & Touche LLP

       2. Agreement between Kentucky State District Council of Carpenters for and on behalf of Local 2501 and Adam Wholesalers, Inc. dated July 21, 1998--July 21, 2001.

       3. Agreement between Adam Wholesalers of Dayton, Inc. and Millmen's Local 684 of the United Brotherhood of Carpenters and Joiners of America, Great Lakes Regional Industrial Council dated May 1, 1998 to April 30, 2001.

       4. Agreement between Adam Wholesalers, Indianapolis, Inc. or its successors, and the Chauffeurs, Teamsters, Warehousemen and Helpers, Local Union No. 135, of Indianapolis, Indiana, affiliated with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America, or its successors, for the period March 3, 1996 to and including February 26, 2000.

       5. Contract between Adam Wholesalers of Cincinnati, Inc., United Brotherhood of Carpenters and Joiners of America, AFL-CIO, Local Union 415, Industrial, Ohio Carpenters Industrial Council Great Lakes Regional Industrial Council dated November 21, 1995.

       6. Collective Bargaining Agreement between Adam Wholesalers and Teamsters Local Union No. 676 dated August 9, 1996 through August 8, 1999.

                                     VII-28

       7. Agreement by and between Adam Wholesalers of Toledo, Inc. and Millmen's Local Union No. 1359 (U.B. of C. & J. of A.) Affiliated with the Great Lakes Regional Industrial Council effective May 1, 1997 to April 30, 2000.

       8. Agreement by and between Adam Wholesalers of Toledo, Inc. and Teamsters Union Local No. 20, affiliated with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers effective May 1, 1997 to April 30, 2001.

       9. Agreement by and between Adam Wholesalers, Inc., or its successors, and the Construction, Building Material, Ice and Coal, Laundry and Dry Cleaning, Meat and Food Products Drivers, Helpers, Warehousemen, Yardmen, Salesmen and Allied Workers, Local Union No. 682, affiliated with the International Brotherhood of Teamsters, or its successors, dated May 1, 1996 as extended by that certain memorandum of agreement by and between Teamsters Local 682, St. Louis Missouri and Morgan Products Ltd. dated May 13, 1999.

       10. Collective Bargaining Agreement between Carpenters' District Council of Greater St. Louis and Adam Wholesalers, Inc. Effective: May 1, 1998--April 30, 2001.

       11. Agreement between Morgan Products Ltd. Morgan Distribution Division Decatur Distribution Center Decatur, Illinois and Teamster Local No. 279 of Decatur, Illinois Affiliated with the International Brotherhood of Teamsters AFL-CIO dated July 15, 1998.

       12. Agreement by and between Morgan Products Ltd. and the United Paperworkers International Union, Region IX, AFL-CIO, Local No. 7828 as extended by that certain memorandum of agreement between the United Paperworkers International Union Region IX, AFL-CIO, Local No. 7828, Decatur Illinois and Morgan Distribution, A Division of Morgan Products Ltd. dated December 3, 1998.

                                     VII-29

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                                MORGAN PRODUCTS LTD.

                                By:  /s/ MITCHELL J. LAHR
                                     ------------------------------------------
                                     Mitchell J. Lahr
                                     Vice President, Chief Financial Officer
                                     and Secretary

                                     VII-30

                          INDEPENDENT AUDITORS' REPORT

To the Management of
Adam Wholesalers, Inc.

    We have audited the combined balance sheets of the Sash and Door Business of Adam Wholesalers, Inc. ("Sash and Door") as of December 31, 1998 and 1997, and the related combined statements of operations, retained earnings, and comprehensive income and of cash flows for the years then ended. These statements are the responsibility of Adam Wholesalers, Inc. management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    As described in Note 1, the combined financial statements referred to above have been prepared from the Adam Wholesalers, Inc. consolidated financial statements and allocations of certain costs and expenses have been made. These allocations are not necessarily indicative of the cost and expenses that would have been incurred by Sash and Door on a stand-alone basis.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sash and Door as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Cincinnati, Ohio

March 15, 1999

                                     VII-31

                SASH AND DOOR BUSINESS OF ADAM WHOLESALERS, INC.

                            COMBINED BALANCE SHEETS

                           DECEMBER 31, 1998 AND 1997

                               (AMOUNTS IN 000'S)

ASSETS                                                                                             1998       1997
-----------------------------------------------------------------------------------------------  ---------  ---------
CURRENT ASSETS:
  Cash.........................................................................................  $     371  $     223
  Accounts receivable (less allowance for doubtful accounts of $761 in 1998 and $860 in 1997)       31,749     30,537
  Inventories, net of LIFO reserve of $8,637 in 1998 and $10,223 in 1997.......................     34,504     39,762
  Deferred income taxes (Note 5)...............................................................        834      1,010
  Prepaid expenses.............................................................................        630        789
                                                                                                 ---------  ---------
    Total current assets.......................................................................     68,088     72,321
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
PROPERTY, PLANT AND EQUIPMENT (Notes 2,4):
  Land and improvements........................................................................        324        458
  Buildings and improvements...................................................................      4,151      4,151
  Transportation and machinery.................................................................     11,762     11,194
  Office and computer equipment................................................................      2,172      1,775
  Furniture and fixtures.......................................................................      1,495      1,474
                                                                                                 ---------  ---------
    Total......................................................................................     19,904     19,052
  Less accumulated depreciation................................................................    (13,975)   (13,339)
                                                                                                 ---------  ---------
  Property, plant and equipment, net...........................................................      5,929      5,713
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
OTHER ASSETS:
  Notes receivable--trade......................................................................      3,827        899
  Deferred expenses (Notes 2,8)................................................................        122        165
  Miscellaneous (Notes 2,8)....................................................................        515      1,158
                                                                                                 ---------  ---------
    Total other assets.........................................................................      4,464      2,222
                                                                                                 ---------  ---------
TOTAL..........................................................................................  $  78,481  $  80,256
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

LIABILITIES AND SHAREHOLDERS' EQUITY                                                               1998       1997
                                                                                                 ---------  ---------
CURRENT LIABILITIES:
  Note payable (Note 4)........................................................................  $      70  $      70
  Current maturities of long-term debt (Note 4)................................................        184        171
  Intercompany payable (Note 3)................................................................     24,198     30,165
  Federal income taxes payable.................................................................      1,082        346
  Accounts payable.............................................................................      7,312      6,127
  Accrued Liabilities:
    Salaries and wages.........................................................................      1,354      1,110
    Payroll taxes and other benefits...........................................................        890        897
    Income and other taxes.....................................................................        709        594
    Other......................................................................................        186        100
                                                                                                 ---------  ---------
      Total current liabilities................................................................     35,985     39,580
                                                                                                 ---------  ---------
DEFERRED INCOME TAXES (NOTE 5).................................................................        703        742
                                                                                                 ---------  ---------
LONG-TERM DEBT (less current maturities) (Note 4)..............................................      1,333      1,528
                                                                                                 ---------  ---------
PENSION (Note 8)...............................................................................        647        509
                                                                                                 ---------  ---------
GUARANTEES, COMMITMENTS AND CONTINGENCIES (Notes 4, 10)
SHAREHOLDERS' EQUITY:
  Common stock.................................................................................      5,752      5,752
  Preferred stock..............................................................................        104        104
  Accumulated other comprehensive income.......................................................       (396)      (234)
  Retained earnings............................................................................     37,424     35,346
  Less treasury stock..........................................................................     (3,071)    (3,071)
                                                                                                 ---------  ---------
    Total shareholders' equity.................................................................     39,813     37,897
                                                                                                 ---------  ---------
      TOTAL....................................................................................  $  78,481  $  80,256
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

                  See notes to combined financial statements.

                                     VII-32

                SASH AND DOOR BUSINESS OF ADAM WHOLESALERS, INC.

            COMBINED STATEMENTS OF OPERATIONS, RETAINED EARNINGS AND

      COMPREHENSIVE INCOME FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                               (AMOUNTS IN 000'S)

                                                                                               1998        1997
                                                                                            ----------  ----------
NET SALES (Notes 2,11)....................................................................  $  356,956  $  345,406
COST OF SALES (Notes 1,11)................................................................     291,060     279,547
                                                                                            ----------  ----------
GROSS PROFIT..............................................................................      65,896      65,859
OPERATING EXPENSES (Notes 1,11)...........................................................      59,749      60,580
                                                                                            ----------  ----------
INCOME FROM OPERATIONS....................................................................       6,147       5,279
                                                                                            ----------  ----------
OTHER INCOME (EXPENSE):
  Other income............................................................................         511         393
  Interest expense (Note 3)...............................................................      (2,940)     (3,210)
                                                                                            ----------  ----------
    Total other income (expense)..........................................................      (2,429)     (2,817)
                                                                                            ----------  ----------
INCOME BEFORE PROVISION FOR INCOME TAXES..................................................       3,718       2,462
PROVISION FOR INCOME TAXES................................................................       1,640       1,130
                                                                                            ----------  ----------
NET INCOME................................................................................       2,078       1,332
RETAINED EARNINGS, BEGINNING OF YEAR......................................................      35,346      34,014
                                                                                            ----------  ----------
RETAINED EARNINGS, END OF YEAR............................................................  $   37,424  $   35,346
                                                                                            ----------  ----------
                                                                                            ----------  ----------
OTHER COMPREHENSIVE INCOME -
  Minimum pension liability adjustment....................................................        (162)       (234)
                                                                                            ----------  ----------
COMPREHENSIVE INCOME......................................................................  $    1,916  $    1,098
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                  See notes to combined financial statements.

                                     VII-33

                       COMBINED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                               (AMOUNTS IN 000'S)

                                                                                                   1998       1997
                                                                                                 ---------  ---------
 CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income....................................................................................  $   2,078  $   1,332
 Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation...............................................................................      1,105        972
    Gain on sale of property, plant and equipment..............................................       (200)       (22)
    Deferred income taxes......................................................................         65      1,659
    Change in assets and liabilities:
      Accounts receivable......................................................................     (1,212)     3,963
      Notes receivable--trade..................................................................     (2,928)      (490)
      Inventory................................................................................      5,258      1,504
      Prepaid expenses.........................................................................        159       (449)
      Other assets.............................................................................        734       (651)
      Accounts payable.........................................................................      1,921     (1,701)
      Accrued expenses.........................................................................        438        425
                                                                                                 ---------  ---------
        Net cash provided by operating activities..............................................      7,418      6,542
                                                                                                 ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from sale of property, plant and equipment...........................................        214         24
 Capital expenditures..........................................................................     (1,335)      (851)
                                                                                                 ---------  ---------
        Net cash used in investing activities..................................................     (1,121)      (827)
                                                                                                 ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Payments on related party notes...............................................................        (50)       (49)
 Net payments to Parent........................................................................     (5,967)    (5,631)
 Repayment of long-term debt...................................................................       (132)       (94)
                                                                                                 ---------  ---------
        Net cash used in financing activities..................................................     (6,149)    (5,774)
                                                                                                 ---------  ---------
NET CHANGE IN CASH.............................................................................        148        (59)
CASH, Beginning of year........................................................................        223        282
                                                                                                 ---------  ---------
CASH, End of year..............................................................................  $     371  $     223
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

                  See notes to combined financial statements.

                                     VII-34

                SASH AND DOOR BUSINESS OF ADAM WHOLESALERS, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                               (DOLLARS IN 000'S)

1. BASIS OF PRESENTATION

    On February 19, 1999, Adam Wholesalers, Inc. and certain subsidiaries (the "Company") sold certain assets and specific liabilities of the Company's sash and door businesses ("Sash and Door") to Morgan Products, Ltd. ("Morgan") (see
Note 12). The Company's Sash and Door business is comprised of the financial results of the thirteen subsidiaries of Adam Wholesalers, Inc. listed below. The authorized, issued and outstanding common shares of the thirteen subsidiaries at December 31, 1998 are as follows:

                                                                                                  COMMON      TREASURY
                                                           AUTHORIZED    ISSUED    OUTSTANDING     STOCK        STOCK
                                                           -----------  ---------  -----------  -----------  -----------
Adam Wholesalers of Louisville, Inc......................       1,000         600         600    $     300
Adam Wholesalers of Cincinnati, Inc......................       3,000       2,290       2,140          991    $     276
Adam Wholesalers of Indianapolis, Inc....................       1,000         400         369          400          253
Adam Wholesalers of Toledo, Inc..........................       1,000         905         862          432           26
Adam Wholesalers of Dayton, Inc..........................       1,000         568         230           36        2,284
Adam Wholesalers of Nitro, Inc...........................      10,000       5,250       5,250          642
Adam Wholesalers of St. Louis, Inc.......................       1,000         784         704          750          232
Adam Wholesalers of Denver, Inc..........................      50,000       1,000       1,000          600
Adam Wholesalers of Phoenix, Inc.........................      50,000      10,000      10,000        1,000
Adam Wholesalers of Kirkwood, Inc........................         100         100         100            1
Adam Wholesalers of Carlisle, Inc........................       5,000         100         100
Adam Wholesalers of Woodbury Heights, Inc................       5,000         100         100          100
Adam Wholesalers of Lynchburg, Inc.......................       5,000         500         500          500
                                                           -----------  ---------  -----------  -----------  -----------
Total....................................................                                        $   5,752    $   3,071
                                                                                                -----------  -----------
                                                                                                -----------  -----------

    Adam Wholesalers of Dayton, Inc. also has 10,000 shares of 5%
Non-Cumulative, Non-Voting Preferred Stock, which is callable after five years of the date of issue, at any time, at the option of the Board of Directors at the redemption price of $105 per share. As of December 31, 1998, there are 1,950 shares issued and 840 shares outstanding.

    The accompanying combined financial statements have been prepared from the Adam Wholesalers, Inc. consolidated financial statements and allocation of certain costs, purchase rebates and expenses have been made. These allocations are not necessarily indicative of the costs and expenses that would have been incurred by Sash and Door on stand-alone basis (See Note 11).

    The accompanying combined financial statements are presented in accordance with generally accepted accounting principles. All significant intercompany transactions, profits, and balances between the Sash and Door entities have been eliminated.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Organization and Nature of Business--The Sash and Door business is the wholesale distribution of doors and windows for the construction and remodeling industry with principal locations in the Midwest and Midatlantic United States. In view of the nature of its products and the method of

                                     VII-35
distribution, management believes that, for the periods reported, the Sash and Door business constitutes a single industry segment.

    Sales in the Midwest approximated 55% of the total sales in both 1998 and 1997, while accounts receivable approximated 56% and 49% at December 31, 1998 and 1997, respectively. Sales in the Midatlantic approximated 45% of the total sales in both 1998 and 1997, while accounts receivable approximated 44% and 51% at December 31, 1998 and 1997, respectively. Warehouse sales were $232,661 and $226,971 for the years ending December 31, 1998 and 1997, respectively. Direct sales were $123,371 and $117,929 for the years ending December 31, 1998 and 1997, respectively.

    Accounts Receivable & Notes Receivable--Total accounts receivable and note receivable balance includes one customer for which the total outstanding balance approximated 12% and 11% of total outstanding short and long-term receivable at December 31, 1998 and 1997, respectively.

    Inventory--Inventory is valued at lower of cost or market using the last-in, first-out (LIFO) method. If the Companies had followed the first-in, first-out method (FIFO), inventories would have been $8,637 and $10,223 higher in 1998 and 1997, respectively. Cost of goods sold would have been $1,586 and $1,441 higher had the FIFO method been used in 1998 and 1997, respectively.

    Property, Plant and Equipment--Property, plant and equipment are recorded at cost. Depreciation and amortization are calculated using straight-line and accelerated methods over the estimated useful lives of the respective assets, which generally are 39 years for buildings, 15 years for building improvements and range from 3 to 7 years for machinery and equipment. Expenditures which substantially increase value or extend useful life are capitalized. Expenditures for maintenance and repairs are charged against income as incurred.

    Revenue Recognition--The Company recognizes revenue upon delivery of goods to a customer.

    Deferred Expenses--Deferred expenses consist of an asset established to record the minimum pension liability required under SFAS 87 (See Note 8).

    Miscellaneous Other Assets--Miscellaneous other assets consist primarily of prepaid pension costs.

    Fair Value of Financial Instruments--Cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses are reflected in the financial statements at fair value because of the short-term maturity of those instruments. The fair value of Sash and Door's notes payable and long-term debt is discussed in Note 4 to the combined financial statements.

    Long-Lived Assets--Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the excess of the asset's carrying amount over the value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or the fair value less cost to sell.

    Advertising and Promotions--All costs associated with advertising and promoting products are expensed in the year incurred. Advertising and promotions expense, including expense of customer rebates, was $3,134 and $2,120 in 1998 and 1997, respectively.

    Vendor Rebates--Vendors provide the Company with volume purchase rebates. Rebates applicable to the Sash and Door operations totaled $1,951 and $1,722 in 1998 and 1997, respectively. These amounts have been reflected within the accompanying financial statements.

    Accounting Policies--In 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 130 "Reporting Comprehensive Income" & No. 132, "Employers' Disclosure About Pensions and Other Postretirement Benefits." These statements, which were adopted in 1998, expand or modify disclosures and, accordingly, had no impact on the Sash and Door's financial position, results of operations or cash flows.

                                     VII-36

    Sash and Door has not completed the process of evaluating the impact that will result from adopting SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". Sash and Door is therefore unable to disclose the impact that adopting SFAS No. 133 will have on its financial position and results of operations when such statement is adopted. The statement is effective for years beginning after December 15, 1998.

    Use of Estimates--The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

3. INTERCOMPANY PAYABLE

    The Company, through its bank credit facility, provided funding for the daily operations of Sash and Door. Interest expense recognized by the respective Sash and Door entities is based on the respective entities monthly intercompany balance primarily at a rate equal to LIBOR (5.07% at December 31, 1998) plus 225 basis points and is included in the net interest expense balances within the accompanying financial statements. Net related party interest expense equaled $2,456 and $2,803 in 1998 and 1997, respectively.

4. NOTES PAYABLE AND LONG-TERM DEBT

    Note payable, totaling $70, consists of a short-term demand note due to a related party with a stated interest rate of 13%. Sash and Door's long-term debt consists of the following at December 31, 1998 and 1997:

                                                                                                   1998       1997
                                                                                                 ---------  ---------
Mortgage, secured by property, with monthly payments of $20, including interest at 8.5%,
  through 2006.................................................................................  $   1,270  $   1,402
Related Party Notes, with varying repayment terms, including interest at 6%, maturing 2002
  through 2005.................................................................................        247        297
                                                                                                 ---------  ---------
        Total..................................................................................      1,517      1,699
Less: Current maturities.......................................................................        184        171
                                                                                                 ---------  ---------
        Total..................................................................................  $   1,333  $   1,528
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    The Company has outstanding unsecured lines of credit with a bank due March 31, 1999 for which the operations of the Sash and Door business serve as a guarantee to the lines of credit.

    Principal payments on long-term debt are as follows:

1999................................................................  $     184
2000................................................................        197
2001................................................................        193
2002................................................................        198
2003................................................................        213
Remainder...........................................................        532
                                                                      ---------
    Total...........................................................  $   1,517
                                                                      ---------
                                                                      ---------

    Management believes the fair values of the notes payable and long-term debt approximates their carrying value at December 31, 1998 and 1997, since the rates approximate current rates available for debt with similar terms and maturities.

                                     VII-37

5. INCOME TAXES

    The operations of Sash and Door are included in the consolidated United States federal, state and local income tax returns of the Company. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

    The provision for income taxes are as follows:

                                                                             YEAR ENDED DECEMBER
                                                                                     31,
                                                                             --------------------
                                                                               1998       1997
                                                                             ---------  ---------
Current tax expense:
  Federal..................................................................  $   1,171  $     719
  State....................................................................        332        333
  Total current tax expense................................................      1,503      1,052
Deferred tax expense:
  Federal..................................................................        137         78
                                                                             ---------  ---------
Income tax provision.......................................................  $   1,640  $   1,130
                                                                             ---------  ---------
                                                                             ---------  ---------

    The difference between the statutory rate for federal income tax and the effective income tax rate is summarized as follows:

                                                                                    YEAR ENDED
                                                                                   DECEMBER 31,
                                                                               --------------------
                                                                                 1998       1997
                                                                               ---------  ---------
Statutory federal income tax rate............................................      34.00%     34.00%
Effect of:
  State and local taxes......................................................       8.92%      8.94%
  Miscellaneous..............................................................       1.18%      2.98%
                                                                               ---------  ---------
Effective income tax rate....................................................      44.10%     45.92%

                                     VII-38

    The components of deferred tax assets and liabilities were as follows:

                                                                                    DECEMBER 31,
                                                                                --------------------
                                                                                  1998       1997
                                                                                ---------  ---------
Deferred tax assets:
  Inventory capitalization....................................................  $     427  $     454
  Cash discounts..............................................................        154        177
  Workers compensation reserve................................................        218        268
  Other temporary differences, net............................................         53        166
                                                                                ---------  ---------
      Total deferred tax assets...............................................        852      1,065
                                                                                ---------  ---------
Deferred tax liabilities:
  Accelerated depreciation and amortization...................................       (422)      (409)
  Pension expense.............................................................       (299)      (388)
                                                                                ---------  ---------
      Total deferred tax liabilities..........................................       (721)      (797)
                                                                                ---------  ---------
Net deferred tax asset........................................................  $     131  $     268
                                                                                ---------  ---------
                                                                                ---------  ---------

6. LEASES

    Sash and Door leases some of its facilities under agreements classified as operating leases. Rent expense for the years ended December 31, 1998 and 1997 was $4,295 and $4,182, respectively, of which $2,620 was for leases with a lessor that is related to Sash and Door through common ownership in both 1998 and 1997.

    Minimum future rental payments under noncancellable operating leases having remaining terms in excess of one year as of December 31, 1998 are:

                                                                 RELATED     OTHER
YEAR ENDING DECEMBER 31,                                          PARTY     LEASES      TOTAL
--------------------------------------------------------------  ---------  ---------  ---------
1999..........................................................  $   2,620  $     392  $   3,012
2000..........................................................      2,450        413      2,863
2001..........................................................      2,348        416      2,764
2002..........................................................      2,092        418      2,510
2003..........................................................      1,595        420      2,015
Thereafter....................................................      2,601      1,899      4,500
                                                                ---------  ---------  ---------
Total minimum future rental payments..........................  $  13,706  $   3,958  $  17,664
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

7. EMPLOYEE BENEFIT PLANS

    The Company has a Voluntary Employee Beneficiary Association (VEBA) trust. The VEBA trust, Adam Wholesalers Health Benefit Plan ("Plan"), was created to provide the payment of certain employee health benefits. All active full-time employees are eligible. Adam Wholesalers, Inc. is both the sponsor and administrator of the Plan. The cost of the Plan is paid by contributions from the plan sponsor, which are based on historical benefits paid experience. The Company, through the intercompany accounts, allocates costs for the Plan to Sash and Door. All benefits are paid by the Plan directly from assets of the Plan. Benefits payable from Plan assets to any one person are limited to $130 during any one year through the use of a stop-loss insurance policy.

    Self-insurance cost for workers compensation are accrued based upon the aggregate of the liability for reported claims and an estimated liability for claims incurred but not yet reported.

                                     VII-39

8. EMPLOYEE PENSION PLANS

    Sash and Door is included in defined benefit pension plans sponsored by the Company which cover certain full-time hourly and salaried employees and certain union employees. The Company is the sponsor and administrator for these plans. The Company generally follows the policy of funding an amount between the actuarially computed maximum and minimum contributions.

    Pension expense is composed of several components that reflect various aspects of the Company's financial arrangements as well as the cost of benefits earned by employees. The components are determined using the projected unit credit actuarial cost method and are based on certain actuarial assumptions.

    The following table reconciles the Sash and Door funded status of the defined benefit plans with amounts recognized in Sash and Door's balance sheet's at December 31, 1998 and 1997:

                                                                            PENSION BENEFITS
                                                                          --------------------
                                                                            1998       1997
                                                                          ---------  ---------
Change in benefits obligation:
  Benefit obligation at beginning of year...............................  $  12,235  $  10,302
  Service cost..........................................................        640        547
  Interest cost.........................................................        859        751
  Actuarial loss........................................................        841      1,146
  Benefits paid.........................................................       (512)      (511)
                                                                          ---------  ---------
    Benefit obligation at end of year...................................     14,063     12,235
                                                                          ---------  ---------
                                                                          ---------  ---------
Change in plan assets:
  Fair value of plan assets at beginning of year........................     11,862     10,136
  Actual return on plan assets..........................................      1,305      1,644
  Employer contributions................................................        241        593
  Benefits paid.........................................................       (512)      (511)
                                                                          ---------  ---------
    Fair value of plan assets at end of year............................     12,896     11,862
                                                                          ---------  ---------
                                                                          ---------  ---------
Funded status...........................................................     (1,167)      (373)
Unrecognized net actuarial loss.........................................      1,661      1,100
Unrecognized prior service cost.........................................        291        336
Unrecognized net obligation at date of initial application..............         61         82
Amount required to recognize minimum liability..........................       (518)      (398)
                                                                          ---------  ---------
    Net amount recognized...............................................  $     328  $     747
                                                                          ---------  ---------
                                                                          ---------  ---------
Amounts recognized in the balance sheets consist of:
  Prepaid benefit cost..................................................  $     457  $     857
  Accrued benefit liability.............................................       (647)      (509)
  Intangible asset......................................................        122        165
  Accumulated other comprehensive income................................        396        234
                                                                          ---------  ---------
    Net amount recognized...............................................  $     328  $     747
                                                                          ---------  ---------
                                                                          ---------  ---------

    The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for pension plans with an accumulated benefit obligation in excess of plan assets were $1,543, $1,543 and $1,415 respectively, for 1998 and $1,146, $1,146 and $1,035, respectively, for 1997.

                                     VII-40

    Assumptions used in the accounting were as follows:

                                                                                1998       1997
                                                                              ---------  ---------
Discount rate...............................................................      6.75%      7.25%
Rate of increase in compensation levels.....................................      4.50%      4.50%
Expected return on plan assets..............................................      8.50%      8.50%
Components of net periodic benefit cost:
  Service cost..............................................................  $     640  $     547
  Interest cost.............................................................        859        751
  Expected return on assets.................................................     (1,036)      (853)
  Amortization of prior service cost........................................         45         45
  Amortization of unrecognized net obligation...............................         21         21
  Recognized net actuarial loss.............................................         11         11
                                                                              ---------  ---------
    Net periodic benefit cost...............................................  $     540  $     522
                                                                              ---------  ---------
                                                                              ---------  ---------

    Benefits under some of the plans covering hourly and union employees are not based on wages and therefore future wage adjustments have no effect on the projected benefit obligation for these hourly plans.

9. MULTI-EMPLOYER PENSION PLANS

    Sash and Door contributes to several multi-employer pension plans. These plans cover substantially all of its Teamster and Carpenters Union employees. Amounts charged to pension expense and contributed (or to be contributed) to the plans for the Sash and Door Business in 1998 and 1997 totaled $401 and $336, respectively.

10. COMMITMENTS AND CONTINGENCIES

    Sash and Door is involved in litigation incidental to its business. Such litigation is not considered by management to be significant.

    Andersen Corporation ("Andersen"), whose products accounted for net sales for Sash and Door of 43% and 42% in 1998 and 1997, respectively, distributes its products only through independent distributors such as the Company. The agreements with Andersen provide that Andersen can terminate any of the distributorships at any time upon a 60-day notice. A termination or significant modification of the distribution relationship with Andersen could have a material adverse effect on revenues and earnings.

11. RELATED PARTY TRANSACTIONS

    Sash and Door is part of Adam Wholesalers, Inc. business of wholesale distribution of doors and windows for the construction and remodeling industry, and distribution of various other building products. As part of this process, Sash and Door received and shipped product among various Adam Wholesalers, Inc. subsidiaries. Included in the accompanying financial statements are the following related party transactions:

                                                                               1998       1997
                                                                             ---------  ---------
Purchases..................................................................  $   3,439  $   3,800
Sales......................................................................        927        500
Accounts Receivable........................................................        158        263
Accounts Payable...........................................................        172        141

                                     VII-41

    The Company has allocated a portion of total Company management expenses incurred to Sash and Door based on a defined percentage of annual cost of sales. The amount, which approximated $3,636 and $4,756 in 1998 and 1997, respectively, is included within "Operating Expenses" in the statements of operations, retained earnings and comprehensive income. In the opinion of management, such allocation method is reasonable to cover the services provided to Sash and Door; however, it is not necessarily indicative of what Sash and Door would have incurred on a stand-alone basis.

12. SUBSEQUENT EVENTS

    Effective January 1, 1999, the Company entered into an Asset Purchase Agreement (the "Agreement") with Morgan, whereby Morgan will purchase certain assets and assume certain liabilities. The closing date for the Agreement was February 19, 1999.

    On March 10, 1999 Andersen announced the intent to purchase Morgan.

                                  * * * * * *

                                     VII-42

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

    The following sets forth the Company's Unaudited Pro Forma Statement of Operations and the Company's Unaudited Pro Forma Balance Sheet, in each case giving effect to the acquisition of the Sash and Door Business of Adam Wholesalers, Inc. ("Adam Acquisition") described in Note 1 hereto as if the acquisition had been consummated as of January 1, 1998 (in the case of the Unaudited Pro Forma Statement of Operations) and on December 31, 1998 (in the case of the Unaudited Pro Forma Balance Sheet). The Unaudited Pro Forma Financial Statements of the Company do not purport to present the financial position or results of operations of the Company had the acquisition assumed herein occurred on the dates indicated, nor are they necessarily indicative of the results of operations which may be expected to occur in the future.

    The Adam Acquisition will be accounted for by the Company as a purchase whereby the basis of accounting for Adam's assets and liabilities will be based upon their fair value at the date of the Acquisition. Pro forma adjustments, including the preliminary purchase price allocation resulting from the Adam Acquisition as described in Note 1 of the Notes to the Unaudited Pro Forma Financial Statements, represent the Company's preliminary determination of these adjustments and are based upon preliminary information, assumptions and operating decisions which the Company considers reasonable under the circumstances. Final amounts may differ from those set forth herein.

    On March 10, 1999, Morgan entered into an Agreement of Merger with Andersen Windows and its wholly-owned subsidiary, Andersen Sub, pursuant to which Andersen Sub and Morgan will be merged, resulting in Morgan, as the surviving corporation, becoming a wholly-owned subsidiary of Andersen Windows. The consideration to be received by Morgan's stockholders in the Merger will be $4.00 per share of Morgan common stock, subject to adjustment until the effective date of closing, under certain limited circumstances. The Merger is subject to, among other things, approval of the stockholders of Morgan and the applicable regulatory agencies. This pending transaction has not been reflected in the Unaudited Pro Forma Financial Statements.

                                     VII-43

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                      PRO FORMA    PRO FORMA
                                                                MORGAN      ADAM     ADJUSTMENTS   COMBINED
                                                               ---------  ---------  -----------  -----------
Net sales....................................................    383,151    356,956                  740,107
Cost of goods sold...........................................    328,569    291,060       1,395   )(5    621,024
                                                               ---------  ---------  -----------  -----------
    Gross profit.............................................     54,582     65,896      (1,395)     119,083
                                                               ---------  ---------  -----------  -----------
Operating expenses...........................................     51,636     59,749         420(4)    111,805
                                                               ---------  ---------  -----------  -----------
Operating income.............................................      2,946      6,147      (1,815)       7,278
                                                               ---------  ---------  -----------  -----------
Other income (expense):
    Interest.................................................     (2,427)    (2,940)     (1,202)(6)     (6,569)
    Other....................................................        378        511          --          889
                                                               ---------  ---------  -----------  -----------
                                                                  (2,049)    (2,429)     (1,202)      (5,680)
Income before income taxes...................................        897      3,718      (3,017)       1,598
Provision (benefit) for income taxes.........................       (104)     1,640      (1,640)(7)       (104)
                                                               ---------  ---------  -----------  -----------
Net income...................................................      1,001      2,078      (1,377)       1,702
                                                               ---------  ---------  -----------  -----------
Basic earnings per common share..............................       0.10                                0.16
                                                               ---------                          -----------
Diluted earnings per common share............................       0.10                                0.16
                                                               ---------                          -----------
Basic shares outstanding.....................................     10,359                              10,359
                                                               ---------                          -----------
Diluted shares outstanding...................................     10,389                              10,389
                                                               ---------                          -----------

                                     VII-44

                       UNAUDITED PRO FORMA BALANCE SHEET

                               DECEMBER 31, 1998

                                 (IN THOUSANDS)

                                                                                          PRO FORMA    PRO FORMA
                                                                    MORGAN      ADAM     ADJUSTMENTS   COMBINED
                                                                   ---------  ---------  -----------  -----------
Assets
Current Assets
  Cash and cash equivalents......................................      3,650        371        (371)(1)      3,650
  Accounts receivable, net.......................................     31,594     31,749     (31,749)(1)     31,594
  Inventories....................................................     34,290     34,504       6,133(1)     74,927
  Deferred income taxes..........................................         --        834        (834)(1)         --
  Other current assets...........................................        507        630        (630)(1)        507
                                                                   ---------  ---------  -----------  -----------
    Total current assets.........................................     70,041     68,088     (27,451)     110,678
                                                                   ---------  ---------  -----------  -----------
                                                                   ---------  ---------  -----------  -----------
Property, Plant and Equipment, net...............................      8,274      5,929       966(1)      15,169
Goodwill, net....................................................      6,222         --     8,000(3)      14,222
Other Assets.....................................................      7,926      4,464      (3,964)(8)      8,426
                                                                   ---------  ---------  -----------  -----------
    Total Assets.................................................     92,463     78,481     (22,449)     148,495
                                                                   ---------  ---------  -----------  -----------
                                                                   ---------  ---------  -----------  -----------
Liabilities and Stockholders' Equity
Current Liabilities:
  Short-term debt................................................         --         70         (70)(1)         --
  Current maturities of long-term debt...........................      1,196        184        (184)(1)      1,196
  Intercompany payable...........................................         --     24,198     (24,198)(1)         --
  Accounts payable...............................................     16,725      7,312      (7,312)(1)     16,725
  Other current liabilities......................................      7,467      4,221      (2,271)(9)      9,417
                                                                   ---------  ---------  -----------  -----------
    Total current liabilities....................................     25,388     35,985     (34,035)      27,338
                                                                   ---------  ---------  -----------  -----------
Long-Term Obligations............................................     23,632      2,683      51,399 (10     77,714
                                                                   ---------  ---------  -----------  -----------
Stockholders' Equity
  Common stock...................................................      1,036      5,752      (5,752)       1,036
  Preferred Stock................................................         --        104        (104)          --
  Accumulated other comprehensive income.........................         --       (396)        396           --
  Paid-in capital................................................     43,424         --          --       43,424
  Retained earnings (accumulated deficit)........................       (969)    37,424     (37,424)        (969)
                                                                   ---------  ---------  -----------  -----------
                                                                      43,491     42,884     (42,884)      43,491
                                                                   ---------  ---------  -----------  -----------
  Treasury stock.................................................        (48)    (3,071)      3,071          (48)
                                                                   ---------  ---------  -----------  -----------
    Total stockholders' equity...................................     43,443     39,813     (39,813)(1)     43,443
                                                                   ---------  ---------  -----------  -----------
  Total Liabilities and Stockholders' Equity.....................     92,463     78,481     (22,449)     148,495
                                                                   ---------  ---------  -----------  -----------
                                                                   ---------  ---------  -----------  -----------

                                     VII-45

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

    1. The Company's Unaudited Pro Forma Financial Statements assume the Adam Acquisition occurred (1) as of January 1, 1998 for the purposes of the Unaudited Pro Forma Statements of Operations and (2) on December 31, 1998 for purposes of the Unaudited Pro Forma Balance Sheet:

    Under the terms of the Asset Purchase Agreement, certain assets of Adam were excluded and certain liabilities were not assumed. Accordingly, the pro forma adjustments reflect decreases in cash ($371), accounts receivable ($31,749), deferred income taxes ($834), other current assets ($630), other assets ($4,464), short-term debt ($70), current maturities of long term debt ($184), intercompany payables ($24,198), accounts payable ($7,312), other current liabilities ($4,221), long-term debt ($2,683) along with a corresponding increase to Adam's stockholder's equity ($620).

    The Adam Acquisition was financed through borrowings of $54,282 under the Company's existing credit facility.

    The excess of cost over fair value of net assets acquired resulting from the preliminary purchase price allocation is assumed to be as follows:

Pro forma purchase price
  Purchase price per the Asset Purchase Agreement...................  $  53,782
  Additional purchase price granted in lieu of stock options........        300
  Acquisition costs.................................................        200
                                                                      ---------
    Total pro forma purchase price..................................     54,282
                                                                      ---------

Proforma historical net book value of assets acquired Book value
perhistorical financial statements                                       39,813
  Net assets and liabilities excluded as described above............        620
                                                                      ---------
    Total pro forma historical net book value of assets acquired....     40,433
                                                                      ---------

Excess of purchase price over net book value of assets acquired.....     13,849
  Allocated to:
    Inventories.....................................................      6,133
    Machinery and equipment.........................................        966
    Intangible assets...............................................        500
                                                                      ---------
Remaining excess of cost over fair value of net assets acquired
(goodwill)..........................................................  $   6,250
                                                                      ---------
                                                                      ---------

    The foregoing preliminary purchase price allocation is based on available information and certain assumptions the Company considers reasonable. The final purchase price allocation will be based upon a determination of the fair value of the net assets acquired at the date of the Adam Acquisition as determined by valuations or other studies. The final purchase price allocation may differ from the preliminary allocation.

    2. In conjunction with the Adam Acquisition, Morgan has established opening balance sheet reserves in accordance with EITF 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination," in the amount of $3,000, which represents estimated costs principally for facilities consolidation and severance. Accordingly, an additional $3,000 has been included within Other Current Liabilities and Goodwill.

                                     VII-46

    3. The pro forma adjustment to goodwill assumes:

Excess of cost over the fair value of net assets acquired...........  $   6,250
Establishment of opening balance sheet reserves.....................      1,750
                                                                      ---------
                                                                      $   8,000
                                                                      ---------
                                                                      ---------

    4. The pro forma adjustment to reflect the effect of the preliminary purchase price allocation on cost of goods sold and general and administrative expense assumes:

Cost of goods sold --
Depreciation of amounts allocated to machinery and equipment over 5
  years..............................................................  $     193
                                                                       ---------
                                                                       ---------
General and administrative expenses --
Amortization of amounts allocated to other intangible assets over 5
  years..............................................................        100
Amortization of goodwill over 25 years...............................        320
                                                                       ---------
                                                                       $     420
                                                                       ---------
                                                                       ---------

    5. The Company has elected the FIFO inventory method for the costing of inventory; as such, the LIFO effect on cost of goods sold of $1,586 for the year ended December 31, 1998 was eliminated.

    6. The pro forma adjustment to interest expense assumes: Additional interest expense related to $54,282 of net additional borrowings under the Company's credit
facility............................................................................  $   4,142
Elimination of Adam's interest expense..............................................     (2,940)
                                                                                      ---------
                                                                                      $   1,202
                                                                                      ---------
                                                                                      ---------

    Interest expense is calculated assuming a rate of 7.63% at the date of the Adam Acquisition. A 1/8 percent increase (or decrease) in such rate would increase (or decrease) annual interest expense by approximately $70.

    7. The pro forma adjustment to the provision for income taxes assumes no federal or state income taxes as income would be offset by the Company's existing net operating loss position.

    8. The pro forma adjustment to other assets assumes:

Eliminate excluded assets in the Asset Purchase Agreement..........................  $  (4,464)
Record certain intangible assets...................................................        500
                                                                                     ---------
                                                                                     $  (3,964)
                                                                                     ---------
                                                                                     ---------

    9. The pro forma adjustment to other current liabilities assumes:

Eliminate excluded liabilities in the Asset Purchase Agreement.....................  $  (4,221)
Establishment of opening balance sheet reserves....................................      1,750
Acquisition transaction costs......................................................        200
                                                                                     ---------
                                                                                     $  (2,271)
                                                                                     ---------
                                                                                     ---------

                                     VII-47

    In connection with the acquisition of Adam, Morgan recorded a restructuring charge of $1,750. The restructuring initiatives involve the consolidation of three of Adam's facilities in territories in which Morgan currently has operations resulting in a workforce reduction of approximately 100 employees. The elements of the restructuring charge, all of which are expected to result in cash outlays, include $750 for lease payments through the year 2010, $650 for employee severance and termination benefits, and $350 for relocation costs. It is expected that the restructuring actions will be substantially completed by the end of fiscal 2000.

    10. The pro forma adjustment to long-term obligations assumes:

    Record net additional borrowings under the Company's credit facility:

Cash purchase price to seller..............................................  $  53,782
Eliminate excluded debt in the Asset Purchase Agreement....................     (2,683)
Additional purchase price granted in lieu of stock options.................        300
                                                                             ---------
                                                                             $  51,399
                                                                             ---------
                                                                             ---------

    11. As a result of the acquisition of Adam on February 19, 1999, the Company determined that Adam's management information system was a better strategic fit for the combined businesses. Accordingly, the Company will take a charge of approximately $2.5 million during the first quarter of 1999 relating to the write-off of the costs incurred for the implementation of the proposed new Morgan system. The pro forma disclosure does not include this charge due to its non-recurring nature.

                                     VII-48

                               INDEX TO EXHIBITS

 EXHIBIT NO.                                                  DESCRIPTION
---------------  -----------------------------------------------------------------------------------------------------
           1     Consent of Deloitte & Touche LLP

           2     Agreement between Kentucky State District Council of Carpenters for and on behalf of Local 2501 and
                 Adam Wholesalers, Inc. dated July 21, 1998--July 21, 2001.

           3     Agreement between Adam Wholesalers of Dayton, Inc. and Millmen's Local 684 of the United Brotherhood
                 of Carpenters and Joiners of America, Great Lakes Regional Industrial Council dated May 1, 1998 to
                 April 30, 2001.

           4     Agreement between Adam Wholesalers, Indianapolis, Inc. or its successors, and the Chauffeurs,
                 Teamsters, Warehousemen and Helpers, Local Union No. 135, of Indianapolis, Indiana, affiliated with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America, or its
                 successors, for the period March 3, 1996 to and including February 26, 2000.

           5     Contract between Adam Wholesalers of Cincinnati, Inc., United Brotherhood of Carpenters and Joiners
                 of America, AFL-CIO, Local Union 415, Industrial, Ohio Carpenters Industrial Council Great Lakes
                 Regional Industrial Council dated November 21, 1995.

           6     Collective Bargaining Agreement between Adam Wholesalers and Teamsters Local Union No. 676 dated
                 August 9, 1996 through August 8, 1999.

           7     Agreement by and between Adam Wholesalers of Toledo, Inc. and Millmen's Local Union No. 1359 (U.B. of
                 C. & J. of A.) Affiliated with the Great Lakes Regional Industrial Council effective May 1, 1997 to
                 April 30, 2000.

           8     Agreement by and between Adam Wholesalers of Toledo, Inc. and Teamsters Union Local No. 20,
                 affiliated with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers
                 effective May 1, 1997 to April 30, 2001.

           9     Agreement by and between Adam Wholesalers, Inc., or its successors, and the Construction, Building
                 Material, Ice and Coal, Laundry and Dry Cleaning, Meat and Food Products Drivers, Helpers,
                 Warehousemen, Yardmen, Salesmen and Allied Workers, Local Union No. 682, affiliated with the
                 International Brotherhood of Teamsters, or its successors, dated May 1, 1996 as extended by that certain memorandum of agreement by and between Teamsters Local 682, St. Louis Missouri and Morgan
                 Products Ltd. dated May 13, 1999.

          10     Collective Bargaining Agreement between Carpenters' District Council of Greater St. Louis and Adam
                 Wholesalers, Inc. Effective: May 1, 1998--April 30, 2001.

          11     Agreement between Morgan Products Ltd. Morgan Distribution Division Decatur Distribution Center
                 Decatur, Illinois and Teamster Local No. 279 of Decatur, Illinois Affiliated with the International
                 Brotherhood of Teamsters AFL-CIO dated July 15, 1998.

          12     Agreement by and between Morgan Products Ltd. and the United Paperworkers International Union, Region
                 IX, AFL-CIO, Local No. 7828 as extended by that certain memorandum of agreement between the United
                 Paperworkers International Union Region IX, AFL-CIO, Local No. 7828, Decatur Illinois and Morgan
                 Distribution, A Division of Morgan Products Ltd. dated December 3, 1998.

                                     VII-49

                 (This page has been left blank intentionally.)



                                     VII-50

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                  FORM 8-K/A-3

                          AMENDMENT TO CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 19, 1999

                             ---------------------

                              MORGAN PRODUCTS LTD.

               (Exact Name of Registrant as Specified in Charter)

           Delaware                       06-1095650
 (State or Other Jurisdiction          (I.R.S. Employer
      of Incorporation)              Identification No.)

                         Commission File Number 1-9843

                469 McLaws Circle, Williamsburg, Virginia 23185
              (Address of Principal Executive Offices) (Zip Code)

                                 (757) 564-1700

              (Registrant's telephone number, including area code)

                            ------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     VII-51

    The undersigned registrant hereby amends the following items of its Current Report on Form 8-K filed March 3, 1999.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    The registrant hereby replaces Item 7 of the registrant's Current Report on Form 8-K filed on March 3, 1999 (as amended by the registrant's amendments to the Current Report on Form 8-K/A filed on April 5, 1999 and Form 8-K/A-2 filed on June 3, 1999) with the following financial statements and pro forma financial information:

    (a) Financial Statements of Business Acquired

       The following financial statements of Sash and Door Business of Adam Wholesalers, Inc. are attached hereto as Appendix A:

       1.  Report of Independent Accountants

       2.  Combined Balance Sheets at December 31, 1998 and 1997

       3. Combined Statements of Operations, Retained Earnings, and Comprehensive Income for the two years ended December 31, 1998

       4. Combined Statements of Cash Flows for the two years ended December 31, 1998

       5.  Notes to Combined Financial Statements

    (b) Pro Forma Financial Information.

       The following pro forma financial information is attached hereto as Appendix B:

       1. Unaudited Pro Forma Statement of Operations for the year ended December 31, 1998

       2.  Unaudited Pro Forma Balance Sheet at December 31, 1998

       3.  Notes to Unaudited Pro Forma Financial Statements.

    (c) Exhibits

       1.  Consent of Deloitte & Touche LLP

       *2. Agreement between Kentucky State District Council of Carpenters for and on behalf of Local 2501 and Adam Wholesalers, Inc. dated July 21, 1998 through July 21, 2001.

       *3. Agreement between Adam Wholesalers of Dayton, Inc. and Millmen's Local 684 of the United Brotherhood of Carpenters and Joiners of America, Great Lakes Regional Industrial Council dated May 1, 1998 to April 30, 2001.

       *4. Agreement between Adam Wholesalers, Indianapolis, Inc. or its successors, and the Chauffeurs, Teamsters, Warehousemen and Helpers, Local Union No. 135, of Indianapolis, Indiana, affiliated with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America, or its successors, for the period March 3, 1996 to and including February 26, 2000.

       *5. Contract between Adam Wholesalers of Cincinnati, Inc., United Brotherhood of Carpenters and Joiners of America, AFL-CIO, Local Union 415, Industrial, Ohio Carpenters Industrial Council Great Lakes Regional Industrial Council dated November 21, 1995.

       *6. Collective Bargaining Agreement between Adam Wholesalers and Teamsters Local Union No. 676 dated August 9, 1996 through August 8, 1999.

                                     VII-52

       *7. Agreement by and between Adam Wholesalers of Toledo, Inc. and Millmen's Local Union No. 1359 (U.B. of C. & J. of A.) Affiliated with the Great Lakes Regional Industrial Council effective May 1, 1997 to April 30, 2000.

       *8. Agreement by and between Adam Wholesalers of Toledo, Inc. and Teamsters Union Local No. 20, affiliated with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers effective May 1, 1997 to April 30, 2001.

       *9. Agreement by and between Adam Wholesalers, Inc., or its successors, and the Construction, Building Material, Ice and Coal, Laundry and Dry Cleaning, Meat and Food Products Drivers, Helpers, Warehousemen, Yardmen, Salesmen and Allied Workers, Local Union No. 682, affiliated with the International Brotherhood of Teamsters, or its successors, dated May 1, 1996 as extended by that certain memorandum of agreement by and between Teamsters Local 682, St. Louis Missouri and Morgan Products Ltd. dated May 13, 1999.

      *10. Collective Bargaining Agreement between Carpenters' District Council of Greater St. Louis and Adam Wholesalers, Inc. effective May 1, 1998 through April 30, 2001.

      *11. Agreement between Morgan Products Ltd. Morgan Distribution Division Decatur Distribution Center Decatur, Illinois and Teamster Local No. 279 of Decatur, Illinois Affiliated with the International Brotherhood of Teamsters AFL-CIO dated July 15, 1998.

      *12. Agreement by and between Morgan Products Ltd. and the United Paperworkers International Union, Region IX, AFL-CIO, Local No. 7828 as extended by that certain memorandum of agreement between the United Paperworkers International Union Region IX, AFL-CIO, Local No. 7828, Decatur Illinois and Morgan Distribution, A Division of Morgan Products Ltd. dated December 3, 1998.

------------------------

* Previously filed with Amendment No. 2, filed on June 3, 1999, to the Current Report on Form 8-K filed on March 3, 1999.

                                     VII-53

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                MORGAN PRODUCTS LTD.

                                By:  /s/ MITCHELL J. LAHR
                                     ------------------------------------------
                                     Mitchell J. Lahr
                                     Vice President, Chief Financial Officer
                                     and Secretary

Date: June 18, 1999

                                     VII-54

                          INDEPENDENT AUDITORS' REPORT

To the Management of
Adam Wholesalers, Inc.

    We have audited the combined balance sheets of the Sash and Door Business of Adam Wholesalers, Inc. ("Sash and Door") as of December 31, 1998 and 1997, and the related combined statements of operations, retained earnings, and comprehensive income and of cash flows for the years then ended. These statements are the responsibility of Adam Wholesalers, Inc. management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    As described in Note 1, the combined financial statements referred to above have been prepared from the Adam Wholesalers, Inc. consolidated financial statements and allocations of certain costs and expenses have been made. These allocations are not necessarily indicative of the cost and expenses that would have been incurred by Sash and Door on a stand-alone basis.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sash and Door as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Cincinnati, Ohio

March 15, 1999

                                     VII-55

                SASH AND DOOR BUSINESS OF ADAM WHOLESALERS, INC.

                            COMBINED BALANCE SHEETS

                           DECEMBER 31, 1998 AND 1997

                               (AMOUNTS IN 000'S)

ASSETS                                                                                             1998       1997
                                                                                                 ---------  ---------
CURRENT ASSETS:
  Cash.........................................................................................  $     371  $     223
  Accounts receivable (less allowance for doubtful accounts of $761 in 1998 and $860 in 1997)       31,749     30,537
  Inventories, net of LIFO reserve of $8,637 in 1998 and $10,223 in 1997.......................     34,504     39,762
  Deferred income taxes (Note 5)...............................................................        834      1,010
  Prepaid expenses.............................................................................        630        789
                                                                                                 ---------  ---------
    Total current assets.......................................................................     68,088     72,321
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
PROPERTY, PLANT AND EQUIPMENT (Notes 2, 4):
  Land and improvements........................................................................        324        458
  Buildings and improvements...................................................................      4,151      4,151
  Transportation and machinery.................................................................     11,762     11,194
  Office and computer equipment................................................................      2,172      1,775
  Furniture and fixtures.......................................................................      1,495      1,474
                                                                                                 ---------  ---------
    Total......................................................................................     19,904     19,052
  Less accumulated depreciation................................................................    (13,975)   (13,339)
                                                                                                 ---------  ---------
  Property, plant and equipment, net...........................................................      5,929      5,713
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
OTHER ASSETS:
  Notes receivable--trade......................................................................      3,827        899
  Deferred expenses (Notes 2,8)................................................................        122        165
  Miscellaneous (Notes 2,8)....................................................................        515      1,158
                                                                                                 ---------  ---------
    Total other assets.........................................................................      4,464      2,222
                                                                                                 ---------  ---------
TOTAL..........................................................................................  $  78,481  $  80,256
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------


LIABILITIES AND SHAREHOLDERS' EQUITY                                                               1998       1997
                                                                                                 ---------  ---------
CURRENT LIABILITIES:
  Note payable (Note 4)........................................................................  $      70  $      70
  Current maturities of long-term debt (Note 4)................................................        184        171
  Intercompany payable (Note 3)................................................................     24,198     30,165
  Federal income taxes payable.................................................................      1,082        346
  Accounts payable.............................................................................      7,312      6,127
  Accrued Liabilities:
    Salaries and wages.........................................................................      1,354      1,110
    Payroll taxes and other benefits...........................................................        890        897
    Income and other taxes.....................................................................        709        594
    Other......................................................................................        186        100
                                                                                                 ---------  ---------
      Total current liabilities................................................................     35,985     39,580
                                                                                                 ---------  ---------
DEFERRED INCOME TAXES (NOTE 5).................................................................        703        742
                                                                                                 ---------  ---------
LONG-TERM DEBT (less current maturities) (Note 4)..............................................      1,333      1,528
                                                                                                 ---------  ---------
PENSION (Note 8)...............................................................................        647        509
                                                                                                 ---------  ---------
GUARANTEES, COMMITMENTS AND CONTINGENCIES (Notes 4, 10)
SHAREHOLDERS' EQUITY:
  Common stock.................................................................................      5,752      5,752
  Preferred stock..............................................................................        104        104
  Accumulated other comprehensive income.......................................................       (396)      (234)
  Retained earnings............................................................................     37,424     35,346
  Less treasury stock..........................................................................     (3,071)    (3,071)
                                                                                                 ---------  ---------
    Total shareholders' equity.................................................................     39,813     37,897
                                                                                                 ---------  ---------
      TOTAL....................................................................................  $  78,481  $  80,256
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

                  See notes to combined financial statements.

                                     VII-56

                SASH AND DOOR BUSINESS OF ADAM WHOLESALERS, INC.

            COMBINED STATEMENTS OF OPERATIONS, RETAINED EARNINGS AND

      COMPREHENSIVE INCOME FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                               (AMOUNTS IN 000'S)

                                                                                               1998        1997
                                                                                            ----------  ----------
NET SALES (Notes 2,11)....................................................................  $  356,956  $  345,406
COST OF SALES (Notes 1,11)................................................................     291,060     279,547
                                                                                            ----------  ----------
GROSS PROFIT..............................................................................      65,896      65,859
OPERATING EXPENSES (Notes 1,11)...........................................................      59,749      60,580
                                                                                            ----------  ----------
INCOME FROM OPERATIONS....................................................................       6,147       5,279
                                                                                            ----------  ----------
OTHER INCOME (EXPENSE):
  Other income............................................................................         511         393
  Interest expense (Note 3)...............................................................      (2,940)     (3,210)
                                                                                            ----------  ----------
    Total other income (expense)..........................................................      (2,429)     (2,817)
                                                                                            ----------  ----------
INCOME BEFORE PROVISION FOR INCOME TAXES..................................................       3,718       2,462
PROVISION FOR INCOME TAXES................................................................       1,640       1,130
                                                                                            ----------  ----------
NET INCOME................................................................................       2,078       1,332
RETAINED EARNINGS, BEGINNING OF YEAR......................................................      35,346      34,014
                                                                                            ----------  ----------
RETAINED EARNINGS, END OF YEAR............................................................  $   37,424  $   35,346
                                                                                            ----------  ----------
                                                                                            ----------  ----------
OTHER COMPREHENSIVE INCOME -
  Minimum pension liability adjustment....................................................        (162)       (234)
                                                                                            ----------  ----------
COMPREHENSIVE INCOME......................................................................  $    1,916  $    1,098
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                  See notes to combined financial statements.

                                     VII-57

                       COMBINED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                               (AMOUNTS IN 000'S)

                                                                                                   1998       1997
                                                                                                 ---------  ---------
 CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income....................................................................................  $   2,078  $   1,332
 Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation...............................................................................      1,105        972
    Gain on sale of property, plant and equipment..............................................       (200)       (22)
    Deferred income taxes......................................................................         65      1,659
    Change in assets and liabilities:
      Accounts receivable......................................................................     (1,212)     3,963
      Notes receivable--trade..................................................................     (2,928)      (490)
      Inventory................................................................................      5,258      1,504
      Prepaid expenses.........................................................................        159       (449)
      Other assets.............................................................................        734       (651)
      Accounts payable.........................................................................      1,921     (1,701)
      Accrued expenses.........................................................................        438        425
                                                                                                 ---------  ---------
        Net cash provided by operating activities..............................................      7,418      6,542
                                                                                                 ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from sale of property, plant and equipment...........................................        214         24
 Capital expenditures..........................................................................     (1,335)      (851)
                                                                                                 ---------  ---------
        Net cash used in investing activities..................................................     (1,121)      (827)
                                                                                                 ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Payments on related party notes...............................................................        (50)       (49)
 Net payments to Parent........................................................................     (5,967)    (5,631)
 Repayment of long-term debt...................................................................       (132)       (94)
                                                                                                 ---------  ---------
        Net cash used in financing activities..................................................     (6,149)    (5,774)
                                                                                                 ---------  ---------
NET CHANGE IN CASH.............................................................................        148        (59)
CASH, Beginning of year........................................................................        223        282
                                                                                                 ---------  ---------
CASH, End of year..............................................................................  $     371  $     223
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

                  See notes to combined financial statements.

                                     VII-58

                SASH AND DOOR BUSINESS OF ADAM WHOLESALERS, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                               (DOLLARS IN 000'S)

1. BASIS OF PRESENTATION

    On February 19, 1999, Adam Wholesalers, Inc. and certain subsidiaries (the "Company") sold certain assets and specific liabilities of the Company's sash and door businesses ("Sash and Door") to Morgan Products, Ltd. ("Morgan") (see
Note 12). The Company's Sash and Door business is comprised of the financial results of the thirteen subsidiaries of Adam Wholesalers, Inc. listed below. The authorized, issued and outstanding common shares of the thirteen subsidiaries at December 31, 1998 are as follows:

                                                                                                  COMMON      TREASURY
                                                           AUTHORIZED    ISSUED    OUTSTANDING     STOCK        STOCK
                                                           -----------  ---------  -----------  -----------  -----------
Adam Wholesalers of Louisville, Inc......................       1,000         600         600    $     300
Adam Wholesalers of Cincinnati, Inc......................       3,000       2,290       2,140          991    $     276
Adam Wholesalers of Indianapolis, Inc....................       1,000         400         369          400          253
Adam Wholesalers of Toledo, Inc..........................       1,000         905         862          432           26
Adam Wholesalers of Dayton, Inc..........................       1,000         568         230           36        2,284
Adam Wholesalers of Nitro, Inc...........................      10,000       5,250       5,250          642
Adam Wholesalers of St. Louis, Inc.......................       1,000         784         704          750          232
Adam Wholesalers of Denver, Inc..........................      50,000       1,000       1,000          600
Adam Wholesalers of Phoenix, Inc.........................      50,000      10,000      10,000        1,000
Adam Wholesalers of Kirkwood, Inc........................         100         100         100            1
Adam Wholesalers of Carlisle, Inc........................       5,000         100         100
Adam Wholesalers of Woodbury Heights, Inc................       5,000         100         100          100
Adam Wholesalers of Lynchburg, Inc.......................       5,000         500         500          500
                                                           -----------  ---------  -----------  -----------  -----------
Total....................................................                                        $   5,752    $   3,071
                                                                                                -----------  -----------
                                                                                                -----------  -----------

    Adam Wholesalers of Dayton, Inc. also has 10,000 shares of 5%
Non-Cumulative, Non-Voting Preferred Stock, which is callable after five years of the date of issue, at any time, at the option of the Board of Directors at the redemption price of $105 per share. As of December 31, 1998, there are 1,950 shares issued and 840 shares outstanding.

    The accompanying combined financial statements have been prepared from the Adam Wholesalers, Inc. consolidated financial statements and allocation of certain costs, purchase rebates and expenses have been made. These allocations are not necessarily indicative of the costs and expenses that would have been incurred by Sash and Door on stand-alone basis (See Note 11).

    The accompanying combined financial statements are presented in accordance with generally accepted accounting principles. All significant intercompany transactions, profits, and balances between the Sash and Door entities have been eliminated.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Organization and Nature of Business--The Sash and Door business is the wholesale distribution of doors and windows for the construction and remodeling industry with principal locations in the Midwest and Midatlantic United States. In view of the nature of its products and the method of

                                     VII-59
distribution, management believes that, for the periods reported, the Sash and Door business constitutes a single industry segment.

    Sales in the Midwest approximated 55% of the total sales in both 1998 and 1997, while accounts receivable approximated 56% and 49% at December 31, 1998 and 1997, respectively. Sales in the Midatlantic approximated 45% of the total sales in both 1998 and 1997, while accounts receivable approximated 44% and 51% at December 31, 1998 and 1997, respectively. Warehouse sales were $232,661 and $226,971 for the years ending December 31, 1998 and 1997, respectively. Direct sales were $123,371 and $117,929 for the years ending December 31, 1998 and 1997, respectively.

    Accounts Receivable & Notes Receivable--Total accounts receivable and note receivable balance includes one customer for which the total outstanding balance approximated 12% and 11% of total outstanding short and long-term receivable at December 31, 1998 and 1997, respectively.

    Inventory--Inventory is valued at lower of cost or market using the last-in, first-out (LIFO) method. If the Companies had followed the first-in, first-out method (FIFO), inventories would have been $8,637 and $10,223 higher in 1998 and 1997, respectively. Cost of goods sold would have been $1,586 and $1,441 higher had the FIFO method been used in 1998 and 1997, respectively.

    Property, Plant and Equipment--Property, plant and equipment are recorded at cost. Depreciation and amortization are calculated using straight-line and accelerated methods over the estimated useful lives of the respective assets, which generally are 39 years for buildings, 15 years for building improvements and range from 3 to 7 years for machinery and equipment. Expenditures which substantially increase value or extend useful life are capitalized. Expenditures for maintenance and repairs are charged against income as incurred.

    Revenue Recognition--The Company recognizes revenue upon delivery of goods to a customer.

    Deferred Expenses--Deferred expenses consist of an asset established to record the minimum pension liability required under SFAS 87 (See Note 8).

    Miscellaneous Other Assets--Miscellaneous other assets consist primarily of prepaid pension costs.

    Fair Value of Financial Instruments--Cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses are reflected in the financial statements at fair value because of the short-term maturity of those instruments. The fair value of Sash and Door's notes payable and long-term debt is discussed in Note 4 to the combined financial statements.

    Long-Lived Assets--Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the excess of the asset's carrying amount over the value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or the fair value less cost to sell.

    Advertising and Promotions--All costs associated with advertising and promoting products are expensed in the year incurred. Advertising and promotions expense, including expense of customer rebates, was $3,134 and $2,120 in 1998 and 1997, respectively.

    Vendor Rebates--Vendors provide the Company with volume purchase rebates. Rebates applicable to the Sash and Door operations totaled $1,951 and $1,722 in 1998 and 1997, respectively. These amounts have been reflected within the accompanying financial statements.

    Accounting Policies--In 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 130 "Reporting Comprehensive Income" & No. 132, "Employers' Disclosure About Pensions and Other Postretirement Benefits." These statements, which were adopted in 1998, expand or modify disclosures and, accordingly, had no impact on the Sash and Door's financial position, results of operations or cash flows.

                                     VII-60

    Sash and Door has not completed the process of evaluating the impact that will result from adopting SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". Sash and Door is therefore unable to disclose the impact that adopting SFAS No. 133 will have on its financial position and results of operations when such statement is adopted. The statement is effective for years beginning after December 15, 1998.

    Use of Estimates--The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

3. INTERCOMPANY PAYABLE

    The Company, through its bank credit facility, provided funding for the daily operations of Sash and Door. Interest expense recognized by the respective Sash and Door entities is based on the respective entities monthly intercompany balance primarily at a rate equal to LIBOR (5.07% at December 31, 1998) plus 225 basis points and is included in the net interest expense balances within the accompanying financial statements. Net related party interest expense equaled $2,456 and $2,803 in 1998 and 1997, respectively.

4. NOTES PAYABLE AND LONG-TERM DEBT

    Note payable, totaling $70, consists of a short-term demand note due to a related party with a stated interest rate of 13%. Sash and Door's long-term debt consists of the following at December 31, 1998 and 1997:

                                                                                                   1998       1997
                                                                                                 ---------  ---------
Mortgage, secured by property, with monthly payments of $20, including interest at 8.5%,
  through 2006.................................................................................  $   1,270  $   1,402
Related Party Notes, with varying repayment terms, including interest at 6%, maturing 2002
  through 2005.................................................................................        247        297
                                                                                                 ---------  ---------
        Total..................................................................................      1,517      1,699
Less: Current maturities.......................................................................        184        171
                                                                                                 ---------  ---------
        Total..................................................................................  $   1,333  $   1,528
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    The Company has outstanding unsecured lines of credit with a bank due March 31, 1999 for which the operations of the Sash and Door business serve as a guarantee to the lines of credit.

    Principal payments on long-term debt are as follows:

1999................................................................  $     184
2000................................................................        197
2001................................................................        193
2002................................................................        198
2003................................................................        213
Remainder...........................................................        532
                                                                      ---------
    Total...........................................................  $   1,517
                                                                      ---------
                                                                      ---------

    Management believes the fair values of the notes payable and long-term debt approximates their carrying value at December 31, 1998 and 1997, since the rates approximate current rates available for debt with similar terms and maturities.

                                     VII-61

5. INCOME TAXES

    The operations of Sash and Door are included in the consolidated United States federal, state and local income tax returns of the Company. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

    The provision for income taxes are as follows:

                                                                             YEAR ENDED DECEMBER
                                                                                     31,
                                                                             --------------------
                                                                               1998       1997
                                                                             ---------  ---------
Current tax expense:
  Federal..................................................................  $   1,171  $     719
  State....................................................................        332        333
  Total current tax expense................................................      1,503      1,052
Deferred tax expense:
  Federal..................................................................        137         78
                                                                             ---------  ---------
Income tax provision.......................................................  $   1,640  $   1,130
                                                                             ---------  ---------
                                                                             ---------  ---------

    The difference between the statutory rate for federal income tax and the effective income tax rate is summarized as follows:

                                                                                 YEAR ENDED
                                                                                DECEMBER 31,
                                                                            --------------------
                                                                              1998       1997
                                                                            ---------  ---------
Statutory federal income tax rate.........................................      34.00%     34.00%
Effect of:
  State and local taxes...................................................       8.92%      8.94%
  Miscellaneous...........................................................       1.18%      2.98%
                                                                            ---------  ---------
Effective income tax rate.................................................      44.10%     45.92%

                                     VII-62

    The components of deferred tax assets and liabilities were as follows:

                                                                                    DECEMBER 31,
                                                                                --------------------
                                                                                  1998       1997
                                                                                ---------  ---------
Deferred tax assets:
  Inventory capitalization....................................................  $     427  $     454
  Cash discounts..............................................................        154        177
  Workers compensation reserve................................................        218        268
  Other temporary differences, net............................................         53        166
                                                                                ---------  ---------
      Total deferred tax assets...............................................        852      1,065
                                                                                ---------  ---------
Deferred tax liabilities:
  Accelerated depreciation and amortization...................................       (422)      (409)
  Pension expense.............................................................       (299)      (388)
                                                                                ---------  ---------
      Total deferred tax liabilities..........................................       (721)      (797)
                                                                                ---------  ---------
Net deferred tax asset........................................................  $     131  $     268
                                                                                ---------  ---------
                                                                                ---------  ---------

6. LEASES

    Sash and Door leases some of its facilities under agreements classified as operating leases. Rent expense for the years ended December 31, 1998 and 1997 was $4,295 and $4,182, respectively, of which $2,620 was for leases with a lessor that is related to Sash and Door through common ownership in both 1998 and 1997.

    Minimum future rental payments under noncancellable operating leases having remaining terms in excess of one year as of December 31, 1998 are:

                                                                 RELATED     OTHER
YEAR ENDING DECEMBER 31,                                          PARTY     LEASES      TOTAL
--------------------------------------------------------------  ---------  ---------  ---------
1999..........................................................  $   2,620  $     392  $   3,012
2000..........................................................      2,450        413      2,863
2001..........................................................      2,348        416      2,764
2002..........................................................      2,092        418      2,510
2003..........................................................      1,595        420      2,015
Thereafter....................................................      2,601      1,899      4,500
                                                                ---------  ---------  ---------
Total minimum future rental payments..........................  $  13,706  $   3,958  $  17,664
                                                                ---------  ---------  ---------
                                                                ---------  ---------  ---------

7. EMPLOYEE BENEFIT PLANS

    The Company has a Voluntary Employee Beneficiary Association (VEBA) trust. The VEBA trust, Adam Wholesalers Health Benefit Plan ("Plan"), was created to provide the payment of certain employee health benefits. All active full-time employees are eligible. Adam Wholesalers, Inc. is both the sponsor and administrator of the Plan. The cost of the Plan is paid by contributions from the plan sponsor, which are based on historical benefits paid experience. The Company, through the intercompany accounts, allocates costs for the Plan to Sash and Door. All benefits are paid by the Plan directly from assets of the Plan. Benefits payable from Plan assets to any one person are limited to $130 during any one year through the use of a stop-loss insurance policy.

    Self-insurance cost for workers compensation are accrued based upon the aggregate of the liability for reported claims and an estimated liability for claims incurred but not yet reported.

                                     VII-63

8. EMPLOYEE PENSION PLANS

    Sash and Door is included in defined benefit pension plans sponsored by the Company which cover certain full-time hourly and salaried employees and certain union employees. The Company is the sponsor and administrator for these plans. The Company generally follows the policy of funding an amount between the actuarially computed maximum and minimum contributions.

    Pension expense is composed of several components that reflect various aspects of the Company's financial arrangements as well as the cost of benefits earned by employees. The components are determined using the projected unit credit actuarial cost method and are based on certain actuarial assumptions.

    The following table reconciles the Sash and Door funded status of the defined benefit plans with amounts recognized in Sash and Door's balance sheet's at December 31, 1998 and 1997:

                                                                            PENSION BENEFITS
                                                                          --------------------
                                                                            1998       1997
                                                                          ---------  ---------
Change in benefits obligation:
  Benefit obligation at beginning of year...............................  $  12,235  $  10,302
  Service cost..........................................................        640        547
  Interest cost.........................................................        859        751
  Actuarial loss........................................................        841      1,146
  Benefits paid.........................................................       (512)      (511)
                                                                          ---------  ---------
    Benefit obligation at end of year...................................     14,063     12,235
                                                                          ---------  ---------
                                                                          ---------  ---------
Change in plan assets:
  Fair value of plan assets at beginning of year........................     11,862     10,136
  Actual return on plan assets..........................................      1,305      1,644
  Employer contributions................................................        241        593
  Benefits paid.........................................................       (512)      (511)
                                                                          ---------  ---------
    Fair value of plan assets at end of year............................     12,896     11,862
                                                                          ---------  ---------
                                                                          ---------  ---------

Funded status...........................................................     (1,167)      (373)
Unrecognized net actuarial loss.........................................      1,661      1,100
Unrecognized prior service cost.........................................        291        336
Unrecognized net obligation at date of initial application..............         61         82
Amount required to recognize minimum liability..........................       (518)      (398)
                                                                          ---------  ---------
    Net amount recognized...............................................  $     328  $     747
                                                                          ---------  ---------
                                                                          ---------  ---------
Amounts recognized in the balance sheets consist of:
  Prepaid benefit cost..................................................  $     457  $     857
  Accrued benefit liability.............................................       (647)      (509)
  Intangible asset......................................................        122        165
  Accumulated other comprehensive income................................        396        234
                                                                          ---------  ---------
    Net amount recognized...............................................  $     328  $     747
                                                                          ---------  ---------
                                                                          ---------  ---------

    The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for pension plans with an accumulated benefit obligation in excess of plan assets were $1,543, $1,543 and $1,415 respectively, for 1998 and $1,146, $1,146 and $1,035, respectively, for 1997.

                                     VII-64

    Assumptions used in the accounting were as follows:

                                                                                1998       1997
                                                                              ---------  ---------
Discount rate...............................................................      6.75%      7.25%
Rate of increase in compensation levels.....................................      4.50%      4.50%
Expected return on plan assets..............................................      8.50%      8.50%
Components of net periodic benefit cost:
  Service cost..............................................................  $     640  $     547
  Interest cost.............................................................        859        751
  Expected return on assets.................................................     (1,036)      (853)
  Amortization of prior service cost........................................         45         45
  Amortization of unrecognized net obligation...............................         21         21
  Recognized net actuarial loss.............................................         11         11
                                                                              ---------  ---------
    Net periodic benefit cost...............................................  $     540  $     522
                                                                              ---------  ---------
                                                                              ---------  ---------

    Benefits under some of the plans covering hourly and union employees are not based on wages and therefore future wage adjustments have no effect on the projected benefit obligation for these hourly plans.

9. MULTI-EMPLOYER PENSION PLANS

    Sash and Door contributes to several multi-employer pension plans. These plans cover substantially all of its Teamster and Carpenters Union employees. Amounts charged to pension expense and contributed (or to be contributed) to the plans for the Sash and Door Business in 1998 and 1997 totaled $401 and $336, respectively.

10. COMMITMENTS AND CONTINGENCIES

    Sash and Door is involved in litigation incidental to its business. Such litigation is not considered by management to be significant.

    Andersen Corporation ("Andersen"), whose products accounted for net sales for Sash and Door of 43% and 42% in 1998 and 1997, respectively, distributes its products only through independent distributors such as the Company. The agreements with Andersen provide that Andersen can terminate any of the distributorships at any time upon a 60-day notice. A termination or significant modification of the distribution relationship with Andersen could have a material adverse effect on revenues and earnings.

11. RELATED PARTY TRANSACTIONS

    Sash and Door is part of Adam Wholesalers, Inc. business of wholesale distribution of doors and windows for the construction and remodeling industry, and distribution of various other building products. As part of this process, Sash and Door received and shipped product among various Adam Wholesalers, Inc. subsidiaries. Included in the accompanying financial statements are the following related party transactions:

                                                                               1998       1997
                                                                             ---------  ---------
Purchases..................................................................  $   3,439  $   3,800
Sales......................................................................        927        500
Accounts Receivable........................................................        158        263
Accounts Payable...........................................................        172        141

                                     VII-65

    The Company has allocated a portion of total Company management expenses incurred to Sash and Door based on a defined percentage of annual cost of sales. The amount, which approximated $3,636 and $4,756 in 1998 and 1997, respectively, is included within "Operating Expenses" in the statements of operations, retained earnings and comprehensive income. In the opinion of management, such allocation method is reasonable to cover the services provided to Sash and Door; however, it is not necessarily indicative of what Sash and Door would have incurred on a stand-alone basis.

12. SUBSEQUENT EVENTS

    Effective January 1, 1999, the Company entered into an Asset Purchase Agreement (the "Agreement") with Morgan, whereby Morgan will purchase certain assets and assume certain liabilities. The closing date for the Agreement was February 19, 1999.

    On March 10, 1999 Andersen announced the intent to purchase Morgan.

                                  * * * * * *

                                     VII-66

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

    The following sets forth the Company's Unaudited Pro Forma Statement of Operations and the Company's Unaudited Pro Forma Balance Sheet, in each case giving effect to the acquisition of the Sash and Door Business of Adam Wholesalers, Inc. ("Adam Acquisition") described in Note 1 hereto as if the acquisition had been consummated as of January 1, 1998 (in the case of the Unaudited Pro Forma Statement of Operations) and on December 31, 1998 (in the case of the Unaudited Pro Forma Balance Sheet). The Unaudited Pro Forma Financial Statements of the Company do not purport to present the financial position or results of operations of the Company had the acquisition assumed herein occurred on the dates indicated, nor are they necessarily indicative of the results of operations which may be expected to occur in the future.

    The Adam Acquisition will be accounted for by the Company as a purchase whereby the basis of accounting for Adam's assets and liabilities will be based upon their fair value at the date of the Acquisition. Pro forma adjustments, including the preliminary purchase price allocation resulting from the Adam Acquisition as described in Note 1 of the Notes to the Unaudited Pro Forma Financial Statements, represent the Company's preliminary determination of these adjustments and are based upon preliminary information, assumptions and operating decisions which the Company considers reasonable under the circumstances. Final amounts may differ from those set forth herein.

    On March 10, 1999, Morgan entered into an Agreement of Merger with Andersen Windows and its wholly-owned subsidiary, Andersen Sub, pursuant to which Andersen Sub and Morgan will be merged, resulting in Morgan, as the surviving corporation, becoming a wholly-owned subsidiary of Andersen Windows. The consideration to be received by Morgan's stockholders in the Merger will be $4.00 per share of Morgan common stock, subject to adjustment until the effective date of closing, under certain limited circumstances. The Merger is subject to, among other things, approval of the stockholders of Morgan and the applicable regulatory agencies. This pending transaction has not been reflected in the Unaudited Pro Forma Financial Statements.

                                     VII-67

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                      PRO FORMA    PRO FORMA
                                                                MORGAN      ADAM     ADJUSTMENTS   COMBINED
                                                               ---------  ---------  -----------  -----------
Net sales....................................................    383,151    356,956                  740,107
Cost of goods sold...........................................    328,569    291,060       1,779   )(5    621,408
                                                               ---------  ---------  -----------  -----------
    Gross profit.............................................     54,582     65,896      (1,779)     118,699
                                                               ---------  ---------  -----------  -----------
Operating expenses...........................................     51,636     59,749         420(4)    111,805
                                                               ---------  ---------  -----------  -----------
Operating income.............................................      2,946      6,147      (2,199)       6,894
                                                               ---------  ---------  -----------  -----------
Other income (expense):
    Interest.................................................     (2,427)    (2,940)     (1,202)(6)     (6,569)
    Other....................................................        378        511          --          889
                                                               ---------  ---------  -----------  -----------
                                                                  (2,049)    (2,429)     (1,202)      (5,680)
Income before income taxes...................................        897      3,718      (3,401)       1,214
Provision (benefit) for income taxes.........................       (104)     1,640      (1,640)(7)       (104)
                                                               ---------  ---------  -----------  -----------
Net income...................................................      1,001      2,078      (1,761)       1,318
                                                               ---------  ---------  -----------  -----------
Basic earnings per common share..............................       0.10                                0.13
                                                               ---------                          -----------
Diluted earnings per common share............................       0.10                                0.13
                                                               ---------                          -----------
Basic shares outstanding.....................................     10,359                              10,359
                                                               ---------                          -----------
Diluted shares outstanding...................................     10,389                              10,389
                                                               ---------                          -----------

                                     VII-68

                       UNAUDITED PRO FORMA BALANCE SHEET

                               DECEMBER 31, 1998

                                 (IN THOUSANDS)

                                                                                          PRO FORMA    PRO FORMA
                                                                    MORGAN      ADAM     ADJUSTMENTS   COMBINED
                                                                   ---------  ---------  -----------  -----------
Assets
Current Assets
  Cash and cash equivalents......................................      3,650        371        (371)(1)      3,650
  Accounts receivable, net.......................................     31,594     31,749     (31,749)(1)     31,594
  Inventories....................................................     34,290     34,504       6,133(1)     74,927
  Deferred income taxes..........................................         --        834        (834)(1)         --
  Other current assets...........................................        507        630        (630)(1)        507
                                                                   ---------  ---------  -----------  -----------
    Total current assets.........................................     70,041     68,088     (27,451)     110,678
                                                                   ---------  ---------  -----------  -----------
                                                                   ---------  ---------  -----------  -----------
Property, Plant and Equipment, net...............................      8,274      5,929       966(1)      15,169
Goodwill, net....................................................      6,222         --     8,000(3)      14,222
Other Assets.....................................................      7,926      4,464      (3,964)(8)      8,426
                                                                   ---------  ---------  -----------  -----------
    Total Assets.................................................     92,463     78,481     (22,449)     148,495
                                                                   ---------  ---------  -----------  -----------
                                                                   ---------  ---------  -----------  -----------
Liabilities and Stockholders' Equity
Current Liabilities:
  Short-term debt................................................         --         70         (70)(1)         --
  Current maturities of long-term debt...........................      1,196        184        (184)(1)      1,196
  Intercompany payable...........................................         --     24,198     (24,198)(1)         --
  Accounts payable...............................................     16,725      7,312      (7,312)(1)     16,725
  Other current liabilities......................................      7,467      4,221      (2,271)(9)      9,417
                                                                   ---------  ---------  -----------  -----------
    Total current liabilities....................................     25,388     35,985     (34,035)      27,338
                                                                   ---------  ---------  -----------  -----------
Long-Term Obligations............................................     23,632      2,683      51,399 (10     77,714
                                                                   ---------  ---------  -----------  -----------
Stockholders' Equity
  Common stock...................................................      1,036      5,752      (5,752)       1,036
  Preferred Stock................................................         --        104        (104)          --
  Accumulated other comprehensive income.........................         --       (396)        396           --
  Paid-in capital................................................     43,424         --          --       43,424
  Retained earnings (accumulated deficit)........................       (969)    37,424     (37,424)        (969)
                                                                   ---------  ---------  -----------  -----------
                                                                      43,491     42,884     (42,884)      43,491
                                                                   ---------  ---------  -----------  -----------
  Treasury stock.................................................        (48)    (3,071)      3,071          (48)
                                                                   ---------  ---------  -----------  -----------
    Total stockholders' equity...................................     43,443     39,813     (39,813)(1)     43,443
                                                                   ---------  ---------  -----------  -----------
  Total Liabilities and Stockholders' Equity.....................     92,463     78,481     (22,449)     148,495
                                                                   ---------  ---------  -----------  -----------
                                                                   ---------  ---------  -----------  -----------

                                     VII-69

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

    1. The Company's Unaudited Pro Forma Financial Statements assume the Adam Acquisition occurred (1) as of January 1, 1998 for the purposes of the Unaudited Pro Forma Statements of Operations and (2) on December 31, 1998 for purposes of the Unaudited Pro Forma Balance Sheet:

    Under the terms of the Asset Purchase Agreement, certain assets of Adam were excluded and certain liabilities were not assumed. Accordingly, the pro forma adjustments reflect decreases in cash ($371), accounts receivable ($31,749), deferred income taxes ($834), other current assets ($630), other assets ($4,464), short-term debt ($70), current maturities of long term debt ($184), intercompany payables ($24,198), accounts payable ($7,312), other current liabilities ($4,221), long-term debt ($2,683) along with a corresponding increase to Adam's stockholder's equity ($620).

    The Adam Acquisition was financed through borrowings of $54,282 under the Company's existing credit facility.

    The excess of cost over fair value of net assets acquired resulting from the preliminary purchase price allocation is assumed to be as follows:

Pro forma purchase price
  Purchase price per the Asset Purchase Agreement...................  $  53,782
  Additional purchase price granted in lieu of stock options........        300
  Acquisition costs.................................................        200
                                                                      ---------
    Total pro forma purchase price..................................     54,282
                                                                      ---------

Pro forma historical net book value of assets acquired Book value
per historical financial statements                                      39,813
  Net assets and liabilities excluded as described above............        620
                                                                      ---------
    Total pro forma historical net book value of assets acquired....     40,433
                                                                      ---------

Excess of purchase price over net book value of assets acquired.....     13,849
  Allocated to:
    Inventories.....................................................      6,133
    Machinery and equipment.........................................        966
    Intangible assets...............................................        500
                                                                      ---------
Remaining excess of cost over fair value of net assets acquired
(goodwill)..........................................................  $   6,250
                                                                      ---------
                                                                      ---------

    The foregoing preliminary purchase price allocation is based on available information and certain assumptions the Company considers reasonable. The final purchase price allocation will be based upon a determination of the fair value of the net assets acquired at the date of the Adam Acquisition as determined by valuations or other studies. The final purchase price allocation may differ from the preliminary allocation.

    2. In conjunction with the Adam Acquisition, Morgan has established opening balance sheet reserves in accordance with EITF 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination," in the amount of $1,750, which represents estimated costs principally for facilities consolidation and severance. Accordingly, an additional $1,750 has been included within Other Current Liabilities and Goodwill.

                                     VII-70

    3. The pro forma adjustment to goodwill assumes:

Excess of cost over the fair value of net assets acquired...........  $   6,250
Establishment of opening balance sheet reserves.....................      1,750
                                                                      ---------
                                                                      $   8,000
                                                                      ---------
                                                                      ---------

    4. The pro forma adjustment to reflect the effect of the preliminary purchase price allocation on cost of goods sold and general and administrative expense assumes:

Cost of goods sold --
Depreciation of amounts allocated to machinery and equipment over 5
  years..............................................................  $     193
                                                                       ---------
                                                                       ---------
General and administrative expenses --
Amortization of amounts allocated to other intangible assets over 5
  years..............................................................        100
Amortization of goodwill over 25 years...............................        320
                                                                       ---------
                                                                       $     420
                                                                       ---------
                                                                       ---------

    5. The Company has elected the FIFO inventory method for the costing of inventory; as such, the LIFO effect on cost of goods sold of $1,586 for the year ended December 31, 1998 was eliminated.

    6. The pro forma adjustment to interest expense assumes: Additional interest expense related to $54,282 of net additional borrowings under the Company's credit
facility............................................................................  $   4,142
Elimination of Adam's interest expense..............................................     (2,940)
                                                                                      ---------
                                                                                      $   1,202
                                                                                      ---------
                                                                                      ---------

    Interest expense is calculated assuming a rate of 7.63% at the date of the Adam Acquisition. A 1/8 percent increase (or decrease) in such rate would increase (or decrease) annual interest expense by approximately $70.

    7. The pro forma adjustment to the provision for income taxes assumes no federal or state income taxes as income would be offset by the Company's existing net operating loss position.

    8. The pro forma adjustment to other assets assumes:

Eliminate excluded assets in the Asset Purchase Agreement..........................  $  (4,464)
Record certain intangible assets...................................................        500
                                                                                     ---------
                                                                                     $  (3,964)
                                                                                     ---------
                                                                                     ---------

    9. The pro forma adjustment to other current liabilities assumes:

Eliminate excluded liabilities in the Asset Purchase Agreement.....................  $  (4,221)
Establishment of opening balance sheet reserves....................................      1,750
Acquisition transaction costs......................................................        200
                                                                                     ---------
                                                                                     $  (2,271)
                                                                                     ---------
                                                                                     ---------

                                     VII-71

    In connection with the acquisition of Adam, Morgan recorded a restructuring charge of $1,750. The restructuring initiatives involve the consolidation of three of Adam's facilities in territories in which Morgan currently has operations resulting in a workforce reduction of approximately 100 employees. The elements of the restructuring charge, all of which are expected to result in cash outlays, include $750 for lease payments through the year 2010, $650 for employee severance and termination benefits, and $350 for relocation costs. It is expected that the restructuring actions will be substantially completed by the end of fiscal 2000.

    10. The pro forma adjustment to long-term obligations assumes:

    Record net additional borrowings under the Company's credit facility:

Cash purchase price to seller..............................................  $  53,782
Eliminate excluded debt in the Asset Purchase Agreement....................     (2,683)
Additional purchase price granted in lieu of stock options.................        300
                                                                             ---------
                                                                             $  51,399
                                                                             ---------
                                                                             ---------

    11. As a result of the acquisition of Adam on February 19, 1999, the Company determined that Adam's management information system was a better strategic fit for the combined businesses. Accordingly, the Company will take a charge of approximately $2.5 million during the first quarter of 1999 relating to the write-off of the costs incurred for the implementation of the proposed new Morgan system. The pro forma disclosure does not include this charge due to its non-recurring nature.

                                     VII-72

                               INDEX TO EXHIBITS

 EXHIBIT NO.                                                  DESCRIPTION
---------------  -----------------------------------------------------------------------------------------------------
           1     Consent of Deloitte & Touche LLP

          *2     Agreement between Kentucky State District Council of Carpenters for and on behalf of Local 2501 and
                 Adam Wholesalers, Inc. dated July 21, 1998 through July 21, 2001.

          *3     Agreement between Adam Wholesalers of Dayton, Inc. and Millmen's Local 684 of the United Brotherhood
                 of Carpenters and Joiners of America, Great Lakes Regional Industrial Council dated May 1, 1998 to
                 April 30, 2001.

          *4     Agreement between Adam Wholesalers, Indianapolis, Inc. or its successors, and the Chauffeurs,
                 Teamsters, Warehousemen and Helpers, Local Union No. 135, of Indianapolis, Indiana, affiliated with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America, or its
                 successors, for the period March 3, 1996 to and including February 26, 2000.

          *5     Contract between Adam Wholesalers of Cincinnati, Inc., United Brotherhood of Carpenters and Joiners
                 of America, AFL-CIO, Local Union 415, Industrial, Ohio Carpenters Industrial Council Great Lakes
                 Regional Industrial Council dated November 21, 1995.

          *6     Collective Bargaining Agreement between Adam Wholesalers and Teamsters Local Union No. 676 dated
                 August 9, 1996 through August 8, 1999.

          *7     Agreement by and between Adam Wholesalers of Toledo, Inc. and Millmen's Local Union No. 1359 (U.B. of
                 C. & J. of A.) Affiliated with the Great Lakes Regional Industrial Council effective May 1, 1997 to
                 April 30, 2000.

          *8     Agreement by and between Adam Wholesalers of Toledo, Inc. and Teamsters Union Local No. 20,
                 affiliated with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers
                 effective May 1, 1997 to April 30, 2001.

          *9     Agreement by and between Adam Wholesalers, Inc., or its successors, and the Construction, Building
                 Material, Ice and Coal, Laundry and Dry Cleaning, Meat and Food Products Drivers, Helpers,
                 Warehousemen, Yardmen, Salesmen and Allied Workers, Local Union No. 682, affiliated with the
                 International Brotherhood of Teamsters, or its successors, dated May 1, 1996 as extended by that certain memorandum of agreement by and between Teamsters Local 682, St. Louis Missouri and Morgan
                 Products Ltd. dated May 13, 1999.

         *10     Collective Bargaining Agreement between Carpenters' District Council of Greater St. Louis and Adam
                 Wholesalers, Inc. effective May 1, 1998 through April 30, 2001.

         *11     Agreement between Morgan Products Ltd. Morgan Distribution Division Decatur Distribution Center
                 Decatur, Illinois and Teamster Local No. 279 of Decatur, Illinois Affiliated with the International
                 Brotherhood of Teamsters AFL-CIO dated July 15, 1998.

         *12     Agreement by and between Morgan Products Ltd. and the United Paperworkers International Union, Region
                 IX, AFL-CIO, Local No. 7828 as extended by that certain memorandum of agreement between the United
                 Paperworkers International Union Region IX, AFL-CIO, Local No. 7828, Decatur Illinois and Morgan
                 Distribution, A Division of Morgan Products Ltd. dated December 3, 1998.

------------------------

* Previously filed with Amendment No. 2, filed on June 3, 1999, to the Current Report on Form 8-K filed on March 3, 1999.

                                     VII-73

                                                                      ANNEX VIII
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   FORM 10-Q

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

(MARK ONE)

  /X/    QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934

                  FOR THE QUARTERLY PERIOD ENDED APRIL 3, 1999
                                       OR

  / /    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934

                         COMMISSION FILE NUMBER 1-9843

                              MORGAN PRODUCTS LTD.

             (Exact name of registrant as specified in its charter)

                  DELAWARE                             06-1095650
      (State or other jurisdiction of               (I.R.S. Employer
       incorporation or organization)              Identification No.)

                469 MCLAWS CIRCLE, WILLIAMSBURG, VIRGINIA 23185
          (Address of principal executive offices, including zip code)

                                 (757) 564-1700
              (Registrant's telephone number, including area code)

                            ------------------------

    Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

    The number of shares outstanding of registrant's Common Stock, par value $.10 per share, at May 7, 1999 was 10,361,482; 2,386 shares are held in treasury.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         PART I. FINANCIAL INFORMATION
                          ITEM 1. FINANCIAL STATEMENTS

                              MORGAN PRODUCTS LTD.

                          CONSOLIDATED BALANCE SHEETS

                    (IN THOUSANDS EXCEPT SHARES OUTSTANDING)

                                                                           APRIL 3,     APRIL 4,    DECEMBER 31,
                                                                             1999         1998          1998
                                                                          -----------  -----------  ------------
                                                                          (UNAUDITED)  (UNAUDITED)
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.............................................   $   1,603    $     663    $    3,650
  Accounts receivable, net..............................................      67,887       33,306        31,594
  Inventories...........................................................      77,436       35,974        34,290
  Other current assets..................................................       1,740        1,160           507
    Total current assets................................................     148,666       71,103        70,041
                                                                          -----------  -----------  ------------
PROPERTY, PLANT & EQUIPMENT, NET........................................      14,451        9,157         8,274
GOODWILL, NET...........................................................      13,554        6,558         6,222
OTHER ASSETS............................................................       7,982        5,506         7,926
                                                                          -----------  -----------  ------------
  TOTAL ASSETS..........................................................   $ 184,653    $  92,324    $   92,463
                                                                          -----------  -----------  ------------
                                                                          -----------  -----------  ------------

LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current maturities of long-term debt..................................   $   1,474    $   1,487    $    1,196
  Accounts payable......................................................      31,729       11,837        16,725
  Accrued compensation and employee benefits............................       2,512        4,186         3,299
  Accrued customer rebates..............................................         808          565         2,361
  Other current liabilities.............................................       6,206        2,938         1,807
                                                                          -----------  -----------  ------------
    Total current liabilities...........................................      42,729       21,013        25,388
                                                                          -----------  -----------  ------------
LONG-TERM DEBT..........................................................     102,634       30,454        23,632
                                                                          -----------  -----------  ------------

STOCKHOLDERS' EQUITY:
  Common Stock, $.10 par value, 10,361,365, 10,358,512 and 10,360,540
    shares outstanding, respectively....................................       1,036        1,036         1,036
  Paid-in capital.......................................................      43,425       43,417        43,424
  Accumulated deficit...................................................      (5,123)      (3,548)         (969)
                                                                          -----------  -----------  ------------
                                                                              39,338       40,905        43,491
  Treasury stock, 2,386 shares, at cost.................................         (48)         (48)          (48)
                                                                          -----------  -----------  ------------
  TOTAL STOCKHOLDERS' EQUITY............................................      39,290       40,857        43,443
                                                                          -----------  -----------  ------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY................................   $ 184,653    $  92,324    $   92,463
                                                                          -----------  -----------  ------------
                                                                          -----------  -----------  ------------

    The accompanying notes are an integral part of the financial statements.

                                     VIII-2

                              MORGAN PRODUCTS LTD.

                         CONSOLIDATED INCOME STATEMENTS

                (IN THOUSANDS, EXCEPT EARNINGS PER SHARE AMOUNTS
                            AND SHARES OUTSTANDING)

                                                                      FOR THE THREE MONTHS
                                                                             ENDED
                                                                     ----------------------
                                                                      APRIL 3,    APRIL 4,
                                                                        1999        1998
                                                                     ----------  ----------
                                                                     (UNAUDITED) (UNAUDITED)
Net sales..........................................................  $  165,414  $   80,154
Cost of goods sold.................................................     142,203      68,627
                                                                     ----------  ----------
  Gross profit.....................................................      23,211      11,527
                                                                     ----------  ----------
Operating expenses:
  Sales & marketing................................................      16,453       9,659
  General & administrative.........................................       8,207       2,949
  Restructuring & reorganization...................................       2,186          --
                                                                     ----------  ----------
      Total........................................................      26,846      12,608
                                                                     ----------  ----------
Operating loss.....................................................      (3,635)     (1,081)
                                                                     ----------  ----------
Other income (expense):
  Interest.........................................................      (1,281)       (554)
  Other............................................................         792          87
                                                                     ----------  ----------
                                                                           (489)       (467)
                                                                     ----------  ----------
Loss before income taxes...........................................      (4,124)     (1,548)
Provision for income taxes.........................................          30          30
                                                                     ----------  ----------
Net Loss...........................................................  $   (4,154) $   (1,578)
                                                                     ----------  ----------
                                                                     ----------  ----------
Basic and diluted earnings per common share........................  $    (0.40) $    (0.15)
                                                                     ----------  ----------
                                                                     ----------  ----------
Basic and diluted shares outstanding...............................  10,360,957  10,358,114
                                                                     ----------  ----------
                                                                     ----------  ----------

    The accompanying notes are an integral part of the financial statements.

                                     VIII-3

                              MORGAN PRODUCTS LTD.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                          FOR THE THREE MONTHS
                                                                                                 ENDED
                                                                                        ------------------------
                                                                                         APRIL 3,     APRIL 4,
                                                                                           1999         1998
                                                                                        -----------  -----------

                                                                                        (UNAUDITED)  (UNAUDITED)
CASH USED BY OPERATING ACTIVITIES:
  Net loss............................................................................   $  (4,154)   $  (1,578)
  Add noncash items included in income:
    Depreciation and amortization.....................................................       1,002          495
    Provision for doubtful accounts...................................................         176           13
    Provision for restructuring charges...............................................       2,186           --
  Cash generated (used) by changes in components of working capital, net of effects of acquisition of business:
    Accounts receivable...............................................................     (36,469)      (4,576)
    Inventories.......................................................................      (1,260)       4,559
    Accounts payable..................................................................      15,004       (1,314)
    Other working capital.............................................................      (1,280)      (5,761)
                                                                                        -----------  -----------
NET CASH USED BY OPERATING ACTIVITIES.................................................     (24,795)      (8,162)
                                                                                        -----------  -----------
CASH (USED) GENERATED BY INVESTING ACTIVITIES:
  Purchase of property, plant, & equipment............................................        (391)        (204)
  Acquisition of Adam Wholesalers, Inc................................................     (54,329)          --
  Proceeds from sale of manufacturing operations......................................          --       31,706
  Acquisition of other assets, net....................................................        (353)        (253)
                                                                                        -----------  -----------
NET CASH (USED) GENERATED BY INVESTING ACTIVITIES.....................................     (55,073)      31,249
                                                                                        -----------  -----------
CASH GENERATED (USED) BY FINANCING ACTIVITIES:
  Proceeds from long-term debt........................................................      79,579          376
  Repayments of long-term debt........................................................        (299)     (27,054)
  Common stock issued for cash........................................................           1            4
  Debt issuance costs.................................................................      (1,460)          --
  Other...............................................................................          --           53
                                                                                        -----------  -----------
NET CASH GENERATED (USED) BY FINANCING ACTIVITIES.....................................      77,821      (26,621)
                                                                                        -----------  -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS.............................................      (2,047)      (3,534)
CASH AND CASH EQUIVALENTS:
  Beginning of period.................................................................       3,650        4,197
                                                                                        -----------  -----------
  End of period.......................................................................   $   1,603    $     663
                                                                                        -----------  -----------
                                                                                        -----------  -----------
Supplemental Disclosures of Cash Flow Information:
  Cash paid (received) during the period for:
    Interest..........................................................................   $   1,356    $   1,106
    Income taxes......................................................................          37         (115)

    The accompanying notes are an integral part of the financial statements.

                                     VIII-4

                              MORGAN PRODUCTS LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       FOR THE PERIOD ENDED APRIL 3, 1999

NOTE 1--SIGNIFICANT ACCOUNTING POLICIES

    DESCRIPTION OF BUSINESS--Morgan Products Ltd. (the "Company" or "Morgan") distributes products (virtually all considered to be millwork) to the residential and light commercial building materials industry for new construction and improvements, maintenance and repairs.

    CONSOLIDATION--The consolidated financial statements include the accounts of all business units of Morgan. All intercompany transactions, profits and balances are eliminated.

    BASIS OF PRESENTATION--The financial statements at April 3, 1999 and April 4, 1998, and for the three months then ended, are unaudited; however, in the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial position at these dates and the results of operations and cash flows for these periods have been included. The results for the three months ended April 3, 1999 are not necessarily indicative of the results that may be expected for the full year or any other interim period.

    RECLASSIFICATION--Certain amounts in the financial statements of the prior periods have been reclassified to conform with the classifications used in the current period.

    EARNINGS PER SHARE--Basic earnings per common share amounts are computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per common share amounts are based upon the weighted average number of common and common equivalent shares outstanding during the year. Common equivalent shares are excluded from the computation in periods in which they have an anti-dilutive effect.

NOTE 2--MERGER WITH ANDERSEN WINDOWS, INC.

    On March 10, 1999, Morgan entered into an Agreement of Merger with Andersen Windows, Inc. ("Andersen Windows"), a subsidiary of Andersen Corporation ("Andersen"), and its wholly-owned subsidiary, Andersen Distribution, Inc. ("Andersen Sub"), pursuant to which Andersen Sub and Morgan will be merged (the "Merger"), resulting in Morgan, as the surviving corporation, becoming a wholly-owned subsidiary of Andersen Windows. The consideration to be received by Morgan's stockholders in the Merger will be $4.00 per share of Morgan common stock, subject to adjustment until the effective date of closing, under certain limited circumstances. The Merger is subject to, among other things, approval of the stockholders of Morgan and the applicable regulatory agencies.

NOTE 3--ACQUISITION OF ADAM WHOLESALERS, INC.

    On February 19, 1999, Morgan purchased certain of the assets and assumed certain of the liabilities of Adam Wholesalers, Inc. and certain of its subsidiaries ("Adam"). Adam, which had annual sales of approximately $357 million for the year ended December 31, 1998, is a distributor of windows, doors and other millwork products, and is headquartered in Cincinnati, Ohio, with 13 distribution facilities in 11 states primarily in the Midwest, Northeast and Western regions of the United States. The purchase price of $54.3 million, including $.6 million in acquisition costs, was financed through borrowings on the Company's expanded credit facility. The acquisition has been recorded using the purchase method of accounting. The excess of the aggregate purchase price over the fair market value of net assets acquired was recognized as goodwill and is being amortized over 25 years. The operating

                                     VIII-5

                              MORGAN PRODUCTS LTD.

                       FOR THE PERIOD ENDED APRIL 3, 1999

NOTE 3--ACQUISITION OF ADAM WHOLESALERS, INC. (CONTINUED) results of Adam have been included in Morgan's consolidated financial statements since January 1, 1999.

    The following unaudited pro forma results of operations assume that the sale occurred as of January 1, 1998 (in thousands except per share amounts):

                                                                                 THREE MONTHS
                                                                                     ENDED
                                                                                 APRIL 4, 1998
                                                                                 -------------
Net sales......................................................................   $   157,546
Net loss.......................................................................        (1,437)
Basic and diluted earnings per common share....................................         (0.14)

    The pro forma financial information is not necessarily indicative of the operating results that would have occurred had the acquisition of Adam been consummated as of January 1, 1998, nor is it necessarily indicative of future operating results.

NOTE 4--INVENTORIES

    Inventories consisted of the following at (in thousands of dollars):

                                                                      APRIL 3,      APRIL 4,
                                                                        1999          1998      DECEMBER 31, 1998
                                                                    ------------  ------------  -----------------
                                                                    (UNAUDITED)   (UNAUDITED)
Raw material......................................................   $    1,469    $    1,815       $   1,490
Finished goods....................................................       75,967        34,159          32,800
                                                                    ------------  ------------        -------
                                                                     $   77,436    $   35,974       $  34,290
                                                                    ------------  ------------        -------
                                                                    ------------  ------------        -------

Inventories are valued at the lower of cost or market. Cost is determined on the first-in, first-out (FIFO) method

NOTE 5--RESTRUCTURING AND REORGANIZATION

    In the first quarter of 1999, Morgan recorded a restructuring charge of $2.2 million relating to the write-off of its legacy management information system which was then being modified and upgraded. With the purchase of Adam, completed on February 19, 1999, Morgan decided to terminate the implementation of the new management information system and, instead, to merge the majority of Morgan's current operations into the Adam system (the "Adam System"). After reviewing both the Adam System and Morgan's system, management determined that the Adam System would be better suited for Morgan's business and would be less expensive to implement. By implementing the better technological and strategic Adam System, Morgan should be able to realize future cost savings by the reduction of capital needed to convert only the ten Morgan distribution centers existing at the time of the Adam acquisition instead of having to convert a total of twenty-two locations to the proposed new system.

                                     VIII-6

                              MORGAN PRODUCTS LTD.

                       FOR THE PERIOD ENDED APRIL 3, 1999

NOTE 6--CREDIT AGREEMENT

    Prior to the Adam acquisition, the Company maintained a credit agreement with a group of banks which provided for a revolving credit facility of up to $65 million, including a sub-line of up to $30 million for permitted acquisitions and a letter of credit facility of up to $5 million. On February 19, 1999, in connection with the Adam acquisition, Morgan and its banking group entered into an amendment to the credit facility. The amendment, which expires on January 1, 2004, provides for a revolving credit line of up to $100 million (including a letter of credit facility of up to $5 million), a term loan of up to $10 million and a bridge term loan of up to $10 million. This credit agreement is collateralized by certain accounts receivable, inventories, equipment, real estate, and general intangibles of the Company. Borrowings under the revolving credit line and term loan bear interest at either the bank's prime rate plus a margin or LIBOR plus a margin based upon a pricing matrix. The credit facility contains certain covenants, including limitations on the acquisition and disposition of assets, the payment of dividends and the prepayment of other indebtedness. The credit facility also requires Morgan to maintain certain earnings coverage, interest coverage and fixed coverage ratios. In addition, the amendment added certain minimum earnings and minimum availability covenants. At April 3, 1999, Morgan had borrowings of $98,000 under the amended bank agreement.

                                     VIII-7

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD LOOKING STATEMENTS

    Various statements made within this Management's Discussion and Analysis of Financial Condition and Results of Operations and elsewhere in this Quarterly Report on Form 10-Q constitute "forward looking statements" for purposes of the Securities and Exchange Commission's "safe harbor" provisions under the Private Securities Litigation Reform Act of 1995 and under the Securities Exchange Act of 1934. Investors are cautioned that all forward looking statements involve risks and uncertainties, including those detailed in Morgan's filings with the Securities and Exchange Commission. There can be no assurance that actual results will not differ from Morgan's expectations. Factors which could cause materially different results include, among others, changes in relationships with important suppliers and key customers; the pace of acquisitions; fluctuations in the price of raw materials; and competitive and general economic conditions, such as housing starts.

RESULTS OF OPERATIONS

THREE MONTHS ENDED APRIL 3, 1999 VS. THREE MONTHS ENDED APRIL 4, 1998

    Net sales for the first quarter of 1999 were $165.4 million, representing a 106.5% increase from 1998 sales of $80.1 million. The $85.3 million increase in sales is primarily attributable to the purchase of Adam which accounted for $78.3 million of the first quarter sales. An additional $6.2 million of such increase was primarily due to sales growth in the Mid-Atlantic region.

    Gross profit in the first quarter of 1999 increased $11.7 million from the first quarter of 1998. The increase in gross profit is primarily due to the acquisition of Adam.

    Operating expenses for the first quarter of 1999 were $26.8 million, or 16.2% of net sales, compared to operating expenses in the first quarter of 1998 of $12.6 million, or 15.7% of net sales. The increase is due primarily to the acquisition of Adam and the $2.2 million restructuring charge relating to the write-off of Morgan's management information system.

    The provision for income taxes in each of the first quarters of 1999 and 1998 relates to the recording of state taxes. There was no provision for federal taxes in either period given Morgan's net operating loss position.

    For the first quarter of 1999, Morgan reported a net loss of $4.2 million or $0.40 per diluted share compared to a net loss of $1.6 million or $0.15 per diluted share for the same period in 1998, on diluted shares outstanding of 10,360,957 and 10,358,114, respectively. As discussed in Note 5 to the consolidated Financial Statements, included in the first quarter of 1999 is a restructuring charge of $2.2 million for the write-off of costs incurred related to the implementation of Morgan's management information system. Excluding the $2.2 million restructuring charge, Morgan reported a net loss of $2.0 million, or $0.19 per diluted share. The $.4 million decrease in net sales in the first quarter 1999 (excluding the $2.2 million restructuring charge) as compared to the first quarter 1998, is primarily due to a $.7 million increase in interest expense that was due to a $38.9 million increase in average debt outstanding as a result of the Adam acquisition.

RECENT DEVELOPMENTS.

    On March 10, 1999, Morgan entered into an Agreement of Merger with Andersen Windows, a subsidiary of Andersen, and its wholly-owned subsidiary, Andersen Sub, pursuant to which Andersen Sub and Morgan will be merged, resulting in Morgan, as the surviving corporation, becoming a wholly-owned subsidiary of Andersen Windows. The consideration to be received by Morgan's stockholders in the Merger will be $4.00 per share of Morgan common stock, subject to adjustment until the effective date of closing, under certain limited circumstances. The Merger is subject to, among other things,

                                     VIII-8
approval of the stockholders of Morgan and the applicable regulatory agencies. On April 20, 1999 Morgan filed a preliminary Proxy Statement regarding the Merger with the Securities and Exchange Commission. Morgan intends to call and hold a stockholders meeting to vote on the Merger and the Merger Agreement as soon as possible following the filing of the definitive Proxy Statement with the Securities and Exchange Commission.

SIGNIFICANT BUSINESS TRENDS/UNCERTAINTIES

    Management believes that single family housing starts and residential remodeling expenditures have a significant influence on Morgan's level of business activity. Currently available industry data suggest that 1999 housing starts for single family dwellings have for the first quarter of 1999 increased 17% over the same period in 1998. In addition, the National Association of Home Builders has indicated that, while it expects that the housing market in 1999 may not ultimately be quite as good as in 1998, it may still result in the second best year for single-family housing starts in the 1990s. No assurances can be given, however, that housing start levels will remain steady or increase, or that single family housing starts will not decline.

    Management also believes that Morgan's ability to continue to penetrate the residential repair and remodeling markets, including sales to home center chains may have a significant influence on Morgan's level of business activity. Management believes this market will continue to grow in importance to Morgan. Management further believes that in certain areas of the United States, sales by one step distributors directly to the end-user will over time replace the two step distribution method of selling to the retail dealer, who then sells to the end-user. Morgan intends to respond aggressively to such changes in distribution methods, including, where opportunities permit, through the acquisition of distribution businesses that sell directly to the end-user.

STRATEGIC INITIATIVES

    Since 1994, Morgan has adopted and continued to implement a comprehensive strategic plan to respond aggressively to industry consolidation, to restore profitability and to regain industry leadership. As part of this plan, Morgan has initiated efforts designed to focus on its core business and outperform the competition. Those efforts include reducing costs, expanding focus on financial analysis, increasing market penetration through acquisitions and so-called "greenfield distribution start-up operations," improving operating performance at existing distribution centers and improving its information management systems.

    One major step in executing Morgan's strategic plan was the sale of its manufacturing division ("Manufacturing") on February 2, 1998 to JELD-WEN, inc. ("JELD-WEN"). Although Manufacturing had made significant progress operationally by the middle of 1997, the disappointing financial performance of Manufacturing continued and Morgan made the decision to divest. With the sale of Manufacturing, Morgan has exited completely from the wood stile and rail door manufacturing business. Morgan's management, who were devoting a significant amount of time and energy to a business that was not a strategic fit with Morgan's long-term growth plans, are now able to focus their efforts solely on Morgan's distribution operations.

    An important part of Morgan's strategic plan is to expand its distribution capabilities, particularly in the Southeast and Southwest, or in other areas, if attractive opportunities are presented. In August 1996, Morgan acquired substantially all of the business and assets of Tennessee Building Products ("TBP"), a regional millwork and specialty building products distributor and light manufacturer headquartered in Nashville, Tennessee. With the TBP acquisition, Morgan expanded its operations to include Nashville and Chattanooga, Tennessee; Charlotte, North Carolina; Greenville, South Carolina; and Huntsville, Alabama. In July 1997, Morgan acquired certain assets of Wahlfeld Manufacturing Company ("Wahlfeld"), a distributor of windows, doors, and other millwork products

                                     VIII-9
headquartered in Peoria, Illinois. The Wahlfeld acquisition allowed Morgan to become the sole distributor for the Andersen Window-Registered Trademark-product lines in most of Illinois. During 1997 and 1998, Morgan consolidated Wahlfeld's operation into two of its existing facilities. In February 1999, Morgan purchased Adam, a privately held two-step distributor of windows, doors and other millwork products, headquartered in Cincinnati, Ohio. With the Adam acquisition, Morgan has expanded its operations in the Northeast, Mid-Atlantic, Midwest, Colorado and Arizona markets. These acquisitions have allowed Morgan to combine product and geographic synergies, best practices and technologies to become one of the largest wholesale distributors of building products in the United States.

    As the final major element of its strategic initiatives, Morgan is committed to improving its management information systems. A new Company-wide integrated management information system had been selected and was in the process of being implemented as of December 31, 1998. As of December 31, 1998 Morgan had incurred costs approximating $4.7 million in connection with such system, including $2.2 million in software and $2.7 million in hardware. With the purchase of Adam, completed on February 19, 1999, Morgan decided to terminate its implementation of the new management information system and, instead, to merge the majority of Morgan's current operations into the Adam System. After reviewing both the Adam System and the proposed new system, management determined that the Adam System would be better suited for Morgan's business and would be less expensive to implement. By implementing the better technological and strategic Adam System, Morgan should be able to realize future cost savings by the reduction of capital needed to convert only the ten Morgan distribution centers existing at the time of the Adam acquisition instead of having to convert a total of twenty-two locations to the proposed new system. Accordingly, Morgan recorded a restructuring charge of approximately $2.2 million during the first quarter of 1999 relating to the write-off of software costs incurred for the implementation of the proposed new Morgan system.

LIQUIDITY AND CAPITAL RESOURCES

    Morgan's working capital requirements are related to its sales level, which, because of its dependency on housing starts and the repair and remodeling market, are seasonal and, to a degree, weather dependent. This seasonality affects the need for working capital to the extent it is necessary to carry larger inventories and receivables during certain months of the year.

    Working capital at April 3, 1999 was $105.9 million, with a ratio of current assets to current liabilities of 3.5 to 1.0, while at December 31, 1998 working capital was $44.7 million with a ratio of current assets to current liabilities of 2.8 to 1.0. The increase in working capital of $61.2 million is primarily due to the acquisition of Adam. In addition, accounts receivable, excluding Adam, increased $5.3 million due to seasonality.

    Long-term debt, net of cash, increased to $101.0 million at April 3, 1999, from $20.0 million at December 31, 1998. Morgan's ratio of long-term debt, net of cash, to total capitalization increased from 31.5% at December 31, 1998 to 72% at April 3, 1999. The increase in long-term debt, net of cash, of $81.0 million is primarily attributable to the acquisition of Adam and the funding of Adam's working capital.

    Cash used by operating activities totaled $24.8 million for the three months ended April 3, 1999 as compared to $8.2 million used for the three months ended April 4, 1998. The increase is primarily due to the funding of working capital of Adam. Investing activities in the first three months of 1999 used $55.1 million, compared to the corresponding period in 1998, when investing activities generated $31.2 million. The change in cash used or generated by investing activities is primarily related to the timing of acquisitions and divestiture. Financing activities generated $77.8 million through April 3, 1999, with $79.6 million in proceeds from long-term debt, $.3 million in principal payments under capital lease obligations and $1.5 million in payments for bank refinancing costs. Of the increase in long-term debt, $59.3 million was an increase in the revolving line of credit, $10 million was a term

                                    VIII-10
loan and $10 million was a bridge loan. Financing activities for the comparable period in 1998 used $26.6 million to reduce long-term debt. Of the reduction in long-term debt, $20.7 million was used to reduce the revolving line of credit, $4.8 million was used to retire the acquisition term loan, $1.3 million was used to retire the Industrial Revenue Bond, and $.3 million was used for principal payments under capital lease obligations.

    Prior to the Adam acquisition, the Company maintained a credit agreement with a group of banks which provided for a revolving credit facility of up to $65 million, including a sub-line of up to $30 million for permitted acquisitions and a letter of credit facility of up to $5 million. On February 19, 1999, in connection with the Adam acquisition, Morgan and its banking group entered into an amendment to the credit facility. The amendment provides for a revolving credit line of up to $100 million (including a letter of credit facility of up to $5 million), a term loan of up to $10 million and a bridge term loan of up to $10 million and extends the facility through January 1, 2004. The credit facility, as amended, continues to contain certain covenants, including limitations on the acquisition and disposition of assets, the payment of dividends and the prepayment of other indebtedness, and continues to provide that applicable borrowings bear interest at either the bank's prime rate plus a margin or LIBOR plus a margin based upon a pricing matrix. The credit facility, as amended, also continues to require Morgan to maintain certain earnings coverage, interest coverage and fixed coverage ratios; however, the amendment of the credit facility altered such covenants. In addition, the amendment added certain minimum earnings and minimum availability covenants. At April 3, 1999, Morgan had borrowings of $98,000 under the amended bank agreement.

YEAR 2000 ISSUES

    The Year 2000 issue, common to most companies, concerns the inability of information and noninformation systems to recognize and process date-sensitive information after 1999 due to the use of only the last two digits to refer to a year. This problem could affect both information systems (software and hardware) and other equipment that relies on microprocessors.

    A new Company-wide integrated management information system had been selected and was in the process of being implemented as of December 31, 1998. With the purchase of Adam, completed on February 19, 1999, Morgan decided to terminate its implementation of the new management information system and, instead, to merge all operations into the Adam System. After reviewing both the Adam System and the proposed new system, management determined that the Adam System would be better suited for Morgan's business and would be less expensive to implement. Prior to the Adam acquisition, Adam's management had conducted an evaluation of Adam's Year 2000 readiness. Management of Morgan has since completed a Company-wide evaluation of the Year 2000 impact on all of Morgan's computer systems (including the Adam System), applications and other date-sensitive equipment. Systems and equipment that are not Year 2000 compliant have been identified and remediation efforts are in process. Management estimates that as of the end of the first quarter nearly 50 percent of remediation efforts for all of Morgan's information systems were completed. Management has also begun remediation for noninformation systems. All remediation efforts and testing of systems and equipment are expected to be completed by August 31, 1999.

    Morgan is in the process of monitoring the progress of material third parties (vendors and suppliers) in their efforts to become Year 2000 compliant. Those third parties include, but are not limited to: material vendors and customers, financial institutions and utilities. Morgan has requested confirmation from these material third parties of their Year 2000 plans.

    Through April 3, 1999, Morgan has spent approximately $5.2 million to address Year 2000 issues. Management believes that approximately $1.3 million in additional costs will be incurred before remediation efforts are complete. Funds for these costs are expected to be provided by the operating cash flows of the company. The majority of the remediation efforts that remain to be completed relate

                                    VIII-11
to conversion of Morgan's distribution centers to the Adam System and employee and staff training costs.

    Morgan could be faced with severe consequences if Year 2000 issues are not identified and resolved in a timely manner by the Company and material third parties. A worst-case scenario would result in the short-term inability of the Company to process customer orders and to ship products to its customers due to unresolved Year 2000 issues. This would result in lost revenues; however, the amount of losses would be dependent on the length and nature of the disruption, which cannot be predicted or estimated. In light of the possible consequences, Morgan is devoting the resources management believes are needed to address Year 2000 issues in a timely manner. While management expects a successful resolution of these issues, there can be no guarantee that material third parties, on which Morgan relies, will address all Year 2000 issues on a timely basis or that their failure to successfully address all issues would not have an adverse effect on Morgan. Morgan is in the process of developing contingency plans in case business interruptions do occur. Management expects these plans to be completed by August 31, 1999.

SEASONAL NATURE OF BUSINESS

    The building products industry is seasonal, particularly in the Northeast and Midwest regions of the United States, where inclement weather during the winter months usually reduces the level of building activity in both the improvement, maintenance and repair market and the new construction market. Morgan's lowest sales levels generally occur during the first and fourth quarters. Since a high percentage of Morgan's overhead and expenses are relatively fixed throughout the year, profit margins tend to be lower in quarters with lower sales. Morgan believes that the seasonal effect on operations has not been changed as a result of the sale of Manufacturing and that the acquisition of locations in the western United States as part of the Adam purchase will not affect the seasonality of Morgan's business in any material respect.

RESTRUCTURING OF OPERATIONS

    In 1997, Morgan recorded additional restructuring charges of $4.7 million for excessive costs incurred as a consequence of the consolidation of manufacturing operations and the delayed start-up of the new high-speed door manufacturing line. Morgan recorded an additional $1.1 million reorganization charge in 1997 in connection with the termination of the employment of the Vice President and Chief Financial Officer and Senior Vice President-Human Resources and Administration of Morgan. Such provision is to cover severance and related payments to these former officers.

    Although Manufacturing had made progress operationally in the first nine months of 1997, Morgan determined that Manufacturing was not a strategic fit with its long-term growth plans. In December 1997, Morgan reached an agreement in principle to sell the operating assets of Manufacturing to JELD-WEN. The sale was completed on February 2, 1998. The sale resulted in a charge to earnings in 1997 of $12.4 million with half the charge related to an asset write-down and half related to the costs of selling the business including employee severance costs, pension expenses, lease obligations and legal costs.

    In the first quarter of 1999, Morgan recorded a restructuring charge of $2.2 million relating to the write-off of its Legacy management information system. With the purchase of Adam, completed on February 19, 1999, Morgan decided to terminate its implementation of the new management information system and, instead, to merge the majority of Morgan's current operations into the Adam System. After reviewing both the Adam System and the proposed new system, management determined that the Adam System would be better suited for Morgan's business and would be less expensive to implement. By implementing the better technological and strategic Adam System, Morgan should be able to realize future cost savings by the reduction of capital needed to convert only the ten Morgan

                                    VIII-12
distribution centers existing at the time of the Adam acquisition instead of having to convert a total of twenty-two locations to the proposed new system.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

INTEREST RATE RISK

    The Company is exposed to changes in interest rates primarily as a result of its long-term debt used to maintain liquidity and fund expansion through acquisition. To mitigate the impact of fluctuations in variable interest rates, the Company could, at its option, convert to fixed interest rates by either refinancing variable rate debt with fixed rate debt or entering into interest rate swaps.

    The following table provides information about the Company's interest rate risk at April 3, 1999,

                                                                EXPECTED MATURITY DATE
                               ----------------------------------------------------------------------------------------
                                                                                                                FAIR
                                 1999       2000       2001       2002       2003     THEREAFTER     TOTAL      VALUE
                               ---------  ---------  ---------  ---------  ---------  -----------  ---------  ---------

                                                                (THOUSANDS OF DOLLARS)
                                                                    APRIL 3, 1999
Long-Term Debt:
   Variable Rate.............  $      --  $   4,000  $   4,000  $   4,000  $   4,000   $  82,002   $  98,002  $  98,002
    Average Interest Rate....         --      13.00%     13.00%     13.00%     13.00%      11.06%       7.89%        --

COMMODITY PRICE RISK

    The Company is subject to exposure with respect to commodities because its ability to recover increased costs through higher pricing may be limited by the competitive environment in which Morgan operates.

                           PART II. OTHER INFORMATION

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

    (a) Exhibits

                EXHIBIT NUMBER                                   DESCRIPTION
----------------------------------------------  ----------------------------------------------
10............................................  Agreement of Merger by and among the Company,
                                                Andersen Windows, Inc. and Andersen
                                                Distribution, Inc. dated as of March 10, 1999.
17............................................  Financial Data Schedule

    (b) Reports on Form 8-K

1. A Current Report on Form 8-K was filed by the Company on March 3, 1999 with respect to the Company's Acquisition of substantially all of the assets of Adam Wholesalers, Inc. and its corresponding amendment to its credit agreement (Commission File No. 1-9843).

2. An Amendment on Form 8-K/A to the Current Report on Form 8-K filed on March 3, 1999, was filed by the Company with the respect to the acquisition of substantially all of the assets of Adam Wholesalers, Inc. on April 5, 1999 to include the unaudited pro forma combined statements (Commission File No. 1-9843).

                                    VIII-13

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                MORGAN PRODUCTS LTD.

                                By:  /s/ MITCHELL J. LAHR
                                     -----------------------------------------
                                     Mitchell J. Lahr
                                     Vice President, Secretary and
                                     Chief Financial Officer
                                     (For the Registrant and as
Date: May 18, 1999                   Principal Finance Officer)

                                    VIII-14

                              MORGAN PRODUCTS LTD.

    Proxy Solicited on Behalf of the Board of Directors (the "Board") of Morgan Products Ltd. (the "Company") for a special meeting of stockholders of the Company (the "Stockholders") to be held on July 29, 1999 at 10:00 a.m. Eastern Standard Time (such special meeting, together with any adjournment(s) or postponement(s) thereof, the "Special Meeting").

    The undersigned Stockholder hereby appoints Larry R. Robinette and Mitchell
J. Lahr, and either of them, the lawful attorneys and proxy or proxies of the undersigned, with several powers of substitution, to vote all shares of common stock, $.10 par value per share, of the Company (the "Common Stock"), which the undersigned is entitled to vote at the Special Meeting.

    The Board recommends that the Stockholders vote FOR the adoption of the merger agreement (the "Merger Agreement") by and among the Company, Andersen Windows, Inc. and Andersen Distribution, Inc. (the "Merger Subsidiary") and approval of the merger of Merger Subsidiary with and into the Company (the "Merger") for a merger consideration of $4.00 per share for each share of Common Stock. In the absence of specific instructions, proxies will be voted FOR adoption of the Merger Agreement and approval of the Merger and in the discretion of the proxy holders as to any other matters.

    1. Adoption of the Merger Agreement and approval of the Merger.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    2. Transact and vote such other business as may properly come before the Special Meeting.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    Note: Please sign exactly as name appears on your share certificate(s). Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please have the full corporate name signed by an authorized officer who should then sign his or her name and title below his or her signature.

    Signature:                               Date:

    Signature:                               Date: